Exhibit 99.1
Solicitation Version
UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
FRONTIER COMMUNICATIONS	)	Case No. 20-22476 (RDD)
CORPORATION, et al.,[1]	)
)
Debtors.	)	(Jointly Administered)
)

DISCLOSURE STATEMENT RELATING TO THE THIRD AMENDED JOINT PLAN
OF REORGANIZATION OF FRONTIER COMMUNICATIONS CORPORATION AND
ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Stephen E. Hessler, P.C.	Chad J. Husnick, P.C.
Mark McKane, P.C. (admitted pro hac vice)	Benjamin M. Rhode (admitted pro hac vice)
Patrick Venter	KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP	KIRKLAND & ELLIS INTERNATIONAL LLP
KIRKLAND & ELLIS INTERNATIONAL LLP	300 North LaSalle Street
601 Lexington Avenue	Chicago, Illinois 60654
New York, New York 10022	Telephone: (312) 862-2000
Telephone: (212) 446-4800	Facsimile: (312) 862-2200
Facsimile: (212) 446-4900

Counsel to the Debtors and Debtors in Possession

Dated:  June 29, 2020

[1]
The last four digits of Debtor Frontier Communications Corporation’s tax identification number are 9596.  Due to the large number of debtor entities in these Chapter 11 Cases, for which the court has ordered joint administration, a complete list of the debtor entities and the last four digits of their federal tax identification numbers are not provided herein.  A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.primeclerk.com/ftr.  The location of the Debtors’ service address for purposes of these Chapter 11 Cases is:  50 Main Street, Suite 1000, White Plains, New York 10606.

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, COMMITMENT, OR LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST, AND THIS DISCLOSURE STATEMENT IS SUBJECT TO APPROVAL BY THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS.  THIS DISCLOSURE STATEMENT IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES

IMPORTANT INFORMATION ABOUT THIS DISCLOSURE STATEMENT

THE DEADLINE TO VOTE ON THE PLAN IS
July 31, 2020, AT 11:59 p.m. (prevailing Eastern Time)

FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE ACTUALLY RECEIVED BY
PRIME CLERK BEFORE THE VOTING DEADLINE AS DESCRIBED HEREIN

THE DEBTORS ARE PROVIDING THE INFORMATION IN THIS DISCLOSURE STATEMENT TO HOLDERS OF CLAIMS AND INTERESTS FOR PURPOSES OF SOLICITING VOTES TO ACCEPT OR REJECT THE JOINT PLAN OF REORGANIZATION OF FRONTIER COMMUNICATIONS CORPORATION AND ITS DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE.  NOTHING IN THIS DISCLOSURE STATEMENT MAY BE RELIED UPON OR USED BY ANY ENTITY FOR ANY OTHER PURPOSE.  BEFORE DECIDING WHETHER TO VOTE FOR OR AGAINST THE PLAN, EACH HOLDER ENTITLED TO VOTE SHOULD CAREFULLY CONSIDER ALL OF THE INFORMATION IN THIS DISCLOSURE STATEMENT, INCLUDING THE RISK FACTORS DESCRIBED IN ARTICLE IX HEREIN.

THE PLAN IS SUPPORTED BY THE DEBTORS AND CERTAIN PARTIES IN INTEREST THAT HAVE EXECUTED THE RESTRUCTURING SUPPORT AGREEMENT, INCLUDING HOLDERS OF MORE THAN 75 PERCENT OF SENIOR NOTES CLAIMS.  THE DEBTORS URGE HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO VOTE TO ACCEPT THE PLAN.

THE DEBTORS URGE EACH HOLDER OF A CLAIM OR INTEREST TO CONSULT WITH ITS OWN ADVISORS WITH RESPECT TO ANY LEGAL, FINANCIAL, SECURITIES, TAX, OR BUSINESS ADVICE IN REVIEWING THIS DISCLOSURE STATEMENT, THE PLAN, AND THE PROPOSED RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY.  FURTHERMORE, THE BANKRUPTCY COURT’S APPROVAL OF THE ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL OF THE PLAN.

THIS DISCLOSURE STATEMENT CONTAINS, AMONG OTHER THINGS, SUMMARIES OF THE PLAN, FINANCIAL INFORMATION AND DOCUMENTS ANNEXED TO THIS DISCLOSURE STATEMENT, CERTAIN STATUTORY PROVISIONS, AND CERTAIN ANTICIPATED EVENTS IN THE CHAPTER 11 CASES.  ALTHOUGH THE DEBTORS BELIEVE THAT THESE SUMMARIES ARE FAIR AND ACCURATE, THESE SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS OR EVERY DETAIL OF SUCH ANTICIPATED EVENTS.  IN THE EVENT OF ANY INCONSISTENCY OR DISCREPANCY BETWEEN A DESCRIPTION IN THIS DISCLOSURE STATEMENT AND THE TERMS AND PROVISIONS OF THE PLAN OR ANY OTHER DOCUMENTS INCORPORATED HEREIN BY REFERENCE, THE PLAN OR SUCH OTHER DOCUMENTS WILL GOVERN FOR ALL PURPOSES.  FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED.  THE DEBTORS DO NOT REPRESENT OR WARRANT THAT THE INFORMATION CONTAINED HEREIN OR ATTACHED HERETO IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

IN PREPARING THIS DISCLOSURE STATEMENT, THE DEBTORS RELIED ON FINANCIAL DATA DERIVED FROM THE DEBTORS’ BOOKS AND RECORDS AND ON VARIOUS ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES.  ALTHOUGH THE DEBTORS BELIEVE THAT SUCH FINANCIAL INFORMATION FAIRLY REFLECTS THE FINANCIAL CONDITION OF THE DEBTORS AS OF THE DATE HEREOF AND THAT THE ASSUMPTIONS REGARDING FUTURE EVENTS REFLECT REASONABLE BUSINESS JUDGMENTS, NO REPRESENTATIONS OR WARRANTIES ARE MADE AS TO THE ACCURACY OF THE FINANCIAL INFORMATION CONTAINED HEREIN OR ASSUMPTIONS REGARDING THE DEBTORS’ BUSINESSES AND THEIR FUTURE RESULTS AND OPERATIONS.  THE DEBTORS EXPRESSLY CAUTION READERS NOT TO PLACE UNDUE RELIANCE ON ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE, AND MAY NOT BE CONSTRUED AS, AN ADMISSION OF FACT, LIABILITY, STIPULATION, OR WAIVER.  THE DEBTORS OR ANY OTHER AUTHORIZED PARTY MAY SEEK TO INVESTIGATE, FILE, AND PROSECUTE CLAIMS AND MAY OBJECT TO CLAIMS AFTER THE CONFIRMATION OR EFFECTIVE DATE OF THE PLAN IRRESPECTIVE OF WHETHER THIS DISCLOSURE STATEMENT IDENTIFIES ANY SUCH CLAIMS OR OBJECTIONS TO CLAIMS.

THE DEBTORS ARE MAKING THE STATEMENTS AND PROVIDING THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT AS OF THE DATE HEREOF, UNLESS OTHERWISE SPECIFICALLY NOTED.  ALTHOUGH THE DEBTORS MAY SUBSEQUENTLY UPDATE THE INFORMATION IN THIS DISCLOSURE STATEMENT, THE DEBTORS HAVE NO AFFIRMATIVE DUTY TO DO SO, AND EXPRESSLY DISCLAIM ANY DUTY TO PUBLICLY UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS, OR OTHERWISE.  HOLDERS OF CLAIMS OR INTERESTS REVIEWING THIS DISCLOSURE STATEMENT SHOULD NOT INFER THAT, AT THE TIME OF THEIR REVIEW, THE FACTS SET FORTH HEREIN HAVE NOT CHANGED SINCE THIS DISCLOSURE STATEMENT WAS FILED.  INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION, MODIFICATION, OR AMENDMENT.  THE DEBTORS RESERVE THE RIGHT TO FILE AN AMENDED OR MODIFIED PLAN AND RELATED DISCLOSURE STATEMENT FROM TIME TO TIME.

THE DEBTORS HAVE NOT AUTHORIZED ANY ENTITY TO GIVE ANY INFORMATION ABOUT OR CONCERNING THE PLAN OTHER THAN THAT WHICH IS CONTAINED IN THIS DISCLOSURE STATEMENT.  THE DEBTORS HAVE NOT AUTHORIZED ANY REPRESENTATIONS CONCERNING THE DEBTORS OR THE VALUE OF THEIR PROPERTY OTHER THAN AS SET FORTH IN THIS DISCLOSURE STATEMENT.

IF THE PLAN IS CONFIRMED BY THE BANKRUPTCY COURT AND THE EFFECTIVE DATE OCCURS, ALL HOLDERS OF CLAIMS OR INTERESTS (INCLUDING THOSE HOLDERS OF CLAIMS OR INTERESTS WHO DO NOT SUBMIT BALLOTS TO ACCEPT OR REJECT THE PLAN, WHO VOTE TO REJECT THE PLAN, OR WHO ARE NOT ENTITLED TO VOTE ON THE PLAN) WILL BE BOUND BY THE TERMS OF THE PLAN AND THE RESTRUCTURING TRANSACTIONS CONTEMPLATED THEREBY.

THE CONFIRMATION AND EFFECTIVENESS OF THE PLAN ARE SUBJECT TO CERTAIN MATERIAL CONDITIONS PRECEDENT DESCRIBED HEREIN AND SET FORTH IN ARTICLE IX OF THE PLAN.  THERE IS NO ASSURANCE THAT THE PLAN WILL BE CONFIRMED, OR IF CONFIRMED, THAT THE CONDITIONS THAT ARE REQUIRED FOR THE EFFECTIVE DATE TO OCCUR, PURSUANT TO THE PLAN, WILL BE SATISFIED (OR WAIVED).

YOU ARE ENCOURAGED TO READ THE PLAN AND THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING ARTICLE IX, ENTITLED “RISK FACTORS” BEFORE SUBMITTING YOUR BALLOT TO VOTE ON THE PLAN.

THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE A GUARANTEE BY THE COURT OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT BY THE BANKRUPTCY COURT OF THE MERITS OF THE PLAN.

SUMMARIES OF THE PLAN AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN.  THE SUMMARIES OF THE FINANCIAL INFORMATION AND THE DOCUMENTS ANNEXED TO THIS DISCLOSURE STATEMENT OR OTHERWISE INCORPORATED HEREIN BY REFERENCE ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THOSE DOCUMENTS.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE OF THIS DISCLOSURE STATEMENT, AND THERE IS NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME AFTER SUCH DATE.  EXCEPT AS OTHERWISE PROVIDED IN THE PLAN OR IN ACCORDANCE WITH APPLICABLE LAW, THE DEBTORS ARE UNDER NO DUTY TO UPDATE OR SUPPLEMENT THIS DISCLOSURE STATEMENT.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED FOR PURPOSES OF SOLICITING VOTES FOR THE ACCEPTANCES AND CONFIRMATION OF THE PLAN AND MAY NOT BE RELIED ON FOR ANY OTHER PURPOSE.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND BANKRUPTCY RULE 3016(B) AND IS NOT NECESSARILY PREPARED IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER SIMILAR LAWS.  THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN REGULATORY AGENCY, NOR HAS THE SEC OR ANY OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DEBTORS HAVE SOUGHT TO ENSURE THE ACCURACY OF THE FINANCIAL INFORMATION PROVIDED IN THIS DISCLOSURE STATEMENT; HOWEVER, THE FINANCIAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR INCORPORATED HEREIN BY REFERENCE HAS NOT BEEN, AND WILL NOT BE, AUDITED OR REVIEWED BY THE DEBTORS’ INDEPENDENT AUDITORS UNLESS EXPLICITLY PROVIDED OTHERWISE.

UPON CONSUMMATION OF THE PLAN, CERTAIN OF THE SECURITIES DESCRIBED IN THIS DISCLOSURE STATEMENT WILL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, 15 U.S.C. §§ 77A–77AA, TOGETHER WITH THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”), OR SIMILAR FEDERAL, STATE, LOCAL, OR FOREIGN LAWS, IN RELIANCE ON THE EXEMPTION SET FORTH IN SECTION 1145 OF THE BANKRUPTCY CODE TO THE MAXIMUM EXTENT PERMITTED AND APPLICABLE. TO THE EXTENT THAT SECTION 1145 IS EITHER NOT PERMITTED OR NOT APPLICABLE, SECURITIES MAY BE ISSUED PURSUANT TO OTHER APPLICABLE EXEMPTIONS UNDER THE FEDERAL SECURITIES LAWS.  TO THE EXTENT EXEMPTIONS FROM REGISTRATION UNDER SECTION 1145 OF THE BANKRUPTCY CODE OR APPLICABLE FEDERAL SECURITIES LAW DO NOT APPLY, THE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO A VALID EXEMPTION OR UPON REGISTRATION UNDER THE SECURITIES ACT.  IN ACCORDANCE WITH SECTION 1125(E) OF THE BANKRUPTCY CODE, THE DEBTORS, THE REORGANIZED DEBTORS AND ANY OF THEIR RESPECTIVE AFFILIATES, AGENTS, REPRESENTATIVES, MEMBERS, SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, PRINCIPALS, ADVISORS AND ATTORNEYS SHALL BE DEEMED TO HAVE PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, IN THE OFFER, ISSUANCE, SALE, OR PURCHASE OF A SECURITY, OFFERED OR SOLD UNDER THE PLAN, OF THE DEBTORS, OF AN AFFILIATE PARTICIPATING IN THE PLAN WITH THE DEBTORS, OR OF A NEWLY ORGANIZED SUCCESSOR TO THE DEBTORS UNDER THE PLAN, AND THEREFORE SUCH PARTIES WILL NOT BE LIABLE, ON ACCOUNT OF SUCH PARTICIPATION, FOR VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE OFFER, ISSUANCE, SALE OR PURCHASE OF SECURITIES.

THE DEBTORS MAKE STATEMENTS IN THIS DISCLOSURE STATEMENT THAT ARE CONSIDERED FORWARD-LOOKING STATEMENTS UNDER FEDERAL SECURITIES LAWS.  THE DEBTORS CONSIDER ALL STATEMENTS REGARDING ANTICIPATED OR FUTURE MATTERS TO BE FORWARD-LOOKING STATEMENTS.  FORWARD-LOOKING STATEMENTS MAY INCLUDE STATEMENTS ABOUT:

•	THE DEBTORS’ BUSINESS STRATEGY;

•	THE OVERALL HEALTH OF THE TELECOMMUNICATIONS INDUSTRY;

•	FUTURE DEMAND FOR TELECOMMUNICATION SERVICES AND CHANGING CONSUMER TASTES;

•	INTRODUCTION OF NEW COMPETITORS INTO THE DEBTORS’ MARKETS;

•	GOVERNMENTAL REGULATION AND TAXATION OF THE TELECOMMUNICATION INDUSTRY;

•	THE DEBTORS’ LICENSES AND AUTHORIZATIONS ISSUED BY THE FEDERAL COMMUNICATIONS COMMISSION (“FCC”) AND STATE PUBLIC UTILITY COMMISSIONS OR OTHER SIMILAR STATE REGULATORY AGENCIES (“PUCS”);

•	REGULATORY APPROVALS NECESSARY FOR THE DEBTORS TO EMERGE FROM THESE CHAPTER 11 CASES;

•	THE POTENTIAL ADOPTION OF NEW GOVERNMENTAL REGULATIONS;

•	THE DEBTORS’ TECHNOLOGY;

•	THE DEBTORS’ FINANCIAL CONDITION, REVENUES, CASH FLOWS, AND EXPENSES;

•	THE AMOUNT, NATURE, AND TIMING OF THE DEBTORS’ CAPITAL EXPENDITURES;

•	THE AVAILABILITY AND TERMS OF CAPITAL;

•	THE DEBTORS’ LEVELS OF INDEBTEDNESS, LIQUIDITY, AND COMPLIANCE WITH DEBT COVENANTS;

•	THE ADEQUACY OF THE DEBTORS’ CAPITAL RESOURCES AND LIQUIDITY;

•	THE DEBTORS’ FINANCIAL STRATEGY, BUDGET, PROJECTIONS, AND OPERATING RESULTS;

•	SUCCESSFUL RESULTS FROM THE DEBTORS’ OPERATIONS;

•	THE INTEGRATION AND BENEFITS OF ASSET AND PROPERTY ACQUISITIONS OR THE EFFECTS OF ASSET AND PROPERTY ACQUISITIONS OR DISPOSITIONS ON THE DEBTORS’ CASH POSITION AND LEVELS OF INDEBTEDNESS;

•	GENERAL ECONOMIC AND BUSINESS CONDITIONS;

•	EFFECTIVENESS OF THE DEBTORS’ RISK MANAGEMENT ACTIVITIES;

•	COUNTERPARTY CREDIT RISK;

•	THE OUTCOME OF PENDING AND FUTURE LITIGATION;

•	UNCERTAINTY REGARDING THE DEBTORS’ FUTURE OPERATING RESULTS;

•	PLANS, OBJECTIVES, AND EXPECTATIONS;

•	RISKS IN CONNECTION WITH DISPOSITIONS;

•	RISK OF IT OR DATA SECURITY BREACHES OR OTHER CYBER-ATTACKS; AND

•	THE DEBTORS’ ABILITY TO SATISFY FUTURE CASH OBLIGATIONS.

STATEMENTS CONCERNING THESE AND OTHER MATTERS ARE NOT GUARANTEES OF THE REORGANIZED DEBTORS’ FUTURE PERFORMANCE.  THERE ARE RISKS, UNCERTAINTIES, AND OTHER IMPORTANT FACTORS THAT COULD CAUSE THE REORGANIZED DEBTORS’ ACTUAL PERFORMANCE OR ACHIEVEMENTS TO BE DIFFERENT FROM THOSE THEY MAY PROJECT, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE THE PROJECTIONS MADE HEREIN OTHER THAN AS REQUIRED BY APPLICABLE LAW.  THESE RISKS, UNCERTAINTIES, AND FACTORS MAY INCLUDE THE FOLLOWING:

•	THE RISKS AND UNCERTAINTIES ASSOCIATED WITH THE CHAPTER 11 CASES;

•	THE DEBTORS’ ABILITY TO GENERATE SUFFICIENT CASH FROM OPERATIONS TO FUND THEIR CURRENT AND FUTURE OPERATIONS;

•	THE DEBTORS’ ABILITY TO PROPOSE AND IMPLEMENT A BUSINESS PLAN;

•	THE DEBTORS’ ABILITY TO PURSUE THEIR BUSINESS STRATEGIES DURING THE CHAPTER 11 CASES;

•	THE REGULATORY APPROVALS NECESSARY FOR THE DEBTORS TO EMERGE FROM THESE CHAPTER 11 CASES;

•	THE DIVERSION OF MANAGEMENT’S ATTENTION AS A RESULT OF THE CHAPTER 11 CASES;

•	INCREASED LEVELS OF EMPLOYEE ATTRITION AS A RESULT OF THE CHAPTER 11 CASES;

•	CUSTOMER RESPONSES TO THE CHAPTER 11 CASES;

•	THE IMPACT OF A PROTRACTED RESTRUCTURING ON THE DEBTORS’ BUSINESS;

•	THE DEBTORS’ ABILITY TO OBTAIN SUFFICIENT EXIT FINANCING TO EMERGE FROM CHAPTER 11 AND OPERATE SUCCESSFULLY;

•	THE DEBTORS’ ABILITY TO OBTAIN CONFIRMATION OR CONSUMMATION OF THE PLAN;

•	VOLATILITY OF THE DEBTORS’ FINANCIAL RESULTS AS A RESULT OF THE CHAPTER 11 CASES;

•	THE DEBTORS’ INABILITY TO PREDICT THEIR LONG-TERM LIQUIDITY REQUIREMENTS AND THE ADEQUACY OF THEIR CAPITAL RESOURCES;

•	THE AVAILABILITY OF CASH TO MAINTAIN THE DEBTORS’ OPERATIONS AND FUND EMERGENCE COSTS;

•	THE DEBTORS’ ABILITY TO CONTINUE AS A GOING-CONCERN;

•	THE IMPACT OF THE REORGANIZED DEBTORS’ SUBSTANTIAL INDEBTEDNESS UPON EMERGENCE FROM CHAPTER 11, INCLUDING THE EFFECT OF THEIR LEVERAGE ON THEIR FINANCIAL POSITION AND EARNINGS;

•	RISKS ASSOCIATED WITH WEAK OR UNCERTAIN GLOBAL ECONOMIC CONDITIONS AND THEIR IMPACT ON THE DOMESTIC DEMAND FOR VOICE SERVICES, BROADBAND, AND VIDEO SERVICES;

•	OTHER GENERAL ECONOMIC AND POLITICAL CONDITIONS IN THE UNITED STATES, INCLUDING THOSE RESULTING FROM RECESSIONS, POLITICAL EVENTS AND ACTS OR THREATS OF TERRORISM OR MILITARY CONFLICTS;

•	INDUSTRY CONDITIONS, INCLUDING COMPETITION AND TECHNOLOGICAL INNOVATION;

•	INCREASED COMPETITION FROM NON-TRADITIONAL COMMUNICATIONS SERVICES PROVIDERS;

•	CHANGES IN LABOR RELATIONS;

•	FLUCTUATIONS IN OPERATING COSTS;

•	SHIFTS IN POPULATION AND OTHER DEMOGRAPHICS;

•	LEGISLATIVE OR REGULATORY REQUIREMENTS;

•	FLUCTUATIONS IN INTEREST RATES, EXCHANGE RATES, AND CURRENCY VALUES; AND

•	THE POTENTIAL IMPACT OF THE COVID-19 PANDEMIC.

TABLE OF CONTENTS

			Page

I.	INTRODUCTION		1

II.	PRELIMINARY STATEMENT		1

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND PLAN		2
	A.	What is chapter 11?	2
	B.	Why are the Debtors sending me this Disclosure Statement?	3
	C.	Am I entitled to vote on the Plan?	3
	D.	What will I receive from the Debtors if the Plan is consummated?	4
	E.	What will I receive from the Debtors if I hold an Allowed Administrative Claim or Priority Tax Claim?	10
	F.	Are any regulatory approvals required to consummate the Plan?	11
	G.	What happens to my recovery if the Plan is not confirmed or does not go effective?	11
	H.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”	11
	I.	What happens if I disagree with the amount of my Claim as reflected in the Schedules?	11
	J.	What happens if I disagree with the Cure amount as reflected in the Cure notice?	12
	K.	What are the sources of Cash and other consideration required to fund the Plan?	12
	L.	Are there risks to owning the New Common Stock upon emergence from chapter 11?	12
	M.	Is there potential litigation related to the Plan?	12
	N.	What is the Management Incentive Plan and how will it affect the distribution I receive under the Plan?	13
	O.	How will the preservation of certain Causes of Action affect my recovery under the Plan?	13
	P.	Will there be releases and exculpation granted to parties in interest as part of the Plan?	14
	Q.	What is the deadline to vote on the Plan?	18
	R.	How do I vote for or against the Plan?	18
	S.	How do I opt out of the granting of releases?	18
	T.	Why is the Bankruptcy Court holding a Confirmation Hearing?	19
	U.	What is the purpose of the Confirmation Hearing?	19
	V.	What is the effect of the Plan on the Debtors’ ongoing businesses?	19
	W.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?	20
	X.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?	20
	Y.	Do the Debtors recommend voting in favor of the Plan?	20

IV.	THE DEBTORS’ RESTRUCTURING SUPPORT AGREEMENT AND PLAN		21
	A.	Restructuring Support Agreement	21
	B.	The Plan	21

i

V.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW		37
	A.	The Company’s Corporate History	37
	B.	Background to the Restructuring	37
	C.	Development of the Plan	40
	D.	The Proposed Restructuring	42
	E.	The Company’s Business Operations	43
	F.	Regulatory Environment	46
	G.	COVID-19 Impact on Business	47
	H.	The Debtors’ Prepetition Capital Structure	48
VI.	EVENTS LEADING TO THE CHAPTER 11 FILINGS		53
	A.	Growth Transactions Overleveraging the Capital Structure and Implementation Issues	53
	B.	Industry-Specific Challenges	55
	C.	Restructuring Support Agreement, Proposed DIP Financing, and Committed Exit Facility	57
	D.	Management Compensation Related to These Chapter 11 Cases	60
VII.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES		60
	A.	Corporate Structure upon Emergence	60
	B.	Expected Timetable of the Chapter 11 Cases	60
	C.	The Debtors’ First and Second Day Relief and Other Case Matters	61
	D.	Appointment of Unsecured Creditors’ Committee	62
	E.	Schedules and Statements	62
	F.	Pacific Northwest Transaction	62
	G.	Litigation Matters	62
	H.	Potential Alternative Transactions	63
VIII.	CERTAIN REGULATORY CONSIDERATIONS		63
	A.	FCC Consents	64
	B.	CFIUS Review	64
	C.	PUCs and Video Franchise Consents	64
IX.	RISK FACTORS		65
	A.	Bankruptcy Law Considerations	65
	B.	Risks Related to Recoveries under the Plan	68
	C.	Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses	71
	D.	Risks Related to Regulatory Approvals for the Restructuring Transactions	76
X.	SOLICITATION AND VOTING PROCEDURES		78
	A.	Holders of Claims Entitled to Vote on the Plan	78
	B.	Voting Instructions	79
	C.	Voting Record Date	79
	D.	Voting on the Plan	80
	E.	Voting Tabulation and Report	80
	F.	Ballots Not Counted	81
XI.	CONFIRMATION OF THE PLAN		81
	A.	Requirements for Confirmation of the Plan	81

B.	Best Interests of Creditors/Liquidation Analysis	81
C.	Feasibility	82
D.	Acceptance by Impaired Classes	82
E.	Confirmation Without Acceptance by All Impaired Classes	83
F.	Valuation of the Debtors	84
XII.	CERTAIN SECURITIES LAW MATTERS	84
A.	Issuance of Securities under the Plan	85
B.	Subsequent Transfers of Securities Issued under the Plan	85
XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN	86
A.	Introduction	86
B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and the Reorganized Debtors	87
C.	Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders of Class 10 Senior Notes Claims	90
D.	Certain United States Federal Income Tax Consequences to Non-U.S. Holders of Class 10 Senior Claims	94
E.	Information Reporting and Backup Withholding	99

XIV.	RECOMMENDATION	100

Annex 1		101

Exhibit A

Exhibit B

Exhibit C

Exhibit D

Exhibit E

Exhibit F

EXHIBITS2

EXHIBIT A	Plan of Reorganization

EXHIBIT B	Restructuring Support Agreement

EXHIBIT C	Corporate Organization Chart

EXHIBIT D	Liquidation Analysis

EXHIBIT E	Financial Projections

EXHIBIT F	Valuation Analysis

[2]	Each Exhibit is incorporated herein by reference.

I.	INTRODUCTION

Frontier Communications Corporation (“Frontier”) and its direct and indirect subsidiaries, as debtors and debtors in possession (collectively, the “Debtors” or the “Company”), submit this disclosure statement (this “Disclosure Statement”), pursuant to section 1125 of the Bankruptcy Code, to Holders of Claims against and Interests in the Debtors in connection with the solicitation of votes for acceptance of the Third Amended Joint Plan of Reorganization of Frontier Communications Corporation and its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code, filed contemporaneously herewith, (as amended, supplemented, and modified from time to time, the “Plan”).  A copy of the Plan is attached hereto as Exhibit A and incorporated herein by reference.  The Plan constitutes a separate chapter 11 plan for each of the Debtors.  The rules of interpretation set forth in Article 1 of the Plan shall govern the interpretation of this Disclosure Statement.

Capitalized terms used but not otherwise defined in this Disclosure Statement shall have the meaning ascribed to such terms in the Plan.  The summary of the Plan provided herein is qualified in its entirety by reference to the Plan.  In the case of any inconsistency between this Disclosure Statement and the Plan, the Plan will govern.

THE DEBTORS AND CERTAIN PARTIES THAT HAVE EXECUTED THE RESTRUCTURING SUPPORT AGREEMENT, INCLUDING HOLDERS OF MORE THAN 75 PERCENT OF SENIOR NOTES CLAIMS, SUPPORT CONFIRMATION OF THE PLAN.  THE DEBTORS BELIEVE THAT THE COMPROMISES CONTEMPLATED UNDER THE PLAN ARE FAIR AND EQUITABLE, MAXIMIZE THE VALUE OF THE DEBTORS’ ESTATES, AND PROVIDE THE BEST RECOVERY TO STAKEHOLDERS.  AT THIS TIME, THE DEBTORS BELIEVE THE PLAN REPRESENTS THE BEST AVAILABLE OPTION FOR COMPLETING THE CHAPTER 11 CASES.  THE DEBTORS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

II.	PRELIMINARY STATEMENT

Frontier is a national provider of telecommunications services in 25 states and the country’s fourth largest incumbent local exchange carrier (“ILEC”).  In recent years, operational challenges related to integrating recent acquisitions, shifting consumer preferences, regulatory burdens, highly competitive industry dynamics, and certain other business challenges.  Specifically, the Debtors are subject to significant state and federal regulations that are not required of their wireless and cable competitors.  These factors have caused Frontier’s capital structure to become overleveraged.  After months of extensive analysis, Frontier recognized that debt-oriented liability management transactions alone would not sufficiently improve its capital structure and that executing one or more liability management transaction(s) would at best delay maturities without comprehensively addressing the challenges inherent in its capital structure.  Accordingly, in October 2019, Frontier embarked on a proactive engagement with two ad hoc creditor groups holding over seventy-five percent of Frontier’s senior unsecured notes (such creditors, the “Consenting Noteholders”).  After months of hard-fought negotiations, Frontier commenced its chapter 11 cases (the “Chapter 11 Cases”) on April 14, 2020 (the “Petition Date”) with key creditor support from the Consenting Noteholders for a comprehensive transaction, as contemplated in the agreement between the Debtors and the Consenting Noteholders (including all exhibits thereto, the “Restructuring Support Agreement”), attached as Exhibit B along with the term sheet attached thereto as Exhibit B.

Since the Petition Date, the Debtors have worked with the Consenting Noteholders to memorialize the terms set forth in the Restructuring Support Agreement through the Plan.  The Debtors have shared drafts of this Disclosure Statement with the official committee of unsecured creditors appointed in these Chapter 11 Cases (the “Committee”) and other parties in interest.  The Plan provides for a comprehensive restructuring of the Debtors’ obligations, preserves the going-concern value of the Debtors’ business, maximizes recoveries available to all constituents, and preserves thousands of jobs.  If confirmed and consummated, the Plan will substantially delever the Debtors’ balance sheet by over $10 billion in funded debt obligations and contemplates the following key terms:

•	holders of general unsecured claims will be paid in full, reinstated, or otherwise unimpaired;

•	holders of secured debt will be repaid during these Chapter 11 Cases, paid in full on the effective date of a plan of reorganization (the “Effective Date”), or reinstated;

•
holders of Senior Notes (as defined below) will receive their pro rata share of 100 percent of the common stock (subject to dilution by the Management Incentive Plan) of Reorganized Frontier, $750 million in aggregate principal amount of Takeback Debt (subject to downward adjustment) on either a third lien or a to‑be-agreed-upon basis depending on treatment of the second lien notes under a plan, and unrestricted cash of Reorganized Frontier in excess of $150 million as of the Effective Date; and

•	holders of certain secured and unsecured notes held by the Debtors’ subsidiaries will be reinstated or paid in full on the Effective Date.

The formulation of the Plan is a significant achievement for the Debtors in the face of lengthy and hard‑fought negotiations.  The Debtors strongly believe that the Plan is in the best interests of the Debtors’ Estates and represents the best available alternative at this time.  For these reasons, the Debtors strongly recommend that Holders of Claims and Interests entitled to vote to accept or reject the Plan vote to accept the Plan.

The only creditor group entitled to vote on the Plan are Holders of a Senior Notes Claim (Class 10).3

III.	QUESTIONS AND ANSWERS REGARDING THIS DISCLOSURE STATEMENT AND PLAN

A.	What is chapter 11?

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  In addition to permitting debtor rehabilitation, chapter 11 promotes equality of treatment for creditors and similarly situated equity interest holders, subject to the priority of distributions prescribed by the Bankruptcy Code.

The commencement of a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the date the chapter 11 case is commenced.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

Consummating a chapter 11 plan is the principal objective of a chapter 11 case.  A bankruptcy court’s confirmation of a plan binds the debtor, any person acquiring property under the plan, any creditor or equity interest holder of the debtor, and any other entity as may be ordered by the bankruptcy court.  Subject to certain limited exceptions, the order issued by a bankruptcy court confirming a plan provides for the treatment of the debtor’s liabilities in accordance with the terms of the confirmed plan.

[3]
As noted herein, the Debtors have agreed to the conditional solicitation of certain Claims, including Classes 4, 5, 6, and 7 which the Debtors assert are currently Unimpaired.  The Debtors’ current determination that such creditor groups are not entitled to vote on the Plan is subject to modification, and if the Court determines, or the Debtors agree at a future date, that such Claims are Impaired, such parties’ votes shall be treated as if such Claims were Impaired as of the entry of the Disclosure Statement Order.

B.	Why are the Debtors sending me this Disclosure Statement?

The Debtors are seeking to obtain Bankruptcy Court approval of the Plan.  Before soliciting acceptances of the Plan, section 1125 of the Bankruptcy Code requires the Debtors to prepare a disclosure statement containing adequate information of a kind, and in sufficient detail, to enable a hypothetical reasonable investor to make an informed judgment regarding acceptance of the Plan and to share such disclosure statement with all Holders of Claims whose votes on the Plan are being solicited.  This Disclosure Statement is being submitted in accordance with these requirements.

C.	Am I entitled to vote on the Plan?

Your ability to vote on, and your distribution under, the Plan, if any, depends on what type of Claim or Interest you hold.  Each category of Holders of Claims or Interests, as set forth in Article III of the Plan pursuant to section 1122(a) of the Bankruptcy Code, is referred to as a “Class.”  Each Class’s respective voting status is set forth below:

Class	Claim or Interest	Status	Voting Rights
1	Secured Tax Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
3	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
4	Revolving Credit Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept) [4]
5	Term Loan Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
6	First Lien Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
7	Second Lien Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)[5]

[4]
Although the Debtors classified the Revolving Credit Claims, Term Loan Claims, and First Lien Notes Claims as Unimpaired, the Debtors reached an agreement with counsel to the ad hoc committee of certain unaffiliated holders of the Debtors’ outstanding first lien debt (the “First Lien Committee”) regarding the conditional soliciting of votes from Holders of Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and Second Lien Notes Claims (the “Conditional Solicitation of Certain Unimpaired Classes”).  In the event that the Bankruptcy Court later determines, or the Debtors agree, that Revolving Credit Claims, Term Loan Claims, or First Lien Notes Claims are Impaired under the Plan, Holders of such Claims shall be considered Voting Parties, retroactive to the entry of the Disclosure Statement Order.  In the event of such determination or agreement, such Claims shall be considered Impaired Claims, retroactive to the entry of the Disclosure Statement Order, and such votes shall be valid for all purposes under the Plan for all purposes, including but not limited to the voting determination of Class 4, Class 5, and Class 6, respectively, with respect to acceptance or rejection of the Plan.

[5]
Although the Debtors classified the Second Lien Notes as Unimpaired, the Debtors reached an agreement with counsel to Wilmington Savings Fund Society, FSB (the “Second Lien Notes Trustee”) regarding the Conditional Solicitation of Certain Unimpaired Classes to avoid Confirmation delays in the event that the Bankruptcy Court later determines, or the Debtors agree at a future date, that Second Lien Notes Claims are Impaired under the Plan.  In the event of such determination or agreement, such Claims shall be considered Impaired Claims, retroactive to the entry of the Disclosure Statement Order, and such votes shall be valid for all purposes under the Plan for all purposes, including but not limited to the voting determination of Class 7 with respect to acceptance or rejection of the Plan.

Class	Claim or Interest	Status	Voting Rights
8	Subsidiary Secured Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
9	Subsidiary Unsecured Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
10	Senior Notes Claims	Impaired	Entitled to Vote
11	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
12	Section 501(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
13	Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)
14	Intercompany Interests	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)
15	Interests in Frontier	Impaired	Not Entitled to Vote (Deemed to Reject)

D.	What will I receive from the Debtors if the Plan is consummated?

The following chart provides a summary of the anticipated recovery to Holders of Claims or Interests under the Plan.  Any estimates of Claims or Interests in this Disclosure Statement may vary from the final amounts allowed by the Bankruptcy Court.  Your ability to receive distributions under the Plan depends upon the ability of the Debtors to obtain Confirmation and satisfy the conditions necessary to consummate the Plan.  Class 15 Interests in Frontier are not entitled to receive any distribution under the Plan.

Subject to Article VI of the Plan, each Holder of an Allowed Claim, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim, except to the extent different treatment is agreed to by the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Interest, as applicable.

THE PROJECTED RECOVERIES SET FORTH IN THE TABLE BELOW ARE ESTIMATES ONLY AND THEREFORE ARE SUBJECT TO CHANGE.  FOR A COMPLETE DESCRIPTION OF THE DEBTORS’ CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS, REFERENCE SHOULD BE MADE TO THE ENTIRE PLAN.6

[6]
The recoveries set forth below may change based upon changes in the amount of Claims that are Allowed (as defined in the Plan) as well as other factors related to the Debtors’ business operations and general economic conditions.  Further, the projected recoveries do not account for any dilution on account of the Post‑Emergence Management Incentive Program and, accordingly, recoveries for Holders of Allowed Claims and Allowed Interests that receive distributions of Reorganized Frontier’s New Common Stock may be lower than the projected range of recoveries set forth herein.

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Projected Amount of Claims[7] ($ 000s)	Projected Recovery Under the Plan[8]
1	Secured Tax Claims
Each Holder of an Allowed Secured Tax Claim shall receive, at the option of the applicable Reorganized Debtor:

(i) payment in full in Cash of such Holder’s Allowed Secured Tax Claim; or

(ii) equal semi-annual Cash payments commencing as of the Effective Date or as soon as reasonably practicable thereafter and continuing for five years, in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at the applicable non-default contract rate under non‑bankruptcy law, subject to the option of the applicable Reorganized Debtor to prepay the entire amount of such Allowed Secured Tax Claim during such time period.
			$0	100%

2	Other Secured Claims	Each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor: (i) payment in full in Cash of such Holder’s Allowed Other Secured Claim; (ii) Reinstatement of such Holder’s Allowed Other Secured Claim; (iii) delivery of the collateral securing such Holder’s Allowed Other Secured Claim; or (iv) such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired.	$13,500	100%

3	Other Priority Claims	Each Holder of an Allowed Other Priority Claim shall receive, at the option of the applicable Debtor, payment in full in Cash of such Holder’s Other Priority Claim or such other treatment rendering such Holder’s Other Priority Claim Unimpaired.	$0	100%

4	Revolving Credit Claims[9]	To the extent not already satisfied in full during the Chapter 11 Cases, each Holder of an Allowed Revolving Credit Claim shall receive payment in full in Cash on the Effective Date in an amount equal to the principal portion of its Allowed Revolving Credit Claim plus ordinary course Cash interest payments on the principal portion of its Allowed Revolving Credit Claim at the non-default contract rate through the earlier of the Effective Date or repayment of the Revolving Credit Facility (as applicable).	$749,000	100%

[7]	The projected amount of Claims for each Class are estimated ranges only and shall be further refined prior to the Effective Date.

[8]
Any low and high ranges included in projected recoveries correspond to the valuation range in the analysis performed by Evercore and FTI (as defined below), the Debtors’ investment banker and financial advisor, and attached hereto as Exhibit D.

[9]
For the Classes whose treatment is denoted as either (i) payment in full in Cash or (ii) solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the applicable Class in full, Reinstatement of any such Allowed Claim, the Debtors will make such determination no later than the Effective Date.  The Debtors will carry their burden of meeting the applicable confirmation standards for both treatment (i) and (ii) above for each applicable Class in the context of Confirmation.

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Projected Amount of Claims[7] ($ 000s)	Projected Recovery Under the Plan[8]
5	Term Loan Claims[10]
Each Holder of an Allowed Term Loan Claim shall receive ordinary course Cash interest payments at the non-default contract rate through the earlier of the Effective Date or repayment or Reinstatement of the Term Loan Facility (as applicable).  To the extent not already satisfied in full during the Chapter 11 Cases, on the Effective Date, each Holder of an Allowed Term Loan Claim shall receive either:

(i) payment in full in Cash; or

(ii) solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the Term Loan Facility in full, Reinstatement of any such Allowed Term Loan Claim.
		$1,694,508	100%

6	First Lien Notes Claims[11]
Each Holder of an Allowed First Lien Notes Claim shall receive ordinary course Cash interest payments on its Allowed First Lien Notes Claim at the non‑default contract rate through the earlier of the Effective Date or repayment or Reinstatement of the First Lien Notes (as applicable).  To the extent not already satisfied in full during the Chapter 11 Cases, on the Effective Date, each Holder of an Allowed First Lien Notes Claim shall receive either:

(i) payment in full in Cash; or

(ii) solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the First Lien Notes in full, Reinstatement of such Claim.
		$1,650,000	100%

[10]
The First Lien Committee asserts that either proposed treatment of Term Loan Claims and First Lien Notes Claims, (i) payment in full in Cash or (ii) solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the Term Loan Facility in full, Reinstatement of any such applicable Allowed Claim, is impermissible under the Bankruptcy Code.  For additional information on the First Lien Committee’s contentions, see Statement of the First Lien Committee, attached hereto as Annex 1.

[11]
As described herein and in the Plan, the Debtors believe Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and Second Lien Notes Claims are Unimpaired.  As a precaution to avoid Confirmation delays in the event that the Bankruptcy Court later determines, or the Debtors agree at a future date, that such Claims are Impaired under the Plan, the Debtors are participating in the Conditional Solicitation of Certain Unimpaired Classes.  For the avoidance of doubt, the Conditional Solicitation of Certain Unimpaired Classes shall not modify or otherwise alter the Unimpaired status of such Claims.

If the Bankruptcy Court determines, or the Debtors agree at a future date, that such Claims are Impaired, the following Holders of Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and/or Second Lien Notes Claims shall be Releasing Parties:  (a) all Holders of such Claims that vote to accept the Plan; (b) all Holders of such Claims that vote to reject the Plan and do not opt out of or otherwise object to the Third-Party Release in the Plan; and (c) all Holders of such Claims that abstain from voting on the Plan and do not opt out of or otherwise object to the Third-Party Release in the Plan.  Absent such determination or agreement, Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and Second Lien Notes Claims are Unimpaired and not entitled to vote, and Holders of such Claims shall not be Releasing Parties.

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Projected Amount of Claims[7] ($ 000s)	Projected Recovery Under the Plan[8]
7	Second Lien Notes Claims
Each Holder of an Allowed Second Lien Notes Claim shall receive ordinary course Cash interest payments on its Allowed Second Lien Notes Claim at the non‑default contract rate through the earlier of the Effective Date or repayment or Reinstatement of the Second Lien Notes (as applicable).  To the extent not already satisfied in full during the Chapter 11 Cases, on the Effective Date, each Holder of an Allowed Second Lien Notes Claim shall receive either:

(i) payment in full in Cash;[12] or

(ii) solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the Second Lien Notes in full, Reinstatement of such Claim.
			$1,650,000	100%

8	Subsidiary Secured Notes Claims	On the Effective Date, each Allowed Subsidiary Secured Notes Claim shall be Reinstated. Each Holder of an Allowed Subsidiary Secured Notes Claim shall receive ordinary course Cash interest payments on its Allowed Subsidiary Secured Notes Claim at the applicable non‑default contract rate through the Effective Date.	$105,858	100%

[12]
The Second Lien Notes Trustee asserts that either proposed treatment of Second Lien Notes Claims, (i) payment in full in Cash or (ii) solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the Second Lien Notes Claims in full, Reinstatement of such Allowed Claim, is impermissible under the Bankruptcy Code.  Additionally, the Second Lien Notes Trustee asserts that should the Debtors pay the Second Lien Notes Claims in full prior to maturity, the Debtors will be required to pay an Applicable Premium (as defined in the Second Lien Notes Indenture, section 4.07).  See Objection of Wilmington Savings Fund Society, FSB, as Indenture Trustee and Collateral Agent for the 8.500% Second Lien Secured Notes Due 2026, to Debtors’ Motion to Approve (I) the Adequacy of the Disclosure Statement, (II) Solicitation and Notice Procedures, (III) Forms of Ballots and Notices in Connection Therewith, and (IV) Certain Dates With Respect Thereto [Docket No. 554].

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Projected Amount of Claims[7] ($ 000s)	Projected Recovery Under the Plan[8]
9	Subsidiary Unsecured Notes Claims	On the Effective Date, each Allowed Subsidiary Unsecured Notes Claim shall be Reinstated. Each Holder of an Allowed Subsidiary Unsecured Notes Claim shall receive ordinary course Cash interest payments on its Allowed Subsidiary Unsecured Notes Claim at the applicable non‑default contract rate through the Effective Date.	$750,000	100%

10	Senior Notes Claims
On the Effective Date, each Holder of an Allowed Senior Notes Claim shall receive

(i) its Pro Rata share of and interest in the Incremental Payment Amount that is to be made on account of such Holders’ series of Senior Notes; and

(ii) its Pro Rata share of and interest in (after first reducing, for distribution purposes only, the amount of such Holder’s Allowed Senior Notes Claim on a dollar-for-dollar basis by the amount of Incremental Payments, and solely to the extent actually paid):

(a) 100% of Reorganized Frontier’s New Common Stock, subject to dilution by the Management Incentive Plan;
(b) the Takeback Debt, if any; and
(c) the Surplus Cash, if any.
			$11,445,386	[43-45]%

11	General Unsecured Claims[13]	To the extent not already satisfied during the Chapter 11 Cases, each Holder of an Allowed General Unsecured Claim shall receive, at the option of the applicable Debtor as reasonably acceptable to the Required Consenting Noteholders: (i) payment in full in Cash of such Holder’s Allowed General Unsecured Claim; (ii) Reinstatement of such Holder’s Allowed General Unsecured Claim; or (iii) such other treatment rendering such Holder’s Allowed General Unsecured Claim Unimpaired, in each case set forth above as reasonably acceptable to the Debtors and the Required Consenting Noteholders.	$80,000	100%

[13]
For the avoidance of doubt, and notwithstanding the foregoing or anything else in the Plan or related documents, no provision of the Plan or Confirmation Order shall diminish, enhance, or modify any applicable nonbankruptcy legal, equitable, and/or contractual rights of any Holder of a General Unsecured Claim to receive payment on account of such Claim or have such Claim Allowed, liquidated, or determined by a court or tribunal of competent jurisdiction (which may include the Bankruptcy Court), subject, however, to any applicable limitations on the allowance of such Claims under the Bankruptcy Code and to the rights of the Debtors, Reorganized Debtors, or any party in interest to dispute or defend such Claim in accordance with applicable nonbankruptcy law as if the Chapter 11 Cases had not been commenced, and the Bankruptcy Court shall not retain exclusive jurisdiction over such disputes.

SUMMARY OF EXPECTED RECOVERIES
Class	Claim/Equity Interest	Treatment of Claim/Equity Interest	Projected Amount of Claims[7] ($ 000s)	Projected Recovery Under the Plan[8]
12	Section 510(b) Claims	Allowed Section 510(b) Claims, if any, shall be cancelled, released, discharged, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Allowed Section 510(b) Claims will not receive any distribution on account of such Allowed Section 510(b) Claims.	Subject to resolution of underlying claims. [14]	0%

13	Intercompany Claims[15]
On the Effective Date, all Intercompany Claims shall be, at the option of Reorganized Frontier, either (a) Reinstated or (b) cancelled without any distribution on account of such Intercompany interests
			N/A	[100% or 0]%

14	Intercompany Interests
On the Effective Date, all Intercompany Interests shall be, at the option of Reorganized Frontier, either (a) Reinstated in accordance with  Article III.G of the Plan or (b) cancelled without any distribution on account of such Intercompany Interests.
			N/A	[100% or 0]%

15	Interests in Frontier	On the Effective Date, all Interests in Frontier will be cancelled, released, and extinguished, and will be of no further force or effect.	N/A	0%

[14]
The Debtors believe that the only Section 510(b) Claims are those asserted by the Securities Litigation (as defined below) lead plaintiffs.  For additional information regarding the Securities Litigation lead plaintiffs, see Article VII.G herein.

[15]
On or before July 15, 2020, the Debtors shall file a supplemental pleading stating whether, pursuant to the Plan, the Intercompany Claims owed to Frontier Southwest, Frontier Florida, Frontier California, Frontier North and/or Frontier West Virginia will be (a) Reinstated or (b) cancelled without any distribution on account of such Intercompany Claims.  Such pleading shall state whether the Restructuring Transactions contemplated by the Plan will prejudice or impair (a) the separate corporate existence of Frontier Southwest, Frontier Florida, Frontier California, Frontier North, and/or Frontier West Virginia, or (b) the structural seniority of the notes issued by such entities relative to the other Debtors.  The Debtors will also provide a draft of the Restructuring Transactions Memorandum on July 15, 2020 to the Committee and to the indenture trustee for the Subsidiary Notes.

E.	What will I receive from the Debtors if I hold an Allowed Administrative Claim or Priority Tax Claim?

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and, thus, are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

1.	Administrative Claims

Except as otherwise specifically provided in the Plan, and except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment with respect to such Holder, to the extent an Allowed Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims) will receive in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Administrative Claim, an amount of Cash equal to the amount of the unpaid or unsatisfied portion of such Allowed Administrative Claim in accordance with the following:  (1) if such Administrative Claim is Allowed on or prior to the Effective Date, no later than thirty days after the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim, without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

Except as otherwise provided in Article II.A of the Plan, and except with respect to Professional Fee Claims, unless previously Filed, requests for payment of Administrative Claims (other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code) must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order of the Bankruptcy Court.

Objections to requests for payment of such Administrative Claims, if any, must be Filed with the Bankruptcy Court and served on the Reorganized Debtors and the requesting Holder no later than the Claims Objection Deadline for Administrative Claims.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, an order that becomes a Final Order of the Bankruptcy Court.

2.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

F.	Are any regulatory approvals required to consummate the Plan?

Yes.  To the extent any such regulatory approvals or other authorizations, consents, rulings, or documents are necessary to implement and effectuate the Plan, they must be obtained prior to the Effective Date.  Pursuant to 28 U.S.C. § 959(b), the Debtors intend to comply with all applicable regulatory requirements, including all requirements related to or associated with safety, health, and environmental law compliance, during the Chapter 11 Cases.  In addition, the Debtors will seek all necessary regulatory approvals, if any, from state, federal, and other applicable regulatory authorities, in connection with the Debtors’ business operations and the Plan.  Specific to the Debtors’ role as a telecommunications company, consummation of the Plan is subject to federal, and certain state and local government review and approval.

G.	What happens to my recovery if the Plan is not confirmed or does not go effective?

In the event that the Plan is not confirmed or does not go effective, there is no assurance that the Debtors will be able to reorganize their businesses.  It is possible that any alternative may provide Holders of Claims with less than they would have received pursuant to the Plan.  For a more detailed description of the consequences of an extended chapter 11 case, or of a liquidation scenario, see Article XI.B of this Disclosure Statement, entitled “Best Interests of Creditors/Liquidation Analysis,” and the Liquidation Analysis attached hereto as Exhibit D.

H.	If the Plan provides that I get a distribution, do I get it upon Confirmation or when the Plan goes effective, and what is meant by “Confirmation,” “Effective Date,” and “Consummation?”

“Confirmation” of the Plan refers to approval of the Plan by the Bankruptcy Court.  Confirmation of the Plan does not guarantee that you will receive the distribution indicated under the Plan.  After Confirmation of the Plan by the Bankruptcy Court, there are conditions that must be satisfied or waived so that the Plan can go effective.  Initial distributions to Holders of Allowed Claims will only be made on the date the Plan becomes effective—the “Effective Date”—or as soon as reasonably practicable thereafter, as specified in the Plan.  See Article XI of this Disclosure Statement, entitled “Confirmation of the Plan,” and Article IX of the Plan for the conditions precedent to Consummation of the Plan.

I.	What happens if I disagree with the amount of my Claim as reflected in the Schedules?

The Debtors will file the remaining Schedules on or about June 30, 2020.  You should review the Schedules for the amount of your Claim, if your Claim is scheduled.  If you dispute the amount of your Claim as listed in the Schedules, you should notify the Debtors of such dispute.  If the Debtors agree on an amended Claim amount prior to the Effective Date, the Debtors shall file amended Schedules prior to the Effective Date.  If between the Confirmation Date and the Effective Date, the dispute cannot be consensually resolved, you may seek (by letter to the Court) to have the Claim dispute resolved before the Bankruptcy Court (and with the consent of the Debtors, before any other court or tribunal with jurisdiction over the parties).  After the Effective Date, you may seek to have the Claim dispute resolved before the Bankruptcy Court or any other court or tribunal with jurisdiction over the parties.  For the avoidance of doubt, there is no bar date for General Unsecured Claims, which will be paid by the Debtors in the ordinary course of business, on or after the Effective Date, unless previously ordered by the Court.

J.	What happens if I disagree with the Cure amount as reflected in the Cure notice?

The Debtors shall provide notice of the amount and timing of payment of any such Cure to the parties to the applicable assumed Executory Contracts or Unexpired Leases no later than the Effective Date.  Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors shall be dealt with in the ordinary course of business and, if needed, shall be Filed with the Claims, Noticing, and Solicitation Agent.

Prior to such filing, if you dispute the amount of your Cure, you should notify the Debtors of such dispute.  If between the Confirmation Date and the Effective Date, the dispute cannot be consensually resolved, you may seek (by letter to the Court) to have the Cure dispute resolved before the Bankruptcy Court (and with the consent of the Debtors, before any other court or tribunal with jurisdiction over the parties).  After the Effective Date, you may seek to have the Cure dispute resolved before the Bankruptcy Court or any other court or tribunal with jurisdiction over the parties.

K.	What are the sources of Cash and other consideration required to fund the Plan?

The Debtors shall fund distributions under the Plan with:  (i) Excess Cash, (ii) the New Common Stock, and (iii) the Takeback Debt or third-party market financing, as applicable.  The Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.  Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

From and after the Effective Date, the Reorganized Debtors shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate.

L.	Are there risks to owning the New Common Stock upon emergence from chapter 11?

Yes.  See Article IX of this Disclosure Statement, entitled “Risk Factors.”

M.	Is there potential litigation related to the Plan?

Parties in interest may object to the approval of this Disclosure Statement and may object to Confirmation of the Plan as well, which objections potentially could give rise to litigation.  See Article IX.C.7 of this Disclosure Statement, entitled “The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising Out of the Chapter 11 Cases.”

In the event that it becomes necessary to confirm the Plan over the rejection of certain Classes, the Debtors may seek confirmation of the Plan notwithstanding the dissent of such rejecting Classes.  The Bankruptcy Court may confirm the Plan pursuant to the “cram down” provisions of the Bankruptcy Code, which allow the Bankruptcy Court to confirm a plan that has been rejected by an impaired class if it determines that the Plan satisfies section 1129(b) of the Bankruptcy Code.  See Article IX.A.4 of this Disclosure Statement, entitled “The Debtors May Not Be Able to Secure Confirmation of the Plan.”

N.	What is the Management Incentive Plan and how will it affect the distribution I receive under the Plan?

The Management Incentive Plan, to be implemented with respect to Reorganized Frontier on terms and conditions determined by the New Board, provides for up to six percent of the fully diluted New Common Stock to be reserved for distribution to participants in the Management Incentive Plan.  As of the Effective Date, the New Common Stock reserved for the Management Incentive Plan will be reserved for directors, officers, and key employees of the Reorganized Debtors.  The New Common Stock being provided in connection with the Management Incentive Plan will dilute all of the New Common Stock equally.

O.	How will the preservation of certain Causes of Action affect my recovery under the Plan?

The Plan provides for the retention of all Causes of Action other than those that are expressly waived, relinquished, exculpated, released, compromised, or settled.

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such retained Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors.  No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or the Schedule of Retained Causes of Action to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan, including Article VIII of the Plan. Unless any Cause of Action of the Debtors against an Entity is waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order, the Reorganized Debtors expressly reserve all such Causes of Action for later adjudication, and, therefore no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Cause of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor, except as otherwise provided in the Plan, including Article VIII of the Plan.  The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

P.	Will there be releases and exculpation granted to parties in interest as part of the Plan?

Yes, the Plan proposes to release the Released Parties and to exculpate the Exculpated Parties (as described below).  The Debtors’ releases, third-party releases, and exculpation provisions included in the Plan are an integral part of the Debtors’ overall restructuring efforts and were an essential element of the negotiations among the Debtors and the other parties to the Restructuring Support Agreement in obtaining their support for the Plan pursuant to the terms of the Restructuring Support Agreement.  The Consenting Noteholders would not have agreed to the terms and conditions of the Restructuring Support Agreement and to support the Plan pursuant thereto without the release and exculpation provisions.  For the avoidance of doubt, the Third-Party Releases shall only be given by Holders of Claims who are entitled to vote on the Plan and do not opt out.16

IMPORTANTLY, ALL HOLDERS OF CLAIMS OR INTERESTS THAT DO NOT OPT OUT OR FILE AN OBJECTION WITH THE BANKRUPTCY COURT IN THE CHAPTER 11 CASES THAT EXPRESSLY OBJECTS TO THE INCLUSION OF SUCH HOLDER AS A RELEASING PARTY UNDER THE PROVISIONS CONTAINED IN ARTICLE VIII OF THE PLAN WILL BE DEEMED TO HAVE EXPRESSLY, UNCONDITIONALLY, GENERALLY, INDIVIDUALLY, AND COLLECTIVELY CONSENTED TO THE RELEASE AND DISCHARGE OF ALL CLAIMS AND CAUSES OF ACTION AGAINST THE DEBTORS AND THE RELEASED PARTIES TO THE EXTENT SET FORTH IN THE PLAN.  THE RELEASES ARE AN INTEGRAL ELEMENT OF THE PLAN.

The Released Parties and the Exculpated Parties have made substantial and valuable contributions to the Debtors’ restructuring through efforts to negotiate and implement the Plan, which will maximize and preserve the going-concern value of the Debtors for the benefit of all parties in interest.  For example, certain of the Consenting Noteholders have agreed to significant reductions in the amounts of their claims against the Estates and have also agreed to equitize unsecured debt.  In addition, many of the Released Parties and Exculpated Parties are entitled to indemnification by the Debtors, which indemnification obligations are expressly preserved under the Plan.  Accordingly, each of the Released Parties and the Exculpated Parties warrants the benefit of the release and exculpation provisions.

[16]
Although the Debtors classified the Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and Second Lien Notes Claims as Unimpaired, the Debtors are performing the Conditional Solicitation of Certain Unimpaired Classes.  In the event that the Bankruptcy Court later determines, or the Debtors agree, that Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, or Second Lien Notes Claims are Impaired under the Plan, Holders of such Claims shall be considered Voting Parties, retroactive to the entry of the Disclosure Statement Order.  In the event of such determination or agreement, such Claims shall be considered Impaired Claims, retroactive to the entry of the Disclosure Statement Order, and such votes shall be valid for all purposes under the Plan for all purposes, including but not limited to the voting determination of Class 4, Class 5, Class 6, and Class 7, respectively, with respect to acceptance or rejection of the Plan.

If the Bankruptcy Court determines, or the Debtors agree at a future date, that such Claims are Impaired, the following Holders of Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and/or Second Lien Notes Claims shall be Releasing Parties:  (a) all Holders of such Claims that vote to accept the Plan; (b) all Holders of such Claims that vote to reject the Plan and do not opt out of or otherwise object to the Third-Party Release in the Plan; and (c) all Holders of such Claims that abstain from voting on the Plan and do not opt out of or otherwise object to the Third-Party Release in the Plan.  Absent such determination or agreement, Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and Second Lien Notes Claims are Unimpaired and not entitled to vote, and Holders of such Claims shall not be Releasing Parties.

The Plan embodies a global settlement of claims and causes of action between the Debtors and the Consenting Noteholders.  Prior to the Petition Date, the Debtors negotiated a comprehensive Restructuring Support Agreement with organized groups of holders of the Senior Notes.  Such efforts culminated in the execution of the Restructuring Support Agreement that carries the support of the Consenting Noteholders, constituting over seventy-five percent of the Senior Notes.

To effectuate the global settlement embodied in the Plan, the Plan includes certain Debtor and third-party releases, an exculpation provision, and an injunction provision. These provisions comply with the Bankruptcy Code and prevailing law because, among other reasons, they are the product of extensive good faith, arms’-length negotiations, were material inducements for the Consenting Noteholders to enter into the Restructuring Support Agreement and the comprehensive settlement embodied in the Plan, and are supported by the Debtors and the Consenting Noteholders.

Based on the foregoing, the Debtors believe that the releases and exculpations in the Plan are necessary and appropriate and meet the requisite legal standard promulgated by the United States Court of Appeals for the Second Circuit.  Moreover, the Debtors will present evidence at the Confirmation Hearing to demonstrate the basis for and propriety of the release and exculpation provisions.  The release, exculpation, and injunction provisions that are contained in the Plan are copied in pertinent part below.

1.	Releases by the Debtors

Except as expressly set forth in the Plan, effective on the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of, the foregoing Entities, from any and all Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), their capital structure, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Chapter 11 Cases and related adversary proceedings, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the Subsidiary Debt, the Exit Facility, the Takeback Debt, the assertion or enforcement of rights and remedies against the Debtors’ out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Debtors taking place on or before the Effective Date.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to section 1123(b) and Bankruptcy Rule 9019, of the releases described in Article VIII.B of the Plan by the Debtors, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in Article VIII.B of the Plan is:  (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of such Causes of Action; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; (6) a sound exercise of the Debtors’ business judgment; and (7) a bar to any of the Debtors or Reorganized Debtors or their respective Estates asserting any Cause of Action related thereto, of any kind, against any of the Released Parties or their property.

2.	Releases by Holders of Claims and Interests

Except as expressly set forth in the Plan, effective on the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), their capital structure, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the Subsidiary Debt, the Exit Facility, the Takeback Debt, the assertion or enforcement of rights and remedies against the Debtors’ out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Debtors taking place on or before the Effective Date.  Notwithstanding anything to the contrary in the foregoing, the Third-Party Release does not release any individual from any claim or causes of action related to an act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in Article VIII.C of the Plan, which includes by reference each of the related provisions and definitions contained in the Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in Article VIII.C of the Plan is:  (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of such Causes of Action; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; (6) a sound exercise of the Debtors’ business judgment; and (7) a bar to any of the Releasing Parties or the Debtors or Reorganized Debtors or their respective Estates asserting any Cause of Action related thereto, of any kind, against any of the Released Parties or their property.

3.	Exculpation

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the third‑party release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the Plan, any Definitive Documentation, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for Causes of Action related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

4.	Injunction

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that:  (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to Article VIII.B of the Plan; (c) have been released pursuant to Article VIII.C of the Plan, (d) are subject to exculpation pursuant to Article VIII.D of the Plan, or (e) are otherwise discharged, satisfied, stayed, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, Interests, Causes of Action, or liabilities that have been compromised or settled against the Debtors, the Reorganized Debtors, or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any discharged, released, settled, compromised, or exculpated Claims, Interests, Causes of Action, or liabilities.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former directors, managers, officers, principals, predecessors, successors, employees, agents, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan.  Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in Article VIII.E of the Plan.

5.	Release of Liens

Except as otherwise provided in the Plan, the Plan Supplement, or any contract, instrument, release, or other agreement or document created pursuant to the Plan or Confirmation Order, on the Effective Date, and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, compromised, and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors shall automatically revert to the applicable Debtor or Reorganized Debtor, as applicable, and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors.  Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as requested by the Debtors or Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such documents evidencing such releases.  The presentation or filing of the Confirmation Order to or with any local, state, federal, or foreign agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

For more detail, see Article VIII of the Plan, entitled “Effect of Confirmation of the Plan,” which is incorporated herein by reference.

Q.	What is the deadline to vote on the Plan?

The Voting Deadline is July 31, 2020, at 11:59 p.m. (prevailing Eastern Time).

R.	How do I vote for or against the Plan?

Detailed instructions regarding how to vote on the Plan are contained on the ballots distributed to Holders of Claims that are entitled to vote on the Plan.  For your vote to be counted, your ballot must be properly completed, executed, and delivered as directed, so that your ballot or a master ballot including your vote is actually received by Prime Clerk LLC (“Prime Clerk”), the Debtors’ Claims, Noticing, and Solicitation Agent, on or before the Voting Deadline, i.e. July 31, 2020, at 11:59 p.m. (prevailing Eastern Time).  See Article X of this Disclosure Statement, entitled “Solicitation and Voting Procedures,” for more information.

S.	How do I opt out of the granting of releases?

The ballots distributed to holders of Claims that are entitled to vote on the Plan contain an option to opt out of granting the releases.  You must check the box indicating your desire to opt out of giving the releases and return the ballot so that it is actually received by the Debtors’ Claims, Noticing, and Solicitation Agent, on or before the Voting Deadline, i.e. July 31, 2020, at 11:59 p.m. prevailing Eastern Time.  For the avoidance of doubt, all holders of Claims and Interests that are not entitled to vote on the Plan shall not be Releasing Parties.

T.	Why is the Bankruptcy Court holding a Confirmation Hearing?

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a hearing on confirmation of the Plan and recognizes that any party-in-interest may object to Confirmation of the Plan.

The Confirmation Hearing will be scheduled by the Bankruptcy Court and all parties in interest will be served notice of the time, date, and location of the Confirmation Hearing once scheduled.  The Confirmation Hearing may be adjourned from time to time without further notice.  The Debtors are requesting the Confirmation Hearing to be August 11, 2020, at 10:00 a.m. (prevailing Eastern Time).

U.	What is the purpose of the Confirmation Hearing?

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Disclosure Statement contains adequate information under section 1125(a) of the Bankruptcy Code and the Plan should be confirmed in light of both the affirmative requirements of the Bankruptcy Code and objections, if any, that are timely filed and subject to satisfaction or waiver of each condition precedent in Article IX of the Plan.  For a more detailed discussion of the Confirmation Hearing, see Section XI of this Disclosure Statement.

The confirmation of a plan of reorganization by a bankruptcy court binds the debtor, any issuer of securities under a plan of reorganization, any person acquiring property under a plan of reorganization, any creditor or interest holder of a debtor, and any other person or entity as may be ordered by the bankruptcy court in accordance with the applicable provisions of the Bankruptcy Code.  Subject to certain limited exceptions, the order issued by the bankruptcy court confirming a plan of reorganization discharges a debtor from any debt that arose before the confirmation of such plan of reorganization and provides for the treatment of such debt in accordance with the terms of the confirmed plan of reorganization.

V.	What is the effect of the Plan on the Debtors’ ongoing businesses?

The Debtors are reorganizing under chapter 11 of the Bankruptcy Code.  As a result, the occurrence of the Effective Date means that the Debtors will not be liquidated or forced to go out of business.  Rather, the Plan will eliminate over $10 billion in funded debt obligations from the Debtors’ balance sheet, permitting the Reorganized Debtors to continue ongoing operations without the unsustainable burden of their existing debt load.  Following Confirmation, the Plan will be consummated on the Effective Date, which is a date that is the first Business Day after the Confirmation Date on which (1) no stay of the Confirmation Order is in effect, (2) all conditions to Consummation have been satisfied or waived (see Article IX of the Plan), and (3) the Debtors declare the Plan effective.  Except as otherwise provided in the Plan or any agreement, instrument, or other document incorporated in, or entered into in connection with or pursuant to, the Plan, on the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. Following the Effective Date, and unless otherwise provided in the Plan or Confirmation Order, the Reorganized Debtors may operate their businesses and, except as otherwise provided by the Plan, may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.  Additionally, upon the Effective Date, all actions contemplated by the Plan will be deemed authorized and approved.

W.	Will any party have significant influence over the corporate governance and operations of the Reorganized Debtors?

The initial new board of directors of Reorganized Frontier (the “New Board”) shall be appointed and the identities of directors on the New Board shall be set forth in the Plan Supplement to the extent known at the time of filing.  Corporate governance for Reorganized Frontier, including the New Organizational Documents, shall be consistent with this Restructuring Term Sheet and section 1123(a)(6) of the Bankruptcy Code, and shall be determined by and acceptable to the Required Consenting Noteholders in their sole discretion.17

X.	Who do I contact if I have additional questions with respect to this Disclosure Statement or the Plan?

If you have any questions regarding this Disclosure Statement or the Plan, please contact the Debtors’ Claims, Noticing, and Solicitation Agent, Prime Clerk, via one of the following methods:

By regular mail, hand delivery, or overnight mail at:
PRIME CLERK LLC
RE: FRONTIER COMMUNICATIONS
ONE GRAND CENTRAL PLACE
60 EAST 42nd STREET, SUITE 1440
NEW YORK, NEW YORK 10165

By electronic mail at:
FTRInfo@PrimeClerk.com

By telephone (domestic toll free) at:
(877) 433-8020

By telephone (local/international) at:
(646) 442-5842

Copies of the Plan, this Disclosure Statement, and any other publicly filed documents in the Chapter 11 Cases are available upon written request to the Claims, Noticing, and Solicitation Agent at the address above or by downloading the exhibits and documents from the website of the Claims, Noticing, and Solicitation Agent at https://cases.primeclerk.com/ftr (free of charge) or the Bankruptcy Court’s website at http://www.nysb.uscourts.gov/ (for a fee).

Y.	Do the Debtors recommend voting in favor of the Plan?

Yes.  The Debtors believe that the Plan provides for a larger distribution to the Debtors’ creditors than would otherwise result from any other available alternative.  The Debtors believe that the Plan, which contemplates a significant deleveraging of the Debtors’ balance sheet and enables them to expeditiously emerge from chapter 11, is in the best interest of all Holders of Claims or Interests, and that any other alternatives (to the extent they exist) fail to realize or recognize the value inherent under the Plan.

[17]
The contemplated Restructuring Transactions will be structured in such a way so as to not result in a “Change of Control” under either the Credit Agreement or the Second Lien Notes Indenture.  Should such a “Change of Control” occur, it would be a default under the Credit Agreement and, while not triggering a default, would allow holders of Second Lien Notes Claims to require the Debtors to repurchase the Second Lien Notes at a purchase price equal to 101% of the aggregate principal amount of the Second Lien Notes repurchased, plus accrued and unpaid interest on the Second Lien Notes to the applicable date of repurchase.  For the avoidance of doubt, the existing board of directors of Frontier will approve the appointment of the New Board.

IV.	THE DEBTORS’ RESTRUCTURING SUPPORT AGREEMENT AND PLAN

A.	Restructuring Support Agreement

On April 14, 2020, the Debtors and the Consenting Noteholders entered into the Restructuring Support Agreement.  Since executing the Restructuring Support Agreement, the Debtors have further documented the terms of the restructuring contemplated thereby, including the Plan.18  The restructuring transactions contemplated by the Plan will reduce overall leverage through the equitization of approximately $10 billion of the Senior Notes.  Each of the major restructuring transactions and settlements contemplated by the Restructuring Support Agreement is described in greater detail below.  The Debtors believe that the transactions contemplated by the Restructuring Support Agreement are the best available restructuring terms under the circumstances and will allow Frontier to succeed as a restructured company after emergence from the Chapter 11 Cases.

The Restructuring Support Agreement shall be deemed assumed in its entirety pursuant to sections 105, 363, and 365 of the Bankruptcy Code, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, upon entry of the Confirmation Order. Upon the entry of the Confirmation Order, the Restructuring Support Agreement shall be effective and binding upon all parties in interest, including, without limitation, all creditors of any of the Debtors and the Debtors, and their respective successors and assigns, whether in these chapter 11 cases, in any successor chapter 11 or chapter 7 cases, or upon any dismissal of any of these chapter 11 cases or any successor chapter 11 or chapter 7 cases, and shall inure to the benefit of the Consenting Noteholders and the Debtors and their respective permitted successors and assigns.

B.	The Plan

The Plan contemplates the following key terms, among others described herein and therein:

1.	General Settlement of Claims and Interests

Pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good‑faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan.  The Plan shall be deemed a motion to approve the good‑faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 of all such Claims, Interests, Causes of Action, and controversies, as well as a finding by the Bankruptcy Court that such compromise and settlement is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests.  Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

[18]	The key terms of the Plan are discussed in greater detail in Article IV.B of this Disclosure Statement, entitled “The Plan.”

2.	Restructuring Transactions

On or before the Effective Date, the applicable Debtors, with the consent of the Required Consenting Noteholders (not to be unreasonably withheld), or Reorganized Debtors will take any action as may be necessary or advisable to effectuate the Restructuring Transactions described in the Plan and Restructuring Transactions Memorandum, including:  (1) the execution and delivery of any New Organizational Documents, including any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation, in each case, containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (3) the filing of any New Organizational Documents, including any appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable state law; (4) such other transactions that are required to effectuate the Restructuring Transactions, including any sales, mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (5) the execution, delivery, and filing of the Exit Facility Documents; (6) the execution, delivery, and filing of the Takeback Debt Documents, if any; and (7) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

The Confirmation Order shall and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

3.	Sources of Consideration for Plan Distributions

The Debtors shall fund distributions under the Plan with:  (i) Cash held on the Effective Date by or for the benefit of the Debtors, (ii) the New Common Stock, and (iii) the Exit Facility, Takeback Debt, and/or third-party market financing, as applicable.  The Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.

Except as set forth in the Plan, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

From and after the Effective Date, the Reorganized Debtors, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate.

4.	Takeback Debt

On the Effective Date, one or more of the Reorganized Debtors shall issue the Takeback Debt in the Takeback Debt Principal Amount to the Holders of Senior Notes Claims.  The Takeback Debt Documents shall provide for, among other things:

i.
an interest rate that is either (a) no more than 2.50% higher than the interest rate of the next most junior secured debt facility to be entered into by the Reorganized Debtors on the Effective Date if the Takeback Debt is secured on a third lien basis or (b) no more than 3.50% higher than the interest rate of the most junior secured debt facility to be entered into on the Effective Date if the Takeback Debt is unsecured;

ii.
a maturity of no less than one year outside of the longest-dated debt facility to be entered into by the Reorganized Debtors on the Effective Date; provided, however, that in no event shall the maturity of the Takeback Debt be longer than eight years from the Effective Date;

iii.
to the extent that the Allowed Second Lien Notes Claims are Reinstated under the Plan, the Takeback Debt will be third lien debt; provided, however, that, to the extent the Allowed Second Lien Notes Claims are paid in full in Cash during the pendency of the Chapter 11 Cases or under the Plan, the Debtors and the Required Consenting Noteholders will agree on whether the Takeback Debt will be secured or unsecured within three Business Days of the Debtors’ delivery to the Consenting Noteholders of a term sheet for the financing to repay the Allowed Second Lien Notes Claims in full in Cash that contains terms and conditions reasonably acceptable to the Debtors and the Required Consenting Noteholders.

For the avoidance of doubt, all other terms of the Takeback Debt, including, without limitation, covenants and governance, shall be reasonably acceptable to the Debtors and the Required Consenting Noteholders and otherwise consistent with the Restructuring Support Agreement.  Notwithstanding anything to the contrary in the Plan, in no event shall the terms of the Takeback Debt be more restrictive than those terms contained in the Second Lien Notes Indenture.  Any terms of the Takeback Debt other than the Takeback Debt Principal Amount may be modified subject to the consent of the Debtors and the Required Consenting Noteholders.

The Takeback Debt Principal Amount is subject to downward adjustment by Consenting Noteholders holding at least sixty-six and two-thirds percent of the aggregate outstanding principal amount of Senior Notes that are held by all Consenting Noteholders (the “Determining Noteholders”).  Any such downward adjustment to the Takeback Debt Principal Amount must be determined by the Debtors and the Determining Noteholders no later than thirty days prior to the Effective Date.

On the Effective Date, one or more of the Reorganized Debtors shall execute and deliver the Takeback Debt Documents and such documents shall become effective in accordance with their terms, all in accordance with the Restructuring Transactions Memorandum.  On and after the Effective Date, the Takeback Debt Documents shall constitute legal, valid, and binding obligations of such applicable Reorganized Debtors and shall be enforceable in accordance with their respective terms.  The terms and conditions of the Takeback Debt Documents shall bind each such Reorganized Debtor and each other Entity that enters into such Takeback Debt Documents, whether as a guarantor, if any, or otherwise.  Any Entity’s acceptance of Takeback Debt shall be deemed as its agreement to the terms of the Takeback Debt Documents, as amended, amended and restated, supplemented, or otherwise modified from time to time following the Effective Date in accordance with their terms.

Confirmation shall be deemed approval of the Takeback Debt Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees and expenses paid in connection therewith) and, to the extent not approved by the Bankruptcy Court previously, the Reorganized Debtors will be authorized to execute and deliver those documents necessary or appropriate to obtain the Takeback Debt, including the Takeback Debt Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to enter into the Takeback Debt Documents.

In the event the Allowed Second Lien Notes Claims are Reinstated, on the Effective Date, all of the claims, liens, and security interests to be granted in accordance with the terms of the Takeback Debt Documents, (1) shall be deemed to be granted, (2) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Takeback Debt Documents, (3) shall be deemed automatically attached and perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, as applicable, the applicable Agents, or any of the applicable lenders), subject only to such other liens and security interests as may be permitted under the Takeback Debt Documents, and (4) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or applicable non‑bankruptcy law.  The Debtors, the Reorganized Debtors, as applicable, and the Entities granting such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

Notwithstanding anything in the Plan, the Takeback Debt may be replaced with cash proceeds of third‑party market financing that becomes available prior to the Effective Date; provided, that the third‑party market financing shall contain terms no less favorable to the Reorganized Debtors than those contemplated for the Takeback Debt.

5.	Exit Facility

On the Effective Date, the Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of one or more of either the Reorganized Debtors or the Debtors, as applicable, and following the consummation of the Restructuring Transactions, the Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms.  The financial accommodations to be extended pursuant to the Exit Facility Documents are being extended and shall be deemed to have been extended in good faith and for legitimate business purposes and are reasonable and shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.  On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (1) shall be deemed to be granted, (2) shall be legal, binding, and enforceable Liens on and security interests in the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (3) shall be deemed automatically attached and perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, as applicable, the applicable Agents, or any of the applicable lenders), having the priority set forth in the Exit Facility Documents and subject only to such Liens and security interests as may be permitted under the Exit Facility Documents, and (4) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non‑bankruptcy law.  The Debtors, the Reorganized Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

The Exit Facility and any other third-party debt facilities to be entered into on the Effective Date shall be on terms and conditions (including as to amount) reasonably acceptable to the Debtors and reasonably acceptable to the Required Consenting Noteholders.

6.	Issuance and Distribution of the New Common Stock

On the Effective Date, Reorganized Frontier shall issue the New Common Stock and cause it to be transferred to Frontier pursuant to the Restructuring Transactions, the Interests in Frontier shall be cancelled, and Frontier shall transfer the New Common Stock (along with the other consideration described in the Plan) to the Holders of Senior Notes Claims in exchange for such Holders’ respective Claims against or Interests in the Debtors (including their respective Senior Notes Claims) as set forth in the table in Article III.D of this Disclosure Statement, entitled “What will I receive from the Debtors if the Plan is consummated?”.  The issuance of the New Common Stock by Reorganized Frontier and the transfer of the New Common Stock by Frontier to the Holders of Senior Notes Claims is authorized without the need for any further corporate action and without the need for any further action by Holders of any Claims or Interests.

All of the New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.  Each distribution and issuance of the New Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.  For the avoidance of doubt, the acceptance of New Common Stock by any Holder of any Claim or Interest shall be deemed as such Holder’s agreement to the New Organizational Documents, as may be amended or modified from time to time following the Effective Date in accordance with their terms.

It is intended that the New Common Stock will be publicly traded and Reorganized Frontier will seek to obtain a listing for the New Common Stock on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the date on which such New Common Stock is issued.  However, Reorganized Frontier shall have no liability if it does not or is unable to do so.  In the event the New Common Stock is listed on a recognized U.S. stock exchange, recipients accepting distributions of New Common Stock, including the Required Consenting Noteholders, shall be deemed to have agreed to cooperate with Reorganized Frontier’s reasonable requests to assist in its efforts to list the New Common Stock on a recognized U.S. stock exchange.  Subject to meeting the applicable requirements for pink sheet trading and cooperation from a market maker, in the event that listing on a recognized U.S. stock exchange has not occurred by or on the date on which such New Common Stock is issued, Reorganized Frontier will use commercially reasonable efforts to qualify the New Common Stock for trading in the pink sheets or otherwise qualify the New Common Stock as “regularly traded” as defined in Treas. Reg. Section 1.897-9T(d) until such time as the New Common Stock is listed on a recognized U.S. stock exchange.

7.	Corporate Existence

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificates or articles of incorporation, certificates of formation, certificates of organization, or certificates of limited partnership and bylaws, operating agreements, limited liability company agreements, or limited partnership agreements (or other formation documents) in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation, certificates of formation, certificates of organization, or certificates of limited partnership and bylaws, operating agreements, limited liability company agreements, or limited partnership agreements (or other formation documents) are amended pursuant to the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings under applicable state or federal law).  After the cancellation of the Interests in Frontier, the former equityholders of Frontier shall not, on account of their former ownership of Interests in Frontier, own or be deemed to own any interest, directly or indirectly, in Frontier, any Reorganized Debtor, or any of their assets.

8.	New Organizational Documents

To the extent advisable or required under the Plan or applicable non-bankruptcy law, on or prior to the Effective Date, except as otherwise provided in the Plan or the Restructuring Transactions Memorandum, the Reorganized Debtors will file their respective New Organizational Documents with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation or formation in accordance with the applicable corporate or formational laws of the respective state, province, or country of incorporation.  The New Organizational Documents of Reorganized Frontier shall, among other things: (1) authorize the issuance of the New Common Stock; and (2) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, prohibit the issuance of non‑voting equity securities.  After the Effective Date, the Reorganized Debtors may amend, amend and restate, supplement, or modify the New Organizational Documents, and the Reorganized Debtors may file their respective certificates or articles of incorporation, certificates of formation, certificates of organization, certificates of limited partnership, or certificates of conversion, limited liability company agreements, operating agreements, or limited partnership agreements, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation or formation and the New Organizational Documents.

9.	Directors and Officers of the Reorganized Debtors

a.	The New Board

As of the Effective Date, the terms of the current members of the board of directors of Frontier shall expire, and, without further order of the Bankruptcy Court, the New Board of Reorganized Frontier shall be appointed.  The New Board will initially consist of directors who shall be determined by the Required Consenting Noteholders.19

[19]	For the avoidance of doubt, the existing board of directors of Frontier will approve the appointment of the New Board.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the identity of the members of the New Board will be disclosed in the Plan Supplement or prior to the commencement of the Confirmation Hearing.  The directors of each of the subsidiary Debtors shall consist of either existing directors of such Debtor or such persons as designated in the Plan Supplement or prior to the commencement of the Confirmation Hearing, and remain in such capacities as directors of the applicable Reorganized Debtor until replaced or removed in accordance with the New Organizational Documents of the applicable Reorganized Debtor; provided that, in the event a director of a subsidiary Debtor also holds a management position and is replaced or removed from such management position prior to the Effective Date in accordance with the management selection process set forth in the Restructuring Support Agreement, then any such director may be replaced or removed from his or her subsidiary director role prior to the Effective Date.

From and after the Effective Date, each director (or director equivalent) of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

10.	FCC Applications and PUC Applications

The FCC Applications and PUC Applications will be filed as soon as reasonably practicable after the filing of the Plan, with respect to the Restructuring Transactions contemplated by the Plan.  The Debtors or the Reorganized Debtors, as applicable, shall diligently prosecute the FCC Applications and the PUC Applications, and shall promptly provide such additional documents or information requested by the FCC or any PUC in connection with the review of the foregoing.

Any agreements with or commitments to the FCC or any PUCs by the Debtors, including any decision to accept and/or not to oppose any proposed material conditions or limitations on any such required approvals shall require the prior approval of the Required Consenting Noteholders, not to be unreasonably withheld.

11.	Corporate Action

Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, managing-members, limited or general partners, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including:  (1) selection of the directors, managers, members, and officers for the Reorganized Debtors, including the appointment of the New Board or any directors of a subsidiary Debtor; (2) the issuances, transfer, and distribution of the New Common Stock; (3) the formation of any entities pursuant to and the implementation of the Restructuring Transactions and performance of all actions and transactions contemplated hereby and thereby; (4) adoption and filing of the New Organizational Documents; (5) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (6) the entry into the Exit Facility and the execution, entry into, delivery and filing of the Exit Facility Documents; (7) the execution, delivery, and filing of the Takeback Debt Documents, if any; (8) reservation of the Management Incentive Plan Pool; and (9) all other acts or actions contemplated by the Plan or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions (whether to occur before, on, or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable.  On or, as applicable, prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, Securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the Exit Facility Documents, the Takeback Debt Documents, and the New Organizational Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing.  The authorizations and approvals contemplated by Article IV of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

12.	Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions), or in any agreement, instrument, or other document incorporated in the Plan, notwithstanding any prohibition of assignability under applicable non‑bankruptcy law and in accordance with section 1141 of the Bankruptcy Code, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action of the Debtors (unless otherwise released or discharged pursuant to the Plan), and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations on account of any Term Loan Claims, First Lien Notes Claims, Second Lien Notes Claims, Subsidiary Secured Notes Claims, or Other Secured Claims that are Reinstated pursuant to the Plan and Liens securing obligations under the Exit Facility Documents and the Takeback Debt).  On and after the Effective Date, except as otherwise provided in the Plan, and subject to compliance with the applicable provisions of the Communications Act, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

13.	Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise specifically provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the Plan or the Restructuring Transactions, all notes, bonds, indentures, Certificates, Securities, shares, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of, or ownership interest in, the Debtors giving rise to any rights or obligations relating to Claims against or Interests in the Debtors (except with respect to any Claim or Interest that is Reinstated pursuant to the Plan) shall be deemed cancelled and surrendered without any need for a Holder to take further action with respect thereto, and the obligations of the Debtors or the Reorganized Debtors, as applicable, and any non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged; provided that, notwithstanding such cancellation, satisfaction, release, and discharge, anything to the contrary contained in the Plan or Confirmation Order, Confirmation, or the occurrence of the Effective Date, any such document or instrument that governs the rights, claims, or remedies of the Holder of a Claim or Interest shall continue in effect solely for purposes of allowing Holders to receive distributions as specified under the Plan.  For the avoidance of doubt, the Subsidiary Debt shall be reinstated on the Effective Date.

14.	Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the directors, managers, partners, officers, authorized persons, and members thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Transactions, the New Common Stock, the New Organizational Documents, the Exit Facility, the Takeback Debt, and any other Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

15.	Section 1145 Exemption

The shares of New Common Stock and the Takeback Debt (if applicable) being issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon (i) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) or (ii) only to the extent that such exemption under section 1145 of the Bankruptcy Code is not available (including with respect to an entity that is an “underwriter”), pursuant to section 4(a)(2) under the Securities Act and/or Regulation D thereunder.

Securities issued in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities and (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and (b) are freely tradable and transferable by any holder thereof that, at the time of transfer, (1) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (2) has not been such an “affiliate” within ninety (90) days of such transfer, (3) has not acquired such securities from an “affiliate” within one year of such transfer and (4) is not an entity that is an “underwriter.”

To the extent any shares of New Common Stock and Takeback Debt (if applicable) are issued in reliance on section 4(a)(2) of the Securities Act or Regulation D thereunder, such shares or Takeback Debt (as applicable) will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and applicable state and local securities law.

New Common Stock constituting or issued with respect to any Emergence Awards will be issued pursuant to a registration statement or an exemption from registration under the Securities Act and applicable state and local securities laws.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock and/or the Takeback Debt (if applicable) to be issued under the Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock and the Takeback Debt (if applicable), as applicable, to be issued under the Plan under applicable securities laws.  DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock and/or the Takeback Debt (if applicable) to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock and the Takeback Debt (if applicable) to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

16.	Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Entity) of property under the Plan or pursuant to:  (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

17.	Management Incentive Plan

The Management Incentive Plan Pool shall be established and reserved for grants to be made from time to time from such pool to management employees of the Reorganized Debtors at the discretion of the New Board effective as of the Effective Date.  The terms and conditions (including, without limitation, with respect to participants, form, allocation, structure, duration and timing and extent of issuance and vesting) shall be determined at the discretion of the New Board after the Effective Date; provided, that up to fifty percent of the Management Incentive Plan Pool may be allocated prior to the Effective Date as emergence grants (“Emergence Awards”) to individuals selected to serve in key senior management positions after the Effective Date (as and when such individuals are selected as contemplated by and subject to the consent rights specified in the Restructuring Support Agreement); provided, further, that the Emergence Awards will have terms and conditions (including, without limitation, with respect to form, allocation, structure, duration, timing and extent of issuance and vesting) that are acceptable to the Debtors and the Required Consenting Noteholders.

18.	Employee Matters

Except as provided in the Plan or in the Plan Supplement, or pursuant to an order of the Bankruptcy Court, or any applicable law, contract, instrument, release, or other agreement or document, all employee wages, compensation, and benefit programs, and collective bargaining agreements, including without limitation under any expired collective bargaining agreements,  in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date.  All Proofs of Claim filed for amounts due under any collective bargaining agreement and any cure obligation shall be considered satisfied by the agreement and obligation to assume and cure in the ordinary course.

In accordance with that certain prepetition success bonus agreement, the Executive Vice President, Chief Legal Officer, and Chief Transaction Officer of the Debtors20 shall be eligible for a success fee (the “Restructuring Success Fee”) consisting of two separate payments each in the amount of $500,000, for a total of $1 million, payable upon:  (a) Confirmation;21 and (b) Effective Date.  Each payment under the Restructuring Success Fee is subject to continued employment of the Executive Vice President, Chief Legal Officer, and Chief Transaction Officer through Confirmation and the Effective Date, respectively; provided that if employment with the Debtors is terminated for any reason prior to either payment, the right to unvested payments shall be forfeited.

Robert A. Schriesheim, Chairman of the Finance Committee, shall receive incremental compensation in accordance with the terms of the Schriesheim Letter Agreement.

19.	Qualified Defined Benefit Plan

Frontier sponsors a defined benefit pension plan covered by Title IV of the Employee Retirement Security Act of 1974, as amended (“ERISA”), 29 U.S.C. §§ 1301-1461 (2018).  On the Effective Date, the Reorganized Debtors will assume and continue to maintain the Frontier Communications Pension Plan (the “Pension Plan”) in accordance with the terms of the Pension Plan (as such terms may be amended from time to time) and applicable non-bankruptcy law (and the Reorganized Debtors reserve all of their rights thereunder).

After the Effective Date, the Reorganized Debtors (to the extent they are controlled group members of the Pension Plan sponsor under ERISA) shall be responsible for (i) satisfying the minimum funding requirements under 26 U.S.C. §§ 412 and 430 and 29 U.S.C. §§ 1082 and 1083 for the Pension Plan and (ii) paying all required Pension Benefit Guaranty Corporation (“PBGC”) premiums in accordance with 29 U.S.C. §§ 1306 and 1307 for the Pension Plan.  After the Effective Date, the sponsor of the Pension Plan shall be responsible for administering the Pension Plan in accordance with the applicable provisions of ERISA and the Internal Revenue Code, and the Reorganized Debtors reserve all of their rights thereunder.

With respect to the Pension Plan, no provision of the Plan, Confirmation Order, or section 1141 of the Bankruptcy Code shall be construed to discharge, release, or relieve the Reorganized Debtors, or their successors, from liabilities or requirements imposed under any law or regulatory provision arising after the Effective Date with respect to the Pension Plan or PBGC.  PBGC and the Pension Plan will not be enjoined or precluded from enforcing such liability with respect to the Pension Plan as a result of any provision of the Plan, Confirmation Order, or section 1141 of the Bankruptcy Code.  PBGC and the Reorganized Debtors agree that all proofs of claim filed by PBGC shall be deemed withdrawn as of the Effective Date.

[20]	For the avoidance of doubt, these titles and roles are held by the same employee.

[21]	For the avoidance of doubt, multiple Restructuring Success Fees will not be awarded in the event that the Debtors are required to confirm multiple chapter 11 plans of reorganization.

20.	Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under (1) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (2) the Debtors’ applicable written contracts, agreements, agreements of indemnity, self‑insured workers’ compensation bonds, policies, programs, and plans, in each case, for workers’ compensation and workers’ compensation insurance.  Any and all Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non‑bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing in the Plan shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law.

21.	Preservation of Rights of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or the Schedule of Retained Causes of Action to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan, including Article VIII of the Plan.  Unless any Cause of Action of the Debtors against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order, the Reorganized Debtors expressly reserve all such Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Cause of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor, except as otherwise provided in the Plan, including Article VIII of the Plan.  The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

22.	Release of Preference Actions

On the Effective Date, the Debtors, on behalf of themselves and their Estates, shall release any and all Avoidance Actions arising under section 547 of the Bankruptcy Code or any comparable “preference” action arising under applicable nonbankruptcy law; provided that the Reorganized Debtors shall retain the right to assert counterclaims or defenses to claims asserted against the Debtors or Reorganized Debtors, as applicable, based thereon.

23.	Consenting Noteholder Fees

On the Confirmation Date, the Debtors shall pay all Consenting Noteholder Fees in Cash to the extent not already paid by the Debtors subject to receipt by the Debtors of an invoice from any Entity entitled to a Consenting Noteholder Fee and in accordance with the applicable engagement letter; provided that the Creditors’ Committee shall receive copies of such invoices.  On and after the Confirmation Date, the Debtors or the Reorganized Debtors, as applicable, shall pay all Consenting Noteholder Fees in Cash, to the extent not already paid by the Debtors, in each case, within ten Business Days of receipt by the Debtors or the Reorganized Debtors, as applicable, of an invoice from any Entity entitled to a Consenting Noteholder Fee for any unpaid Consenting Noteholder Fees in accordance with the applicable engagement letter.

24.	Payment of Trustee Fees

On the Effective Date, the Debtors shall pay all Trustee Fees in Cash to the extent not already paid by the Debtors subject to receipt by the Debtors of an invoice from any Entity entitled to a Trustee Fee.  On and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay all Trustee Fees in Cash, to the extent not already paid by the Debtors or the Reorganized Debtors, in each case, within ten Business Days of receipt by the Debtors or the Reorganized Debtors, as applicable, of an invoice from any Entity entitled to a Trustee Fee for any unpaid Trustee Fees.

25.	Payment of Board Observer Fees

On the Effective Date, the Debtors shall pay all Board Observer Fees in Cash to the extent not already paid by the Debtors.

26.	Releases

The Plan contains certain releases (as described more fully in Article III.P of this Disclosure Statement), including mutual releases among the Debtors, Reorganized Debtors, and certain of their key stakeholders.  Additionally, all Holders of Claims or Interests that do not opt out or file an objection with the Bankruptcy Court in the Chapter 11 Cases that expressly objects to the inclusion of such Holder as a Releasing Party under the provisions contained in Article VIII of the Plan will be deemed to have expressly, unconditionally, generally, individually, and collectively consented to the release and discharge of all Claims and Causes of Action against the Debtors and the Released Parties to the extent set forth in the Plan.

27.	Treatment of Executory Contracts and Unexpired Leases

a.	Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided in the Plan, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (a) was previously assumed, assumed and assigned, or rejected by the Debtors; (b)  previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to assume, assume and assign, or reject Filed on or before the Confirmation Date that is pending on the Effective Date; or (d) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases, if any.  The assumption of Executory Contracts and Unexpired Leases under the Plan may include the assignment of certain of such contracts to Affiliates.  The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, shall have the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including 45 days after the Effective Date.

Except as otherwise provided in the Plan or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto.  To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.  Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

b.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contract or Unexpired Lease.  Without limiting the general nature of the foregoing, and notwithstanding any non-bankruptcy law to the contrary, the Debtors and Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors contracting from non-Debtor counterparties to any rejected Executory Contract or Unexpired Lease.

c.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

Counterparties to Executory Contracts or Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Leases, if any, shall be served with a notice of rejection of Executory Contracts and Unexpired Leases with the Plan Supplement.  Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Claims, Noticing, and Solicitation Agent and served on the Debtors or Reorganized Debtors, as applicable, no later than thirty days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.E of the Plan, including any Claims against any Debtor listed on the Debtors’ schedules as unliquidated, contingent, or disputed. All Allowed Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease shall be treated as a General Unsecured Claim in accordance with Article III.C of the Plan.

d.	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, on the Effective Date, with the amount and timing of payment of any such Cure dictated by the Debtors’ ordinary course of business.  The Debtors shall provide notice of the amount and timing of payment of any such Cure to the parties to the applicable assumed Executory Contracts or Unexpired Leases no later than the Effective Date.  Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors shall be dealt with in the ordinary course of business and, if needed, shall be Filed with the Claims, Noticing, and Solicitation Agent.  If any counterparty to an Executory Contract or Unexpired Lease does not receive a notice of assumption and applicable cure amount, such counterparty shall have until on or before thirty days after the Effective Date to File a request for payment of Cure.  Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.  Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors’ ordinary course of business or upon and in accordance with any resolution of a Cure dispute (whether by order of the Bankruptcy Court or through settlement with the applicable Executory Contract or Unexpired Lease counterparty); provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure.  The Reorganized Debtors may also settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court.  In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before the objection deadline outlined in the applicable notice or, only in the event a counterparty to an Executory Contract or Unexpired Lease does not receive such a notice, thirty days after the Effective Date.  Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ first scheduled omnibus hearing for which such objection is timely Filed.  Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

In the event of a dispute regarding:  (1) the amount of any Cure Claim, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed (or assumed and assigned, as applicable), or (3) any other matter pertaining to assumption or assignment, then any disputed Cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made as soon as reasonably practicable following, and in accordance with, the entry of a Final Order of the Bankruptcy Court resolving such dispute or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease, and any such unresolved dispute shall not prevent or delay implementation of the Plan or the occurrence of the Effective Date.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to Article V.D of the Plan, in the amount and at the time dictated by the Debtors’ ordinary course of business, or upon and in accordance with any resolution of a Cure dispute (whether by order of the Bankruptcy Court or through settlement with the applicable Executory Contract or Unexpired Lease counterparty), shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.  Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to Article V.D of the Plan, in the amount and at the time dictated by the Debtors’ ordinary course of business or upon resolution of a Cure dispute (whether by order of the Bankruptcy Court or through settlement with the applicable Executory Contract or Unexpired Lease counterparty), shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.  For the avoidance of doubt, in the event that any counterparty to an Executory Contract or Unexpired Lease receives a notice of assumption and applicable proposed Cure amount, and disputes the Debtors’ proposed Cure amount, such party shall not be required to File a Proof of Claim with respect to such dispute.  Any counterparty to an Executory Contract or Unexpired Lease that does not receive a notice or applicable proposed Cure amount, and believes a Cure amount is owed, shall have thirty days after the Effective Date to File a Proof of Claim with respect to such alleged Cure amount, which Claim shall not be expunged until such Cure dispute is resolved.

e.	Insurance Policies

Each D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to section 365 of the Bankruptcy Code.

The Debtors or the Reorganized Debtors, as applicable, shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date, and any current and former directors, officers, managers, and employees of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Effective Date.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors shall retain the ability to supplement such D&O Liability Insurance Policy as the Debtors or Reorganized Debtors may deem necessary.

The Debtors shall continue to satisfy their surety bonds and insurance policies in full and continue such programs in the ordinary course of business.  Each of the Debtors’ surety bonds and insurance policies, and any agreements, documents, or instruments relating thereto shall be treated as Executory Contracts under the Plan.  Unless otherwise provided in the Plan, on the Effective Date:  (a) the Debtors shall be deemed to have assumed all such surety bonds and insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims; and (b) such surety bonds and insurance policies and any agreements, documents, or instruments relating thereto shall revest in the applicable Reorganized Debtor(s).

Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.]

V.	THE DEBTORS’ CORPORATE HISTORY, STRUCTURE, AND BUSINESS OVERVIEW

A.	The Company’s Corporate History

The Company’s predecessor, Citizens Utilities Company, was formed in 1935 as a utility conglomerate with electric, water, gas, and telephone businesses.  While the telephone business was a small part of the Company’s operations for most of the 20th century, the breakup of the Bell Telephone system in 1982 and successful acquisitions throughout the 1990s and early 2000s led to increased focus on telecommunications.  In 2008, the Company rebranded as Frontier Communications Corporation, exclusively focusing on the telecommunications sector.

The Company grew exponentially through a series of Growth Transactions from 2010 through 2016.  In 2010, the Company purchased the landline operations of Verizon Communications, Inc. (“Verizon”) in 14 states.  In 2014, the Company acquired AT&T’s landline operations in Connecticut.  In 2016, the Company greatly expanded into urban and suburban markets through the purchase of Verizon’s landline operations in California, Texas, and Florida (the “CTF Transaction”).  The CTF Transaction doubled the size of the Company for a second time in a six-year span.

Today, the Company conducts its business operations through Frontier and Frontier’s 99 direct and indirect subsidiaries.  Frontier and several of these subsidiaries hold PUC ILEC certifications and competitive local exchange carrier (“CLEC”), certifications, long-distance certifications, FCC Licenses, and other authorizations, all of which permit the Company to operate in certain regions and provide telecommunications services.  Frontier and nine of its current subsidiaries22 are obligors on the Debtors’ funded debt, as issuer, borrower, guarantor, and/or grantor.   Further, equity interests in several subsidiaries that are not obligors on the Debtors’ funded debt have been pledged to secure various debt instruments.  The Debtors’ corporate organizational chart is attached as Exhibit C.

B.	Background to the Restructuring

Through a series of three acquisitions between 2010 and 2016 (each, a “Growth Transaction” and together, the “Growth Transactions”), the Company transformed from a provider of telephone and DSL internet services in mainly rural areas to a large, national telecommunications provider in rural, urban, and suburban markets across 29 states (prior to the close of the Pacific Northwest Transaction, as defined below, pursuant to which the Company divested its operations in four states), with a 2019 revenue of approximately $8.1 billion.  The Company anticipated that, once fully implemented, the Growth Transactions would yield efficiencies in the form of annual operating expense savings from the consolidation of various administrative functions, and lower prices on capital expenditures.  The most recent Growth Transaction was the 2016 CTF Transaction in which the Company acquired Verizon’s landline voice, broadband, and video operations in California, Texas, and Florida, for a purchase price of $10.54 billion.  The CTF Transaction provided an opportunity for the Company, which had historically operated largely in rural areas of the United States, to expand its service territory to residential, commercial, and wholesale customers in more urban, albeit more competitive markets, with a fiber-centric network in those states.

[22]
The subsidiaries include Frontier Southwest Incorporated, Frontier Florida LLC, Frontier Communications of Iowa, LLC, Frontier Communications of Wisconsin LLC, Frontier Communications of Minnesota, Inc., Citizens Telecommunications Company of Minnesota, LLC, and Citizens Telecommunications Company of Utah, Citizens Telecommunications of Tennessee, L.L.C. and Frontier Video Services Inc. (as a grantor).  Former guarantor Frontier Communications Northwest Inc. has been sold as part of the Pacific Northwest Transaction (as defined herein)

Serving the new territories proved more difficult and expensive than the Company anticipated, and integration issues made it more difficult to retain customers.  Simultaneously, the Company faced industry headwinds stemming from fierce competition in the telecommunications sector, shifting consumer preferences, and accelerating bandwidth and performance demands, all redefining the competitive landscape for infrastructure telecommunications companies.  These conditions have contributed to the unsustainability of the Company’s outstanding funded debt obligations—which total approximately $17.5 billion as of the Petition Date.

As a result of these macro challenges and integration issues, Frontier has not been able to fully realize the economies of scale expected from the Growth Transactions, as evidenced by a loss of approximately 1.3 million customers, from a high of 5.4 million after the CTF Transaction closed in 2016 to approximately 4.1 million as of March 2020.  Frontier’s share price has dropped from $125.7023 per share in 2015 to $0.37 per share prior to the Petition Date, reflecting a $8.4 billion decrease in market capitalization.

Although substantial funded debt maturities do not come due until 2021 and 2022, in late 2018 the Debtors embarked on a proactive process to evaluate their capital structure, including the evaluation and potential implementation of one or more comprehensive transactions to deleverage outstanding debt and extend maturities.  Such transactions were contemplated with the goal of extending the duration of impending maturities and comprehensively deleveraging of the Debtors’ capital structure.

In December 2018, the Company added Robert A. Schriesheim to the board of directors of Frontier.  Mr. Schriesheim was appointed chair of a newly formed five-person committee of the board of directors of Frontier tasked with evaluating various strategic restructuring alternatives, developing a granular business plan, and identifying other transaction-related workstreams (the “Finance Committee”).  The Finance Committee worked with the Debtors’ management team and Kirkland & Ellis LLP (“Kirkland”) as restructuring counsel, along with the Debtors’ investment banker, Evercore Group L.L.C. (“Evercore”), to review available alternatives to address the Company’s capital structure.

Since its formation, the Finance Committee has engaged with the Debtors’ professionals and consultants to evaluate restructuring alternatives, analyzed the Company’s business plan, and considered various strategies for optimizing enterprise value.  To bolster these efforts with telecommunications industry-specific experience, the Debtors engaged CMA Strategy Consulting (“CMA,”) in March 2019 and FTI Consulting, Inc. (“FTI”) in June 2019 (together with Kirkland and Evercore, collectively, the “Advisors”) to aid in developing a granular business plan.  The Debtors and their Advisors reviewed, among other things, pressures on the businesses creating continued deterioration in revenue, challenges in achieving improvements in revenue and customer trends, the reduced viability of the long-term sustainability of the Debtors’ capital structure, and general headwinds prevalent in the telecommunications industry.

[23]
Actual stock price at the peak market cap on February 25, 2015 was $8.38 per share. This price has been retroactively adjusted to reflect the Company’s 1-for-15 stock split in June 2017, so it is shown here as $8.38 times 15, or $125.70.

Additionally, the Finance Committee, to whom authority was delegated by the Debtors’ board of directors, has strategically navigated the Debtors through an analysis of proactive options to solve for the Debtors’ upcoming 2021 and 2022 maturities and mounting pressure from various constituents, some of whom initially favored an out-of-court deleveraging transaction while others supported a comprehensive in-court reorganization.  Simultaneously with the Finance Committee’s strategic review of the various restructuring alternatives, and with the objective of maximizing optionality, the Debtors executed three significant out-of-court transactions:

•
March 2019:  The Company issued $1.65 billion of 8.00% first lien secured notes due 2027 to repay all outstanding indebtedness under its senior secured term loan A facility (previously scheduled to mature in March 2021) and its credit agreement with CoBank, ACB (previously scheduled to mature in October 2021) (the “First Lien Issuance”).

•
March and April 2019:  The Company entered into amendments to the Credit Agreement (as defined herein) to, among other things (a) extend the maturity date of $850 million of the revolving loans and commitments thereunder from February 27, 2022 to February 27, 2024 (subject to springing maturity to any tranche of existing debt with an aggregate outstanding principal amount in excess of $500 million), and (b) increase the interest rate applicable to such revolving loans by 0.25%.

•
May 2019:  The Company entered into a definitive agreement to sell its northwest operations and associated assets in Washington, Oregon, Idaho, and Montana for $1.352 billion in cash, subject to certain closing adjustments, a favorable market price that will significantly enhance liquidity upon closing (the “Pacific Northwest Transaction”). The sale closed on May 1, 2020.

The Debtors used the additional liquidity from the debt transactions and optionality associated with these transactions to prolong their strategic review of their capital structure.

Frontier’s Funded Debt Maturities Schedule
(as of Petition Date)

To further the Debtors’ strategic review of its capital structure, in June 2019, Frontier added three new directors—Kevin L. Beebe, Paul M. Keglevic, and Mohsin Y. Meghji—to the board of directors of Frontier and the Finance Committee, who collectively brought substantial telecommunications experience and strategic restructuring and turnaround expertise to the board of directors of Frontier.  The Debtors continued to evaluate various liability management options to address future maturity walls and the need for capital, including additional asset sales and an “uptier” debt-for-debt exchange, amongst other alternatives with various degrees of legal risk and execution difficulty.  Though each of these transactions would provide the Debtors with near‑term liquidity, each presented implementation issues and ultimately would not achieve the Debtors’ goal of a comprehensive deleveraging.

For example, substantial asset sales would likely be restricted under the secured debt documents, as well as face potential regulatory approvals associated with the FCC and state‑level PUCs.  The Debtors also thoroughly evaluated multiple approaches to an “uptier” debt-for-debt exchange that would extend their liquidity runway beyond 2022.  However, initial results of the Debtors’ business plan projections suggested that these proposed transactions would not provide sufficient deleveraging.  Even if maturities were extended, without a massive infusion of capital, there was not a clear path for the Debtors to materially grow the business to achieve a natural deleveraging.  Further implementation risks were identified, as an “uptier” debt-for-debt exchange involving certain Senior Notes could be challenged by other series of Senior Notes and lead to potential protracted litigation.

In summer 2019, the Debtors identified several investment opportunities to expand their fiber network to increase competitiveness and market share.  Fiber provides faster broadband network services to customers than copper cables.  The Debtors recognized a number of opportunities to invest in fiber network within its existing copper broadband markets, rural lower speed markets, and adjacent expansion markets.  However, the Debtors’ capital structure constrained their ability to execute such initiatives.  The Debtors’ inability to access cash to fund these growth opportunities also hindered their capacity to use such opportunities to stabilize revenue and adjusted EBITDA.  Furthermore, the Debtors were unable to pursue accretive mergers and acquisitions and other strategic transactions because of the limitations imposed by the Debtors’ funded debt liability overhang.

Consequently, in September 2019, after approximately nine months of robust analysis and discussion, it became apparent that a debt-oriented liability management transaction alone was unlikely to achieve sufficient deleveraging to allow the Debtors to re-access the capital markets, rightsize its capital structure, and/or adequately reinvest in the business to sustain or grow business performance.  Put another way, the Debtors could not grow into their existing capital structure and, therefore, needed a more comprehensive restructuring of their balance sheet.  As a result, the Debtors pivoted to discussions regarding a comprehensive restructuring transaction and began engaging with the representatives of certain holders of the $10.95 billion outstanding aggregate principal amount of the unsecured senior notes and debentures issued by Frontier (the “Senior Notes”).

C.	Development of the Plan

In the fall of 2019, the Debtors began to engage formally with certain ad hoc groups comprised of holders of the Senior Notes.  In initial discussions, one group of principals and advisors holding Senior Notes was represented by Akin Gump Strauss Hauer & Feld LLP (“Akin”) (as counsel) and Ducera Partners LLC (“Ducera”) (as financial advisor), (the “AG Notes Group”), and the second group was represented by Milbank LLP (“Milbank”) (as counsel) and Houlihan Lokey Capital Inc. (“Houlihan”) (as financial advisor) (the “MB Notes Group”).24  By October 2, 2019, Akin, Ducera, Milbank and Houlihan had executed non-disclosure agreements that allowed the Debtors to provide confidential information regarding the Debtors’ business with the intent to facilitate a consensual transaction.  Over the next several weeks, the Debtors coordinated a series of discussions with these groups’ advisors, initially to open dialogue and foster engagement, and eventually maturing into more specific and comprehensive discussions, including “deep dive” business plan discussions.

[24]
The primary divide between the subgroups is that members of the AG Notes Group hold Senior Notes with an approximately $315 million interest payment that was due on March 15, 2020.  The Debtors elected to forgo the interest payment on the CTF Notes and entered into a grace period permitted under the relevant indentures.

All the while, the Debtors continued to take responsibility for the health of the overall enterprise.  As the Debtors continued to take action to improve their operational, financial, and strategic position, recognizing that closing a comprehensive restructuring may not be possible in the near-term, the board of directors of Frontier decided to evaluate a leadership change.  On December 3, 2019, the board of directors of Frontier appointed Mr. Bernard L. Han, who began serving as an advisor to Frontier in October 2019, as Frontier’s President and Chief Executive Officer.  Mr. Han has more than thirty years of experience, serving more than eleven years in the communications industry in various senior roles at DISH Network, including as chief financial officer and chief operating officer.

During this time, the Debtors encouraged the AG Notes Group and MB Notes Group to coalesce in order to streamline negotiations regarding a potential transaction.  On December 9, 2019, the AG Notes Group and MB Notes Group—which collectively hold over seventy-five percent of the Senior Notes—formally retained Altman Vilandrie & Co. (“Altman”) to serve as consultant to each of their respective groups.  Though the groups indicated that their expected interests were not completely aligned, given their equal priority in the Debtors’ capital structure, the Debtors engaged with the AG Notes Group, the MB Notes Group, their respective advisors, and Altman, as one unitary group (collectively, the “Noteholder Groups”).

On January 15, 2020, certain of the Noteholder Groups’ principals signed non‑disclosure agreements to facilitate discussions regarding potential transactions to address the Debtors’ capital structure and held several meetings to discuss the Debtors’ performance, including go-forward business plans.  In February and March of 2020, the Debtors and the Noteholder Groups exchanged several term sheets and held multiple in‑person and telephonic meetings in an attempt to achieve a restructuring transaction.  Meanwhile, the Debtors also opened a dialogue with advisors representing other various stakeholders. Specifically, this included an ad hoc group representing certain of the Debtors’ secured funded indebtedness, led by Paul, Weiss, Rifkind, Wharton & Garrison LLP (as counsel) and PJT Partners LP (as financial advisors) to gain consensus across the Debtors’ capital structure and ensure consensual post-petition financing.

As the negotiations progressed, the Debtors and the Noteholder Groups honed in on a narrow set of key issues to reach consensus on a term sheet that would serve as the cornerstone of a comprehensive restructuring.  The Debtors elected to forgo an interest payment due March 15, 2020, on certain of the Senior Notes and entered into a sixty-day grace period in order to continue the negotiation process and evaluate potential economic structures that would be key to building consensus.

During the grace period, the COVID-19 pandemic created a public health and economic crisis in the United States.  Because of the resulting market disruption, it became clear to the Debtors’ management team that ongoing business risks could pose potential liquidity challenges that were previously unforeseen, and would likely cause the Debtors to miss their business forecasts.  Though the Debtors continued to engage with the Noteholder Groups to maximize consensus, as the COVID-19 pandemic unfolded, it became apparent that preserving cash on hand was vital for the Debtors given indefinite potential liquidity challenges and market uncertainty.  The parties came to an impasse on certain final points and were unable to settle upon a consensual term sheet across the Noteholder Groups.  On March 27, 2020, after being unable to reach an agreement during initial negotiations with the Noteholder Groups, the parties publicly cleansed25 the parties’ term sheets.  The Debtors and the Consenting Noteholders continued to engage through their respective advisors to close out final key points.

[25]	See Frontier Communications Corporation, Regulation F-D Disclosure (Form 8‑K) (Mar 27, 2020).

On April 14, 2020, after extensive, arms’‑length negotiations that played out over several months, the Debtors executed the Restructuring Support Agreement with the Consenting Noteholders, which is expected to put the Debtors on a path toward maximizing stakeholder recoveries, allowing operational continuity, and ensuring a viable enterprise upon emergence.

D.	The Proposed Restructuring

After a series of proposals and counter-proposals, the Debtors and the Noteholder Groups made meaningful progress on the terms of a comprehensive restructuring, pursuant to the contemplated restructuring terms set out in the Restructuring Support Agreement.  As a result of proactive, extensive negotiations with the Noteholder Groups, the Debtors began the Chapter 11 Cases with a Restructuring Support Agreement in-hand that contemplates a value‑maximizing restructuring transaction, which has the support of holders of more than seventy-five percent of the Senior Notes.  The Debtors filed the Chapter 11 Cases to implement their restructuring pursuant to the terms of the Plan contemplated by the Restructuring Support Agreement, thereby bolstering their long‑term growth prospects and providing opportunities to expand their businesses.  The Restructuring Support Agreement, which represents the successful culmination of months of restructuring efforts and numerous compromises and concessions by the Consenting Noteholders, gives the Debtors the best opportunity to maximize value for the benefit of all of their stakeholders.  The following graphic compares the Debtors’ current capital structure with the proposed post-emergence capital structure contemplated by the Restructuring Support Agreement.

Debtors’ Pro Forma Capital Structure

The Restructuring Support Agreement set the Debtors on a path to file the Plan in order to effectuate their balance sheet restructuring within the first 30 days of these Chapter 11 Cases. The Debtors stand positioned to emerge from chapter 11 as a stronger and better-capitalized enterprise that is better able to leverage their national platform and go-forward investments for sustained success.  Accordingly, in the weeks leading to filing the Plan and this Disclosure Statement, the Debtors’ have worked with key constituents in formulating these documents.

E.	The Company’s Business Operations

As of March 31, 2020, the Company had approximately 4.1 million total customers, comprised of approximately 3.5 million broadband subscribers and 621 thousand video subscribers, and 17,400 employees, operating in 29 states (25 states after the close of the Pacific Northwest Transaction).26  The Company’s management team oversees the Company’s operations from the Company’s headquarters in Norwalk, Connecticut.  Additionally, several managerial functions are performed outside of the Company’s headquarters.  These include, but are not limited to, payroll processing, procurement functions, information technology, marketing, and functions in other regions within the Company’ service territory.

Company’s Service Territories

1.	The Company’s Infrastructure

As described above, the Company principally operates as an ILEC providing traditional landline, voice, and data services to consumers.   The Company’s network is extensive, consisting of over 180,000 route miles of fiber and approximately 6,400 fiber-connected cell towers (serving approximately 7,200 carrier cell sites on those towers), after the Pacific Northwest Transaction.  The Company connects to households, business locations, and cell towers in its service territories using a combination of fiber optic, copper, and wireless technologies.  The Company also owns fiber optic and copper cable, which are the primary transport technologies between the Company’s central offices, remote facilities, and interconnection points with other telecommunications carriers.

To focus investment and better respond to ongoing technological changes, the Company requires capital to potentially upgrade to its copper network to fiber in key locations across the current service territories to increase its competitiveness for consumer, commercial, and wholesale customers, including mobile network operators.  The Company has previously sought, and intends to continue to seek, state and/or federal subsidies for the expansion and enhancement of broadband in rural areas within certain of the Company’s current service areas.  In addition, the Company anticipates reducing costs by sharing best practices across its operations, centralizing and standardizing functions and processes, and deploying more updated technologies and systems that increase efficiency and profitability.

[26]
These figures reflect the Company prior to the May 1, 2020 close of the Pacific Northwest Transaction.  Revenues for the sold territories represent approximately seven percent of consolidated revenue for the year ended December 31, 2019.

2.	The Company’s Services and Products

Frontier Revenue Mix (2019 Revenue)

As a diversified telecommunications company, the Company provides a broad portfolio of communications services. The Company offers its services to all types of residential and business customers.  In 2019, residential accounted for 51 percent of total revenue, while commercial, which includes business and wholesale accounted for 44 percent, and regulatory accounted for 5 percent of total revenue.27  The Company’s key products and services include data and internet, video, voice, access, managed IT solution, hardware resale, and a broad range of complex communications services across their customer base.   The Company also serves high-cost rural areas that have been historically underserved by telecommunications infrastructure, aided by federal funding received through the Connect America Fund (“CAF”).  The Company’s wholesale business serves carrier customers from the largest national operators (i.e., Verizon, AT&T, etc.) to mid-market managed service providers, as well as hyperscalers (i.e., Google, Netflix, etc.).  Carrier customers buy both voice and data services to augment their own network infrastructure.  The following highlights the Company’s primary services.

Internet and Data Services.  The Company offers a comprehensive range of broadband and networking services, utilizing a mix of fiber and copper networks.  The principal residential consumer service the Company provides is broadband internet service for 2.7 million residential subscribers after the Pacific Northwest Transaction.  In certain of its consumer networks, the Company has a high concentration of aged copper wireline facilities, which provide internet service to customers at non-competitive speeds.  The Company’s fiber network, pro forma for the Pacific Northwest Transaction, stretches 180,000 miles and is available to over 20 percent of the Company’s service areas, based on broadband-serviceable homes passed. The Company provides internet and data services to commercial customers, including a complete portfolio of Ethernet, dedicated internet, software defined wide area network, managed Wi-Fi, time division multiplexing data transport, and optical transport services.

[27]	Regulatory revenue includes revenues generated from cost subsidies from state and federal authorities, including the $332 million in Connect America Fund Phase II funding in 2019.

Video Services.  The Company offers video services under the Verizon FiOS brand in portions of California, Texas, Florida, and Indiana, and under the Vantage brand in portions of Connecticut, North Carolina, South Carolina, Minnesota, Illinois, New York, and Ohio. The Company also offers satellite TV video service to its customers under an agency relationship with DISH Networks in additional markets.  Residential customers account for most of the Company’s video revenue.  The modern trend towards video “cord cutting,” mitigation to over-the-top video content, and the ongoing rise in video content prices have led to a decline in video revenue streams.

Voice Services.  The Company provides voice services, including “traditional voice” services, VoIP, long-distance, and voice messaging services, to consumer and commercial customers in all of its markets.  Long-distance service to and from points outside the Company’s operating properties are provided by interconnection with the facilities of interexchange carriers.  Approximately 31 percent of Company revenue for 2019 was derived from voice services, including “traditional voice” TDM voice, which continues to be a diminishing portion of the Company’s business.

3.	Government Funded Rural Telecommunication Initiatives

In addition to revenue from service offerings, the Company has received funds from FCC and state led programs that are intended to replace prior telephone high cost service subsidies and support voice and/or data services in high-cost, unserved and underserved areas.  On the federal side, the FCC’s CAF program has historically provided funding in certain areas across the Company’s footprint. In August 2019, the FCC established the Rural Digital Opportunity Fund (“RDOF”), a $20.4 billion program aimed at subsidizing the deployment of a high-speed broadband network and voice service in certain unserved and underserved rural areas over the next decade.  On the state side, certain but not all states have state universal services and/or specific grant programs to support voice and/or data service in high cost, hard‑to‑serve areas.

The Company has expanded broadband access in states with large rural populations, such as Indiana, Nebraska, and West Virginia through the CAF program.  The Company has accepted CAF Phase II (“CAF-II”) funding in its 25 states, which provides $313 million (after the Pacific Northwest Transaction) in annual support through 2021 in exchange for a commitment to make 10/1 Mbps broadband available to approximately 734,000 locations in these areas.   In 2019, the FCC adopted a report and order to establish RDOF as the successor to the CAF program.  In the report and order, the FCC proposed a two-phased reverse auction to assign RDOF funding totaling up to $20.4 billion of support over ten years.  In the first phase, the FCC plans to offer up to $16 billion in support over ten years ($1.6 billion annually) to service providers that commit to offer a certain minimum internet speed service, in eligible underserved locations (measured by at least 25/3 Mbps and voice service based on the FCC’s current maps).  In March 2020, the FCC released a public notice seeking comment on the proposed rules for the first phase of the RDOF auction, which the FCC expects to begin in October 2020.  While the RDOF program has not been finalized, it could result in a material change in the level of funding the Company receives from the FCC as early as 2022.

In addition, eleven states have state universal service funds, from which the Company receives funding to support voice and/or broadband service build out in rural communities.  The approximate benefit is approximately $19 million.

F.	Regulatory Environment

The Company’s operations are subject to varying degrees of federal, state, and local regulation, each of which require unique regulatory authorizations for the Company’s regulated service offerings.  The Company is authorized by the FCC to provide domestic, interstate, and international telecommunications services pursuant to Section 214 of the Communications Act.  In addition, the Company or its subsidiaries hold wireless licenses issued by the FCC, as well as authorizations issued by state PUCs to provide intrastate telecommunications.  The Company may be subject to financial sanctions and/or operational restrictions, including revocation of operating authority, if it fails to satisfy any FCC or state PUC requirements for its FCC and state PUC licenses and authorizations, such as the payment of regulatory fees, contribution to universal service funds, or compliance with reporting obligations and service quality/performance obligations.

1.	Federal Communications Commission / CFIUS / FTC

At the federal level, the FCC generally exercises jurisdiction over information services, interstate or international telecommunications services, and facilities to the extent they are used to provide, originate, or terminate interstate or international services.

The FCC’s authority to review any proposed transaction, including reorganization in bankruptcy, is triggered by the assignment or transfer of the Company’s FCC Licenses.  When an entity files for bankruptcy, FCC Licenses are assigned as a matter of law from the licensee to the licensee as debtor-in-possession.  The FCC considers this to be an involuntary assignment and requires that the licensee file a notification with the FCC within 30 days of the bankruptcy filing.  Thereafter, FCC approval will be required to assign the FCC Licenses to Reorganized Frontier pursuant to the conditions set forth in the Plan.  Applications requesting such FCC approval will have to detail the change in control of Reorganized Frontier in order to account for the New Common Stock acquired by the holders of the Senior Notes.  If such holders of the New Common Stock include foreign persons with significant stakes, review by Team Telecom, an interagency review body, may be required in order to allow Team Telecom to assess the national security risks, if any, posed by the Plan.

Ownership or control by foreign persons of Reorganized Frontier could also result in review by the Committee on Foreign Investment in the United States (“CFIUS”), which would also focus on the national security implications of such foreign ownership or control upon emergence.  The CFIUS assessment is separate from, but complementary to, the national security review conducted by Team Telecom and described above.

2.	State PUCs

The Company operates as an ILEC in 25 states after the Pacific Northwest Transection.  PUCs generally exercise jurisdiction over intrastate voice and related telecommunications services.  Certain state agencies, including attorneys general, monitor and exercise oversight related to consumer protection issues, including marketing, sales, provision of services, and service charges.

Under the Federal Telecommunications Act of 1996, state regulatory commissions have jurisdiction to set certain rates, arbitrate, and review interconnection disputes and agreements between ILECs and competitive local exchange carriers, in accordance with rules set by the FCC.

In certain of the jurisdictions in which the Company operates, the proposed reorganization is considered a “transfer of control” and, therefore, is subject to regulatory approval based upon public interest legal standards.  In some states where the Company operates as an ILEC, the PUCs also require prior approval for certain ILEC financing transactions in which the assets or operations of the ILEC will be encumbered or the ILEC is assuming or guaranteeing affiliate debt obligations.  Additionally, in some states the Company is subject to operating restrictions and minimum service quality standards, and needs to provide “universal service” as a “carrier of last resort” in its service territory.  Failure to satisfy these requirements may result in financial sanctions and/or operational restrictions, including revocation of operating authority.

3.	Local Regulatory Bodies

Local governments often regulate the public rights-of-way necessary to install and operate networks and may require service providers to obtain licenses or franchises regulating their use of those rights-of-way.  In addition, in some states where the Company provides video services, it may be subject to transfer of control provisions for its cable TV/video services contained in local franchise agreements with local municipalities and government authorities.

4.	Federal Trade Commission

The Federal Trade Commission maintains oversight of the Company’s general consumer business practices, including advertising and other disclosures and representations.

5.	Pacific Northwest Transaction

In May 2019, Frontier entered into a definitive agreement to sell its operations and associated assets in Washington, Oregon, Idaho, and Montana for $1.352 billion in cash, subject to certain closing adjustments, including adjustments for working capital and certain pension and retiree medical liabilities.    The Debtors’ motion to assume the definitive agreement for the Pacific Northwest Transaction and to approve the Pacific Northwest Transaction was approved on April 24, 2020 and the Court entered an order on April 27, 2020 [Docket No. 168] (the “Pacific Northwest Order”).28  Subsequently, on May 1, 2020, Frontier completed the sale for $1.131 billion in net proceeds (net of funding certain pension and other retiree medical liabilities, funding certain escrows and other closing adjustments).29  In connection with the sale, the Company has entered into a transition services agreement with the purchaser to provide various network and support services for a minimum of six months post-closing.

G.	COVID-19 Impact on Business

The Debtors also entered these Chapter 11 Cases amid the COVID-19 pandemic.  As the COVID-19 pandemic develops, governments, corporations and other authorities may continue to implement restrictions or policies that adversely impact consumer spending, business spending, the economy, and the Debtors’ businesses. Specific government initiatives, such as the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), provide potential relief for the Debtors’ customers and businesses.

[28]
As part of the relief provided in the Pacific Northwest Order, the Debtors dismissed the Chapter 11 Cases of the four entities sold pursuant to the transaction: (a) Citizens Telecommunications Company of Idaho, No. 20-22510 (RDD); (b) Citizens Telecommunications Company of Montana, No. 20-22523 (RDD); (c) Citizens Telecommunications Company of Oregon, No. 20-22547 (RDD); and (d) Frontier Communications Northwest Inc., No. 20-22500 (RDD).

[29]	Sale proceeds net of funding certain pension and other retiree medical liabilities and funding certain escrows and other closing adjustments.

Frontier understands the importance of its network services during these times, and the Company remains committed to keeping customers connected, safe and informed.  On March 13, 2020, in response to the COVID-19 pandemic, over 550 providers of critical communications services, including Frontier, took the FCC Keep Americans Connected pledge, pursuant to which providers agreed for the following sixty days: (a) not to terminate service to any residential or small business customers because of their inability to pay their bills due to the disruptions caused by the coronavirus pandemic; (b) to waive any late fees that any residential or small business customers incur because of their economic circumstances related to the coronavirus pandemic; and (c) to open their Wi-Fi hotspots to any American in need.  Many states in which the Company operates have issued executive orders prohibiting the disconnection of services for customers for the length of the state of emergency.

In addition to committing to the Keep Americans Connected Pledge, the Debtors’ response to COVID-19 includes limiting their product offerings to those that do not require a field service employee to enter a customer’s home and directing most non-field service employees to work from home.  Thus far only a few of the Debtors’ employees have been tested positive for COVID-19.  Through March 31, 2020, the Debtors have not experienced any disruptions in their supply chain; however, some of their business partners, including those operating outside of the United States, have been more greatly impacted which has affected their service levels and distribution of work.

While overall the operational and financial impact to the Debtors of the COVID-19 pandemic for the three months ended March 31, 2020 were not significant, the Debtors continue to closely monitor the ongoing impact to their employees, their customers, their business and their results of operations.  Given the unprecedented and evolving nature of the pandemic and the swift-moving response from multiple levels of government, the impact of these changes and other potential changes on the Debtors are uncertain at this time.

H.	The Debtors’ Prepetition Capital Structure[30]

As of the Petition Date, the Debtors were liable for approximately $17.5 billion of funded debt obligations.  The table below summarizes the Debtors’ prepetition capital structure as of the Petition Date:

[30]	See Frontier Communications Corporation, Completion of Acquisition or Disposition of Assets (Form 8‑K) (May 1, 2020).

Capital Structure (as of Petition Date)

1.	Frontier Issued First Priority Debt

a.	JP Morgan Credit Facilities

On February 27, 2017, the Debtors entered into a first amended and restated credit agreement with JPMorgan Chase Bank, N.A., as administrative agent and the lenders party thereto, pursuant to which Frontier combined its revolving credit agreement, dated as of June 2, 2014, and its term loan credit agreement, dated as of August 12, 2015 (as amended to date, the “Credit Agreement”).  Under the Credit Agreement, the Debtors have a $1.695 billion senior secured term loan facility (the “Term Loan Facility”) maturing on June 15, 2024 and an $850 million secured revolving credit facility maturing on February 27, 2024 (the “Revolving Credit Facility,” collectively with the Term Loan Facility, the “Credit Facilities”), in each case, subject to the maturity acceleration provisions described below.

The maturities of the Term Loan Facility and the Revolving Credit Facility, in each case if still outstanding, will be accelerated in the following circumstances:  (a) if, 91 days before the maturity date of any series of Senior Notes (as defined herein) maturing in 2020, 2023 and 2024, more than $500 million in principal amount remains outstanding on such series; or (b) if, 91 days before the maturity date of the first series of Senior Notes maturing in 2021 or 2022, more than $500 million in principal amount remains outstanding, in the aggregate, on the two series of Senior Notes maturing in such year.

The determination of interest rates for the Term Loan Facility and Revolving Credit Facility under the Credit Agreement is based on margins over the Alternate Base Rate (as defined in the Credit Agreement) (the “ABR Loans” referred to in the Credit Agreement), or over the Adjusted LIBOR Rate (as defined in the Credit Agreement) (the “Eurodollar Loans” referred to in the Credit Agreement), at the election of Frontier.  Interest rate margins on the Revolving Credit Facility (ranging from 1.00% to 2.00% for ABR Loans and 2.00% to 3.00% for Eurodollar Loans) are subject to adjustment based on Frontier’s Leverage Ratio (as defined in the Credit Agreement).  The interest rate on the Revolving Credit Facility as of December 31, 2019 was Adjusted LIBOR Rate plus 3.00%.  The collateral securing the Credit Agreement is limited to the equity interests of certain subsidiaries of Frontier and substantially all personal property of Frontier Video Services, Inc.  As of the Petition Date, Frontier had borrowings of $749 million outstanding under the Revolving Credit Facility (with letters of credit issued under the Revolving Credit Facility totaling an additional $101 million).

On March 15, 2019, the Debtors used proceeds from the offering of First Lien Notes, together with cash on hand, to repay in full the outstanding borrowings under its $1.625 billion senior secured term loan A facility, which otherwise would have matured in March 2021, as described below.  In addition, in March 2019 and April 2019, the Debtors amended the Credit Agreement to, among other things (a) extend the maturity date of the Revolving Credit Facility from February 27, 2022 to February 27, 2024, (b) increase the interest rate applicable to such revolving loans by 0.25% and (c) make certain modifications to the debt and restricted payment covenants.

b.	First Lien Notes

On March 15, 2019, Frontier issued $1.65 billion aggregate principal amount of 8.000% First Lien Notes due 2027 (the “First Lien Notes”) pursuant to the indenture, dated as of March 15, 2019, by and among Frontier, as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as successor trustee, and JPMorgan Chase Bank, N.A., as collateral agent.

Each of the Company’s subsidiaries that guarantees the Debtors’ Credit Facilities (the “Guarantors”) guaranteed the First Lien Notes.  The First Lien Notes are secured on a first-priority basis by a security interest that is pari passu with the first lien security interest securing the Debtors’ obligations under the Credit Agreement.

The First Lien Notes mature on April 1, 2027 and bear interest at a rate of 8.000% per annum.  Interest on the First Lien Notes is payable to holders of record semi-annually in arrears on April 1 and October 1 of each year.

c.	Industrial Development Revenue Bonds

As of the Petition Date, the Debtors had a total of approximately $14 million outstanding aggregate principal amount of industrial development revenue bonds due May 1, 2030.

2.	Frontier Issued Second Priority Debt

a.	Second Lien Notes

On March 19, 2018, Frontier issued $1.6 billion aggregate principal amount of 8.500% Second Lien Notes due April 1, 2026 (the “Second Lien Notes”)  pursuant to an indenture, dated as of March 19, 2018, by and among Frontier, as issuer, the Guarantors and Wilmington Savings Fund Society FSB, as successor trustee and collateral agent (the “Second Lien Notes Indenture”).  The Guarantors guaranteed the Second Lien Notes.

The Second Lien Notes bear interest at a rate of 8.500% per annum.  Interest on the Second Lien Notes is payable to holders of record semi-annually in arrears on April 1 and October 1 of each year, commencing October 1, 2018.  On July 3, 2018, Frontier amended the collateral package for the Second Lien Notes as a result of changes to the collateral package securing Frontier’s Credit Facilities to replace certain subsidiary equity pledges with pledges of the equity interest of certain first-tier subsidiaries of Frontier.

3.	Frontier’s Senior Notes

As of the Petition Date, Frontier has issued approximately $10.95 billion aggregate principal amount of unsecured senior notes.  This unsecured debt is not guaranteed by any of Frontier’s subsidiaries. All Senior Notes (as defined herein) are pari passu in right of payment.

a.	CTF Notes

On September 25, 2015, as part of the financing of the CTF Transaction, Frontier completed a private offering of $6.6 billion aggregate principal amount of unsecured senior notes (the “CTF Notes”).  In June 2016, Frontier completed an exchange offer of registered senior notes for the privately placed senior notes.  Frontier issued the CTF Notes pursuant to an indenture, as amended or supplemented, dated as of September 25, 2015, by and between Frontier, as issuer, and The Bank of New York Mellon, as trustee.

As of the Petition Date, the Debtors had $5.84 billion outstanding aggregate principal amount of CTF Notes, comprised of: (a) $55 million aggregate principal amount of notes bearing interest at a rate of 8.875% per annum, due September 15, 2020; (b) $2.19 billion aggregate principal amount of notes bearing interest at a rate of 10.500% per annum, due September 15, 2022; and (c) $3.60 billion aggregate principal amount of notes bearing interest at a rate of 11.000%, due September 15, 2025.

b.	Legacy Notes

As of the Petition Date, the Debtors had $5.11 billion outstanding aggregate principal amount of senior unsecured notes and debentures that were obligations of the Debtors prior to the CTF Transaction (the “Legacy Notes”).  The Legacy Notes comprise: (a) $172 million aggregate principal amount of notes bearing interest at a rate of 8.500% per annum, due April 15, 2020 (the “2020 April Notes”); (b) $89 million aggregate principal amount of notes bearing interest at a rate of 9.250% per annum, due July 1, 2021 (the “2021 July Notes”); (c) $220 million aggregate principal amount of notes bearing interest at a rate of 6.250% per annum, due September 15, 2021 (the “2021 September Notes”); (d) $500 million aggregate principal amount of notes bearing interest at a rate of 8.750% per annum, due April 15, 2022 (the “2022 April Notes”); (e) $850 million aggregate principal amount of notes bearing interest at a rate of 7.125% per annum, due January 15, 2023 (“2023 Notes”); (f) $750 million aggregate principal amount of notes bearing interest at a rate of 7.625% per annum, due April 15, 2024 (“2024 Notes”); (g) $775 million aggregate principal amount of notes bearing interest at a rate of 6.875% per annum, due January 15, 2025 (the “2025 January Notes”); (h) $138 million aggregate principal amount of debentures bearing interest at a rate of 7.000% per annum, due November 1, 2025 (“2025 November Notes”); (i) $2 million aggregate principal amount of debentures bearing interest at a rate of 6.800% per annum, due August 15, 2026 (“2026 Notes”);  (j) $346 million aggregate principal amount of notes bearing interest at a rate of 7.875% per annum, due January 15, 2027 (“2027 Notes”);  (k) $945 million aggregate principal amount of notes bearing interest at a rate of 9.000% per annum, due August 15, 2031 (“2031 Notes”); (l) $1 million aggregate principal amount of debentures bearing interest at a rate of 7.680% per annum, due October 1, 2034 (“2034 Notes”); (m) $125 million aggregate principal amount of debentures bearing interest at a rate of 7.450% per annum, due July 1, 2035 (“2035 Notes”); and (n) $193 million aggregate principal amount of debentures bearing interest at a rate of 7.050% per annum, due October 1, 2046 (“2046 Notes”).

4.	Secured Debt Issued by Subsidiaries

As of the Petition Date, Frontier Southwest Incorporated had $100 million outstanding aggregate principal amount of secured notes due November 15, 2031 issued pursuant to that certain indenture, as amended, restated, or supplemented, dated as of June 1, 1940, by and between Frontier Southwest Incorporated (formerly known as GTE Southwest Incorporated, and prior thereto, Southwestern Associated Telephone Company), as issuer, and BOKF, NA (as successor to First National Bank in Dallas), as trustee (the “Verizon Secured Notes”).  The Verizon Secured Notes accrue at an interest rate of 8.500%.

As of the Petition Date, Citizens Utilities Rural Company had approximately $6 million outstanding aggregate principal amount in Rural Utilities Service (“RUS”) loan contracts due January 3, 2028 that accrue at an interest rate of 6.154%.

5.	Unsecured Debt Issued by Subsidiaries

As of the Petition Date, Frontier California Inc. had $200 million outstanding aggregate principal amount of unsecured notes due May 15, 2027 issued pursuant to that certain indenture, as amended or supplemented, dated as of December 1, 1993, by and between Frontier California Inc. (formerly known as GTE California Inc.), as issuer, and U.S. Bank Trust National Association (as successor to Bank of America National Trust and Savings Association), as trustee (the “Unsecured Frontier California Notes”).  The Unsecured Frontier California Notes accrue at an interest rate of 6.750% per annum.

As of the Petition Date, Frontier Florida LLC had $300 million outstanding aggregate principal amount of unsecured notes due on February 1, 2028 issued pursuant to that certain indenture, as amended or supplemented, dated as of November 1, 1993, by and between Frontier Florida LLC (formerly known as GTE Florida Inc.), as issuer, and U.S. Bank National Association (as successor to NationsBank of Georgia, National Association), as trustee (the “Unsecured Frontier Florida Notes”).  The Unsecured Frontier Florida Notes accrue at an interest rate of 6.860% per annum.

As of the Petition Date, Frontier North Inc. had $200 million outstanding aggregate principal amount of unsecured notes due February 15, 2028 issued pursuant to that certain indenture, dated as of January 1, 1993, by and between the Frontier North Inc. (formerly known as GTE North Inc.), as issuer, and U.S. Bank National Association (as successor to The First National Bank of Chicago), as trustee (the “Unsecured Frontier North Notes”).  The Unsecured Frontier North Notes accrue at an interest rate of 6.730 per annum%.

As of the Petition Date, Frontier West Virginia Inc. (formerly known as Verizon West Virginia Inc., and prior thereto, The Chesapeake and Potomac Telephone Company of West Virginia) had $50 million outstanding aggregate principal amount of unsecured notes due October 15, 2029 (the “Unsecured Frontier West Virginia Notes”).  U.S. Bank Trust National serves as the paying agent31 under the Unsecured Frontier West Virginia Notes.  The Unsecured Frontier West Virginia Notes accrue at an interest rate of 8.400 per annum%.

[31]
The First Day Declaration improperly referred to U.S. Bank as the successor trustee for the Unsecured Frontier West Virginia Notes.  Through this Disclosure Statement, the Debtors are providing notice to all relevant parties that U.S. Bank is not the successor trustee to the Unsecured Frontier West Virginia Notes.

6.	Frontier Common Stock

Shares of Frontier’s common stock have traded on the NASDAQ Global Select Market under the symbol “FTR.”  All outstanding shares of common stock are publicly owned.  On December 16, 2019, the Company was notified by The Nasdaq Stock Market (“Nasdaq”) that it was not in compliance with NASDAQ’s Listing Rule 5450(a)(1), as the minimum bid price of their common stock had been below $1.00 per share for 30 consecutive business days. Under NASDAQ’s rules, the notification of noncompliance had no immediate effect on the listing or trading of Frontier’s common stock and the Company had 180 days, or until June 15, 2020, to achieve compliance.32

On April 15, 2020, the Company received a notification letter from the listing qualifications department staff of NASDAQ indicating that, as a result of the Chapter 11 Cases and in accordance with NASDAQ Listing Rules 5101, 5110(b) and IM-5101-1, NASDAQ determined that the Company’s common stock would be delisted. On April 29, 2020, NASDAQ filed a Form 25 with the Securities and Exchange Commission to delist the common stock from the NASDAQ Global Select Market. Trading of Frontier’s common stock now occurs on the OTC Pink Market under the symbol “FTRCQ.”

As of March 31, 2020, and before taking the Pacific Northwest Transaction that closed on May 1, 2020, into account, Frontier had federal net operating loss carry forwards (“NOLs”) of approximately $2.2 billion available to offset its future federal taxable income, taking into account the retroactive changes under the CARES Act.  Frontier’s ability to use these NOLs would be substantially limited if it experienced an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Tax Code”).  In general, an ownership change occurs if the aggregate stock ownership of certain stockholders of a corporation (generally 5% stockholders, applying certain look-through and aggregation rules) increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period (generally three years). On July 1, 2019, Frontier adopted a shareholder rights plan (the “Rights Plan”) intended to reduce the likelihood of an ownership change.  Under the Rights Plan, Frontier’s shareholders of record as of the close of business on July 11, 2019 received one preferred share purchase right for each share of common stock outstanding.  If a shareholder (or group) acquires beneficial ownership of 4.9 percent or more of the outstanding shares of Frontier’s common stock without prior approval of its board of directors or without meeting certain customary exceptions, the preferred share purchase rights would become exercisable under the Rights Plan, and entitle shareholders (other than the acquiring shareholder or group) to purchase additional shares of Frontier at a significant discount and result in significant dilution in the economic interest and voting power of the acquiring shareholder or group.  Prior to the filing of these Chapter 11 Cases, Frontier determined that the Restructuring Transaction, the entry into the Restructuring Support Agreement, the approval of the Plan, the entry into the Definitive Documents, and the consummation of the Restructuring Transaction and the other transactions contemplated by the Plan and the Definitive Documents are an “Exempted Transaction” as defined in the Rights Plan.

VI.	EVENTS LEADING TO THE CHAPTER 11 FILINGS

A.	Growth Transactions Overleveraging the Capital Structure and Implementation Issues

1.	The Growth Transactions

The telecommunications industry has been defined by continued growth and consolidation through mergers and acquisitions.  By 2008, the Debtors had shed all of their other utility businesses to operate exclusively as a telecommunications provider.  By 2009, the Debtors were the primary landline telecommunications provider in many rural areas, serving as the ILEC provider to 1.39 million customers.33  The Debtors offered, in various forms, local telephone, long-distance calling, directory services, and DSL internet service.  The Debtors also established bundled television services through a partnership with DISH Network Corporation.34

[32]	See Frontier Communications Corporation, Periodic Report on Form 8-K (Dec. 20. 2019).

[33]	See Frontier Communications Corporation, Annual Report 2010 (Form 10‑K) (Feb. 25, 2011), page 9.

[34]	Id. at page 4.

Around this time, industry competitors expressed interest in exiting landline communications.  Seizing on the opportunity to expand its ILEC operations, the Debtors embarked on a series of three acquisitions, the Growth Transactions, that transformed the Debtors from a regional provider of telephone and DSL internet to a national provider of these services.

2010 Verizon Transaction.  In 2009, the Debtors were offered the opportunity, through an acquisition of certain of Verizon’s businesses, to expand their portfolio and to become the largest “rural” communication provider.  Through the transaction, the Debtors recognized an opportunity to bring broadband to new markets and entered into an agreement to acquire the defined assets and liabilities of the local exchange business and related landline activities of Verizon in Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, West Virginia, and Wisconsin, and in portions of California bordering Arizona, and Nevada (the “2010 Verizon Transaction”).  The 2010 Verizon Transaction was financed with approximately $5.2 billion of common stock (Verizon shareholders received 678.5 million shares of Frontier common stock) plus the assumption of approximately $3.2 billion principal amount of unsecured notes.35  Following closure of the 2010 Verizon Transaction on July 1, 2010, the Debtors had 3.5 million customers, 1.7 million broadband connections and 14,800 employees.36

2014 AT&T Transaction.  On October 24, 2014, the Debtors acquired the wireline properties of AT&T in Connecticut for a purchase price of $2.0 billion in cash, excluding adjustments for working capital (the “2014 AT&T Transaction”).  The Debtors entered Connecticut as an opportunity to leverage their network, information technology, engineering, administrative services, and procurement capabilities to realize scale and cost synergies37  Following the 2014 AT&T Transaction, the Debtors owned and operated the wireline broadband, voice, and video business and statewide fiber network that provides services to residential, commercial, and wholesale customers in Connecticut.  To finance the transaction, the Debtors completed a registered debt offering.  The Debtors used the net proceeds from the offering of these notes, together with borrowings of $350 million under a since-retired term loan, and cash on hand, to finance the transaction.38

2016 CTF Transaction.  On February 5, 2015, the Debtors entered into the CTF Transaction with Verizon to acquire Verizon’s wireline operations that provide services to residential, commercial, and wholesale customers in California, Texas, and Florida for $10.54 billion.39  Economies of scale were a large driver of the CTF Transaction.40  The Debtors acquired 3.7 million voice connections, 2.2 million broadband connections, and 1.2 million FiOS video connections through the CTF Transaction.  As a result of the CTF Transaction, the Debtors doubled in size, increasing their network to 5.4 million customers, 4.3 million broadband connections, and 28,300 employees.41

The Debtors financed the CTF Transaction through a mix of debt and equity issuances: a private debt offering of $6.6 billion of CTF Notes, a $1.5 billion senior secured delayed-draw term loan facility,42 and a registered offering of $2.75 billion of preferred and common stock.43  The CTF Transaction closed on April 1, 2016.44

[35]	Id. at page 3.

[36]	Id. at page 2.

[37]	See Frontier Communications Corporation, Annual Report 2014 (Form 10‑K) (Feb. 24, 2015), page 5.

[38]	Id. at page 2.

[39]	See Frontier Communications Corporation, Annual Report 2016 (Form 10‑K) (Feb. 28, 2017), page 2.

[40]	See Frontier Communications Corporation, Press Release, (Feb. 5, 2015).

[41]	Id.

[42]	See Frontier Communications Corporation, Press Release, (Aug. 13, 2015).

[43]	Id.

[44]	See Frontier Communications Corporation, Quarterly Report Q1 2016 (Form 10-Q) (May 5, 2016).

2.	Operational Issues After Expansion

While the Growth Transactions transformed the Debtors’ businesses, there were integration issues associated with such expansion following the CTF Transaction.  The Debtors received public complaints from customers about the pace and progress of the integration.  As a result, the Debtors began to face customer loss after the CTF Transaction in the newly acquired territories.  In turn, to refocus resources on servicing legacy customers in these territories, the Debtors limited their marketing efforts, resulting in low customer growth in the new regions that were acquired in the Growth Transactions.

B.	Industry-Specific Challenges

1.	Needed Infrastructure Updates Due to Constrained Capital Structure

The telecommunications industry is undergoing significant changes in technology and consumer uses, preferences, and expectations.  Wireless growth has been exponential and customers have “cut the cord” to the Debtors’ services.  These customers have no tethered voice service and may use wireless service for internet access.  Even within the “wireline” sector, the introduction of fiber-optics has allowed new entrants and existing competitors with access to capital to introduce networks in the Debtors’ markets that are competitive with the Debtors’ existing copper-based networks.  Although expensive to deploy, fiber-based networks can provide faster broadband speeds and more robust capacity.  Customer expectations and requirements have shifted because of the positive effect of these differences on broadband speeds, bandwidth, capacity, and performance.

The Debtors require a technology upgrade to their infrastructure, principally by enhancing their fiber-based footprint, which requires significant investment and capital expenditures.  Several investment opportunities exist, and continue to exist, for the Debtors.  With additional capital, the Debtors would have the flexibility to modernize certain of their existing copper-based networks with optical fiber, expanding the reach of the Debtors’ existing fiber-based networks into areas most suitable and attractive for growth, and providing fiber backhaul for towers and small cell deployments.  However, given the Debtors’ current capital constraints, the Debtors do not have access to capital to make these necessary infrastructure investments.  Increased liquidity and decreased debt servicing costs will make pursuing these strategic enhancements to technology and equipment feasible in many areas.

2.	Competition and Shifting Industry Preferences

Competition within the telecommunications industry is intense.  Technological advances as well as regulatory and legislative changes have enabled a wide range of historically non-traditional communications service providers to compete with traditional providers, including the Debtors.  The Debtors have experienced substantial, and in some cases complete, revenue attrition of intercarrier compensation (the charges other telecommunications pay to terminate traffic on the Debtors’ network) at the federal level and are still rate regulated by some state PUCs. In certain jurisdictions, the Debtors are subject to significant state and federal regulations, including, but not limited to, service quality performance standards that measure the Debtors on installation and repair intervals, customer service metrics, and outage frequency and duration, and carrier of last resort obligations, where the Debtors must bring landline facilities to anyone requesting voice service regardless of complexity or cost.  Wireless, VOIP, and cable competitors are not subject to these same regulations and, as a result, have lower cost structures.  The industry has also experienced substantial consolidation in recent years.  All of these factors create downward pressure on the demand for and pricing of the Debtors’ services.  The Debtors primarily compete with:

•
Cable operators: In a majority of the Debtors’ markets, cable operators offer similar high speed internet, video, and voice services, and compete with the Debtors aggressively for consumer and business customers on speed and price.

•
Wireless carriers: Wireless operators offer internet, video, and voice services and compete with the Debtors for consumer and business customers by offering packages with mobility and increasingly large data caps that utilize or will utilize the latest 5G technology to mobile customers.

•
Satellite providers: In all of the Debtors’ markets, satellite operators offer high speed internet, voice, and/or video services and compete with the Debtors aggressively for consumer and business customers on both price and performance.

•
Online video providers: Some consumers are opting for internet-delivered video services through online service providers rather than traditional, multi-channel video.  This practice is commonly called “cord cutting.”[45]  In response, the Debtors have taken steps to deliver such content to consumers.

•
Competitive fiber operators: In many of the Debtors’ markets, competitive operators have developed fiber network to compete with the Debtors’ internet and data services, primarily for business and carrier customers.

Additionally, the importance of reliable broadband and demand for faster broadband speeds is increasing.  The FCC changed its definition of what constitutes advanced broadband capabilities for certain purposes to 25 megabits per second (Mbps) download and 3 Mbps upload (25/3) from the standard of 4 Mbps download and 1 Mbps upload (4/1) set in 2010.46  Additionally, the percentage of total fixed connections in the US with a download speed of at least 25 Mbps has grown from 44 percent in 2014, to nearly 70 percent as of December 2017.47  This trend emphasizes that the Debtors need to update their infrastructure from their current predominantly copper-based networks to better compete in the industry.

Coupled with these challenges, shifting consumer preferences away from traditional landline telephone and television services have impacted the Debtors’ bottom line.  As customers resort to voice and video “cord cutting,” the Debtors have seen a decrease in both their voice and video subscription services.  In the last 20 years, wireline ILECs’ share of the voice market has declined from greater than 60 percent to less than 10 percent nationwide, driven by losses to wireless, CLEC and cable competitors.48  During this same period, wireless connections increased by more than 250 percent from under 100 million to more than 348 million connections.49  Further, near‑ubiquitous 4G wireless coverage has made wireless-only phone service a much more viable option for consumers than it has been historically.  With upgrades to 5G service, wireless operators will increasingly compete for broadband customers.

[45]	FCC, 2018 Communications Marketplace Report.

[46]	FCC, 2015 Broadband Progress Report.

[47]	FCC, Internet Access Services as of Dec. 31, 2017.

[48]	FCC, Voice Telephone Services Reports and Local Telephone Competition Reports, https://www.fcc.gov/voice-telephone-services-report.

[49]	Id.

Given the increasing reliance of consumers on a fast broadband connection, the Debtors have a unique opportunity to invest in modernizing their network to improve speeds, quality, and performance.  Further, the increase in video cord cutting also presents an opportunity for the Debtor to focus more on broadband products rather than content, where the Debtors are increasingly less competitive.

For video services, the Debtors have lost approximately 300,000 net video subscribers across all markets in the last two years.50   At the same time, programming or “content” costs for video services have increased, with video streaming providers like Amazon and Netflix entering and capturing a substantial share of the market.  Therefore, costs for content have risen such that incurring acquisition costs to add new customers to the Debtors’ video product are not consistently profitable.

As previously described, the Debtors’ businesses rely on certain government funding programs.  Currently, the CAF-related cash flows will expire on December 31, 2021.  However, the CAF program will be replaced by the new RDOF program, the first phase of which is scheduled for auction in October 2022.  The RDOF may also provide an opportunity for the Debtors to upgrade existing areas, and the first phase of this program may include as many as one million locations in the Debtors’ service territories. Considering the Debtors’ extensive reach in rural areas, success or failure in the RDOF auction will impact the Debtors and their ability to provide more robust services in its service territory.

C.	Restructuring Support Agreement, Proposed DIP Financing, and Committed Exit Facility

1.	Restructuring Support Agreement

The Restructuring Support Agreement contemplates a comprehensive reorganization achieved through a plan that will result in a substantial deleveraging of the Debtors’ balance sheet by over $10 billion in funded debt obligations while paying in full all non-funded debt claims against the Debtors.  The key financial components and commitments of the restructuring are as follows:

•	all holders of secured debt will be repaid during these Chapter 11 Cases, paid in full on the Effective Date, or reinstated;

•
holders of Senior Notes will receive their pro rata share of 100 percent of the common stock (subject to dilution by the Management Incentive Plan) of Reorganized Frontier, $750 million of Takeback Debt (subject to downward adjustment) on either a third-lien or a to-be-agreed-upon basis depending on treatment of the second lien notes under a plan, and unrestricted cash of Reorganized Frontier in excess of $150 million as of the Effective Date;

•	holders of general unsecured claims will be paid in full, reinstated, or otherwise unimpaired by the restructuring;

•	holders of certain secured and unsecured notes held by the Debtors’ subsidiaries will be reinstated or paid in full at the effective date; and

[50]	See Frontier Communications Corporation, Annual Report 2019 (Form 10‑K) (Mar. 31, 2020), page 35.

•
Consenting Noteholders are entitled to designate two observers to the Company’s board of directors (one from each of the Noteholder Groups), who will be entitled to participate in the board of directors and Finance Committee discussions and deliberations, while the Restructuring Support Agreement is effective.

The level of consensus for this comprehensive reorganization reflects the efforts undertaken by the Debtors and the Consenting Noteholders, and the parties’ belief in the Debtors’ prospects as a reorganized enterprise.  Importantly, the plan contemplated by the Restructuring Support Agreement proposes to pay in full all non-funded debt.  In so doing, the Restructuring Support Agreement is intended to minimize any potential adverse effects to the Debtors’ businesses and thus positioning the Debtors for a prompt confirmation of a plan of reorganization and a successful regulatory approval process.  The Plan memorializes the terms set forth in the Restructuring Support Agreement.

2.	Proposed DIP Financing

In a true testament to the strength of Frontier’s reorganizational prospects, Frontier has been able secure fully‑committed new money financing of up to $460 million in debtor-in-possession financing through the DIP Facility.  Goldman Sachs Bank USA (“Goldman”) will act as administrative agent and lead arranger for the DIP Facility.  Pursuant to the DIP Credit Agreement, the Debtors have agreed to pay certain fees in connection with the extension of credit under the DIP Facility, which are included in the budget pertaining to the DIP Facility.

The Debtors did not seek approval of the DIP Facility at the first day hearing on April 16, 2020, but they did seek interim approval of a proposed adequate protection package and authorization of payments to holders of Subsidiary Unsecured Notes.  The Debtors were originally scheduled to seek approval of the DIP Facility at the “second day” hearing on May 22, 2020.  On May 13, 2020, the Debtors filed the Notice of Adjournment of Hearing on Final Approval of DIP Financing and Related Motion to Redact the DIP Letters [Docket No. 268] that adjourned the hearing on the DIP Facility to June 29, 2020 at 10:00 a.m. (prevailing Eastern Time).  On June 13, the Debtors filed the Notice of (A) Adjournment of Hearing on Final Approval of DIP Financing and Related Motion to Redact the DIP Letters, (B) Filing of Proposed Final Adequate Protection Order, and (C) Hearing on the Proposed Final Adequate Protection Order on June 29, 2020 [Docket No. 516] that adjourned the hearing on the DIP facility to July 29, 2020 at 10:00 a.m. (prevailing Eastern Time) (the “DIP Hearing”).

The availability of the DIP Facility will provide additional liquidity, along with the over $1 billion in liquidity from the Pacific Northwest Transaction, to fund these Chapter 11 Cases and the Debtors’ general corporate operations, and signal to the Debtors’ customers, vendors, employees, and lenders that operations will continue in the ordinary course.  Given the DIP Facility lenders’ existence within the prepetition capital structure and their willingness to provide relationship capital in excess of their historical participation, the DIP Facility is attractively priced, especially considering the current condition of the capital markets.  Finally, the DIP Facility establishes favorable exit financing in light of these volatile capital markets, thereby materially de-risking the Debtors’ emergence from chapter 11.  The Debtors believe the DIP Facility will maximize the value of the Debtors’ estates as they seek to implement the restructuring contemplated by the Plan.

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Claims would not be classified and, thus, would be excluded from the Classes of Claims and Interests set forth in Article III of the Plan.  If a DIP is in place at or following confirmation, except to the extent that a Holder of an Allowed DIP Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed DIP Claim, on the Effective Date, each such Holder of an Allowed DIP Claim shall receive (a) payment in full in Cash of such Holder’s Allowed DIP Claim or (b) at the Debtors’ election, and solely to the extent permitted under the DIP Facility Documents or otherwise agreed to by such Holder of an Allowed DIP Claim, such Holder’s Pro Rata share of the Exit Facility by way of having their commitments under the DIP Credit Agreement be converted into commitments under the Exit Credit Agreement in accordance with Section 2.19 of the DIP Credit Agreement.  Upon the satisfaction of the Allowed DIP Claims, or other such treatment as contemplated herein, all guarantees provided and all Liens and security interests granted, in each case, to secure such obligations shall be automatically released, terminated, and of no further force and effect without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

3.	Committed Exit Financing

To ensure the Debtors have sufficient liquidity upon emergence from these Chapter 11 Cases to continue operations in the ordinary course and effectuate their go‑forward business plan, upon the Effective Date, the DIP Facility provides for certain mechanisms by which the DIP Facility will be converted to an exit revolving credit facility, replacing the Debtors’ current Revolving Credit Facility.  In short, all borrowings and undrawn commitments under the DIP Facility will, upon satisfaction of applicable conditions, be converted into a senior secured revolving exit facility (the “Exit Facility”).  This exit commitment, to convert the DIP Facility into the Exit Facility (rather than seeking to be paid in cash in full at emergence), provides the Debtors with a clear and reliable path to emerge from chapter 11 in an expeditious manner with a stronger balance sheet.

4.	Case Milestones under the Restructuring Support Agreement towards Confirmation

As provided in the Restructuring Support Agreement, the Debtors and the Consenting Noteholders agreed to certain milestones.  The dates noted below represent the outside date by which the Debtors are to achieve the following milestones:

Event	Date
Disclosure Statement Order Entered	No later than ninety (90) calendar days after the Petition Date (July 13, 2020)
Commence Solicitation	No later than three (3) Business Days after entry of the Disclosure Statement Order
Confirmation Order Entered	No later than one hundred twenty (120) calendar days after the Petition Date (August 12, 2020)
Effective Date of Chapter 11 Plan	No later than the date that is twelve months after the Petition Date

For the avoidance of doubt, the milestone dates under the Restructuring Support Agreement do not represent the Debtors’ projection as to the actual date at which certain milestones will be achieved.  Rather, the Debtors will emerge from these Chapter 11 Cases and the Plan will be effective as soon as all conditions precedent to the Plan have been satisfied.  As noted in Article IV.J of the Plan, the Debtors will continue to diligently pursue approval of the FCC Applications and PUC Applications.  The Debtors are prepared to emerge from these Chapter 11 Cases in advance of the milestone date set forth above, as soon as all approvals are received and other conditions precedent to the Effective Date are satisfied.

D.	Management Compensation Related to These Chapter 11 Cases

Frontier offered the Debtors’ Senior Executive Vice President, Chief Legal Officer, and Chief Transaction Officer, Mark D. Nielsen, the opportunity to receive a success bonus upon the occurrence of certain specified events and pursuant to certain terms and conditions contained in a letter agreement dated July 17, 2019.  The prepetition employment contract of the Debtors’ Executive Vice President, Chief Transaction Officer, and Chief Legal Officer provides for a restructuring success fee totaling $1 million to be paid in two equal parts upon Confirmation and the Effective Date, referenced in the Debtors’ Motion for Entry of Interim and Final Orders Authorizing the Debtors to (I) Pay Prepetition Employee Wages, Salaries, Other Compensation, and Reimbursable Employee Expenses and (II) Continue Employee Benefits Programs [Docket No. 26].

VII.	MATERIAL DEVELOPMENTS AND ANTICIPATED EVENTS OF THE CHAPTER 11 CASES

A.	Corporate Structure upon Emergence

Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions), or any agreement, instrument, or other document incorporated in the Plan or the Plan Supplement, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificate of incorporation and by-laws (or other formation documents) in effect prior to the Effective Date, except to the extent such certificate of incorporation and by-laws (or other formation documents) are amended under the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

To implement the restructuring contemplated by the Plan, the Debtors intend to take a number of steps after Confirmation of the Plan (but prior to emergence from chapter 11) to re-cast their corporate structure and put in place their new capital structure.  The following conditions shall have been satisfied or waived pursuant to the Plan:

•	The Bankruptcy Court shall have entered the Confirmation Order, and such order shall be a Final Order and in full force and effect;

•	Reorganized Frontier’s New Common Stock shall have been issued;

•	The Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall have been filed with the Bankruptcy Court;

•	Any and all requisite regulatory approvals, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Plan shall have been obtained; and

•
The Professional Fee Escrow Account shall have been established and funded with cash.  The Debtors anticipate that they will be able to execute all of the foregoing steps in a timely fashion on or prior to emergence from chapter 11.

B.	Expected Timetable of the Chapter 11 Cases

The Debtors expect to move forward through these Chapter 11 Cases pursuant to the milestones set out in the Restructuring Support Agreement and referenced in Article VI.C.4 of this Disclosure Statement.  No assurances can be made, however, that the Bankruptcy Court will enter various orders on the timetable anticipated by the Debtors.

C.	The Debtors’ First and Second Day Relief and Other Case Matters

On the Petition Date, along with their voluntary petitions for relief under chapter 11 of the Bankruptcy Code (the “Petitions”), the Debtors filed several motions (the “First Day Motions”) designed to facilitate the administration of the Chapter 11 Cases, minimize disruption to the Debtors’ operations, and effectuate the terms of the Plan, by, among other things:  (1) continuing to utilize the Debtors’ prepetition cash management system, including with respect to intercompany transactions; (2) paying certain prepetition claims in the ordinary course of business; (3) paying prepetition wages and certain administrative costs related to those wages; (4) paying certain taxes and fees that accrued or arose in the ordinary course of business before the Petition Date; (5) providing adequate assurance of payment for future utility services; (6) maintaining and administering existing customer programs; (7) approving certain procedures regarding the transfer of stock of Frontier to preserve the value of certain tax attributes; (8) continuing insurance policies and honor existing obligations in respect thereof; and (9) authorizing and approving the assumption of the Pacific Northwest Transaction Purchase Agreement, easing the strain on the Debtors’ relationships with employees, vendors, and customers following the commencement of the Chapter 11 Cases.  A brief description of each of the First Day Motions and the evidence in support thereof is set forth in the Declaration of Carlin Adrianopoli, Executive Vice President of Strategic Planning, in Support of Chapter 11 Petitions and First Day Motions (the “First Day Declaration”) [Docket No. 3].  At a hearing on April 16, 2020, the Bankruptcy Court approved each of the First Day Motions.

The Debtors did not seek approval of the DIP facility at the first day hearing, but did seek interim approval of a proposed adequate protection package and authorization of payments to holders of subsidiary unsecured debt.  At the hearing on April 16, 2020, the Court granted the Debtors’ motion for adequate protection on an interim basis [Docket No. 89].  The DIP Hearing is currently scheduled for July 29, 2020 at 10:00 a.m. (prevailing Eastern Time).

The First Day Motions, the First Day Declaration, and all orders for relief granted in the Chapter 11 Cases, can be viewed free of charge at https://cases.primeclerk.com/ftr.

The Debtors also filed several other motions subsequent to the Petition Date to further facilitate the smooth and efficient administration of these Chapter 11 Cases and ease administrative burdens, including a motion to retain professionals utilized in the ordinary course of business that seeks to establish procedures for the retention and compensation of certain professionals utilized by the Debtors in the ordinary course operation of their businesses. In addition, the Debtors filed a number of retention applications seeking to retain certain professionals postpetition pursuant to sections 327 and 328 of the Bankruptcy Code, including: Kirkland as legal counsel [Docket No. 205]; Evercore as investment banker [Docket No. 196]; Ernst & Young LLP, as valuation, accounting, and tax services providers [Docket No. 194]; FTI as advisors pursuant to section 363 of the Bankruptcy Code; [Docket No. 197]; KPMG LLP as audit, tax compliance, and tax consulting services providers [Docket No. 193]; Deloitte Tax LLP as tax services provider [Docket No. 497]; Prime Clerk as administrative advisor [Docket No. 207]; Communications Media Advisors, LLC (d/b/a CMA Strategy Consulting) as telecommunications services consultants [Docket No. 207]; PricewaterhouseCoopers LLP as tax advisors [Docket No. 199]; Delta Partners Corp., as business and marketing consultants [Docket No. 200]; Cravath, Swaine & Moore LLP as special counsel [Docket No. 192]; Wilkinson Barker Knauer, LLP, as regulatory counsel [Docket No. 201]; and Willkie Farr & Gallagher LLP as special counsel [Docket No. 203].  The foregoing professionals, among others, are each, in part, responsible for the administration of the Chapter 11 Cases.  The postpetition compensation of all of the Debtors’ professionals retained pursuant to sections 327 and 328 of the Bankruptcy Code is subject to the approval of the Court.  The Court entered orders granting certain of the retention applications, other second day motions, and the final relief on the First Day Motions on May 22, 2020.  The Deloitte Tax LLP retention application and the Combined Retention Application will be heard by the Court on June 29, 2020, at 10:00 a.m. (prevailing Eastern Time).

D.	Appointment of Unsecured Creditors’ Committee

On April 23, 2020, the U.S. Trustee filed the Notice of Appointment of Official Committee of Unsecured Creditors [Docket No. 142].  The seven-member Committee is currently composed of the following members: The Pension Benefit Guaranty Corporation, the Communication Workers of America, AT&T Services, Inc., The Bank of New York Mellon, Cathy Bailey, Connecticut Light and Power Company d/b/a Eversource Energy, and U.S. Bank National Association. The Committee has selected Kramer Levin Naftalis & Frankel LLP as its legal counsel, Alvarez & Marsal North America, LLC as its financial advisor, and UBS Securities LLC as investment banker.

E.	Schedules and Statements

The Debtors filed certain of their Schedules of Assets and Liabilities and Statements of Financial Affairs (“Schedules and Statements”) on May 28, 2020.  The Court entered an order that extended the filing date of certain of their Schedules and Statements until June 25, 2020, [Docket No. 204], and received an additional extension from the United States Trustee until June 30, 2020.  The Debtors have not yet set a bar date.

F.	Pacific Northwest Transaction

At a hearing on April 24, 2020, the Court granted the Debtors’ amended motion to assume the definitive agreement for the Pacific Northwest Transaction, dated as of May 28, 2019, subject to customary adjustments.  The Court entered the Pacific Northwest Order on April 27, 2020 and on May 1, 2020 the sale closed.  For a further discussion of the Pacific Northwest Transaction, see Section V.F.5.

G.	Litigation Matters

In the ordinary course of business, the Debtors are parties to certain lawsuits, legal proceedings, collection proceedings, and claims arising out of their business operations.  The Debtors cannot predict with certainty the outcome of these lawsuits, legal proceedings, and claims.  With certain exceptions, the filing of the Chapter 11 Cases operates as a stay with respect to the commencement or continuation of litigation against the Debtors that was or could have been commenced before the commencement of the Chapter 11 Cases.

A putative securities class action against Frontier Communications Corporation and a former officer and director of Frontier Communications Corporation is currently pending in the United States Court of Appeals for the Second Circuit (the “Second Circuit”), Case No. 20-1161, (the “Securities Litigation”), on appeal from dismissal with prejudice  in the United States District Court for the District of Connecticut, captioned as In re Frontier Communications Corporation Stockholders Litigation, Case No. 3:17-cv 01617-VAB. The Securities Litigation asserts claims under sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder arising from Frontier Communications Corporation’s April 2016 acquisition of the California, Texas, and Florida wireline operations of Verizon Communications, Inc. for $10.5 billion on behalf of a putative class consisting of all persons or entities who purchased the publicly traded common stock and Mandatory Convertible Preferred Stock of Frontier between April 25, 2016 and October 31, 2017, inclusive, and were damaged thereby. On April 29, 2020, the Second Circuit entered an order staying the appeal as a result of these Chapter 11 Cases. On May 20, 2020, Lead Plaintiffs in the Securities Litigation filed a Motion in the Second Circuit to lift the stay only as to one of the non-Debtor defendants.51

[51]
Frontier will continue to comply with its preservation obligations related to the Securities Litigation.  Additionally, the Securities Litigation lead plaintiff has asserted that such Claims should be preserved solely to the extent of available insurance under the Debtors’ D&O Liability Insurance Policies. The Debtors and the Securities Litigation lead plaintiff reserve their rights to resolve this issue in connection with confirmation.

On June 11, 2020, Ian Taylor, individually and on behalf similarly situated persons, commenced an adversary proceeding at Case No. 20-06299.  The complaint alleges that Frontier, the plan sponsor of the Frontier health care plan, failed to provide plaintiff and the rest of the Class Members (as defined in the complaint) adequate notice of their right to continued health care coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) and that Frontier violated 29 C.F.R. § 2590.606-4 as a result.  Plaintiff seeks $110.00 per day for each Class Member who was sent an alleged defective COBRA notice by Frontier, attorneys’ fees and expenses, and an order enjoining Frontier from continuing to use its current COBRA notice and requiring Frontier to send corrective notices.  The Debtors’ response date has not yet been set.

In addition, the Debtors are party to various other legal proceedings (including individual, class and putative class actions as well as federal and state governmental investigations) arising in the normal course of the Debtors business covering a wide range of matters and types of claims including, but not limited to, general contracts, billing disputes, rights of access, taxes and surcharges, consumer protection, trademark and patent infringement, employment, regulatory, tort, claims of competitors and disputes with other carriers. Such matters are subject to uncertainty and the outcome of individual matters is not predictable. However, the Debtors believe that the ultimate resolution of these matters, after considering insurance coverage or other indemnities to which the Debtors are entitled, will not have a material adverse effect on the Debtors financial position, results of operations, or cash flows.

Most of the Debtors’ pending legal proceedings have been stayed as a result of filing the Chapter 11 Cases on April 14, 2020 and the effect of the automatic stay. A full summary of material legal actions against the Debtors as of the Petition Date is provided for in Exhibit L of the First Day Declaration.

H.	Potential Alternative Transactions

The Restructuring Support Agreement contemplates that the Debtors may pursue alternative transactions that may provide for higher or better value to the Debtors’ stakeholders.  Since the Petition Date, the Debtors and their advisors have evaluated potential alternative transactions with a number of potentially interested parties.  Certain of these parties have received due diligence, met with the Debtors’ management team, and/or have provided offers.

VIII.	CERTAIN REGULATORY CONSIDERATIONS

The Company’s operations are subject to federal, state, and local regulation, each of which require unique regulatory authorizations for the Company’s regulated service offerings.  Obtaining approval from the FCC and certain state PUCs is generally required for the issuance, renewal, transfer of control, assignment, or modification of such regulatory authorizations.

A.	FCC Consents

The FCC’s authority to review any proposed transaction, including reorganization in bankruptcy, is triggered by the assignment or transfer of FCC Licenses held by Frontier.  When an entity files for bankruptcy, the FCC Licenses are assigned as a matter of law from the licensee to the licensee as debtor-in-possession.  The FCC considers this to be an involuntary assignment of the license and requires that the licensee file a notification with the FCC within 30 days of the bankruptcy filing. Thereafter, FCC approval will be required to assign the FCC Licenses to Reorganized Frontier pursuant to the conditions set forth in the Plan.  Applications requesting such FCC approval will have to detail the change in control of Reorganized Frontier in order to account for the New Common Stock acquired by the holders of the Senior Notes.  If such holders of the New Common Stock are foreign persons, review by Team Telecom, an interagency review body, may be required in order to allow Team Telecom to assess the national security risks, if any, posed by the Plan.  Timing of approvals associated with emergence will be difficult to predict.

B.	CFIUS Review

CFIUS is authorized to review  any investment, acquisition, merger, takeover or other transaction that (i)(A) would result in foreign control of a U.S. business or (B) where a foreign person makes a non-controlling investment in certain U.S. businesses that affords it specific rights, and (ii) could impact the national security of the United States.  CFIUS may suspend, impose mitigation measures, or recommend that the President block any pending transaction or order divestiture in any completed transaction.  Depending on the ultimate foreign ownership of the New Common Stock of Frontier and governance rights afforded to such stockholders, submitting a declaration or notice to CFIUS may be advisable, if not required.  The CFIUS assessment process is separate from, but complementary to, the national security review conducted by Team Telecom and described above.  Timing of approvals associated with emergence will be difficult to predict.

C.	PUCs and Video Franchise Consents

Many states have processes for approving chapter 11-related transfers of control of LECs that are similar to those of the FCC. State PUC approval for transfer of control of holders of PUC authorizations is required in several states in which the Company operates.  PUCs will generally evaluate whether the transfer of control and the Company’s ongoing ownership and operation of holders of PUC authorizations is in “public interest.”  See “Risk Factors – Risks Related to Regulatory Approvals for the Restructuring Transactions” for discussion of PUC Approvals required for the Restructuring Transactions.

PUCs also typically have the authority to inquire about the state of regulated entities at any time. If Frontier’s financial position or service quality performance were to deteriorate dramatically, it is possible that that state PUCs could examine the situation, either by contacting Frontier privately or by conducting hearings.    The Debtors are the subject of investigations by state PUCs in certain states, which may have an impact on the timing of PUC Approvals in such states and/or lead to the imposition of financial sanctions and/or operational restrictions, including revocation of operating authority.  Certain state PUCs also may seek to participate in or closely monitor the Company’s bankruptcy court proceedings.

In addition, prior approval may be required to emerge from chapter 11 under certain of the Company’s video franchises.

IX.	RISK FACTORS

Holders of Claims should read and consider carefully the risk factors set forth below before voting to accept or reject the Plan.  Although there are many risk factors discussed below, these factors should not be regarded as constituting the only risks present in connection with the Debtors’ businesses or the Plan and its implementation.

A.	Bankruptcy Law Considerations

Although the Debtors believe that the Chapter 11 Cases will not be materially disruptive to their businesses, the Debtors cannot be certain that this will be the case.  Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that one or more of the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed.

The occurrence or non-occurrence of any or all of the following contingencies, and any others, could affect distributions available to Holders of Allowed Claims or Allowed Interests under the Plan, but will not necessarily affect the validity of the vote of the Impaired Classes to accept or reject the Plan, or necessarily require a re-solicitation of the votes of Holders of Claims in such Impaired Classes.

For further discussion regarding the regulatory impact of the Chapter 11 Cases is more fully set forth in Article IX.D,  Risks Related to

1.	Parties in Interest May Object to the Plan’s Classification of Claims and Interests

Section 1122 of the Bankruptcy Code provides that a plan may place a claim or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.  The Debtors believe that the classification of the Claims and Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created Classes of Claims and Interests each encompassing Claims or Interests, as applicable, that are substantially similar to the other Claims or Interests, as applicable, in each such Class.52  Nevertheless, there can be no assurance that the Bankruptcy Court will reach the same conclusion.

2.	The Conditions Precedent to the Effective Date of the Plan May Not Occur

As more fully set forth in Article IX of the Plan, the Effective Date of the Plan is subject to a number of conditions precedent.  If such conditions precedent are not waived or not met, the Effective Date will not take place.

3.	The Debtors May Fail to Satisfy Vote Requirements

If votes are received in number and amount sufficient to enable the Bankruptcy Court to confirm the Plan, the Debtors intend to seek, as promptly as practicable thereafter, Confirmation of the Plan.  In the event that sufficient votes are not received, the Debtors may seek to confirm an alternative chapter 11 plan or transaction.  There can be no assurance that the terms of any such alternative chapter 11 plan or other transaction would be similar or as favorable to the Holders of Allowed Claims and Allowed Interests as those proposed in the Plan and the Debtors do not believe that any such transaction exists or is likely to exist that would be more beneficial to the Estates than the Plan.

[52]	The First Lien Committee contends that the Plan separately classifies the Revolving Credit Claims and the Term Loan Claims in violation of section 1122 of the Bankruptcy Code.

4.	The Debtors May Not Be Able to Secure Confirmation of the Plan

Section 1129 of the Bankruptcy Code sets forth the requirements for confirmation of a chapter 11 plan, and requires, among other things, a finding by the Bankruptcy Court that:  (a) such plan “does not unfairly discriminate” and is “fair and equitable” with respect to any non-accepting classes; (b) confirmation of such plan is not likely to be followed by a liquidation or a need for further financial reorganization unless such liquidation or reorganization is contemplated by the plan; and (c) the value of distributions to non-accepting holders of claims or equity interests within a particular class under such plan will not be less than the value of distributions such holders would receive if the debtors were liquidated under chapter 7 of the Bankruptcy Code.

There can be no assurance that the requisite acceptances to confirm the Plan will be received. Even if the requisite acceptances are received, and although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will confirm the Plan.  A non-accepting Holder of an Allowed Claim might challenge either the adequacy of this Disclosure Statement or whether the balloting procedures and voting results satisfy the requirements of the Bankruptcy Code or Bankruptcy Rules.  Even if the Bankruptcy Court determines that this Disclosure Statement, the balloting procedures, and voting results are appropriate, the Bankruptcy Court could still decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met.  If a chapter 11 plan of reorganization is not confirmed by the Bankruptcy Court, it is unclear whether the Debtors will be able to reorganize their business and what, if anything, Holders of Allowed Claims or Allowed Interests against them would ultimately receive with respect to their Claims or Interests.

The Debtors, subject to the terms and conditions of the Plan and the Restructuring Support Agreement, reserve the right to modify the terms and conditions of the Plan as necessary for Confirmation.  Any such modifications could result in less favorable treatment of any non-accepting Class of Claims or Interests, as well as any Class junior to such non-accepting Class, than the treatment currently provided in the Plan.  Such a less favorable treatment could include a distribution of property with a lesser value than currently provided in the Plan or no distribution whatsoever under the Plan.  Changes to the Plan may also delay the confirmation of the Plan and the Debtors’ emergence from bankruptcy.

5.	Nonconsensual Confirmation

In the event that any impaired class of claims or interests does not accept a chapter 11 plan, a bankruptcy court may nevertheless confirm a plan at the proponents’ request if at least one impaired class (as defined under section 1124 of the Bankruptcy Code) has accepted the plan (with such acceptance being determined without including the vote of any “insider” in such class), and, as to each impaired class that has not accepted the plan, the bankruptcy court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired class(es).  The Debtors believe that the Plan satisfies these requirements, and the Debtors may request such nonconsensual Confirmation in accordance with subsection 1129(b) of the Bankruptcy Code.  Nevertheless, there can be no assurance that the Bankruptcy Court will reach this conclusion.  In addition, the pursuit of nonconsensual Confirmation or Consummation of the Plan may result in, among other things, increased expenses relating to professional compensation.

6.	Continued Risk After Consummation

Even if the Plan is consummated, the Debtors will continue to face a number of risks, including certain risks that are beyond their control, such as further deterioration or other changes in economic conditions, changes in the industry, potential revaluing of their assets due to chapter 11 proceedings, changes in demand for telecommunications services, changes in telecommunications technology, and increasing expenses.  See Article IX.C of this Disclosure Statement, entitled “Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses.”  Some of these concerns and effects typically become more acute when a case under the Bankruptcy Code continues for a protracted period without indication of how or when the case may be completed.  As a result of these risks and others, there is no guarantee that a chapter 11 plan of reorganization reflecting the Plan will achieve the Debtors’ stated goals.

In addition, at the outset of the Chapter 11 Cases, the Bankruptcy Code provides the Debtors with the exclusive right to propose a plan and prohibits creditors and others from proposing a plan.  The Debtors will have retained the exclusive right to propose the Plan upon filing their Petitions.  If the Bankruptcy Court terminates that right, however, or the exclusivity period expires, there could be a material adverse effect on the Debtors’ ability to achieve confirmation of the Plan.

Furthermore, even if the Debtors’ debts are reduced and/or discharged through the Plan, the Debtors may need to raise additional funds through public or private debt or equity financing or other various means to fund the Debtors’ businesses after the completion of the proceedings related to the Chapter 11 Cases.  Adequate funds may not be available when needed or may not be available on favorable terms.

7.	The Chapter 11 Cases May Be Converted to Cases under Chapter 7 of the Bankruptcy Code

If the Bankruptcy Court finds that it would be in the best interest of creditors and/or the debtor in a chapter 11 case, the Bankruptcy Court may convert a chapter 11 bankruptcy case to a case under chapter 7 of the Bankruptcy Code.  In such event, a chapter 7 trustee would be appointed or elected to liquidate the debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code. The Debtors believe that liquidation under chapter 7 would result in significantly smaller distributions being made to creditors than those provided for in a chapter 11 plan because of (a) the likelihood that the assets would have to be sold or otherwise disposed of in a disorderly fashion over a short period of time, rather than reorganizing or selling the business as a going concern at a later time in a controlled manner, (b) additional administrative expenses involved in the appointment of a chapter 7 trustee, and (c) additional expenses and Claims, some of which would be entitled to priority, that would be generated during the liquidation, including Claims resulting from the rejection of Unexpired Leases and other Executory Contracts in connection with cessation of operations.

8.	The Debtors May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan, the Debtors reserve the right to object to the amount or classification of any Claim under the Plan.  The estimates set forth in this Disclosure Statement cannot be relied upon by any Holder of a Claim where such Claim is subject to an objection.  Any Holder of a Claim that is subject to an objection thus may not receive its expected share of the estimated distributions described in this Disclosure Statement.

9.	Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date will occur after the Confirmation Date, there can be no assurance as to such timing or as to whether the Effective Date will, in fact, occur, including due to those risks outlined as part of the regulatory process.

10.	Risk of Termination of the Restructuring Support Agreement

The Restructuring Support Agreement contains certain provisions that give the parties the ability to terminate the Restructuring Support Agreement if various conditions are not satisfied.  Termination of the Restructuring Support Agreement could result in protracted Chapter 11 Cases, which could significantly and detrimentally impact the Company’s relationships with regulators, government agencies, vendors, suppliers, employees, and customers.  If the Restructuring Support Agreement is terminated, each vote or any consent given by any Consenting Noteholders (as defined in the Restructuring Support Agreement) prior to such termination will be deemed null and void from the first instance.

11.	Contingencies Could Affect Votes of Impaired Classes to Accept or Reject the Plan

The distributions available to Holders of Allowed Claims under the Plan can be affected by a variety of contingencies, including, without limitation, whether the Bankruptcy Court orders certain Allowed Claims to be subordinated to other Allowed Claims.  The occurrence of any and all such contingencies, which could affect distributions available to Holders of Allowed Claims under the Plan, will not affect the validity of the vote taken by the Impaired Classes to accept or reject the Plan or require any sort of revote by the Impaired Classes.

The estimated Claims and creditor recoveries set forth in this Disclosure Statement are based on various assumptions, and the actual Allowed amounts of Claims may significantly differ from the estimates.  Should one or more of the underlying assumptions ultimately prove to be incorrect, the actual Allowed amounts of Claims may vary from the estimated Claims contained in this Disclosure Statement.  Moreover, the Debtors cannot determine with any certainty at this time, the number or amount of Claims that will ultimately be Allowed.  Such differences may materially and adversely affect, among other things, the percentage recoveries to Holders of Allowed Claims under the Plan.

12.	Releases, Injunctions, and Exculpation Provisions May Not Be Approved

Article VIII of the Plan provides for certain releases, injunctions, and exculpations, including a release of liens and third-party releases that may otherwise be asserted against the Debtors, Reorganized Debtors, or Released Parties, as applicable.  The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved.  If the releases are not approved, certain Released Parties may withdraw their support for the Plan.

The releases provided to the Released Parties and the exculpation provided to the Exculpated Parties are necessary to the success of the Debtors’ reorganization because the Released Parties and Exculpated Parties have made significant contributions to the Debtors’ reorganizational efforts and have agreed to make further contributions, including, but not limited to, agreeing to significant reductions in the amounts of their Claims against the Debtors’ Estates, equitizing certain funded debt, but only if they receive the full benefit of the Plan’s release and exculpation provisions.  The Plan’s release and exculpation provisions are an inextricable component of the Restructuring Support Agreement and Plan and the significant deleveraging and financial benefits that they embody.

B.	Risks Related to Recoveries under the Plan

1.	The Reorganized Debtors May Not Be Able to Achieve their Projected Financial Results

The Reorganized Debtors may not be able to achieve their projected financial results.  The financial projections set forth in this Disclosure Statement represent the Debtors’ management team’s best estimate of the Debtors’ future financial performance, which is necessarily based on certain assumptions regarding the anticipated future performance of the Reorganized Debtors’ operations, as well as the United States and world economies in general, and the industry in which the Debtors operate in particular.  Although the Debtors believe that the financial projections contained in this Disclosure Statement are reasonable, there can be no assurance that they will be realized.  If the Debtors do not achieve their projected financial results, the value of the recoveries under the Plan may be negatively affected and the Debtors may lack sufficient liquidity to continue operating as planned after the Effective Date.  Moreover, the financial condition and results of operations of the Reorganized Debtors from and after the Effective Date may not be comparable to the financial condition or results of operations reflected in the Debtors’ historical financial statements.

2.	A Liquid Trading Market for the New Common Stock May Not Develop

Subject to satisfying the applicable listing standards, Reorganized Frontier will seek to obtain a listing for the New Common Stock on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the date on which such New Common Stock is issued.  The Debtors make no assurance that they will be able to list the New Common Stock on a recognized U.S. stock exchange, or, even if the Debtors do, that liquid trading markets for shares of New Common Stock will develop.  The liquidity of any market for shares of New Common Stock will depend upon, among other things, the number of holders of such securities, Reorganized Frontier’s financial performance, and the market for similar securities, none of which can be determined or predicted.  Accordingly, there can be no assurance that an active trading market for these securities will develop, nor can any assurance be given as to the liquidity or prices at which such securities might be traded.  In the event an active trading market does not develop, holders of the New Common Stock may have difficulty in selling their securities should they desire to do so and the price of the New Common Stock may decline.

3.	The Trading Price for the Shares of New Common Stock May Be Depressed Following the Effective Date

Assuming that the Effective Date occurs, shares of New Common Stock will be issued to Holders of certain Classes of Claims (as applicable).  In addition, Holders of Claims that receive New Common Stock may seek to sell such securities in an effort to obtain liquidity.  These sales and the volume of New Common Stock available for trading could cause the trading price for the New Common Stock to be depressed, particularly in the event no established trading market develops for these securities.

4.	The Implied Valuation of the New Common Stock is Not Intended to Represent the Trading Value of the New Common Stock

The Reorganized Debtors’ valuation is not intended to represent the trading value of the New Common Stock in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict.  If a market were to develop, actual market prices of such securities at issuance will depend on the following considerations, among other things:  (a) prevailing interest rates; (b) conditions in the financial markets; (c) the anticipated initial securities holdings of prepetition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis; and (d) other factors that generally influence the prices of securities.  The actual market price of the New Common Stock may be volatile.  Many factors, including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Common Stock to rise and fall.  Accordingly, the implied value, stated herein and in the Plan, of the securities to be issued under the Plan does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Common Stock in the public or private markets.

5.	Certain Holders of New Common Stock and Takeback Debt May Be Restricted in their Ability to Transfer or Sell their Securities

To the extent that the Securities issued under the Plan, including shares of New Common Stock and the Takeback Debt (if applicable), are issued pursuant to section 1145(a)(1) of the Bankruptcy Code, such securities may be resold by the holders thereof without registration under the Securities Act unless the holder is an “underwriter,” as defined in section 1145(b) of the Bankruptcy Code with respect to such securities; provided, however, such Securities will not be freely tradable if, at the time of transfer, the Holder is an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act or had been such an “affiliate” within 90 days of such transfer. Such affiliate Holders would only be permitted to sell such securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act. Resales by Holders of Claims (as applicable) who receive New Common Stock or Takeback Debt (if applicable) pursuant to the Plan that are deemed to be “underwriters” would not be exempted by section 1145 of the Bankruptcy Code from registration under the Securities Act or applicable state or local securities laws.  Such Holders would only be permitted to sell such securities without registration if they are able to comply with an applicable exemption from registration, including Rule 144 under the Securities Act..

The Debtors make no representation regarding their ability to register any Securities or the availability of an exemption from registration for any holder of New Common Stock or Takeback Debt to freely resell their securities.  See Article XII to this Disclosure Statement.

6.	Restricted Securities Issued under the Plan May Not Be Resold or Otherwise Transferred Unless They Are Registered Under the Securities Act or an Exemption from Registration Applies

To the extent that Securities issued pursuant to the Plan, including shares of Common Stock and the Takeback Debt (if applicable), are not exempt from registration by section 1145(a)(1) of the Bankruptcy Code, such Securities may be issued pursuant to section 4(a)(2) under the Securities Act or another available exemption and will be deemed “restricted securities” that may not be sold, exchanged, assigned or otherwise transferred unless they are registered, or an exemption from registration applies, under the Securities Act.  Under Rule 144, the public resale of restricted securities is permitted if certain conditions are met, and these conditions vary depending on whether the holder of the restricted securities is an “affiliate” of the issuer, as defined in Rule 144.

Under Rule 144, a non-affiliate who has not been an affiliate of the issuer during the preceding three months may resell restricted securities after a six-month holding period unless certain current public information regarding the issuer is not available at the time of sale, in which case the non-affiliate may resell after a one-year holding period.  An affiliate may resell restricted securities after a six-month holding period but only if certain current public information regarding the issuer is available at the time of the sale and only if the affiliate also complies with the volume, manner of sale, and notice requirements of Rule 144.  Although the Debtors currently expect that the current public information requirement will be met when the six-month holding period expires, they cannot guarantee that resales of the restricted securities will qualify for an exemption from registration under Rule 144.  In any event, holders of restricted securities should expect to be required to hold their restricted securities for at least six months.

Whether any particular person would be an underwriter or an affiliate would depend upon various facts and circumstances applicable to that person. Accordingly, the Debtors make no representation concerning the ability of a person to dispose of the Securities issued under the Plan. Persons who receive Securities under the Plan are urged to consult their own legal advisor with respect to the restrictions applicable under the federal or state securities laws and the circumstances under which securities may be sold in reliance on such laws.

7.	Risks Related to Reinstatement Pursuant to Section 1124(2) of the Bankruptcy Code

The Debtors may reinstate Class 5, Class 6, Class 7, Class 8 and Class 9 pursuant to section 1124(2) of the Bankruptcy Code.  Reinstatement, or the failure to reinstate, the applicable claims in accordance with section 1124(2) of the Bankruptcy Code could materially affect distributions available to holders of Allowed Claims under the Plan.

8.	The Debtors May Be Controlled by Significant Holders

Pursuant to the Plan, holders of Class 10 Senior Notes Claims are expected to acquire all of the New Common Stock, subject to dilution by the Management Incentive Plan.  If such holders of New Common Stock were to act as a group, such holders would be in a position to control all actions requiring stockholder approval, including the election of directors, without the approval of other stockholders.  This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtors and, consequently, have an impact upon the value of the Interests in Reorganized Frontier.

9.	New Common Stock is Subject to Dilution

The ownership percentage represented by the New Common Stock distributed on the Effective Date under the Plan will be subject to dilution from New Common Stock issued in connection with the Management Incentive Plan, including any Emergence Awards, and the conversion of any other options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence.

10.	Reorganized Frontier’s Charter and Bylaws Could Deter Takeover Attempts

Various provisions of Reorganized Frontier’s certificate of incorporation and by-laws, and Delaware law, could make acquiring control of Reorganized Frontier without the requisite support of the board of directors difficult for a third party, even if the change of control would be beneficial to a recipient of New Common Stock. The existence of these provisions could deprive certain recipients of New Common Stock of an opportunity to sell their shares of New Common Stock at a premium over the prevailing market price. The potential inability of holders of New Common Stock to obtain a control premium could, in certain instances, depress any future trading prices of New Common Stock.

11.	The Federal Income Tax Consequences of the Plan to the Debtors and Holders of Claims and Interests are Highly Complex

The federal income tax consequences of the Plan to the Debtors, the Reorganized Debtors, and Holders of Claims are highly complex and will depend on, among other things, whether the Restructuring Transactions are consummated as a Taxable Transaction or a Recapitalization Transaction (as each is defined below), potentially uncertain technical issues, and certain issues that cannot be known until after the Effective Date occurs.  These tax considerations are discussed in detail below in “Certain United States Federal Income Tax Consequences of the Plan,” and Holders of Claims should carefully review that section of this Disclosure Statement and consult their own tax advisors regarding the tax implications of the Plan.

C.	Risks Related to the Debtors’ and the Reorganized Debtors’ Businesses

An additional discussion of the risks as well as important factors that could cause results to differ from forward looking statements contained in this disclosure statement associated with the Debtors’ business operations is set forth in Frontier Communications’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 31, 2020 and Frontier Communications’ Quarterly Report on Form 10-Q for the first quarter ended March 31, 2020, filed with the SEC on May 4, 2020.   Both filings can be located on the Debtors’ website at https://investor.frontier.com/Docs.  Specifically, these filings have further discussion on the impact of the COVID-19 Pandemic on the Debtors’ businesses.

1.	The Reorganized Debtors May Not Be Able to Generate Sufficient Cash to Fund their Operations and Service their Indebtedness

The Reorganized Debtors’ ability to generate cash to fund their operations and make scheduled payments on or refinance their debt obligations following emergence depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control.  The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Reorganized Debtors to fund their operations and pay the principal, premium, if any, and interest on their indebtedness or to refinance it on acceptable terms or at all.

2.	The Debtors Will Be Subject to Various Risks and Uncertainties Associated with the Chapter 11 Cases

For the duration of the Chapter 11 Cases, the Debtors’ operations, including their ability to execute their business plan will be subject to the risks and uncertainties associated with bankruptcy.  These risks include the following: (a) the Debtors’ creditors or other third parties who have interests in the Chapter 11 Cases may take actions or make decisions that are inconsistent with and detrimental to the plans the Debtors believe to be in their best interests; (b) the Debtors may be unable to obtain Bankruptcy Court approval with respect to certain matters in the Chapter 11 Cases from time to time; (c) the Bankruptcy Court may not agree with the Debtors’ objections to positions taken by other parties; (d) the Debtors may not be able to confirm and consummate the Plan or may be delayed in doing so; (e) the Debtors may not be able to maintain relationships with suppliers, vendors, service providers, customers, employees, and other third parties; (f) the Debtors may not be able to obtain and maintain normal credit terms with vendors, strategic partners, and service providers; (g) the Debtors may not be able to continue to invest in their products and services, which could hurt their competitiveness; (h) the Debtors may not be able to enter into or maintain contracts that are critical to their operations at competitive rates and terms, if at all; (i) the Debtors may be exposed to risks associated with third parties seeking and obtaining Bankruptcy Court approval to terminate contracts and other agreements with the Debtors; (j) the Debtors may be exposed to risks associated with third parties seeking and obtaining Bankruptcy Court approval to (i) terminate or shorten the Debtors’ exclusivity period to propose and confirm the Plan, (ii) appoint a chapter 11 trustee, or (iii) convert the Chapter 11 Cases to chapter 7 liquidation cases; and (k) the Debtors’ customers may choose to do business with their competitors.

These risks and uncertainties could affect the Debtors’ businesses and operations in various ways.  For example, negative events associated with the Chapter 11 Cases could adversely affect the Debtors’ ability to compete and their relationship with customers, business partners, vendors, suppliers, service providers, employees, and other third parties, which in turn could adversely affect the Debtors’ operations and financial condition, particularly if the Chapter 11 Cases are protracted.  Also, the Debtors will need the prior approval of the Bankruptcy Court for transactions outside the ordinary course of business, which may limit the Debtors’ ability to respond timely to certain events or take advantage of certain opportunities.  Because of the risks and uncertainties associated with the Chapter 11 Cases, the ultimate impact of events that occur during these proceedings will have on the Debtors’ business, financial condition, and results of operation cannot be accurately predicted or quantified.

3.	Operating in Bankruptcy for a Long Period of Time May Harm the Debtors’ Businesses

While the Restructuring Support Agreement contemplates the confirmation of the Plan within the first 120 days of the Petition Date, the Debtors will still need to meet certain regulatory approvals prior to emergence. The Debtors’ future results will be dependent upon the timely and successful confirmation and implementation of a plan of reorganization.  If a restructuring is protracted, it could adversely affect the Debtors’ operating results, including their relationships with advertising customers, business partners, and employees.  The longer the Chapter 11 Cases continue, the more likely it is that the Debtors’ customers will lose confidence in the Debtors’ ability to reorganize their businesses successfully and seek to establish alternative commercial relationships.  If the Debtors experience a protracted reorganization, there is a significant risk that the value of the enterprise would be substantially eroded to the detriment of all stakeholders. So long as the proceedings related to the Chapter 11 Cases continue, the Debtors will be required to incur substantial costs for professional fees and other expenses associated with the administration of the Chapter 11 Cases.

Furthermore, the Debtors cannot predict the ultimate amount of all settlement terms for the liabilities that will be subject to a plan of reorganization.  Even after a plan of reorganization is approved and implemented, the Reorganized Debtors’ operating results may be adversely affected by the possible reluctance of prospective lenders and other counterparties to do business with a company that recently emerged from bankruptcy protection.

4.	The Debtors Operations or Ability to Emerge from Bankruptcy May be Impacted by the Continuing COVID-19 Pandemic

The continued spread of COVID-19 could have a significant impact on the Debtors’ business. On a macro level, this pandemic has dampened global growth and ultimately could lead to an economic recession.  Given the unprecedented and evolving nature of the pandemic and the swift-moving response from multiple levels of government, the impact of these changes and other potential changes on the Company are uncertain at this time.

5.	Financial Results May Be Volatile and May Not be Indicative of Future Financial Performance

The Financial Projections attached hereto as Exhibit E are based on assumptions that are an integral part of the projections, including Confirmation and Consummation of the Plan in accordance with its terms, the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors and some or all of which may not materialize.

In addition, unanticipated events and circumstances occurring after the date hereof may affect the actual financial results of the Debtors’ operations.  These variations may be material and may adversely affect the value of the New Common Stock and the ability of the Debtors to make payments with respect to their indebtedness.  Because the actual results achieved may vary from projected results, perhaps significantly, the Financial Projections should not be relied upon as a guarantee or other assurance of the actual results that will occur.

Further, during the Chapter 11 Cases, the Debtors expect that their financial results will continue to be volatile as restructuring activities and expenses, contract terminations and rejections, and claims assessments significantly impact the Debtors’ consolidated financial statements.  As a result, the Debtors’ historical financial performance likely will not be indicative of their financial performance after the Petition Date.  In addition, if the Debtors emerge from the Chapter 11 Cases, the amounts reported in subsequent consolidated financial statements may materially change relative to historical consolidated financial statements, including as a result of revisions to the Debtors’ operating plans pursuant to a plan of reorganization.  The Debtors also may be required to adopt fresh start accounting, in which case their assets and liabilities will be recorded at fair value as of the fresh start reporting date, which may differ materially from the recorded values of assets and liabilities on the Debtors’ consolidated balance sheets.  The Debtors’ financial results after the application of fresh start accounting also may be different from historical trends.

Lastly, the business plan was developed by the Debtors with the assistance of their advisors.  There can be no assurances that the Debtors’ business plan will not change, perhaps materially, as a result of decisions that the board of directors may make after fully evaluating the strategic direction of the Debtors and their business plan.  Any deviations from the Debtors’ existing business plan would necessarily cause a deviation.

6.	The Debtors Operate in a Highly Competitive Industry

The Debtors operate in the highly competitive telecommunications industry, and they may not be able to maintain or increase their current customers and revenues following their emergence from the Chapter 11 Cases.  The Debtors compete with other traditional communications providers, as well as historically non-traditional communications service providers, such as cable operators, wireless carriers, and online video providers, many of which are subject to less regulation and have lower cost structures than the Debtors.  Market shares are subject to change for various reasons, including through consolidation of the Debtors’ competitors through processes such as mergers and acquisitions, which could have the effect of reducing the Debtors’ revenues in a specific market.  In certain jurisdictions, the Debtors are subject to significant state and federal regulations, including, but not limited to, service quality performance standards that measure the Debtors on installation and repair intervals, customer service metrics, and outage frequency and duration, and carrier of last resort obligations, where the Debtors must bring landline facilities to anyone requesting voice service regardless of complexity or cost.  Wireless, VOIP, and cable competitors are not subject to these same regulations and, as a result, have lower cost structures.

In fact, the communications industry has experienced substantial consolidation in recent years through processes such as mergers and acquisitions. The Debtors’ competitors may develop technology, products, or services that are equal or superior to those the Debtors provide or that achieve greater market acceptance and brand recognition than the Debtors’ achieve.  Additionally, consumer and commercial customers may be hesitant to purchase products or services from the Debtors during the Chapter 11 Cases.  Further, there is historical precedent of competitors in the industry attempting to poach customers using aggressive marketing tactics, speculating that a distressed communications company will liquidate.  It also is possible that new competitors may emerge and rapidly acquire significant market share.  An increased level of competition may lead to a downward pressure on the pricing of the Debtors’ services, as the Debtors attempt to retain customers, or may cause the Debtors to lose customers to their competitors who offer lower prices that the Debtors are unable or unwilling to match.  The Debtors’ ability to compete effectively depends, in part, on their ability to achieve a competitive cost structure during the Chapter 11 Cases, reverse their customer losses, and continue to provide high-quality services.  If they cannot do so, then their business, financial condition, and operating results would be adversely affected.

The Debtors might not be able to meet the technological needs or expectations of our customers, and may lose customers as a result. The telecommunications industry is subject to significant changes in technology, and replacing or upgrading their infrastructure to keep pace with such technological changes could result in significant capital expenditures. If the Debtors do not replace or upgrade technology and equipment and manage broadband speeds and capacity as necessary, they might not be able to compete effectively, because they will not be able to meet the needs or expectations of their customers.

In addition, the Debtors cannot predict which of the many possible future technologies, products, or services will be important in order to maintain their competitive position or what expenditures will be required to develop and provide these technologies, products, or services.  Their ability to compete successfully will depend on the effectiveness of capital expenditure investments in their properties, their marketing efforts, their ability to anticipate and respond to various competitive factors affecting the industry, including a changing regulatory environment that may affect their business and that of their competitors differently, new services that may be introduced, changes in consumer preferences, or habits, demographic trends, economic conditions, and pricing strategies by competitors.  Increasing competition may reduce the Debtors’ revenues and increase their marketing and other costs, as well as require them to increase their capital expenditures and thereby decrease their cash flows.

7.	The Reorganized Debtors May Be Adversely Affected by Potential Litigation, Including Litigation Arising out of the Chapter 11 Cases

In the future, the Reorganized Debtors may become parties to litigation.  In general, litigation can be expensive and time consuming to bring or defend against.  Such litigation could result in settlements or damages that could significantly affect the Reorganized Debtors’ financial results.  It is also possible that certain parties will commence litigation with respect to the treatment of their Claims under the Plan.  It is not possible to predict the potential litigation that the Reorganized Debtors may become party to, or the final resolution of such litigation.  The effect of any such litigation on the Reorganized Debtors’ businesses and financial stability, however, could be material.

8.	Workforce Risks

Certain of the Debtors’ employees are represented by unions and subject to collective bargaining agreements.  Debtors and, in the future, Reorganized Debtors, cannot predict the outcome of negotiations of the collective bargaining agreements covering their respective employees.  If the Debtors or the Reorganized Debtors are unable to reach new agreements or renew existing agreements, employees subject to collective bargaining agreements may engage in strikes, work slowdowns or other labor actions, which could materially disrupt Debtors or the Reorganized Debtors ability to provide services.  New labor agreements or the renewal of existing agreements may impose significant new costs on Debtors or the Reorganized Debtors, which could adversely affect Debtors’ or the Reorganized Debtors’ financial condition and results of operations in the future.

Further, as a result of the Chapter 11 Cases, the Debtors may experience increased levels of employee attrition, and their employees likely will face considerable distraction and uncertainty.  A loss of key personnel or material erosion of employee morale could adversely affect the Debtors’ business and results of operations.  The Debtors’ ability to engage, motivate and retain key employees or take other measures intended to motivate and incent key employees to remain with them through the pendency of the Chapter 11 Cases is limited by restrictions on implementation of incentive programs under the Bankruptcy Code.  The loss of services of members of our senior management team could impair the Debtors’ ability to execute their strategy and implement operational initiatives, which would be likely to have a material adverse effect on their financial condition, liquidity and results of operations.

9.	The Debtors May Have Substantial Indebtedness Upon Emergence From Chapter 11

The terms of the Plan contemplate that upon the Effective Date, the Debtors will have substantial funded debt obligations upon emergence.  The substantial amount of indebtedness thereunder could have important consequences to the Debtors, including:

•	limiting their ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of their business strategy or other purposes;

•	limiting their ability to use operating cash flow in other areas of their business because the Debtors must dedicate a substantial portion of these funds to service debt;

•	increasing their vulnerability to general adverse economic and industry conditions, including increases in interest rates;

•	limiting their ability to capitalize on business opportunities and to react to competitive pressures; and

•	limiting their ability or increasing the costs to refinance indebtedness.

10.	The Chapter 11 Cases May Give Rise to Unfavorable Tax Consequences for the Debtors

The consummation of the Chapter 11 Cases may have an adverse tax impact on the Debtors.  The Restructuring Transactions may be structured as a Taxable Transaction (as defined below) or a Recapitalization Transaction (as defined below).  In either case, there is a risk that the Restructuring Transaction could give rise to a U.S. federal income tax liability. If an “ownership change” were to occur prior to the conclusion of the Chapter 11 Cases, any tax liability recognized in connection with any transaction, particularly in a Taxable Transaction, could be meaningfully increased.

In addition, the Debtors expect to be required to significantly reduce certain of their tax attributes, including net operating loss carryforwards, as a result of any cancellation of indebtedness income realized in connection with the Chapter 11 Cases. Holders of Allowed Claims should carefully review Section XIII of this Disclosure Statement, entitled “Certain United States Federal Tax Consequences of the Plan,” to determine how the tax implications of the Plan and the Chapter 11 Cases may adversely affect the Debtors.

D.	Risks Related to Regulatory Approvals for the Restructuring Transactions

The Debtors can provide no assurance that the required regulatory and government consents will be obtained in connection with the Restructuring Transactions. In addition, even if all required regulatory and other governmental consents are obtained and the closing conditions are satisfied, no assurance can be given as to the terms, conditions, and timing of the approvals or clearances.

1.	There Will Be FCC Approval Requirements in Connection with Emergence from Chapter 11

The consent of the FCC is required for the assignment of any FCC licenses or for the transfer of control of an entity that holds or controls any FCC licenses.  Except in the case of “involuntary” assignments and transfers of control, prior consent of the FCC is required before an assignment of FCC licenses or a transfer of control of FCC licensees may be consummated.

Upon the commencement of the Chapter 11 Cases, the Debtors, many of which either hold or control entities holding FCC Licenses, changed to debtor-in-possession status.  The FCC considers this change in status to be an “involuntary” assignment, and after-the-fact approval of this involuntary assignment is necessary.  The Company’s subsidiaries that hold FCC licenses were required to file applications notifying the FCC of the involuntary, pro forma assignment of the Company’s FCC Licenses to the Company’s licensees as debtor-in-possession.  The Company filed the required applications on or around May 1, 2020.

 The FCC treats emergence from bankruptcy by a licensee or its parent company as a “voluntary” assignment of FCC licenses or a transfer of control of FCC licensees.  Prior approval of the FCC is required for such voluntary transfers or assignments.  Because the Plan involves, among other things, the issuance and transfer of New Common Stock that will effect a substantial change in the ownership of the Debtors under the Communications Act, the Debtors’ emergence from bankruptcy pursuant to the Plan will require FCC Approval.  The Debtors will file FCC Applications to effectuate the transfer of control to effectuate the assignment or transfer of control of the FCC Licenses with the FCC as soon as reasonably practicable after the date of the Plan.  The FCC will place the FCC Applications on public notice for up to 30 days (depending upon the nature of the FCC Application), during which period interested parties will have the opportunity to file petitions to deny the FCC Applications.  If petitions to deny or other objections are filed against the FCC Applications, the applicants will have an opportunity to file an opposition, with the petitioner then having an opportunity to file a reply.  After the pleading cycle concludes, the FCC will consider the FCC Applications and the filings made by the parties to the proceeding.

If the FCC finds the FCC Applications are in compliance with the Communications Act, finds the parties to the applications qualified and finds that the Restructuring Transactions contemplated by the Plan are in the public interest, the FCC will grant the FCC Applications after the close of the public notice period (and after review and denial of any petitions to deny or other objections) and after the bankruptcy court has released its order confirming the Plan.  There is no time limit on how long the FCC may consider the FCC Applications before acting on them, but the FCC has a stated goal of processing all transfer applications within 180 days.

Once the FCC has granted a transfer application, it will issue a public notice of the grant.  Interested parties that filed a petition to deny the grant of any of the FCC Applications may file for reconsideration for a period of 30 days following public notice of the grant.  If the grant is made by the FCC’s staff under delegated authority, the FCC may reconsider the action on its own motion for a period of 40 days following issuance of public notice of the grant.  Parties to the FCC Applications are free to close upon the grant of FCC Approval even if petitions for reconsideration are filed, but the consummation will be subject to any further order that the FCC might issue upon reconsideration.  Although highly unusual, the FCC may rescind a grant of consent upon reconsideration if it finds that doing so would serve the public interest, convenience and necessity.

          The Debtors are in the process of determining the direct and indirect voting and equity interests in Reorganized Frontier that are anticipated to be held by foreign individuals or entities.53  If it is determined that the aggregate foreign ownership of Reorganized Frontier is likely to exceed twenty-five percent (25%), a petition to obtain a declaratory ruling from the FCC allowing the ownership of Reorganized Frontier to exceed the foreign ownership limits set forth in section 310(b) of the Communications Act will be required.  If such a petition for declaratory ruling is filed, the FCC will refer the petition and FCC Applications to “Team Telecom” (a group of Executive Branch agencies, including the Departments of Justice and Homeland Security and the Federal Bureau of Investigation) for coordination and recommendations on national security and foreign policy issues raised by the transaction.  The FCC also will refer the FCC Applications to Team Telecom if such FCC Applications report a 10% or greater direct or indirect owner of Reorganized Frontier that is not a U.S. citizen.  In the event Team Telecom review is required, the timeline to receive the FCC Approvals for the Company’s emergence from Chapter 11 may be lengthened.

[53]	Foreign individuals or entities means non-U.S. Persons, as determined under section 310(b) of the Communications Act, as interpreted and applied by the FCC.

2.	There May Be CFIUS Approval Requirements in Connection with Emergence from Chapter 11

Depending on ultimate foreign ownership and control of the Company after emergence, it is possible that obtaining regulatory approval from CFIUS would be advisable, if not required.  CFIUS looks at various indicia of control or certain minority rights when assessing the potential national security threats posed by an investment in or acquisition of a U.S. business by a foreign individual or entity.  The CFIUS assessment process is separate from, but complementary to, the national security review conducted by Team Telecom and described above.

3.	There Will Likely Be State Regulatory Approval Requirements in Connection with Emergence from Chapter 11

Many state PUCs have processes similar to those of the FCC, for approving transfers of control of telecommunications carriers, like the Company, pursuant to chapter 11 proceedings.

Upon the commencement of the Chapter 11 Cases, the Debtors many of which either hold or control entities holding state PUC authorizations, filed notices informing the state PUCs with jurisdiction over the Debtors’ operations of the Debtors’ entry into chapter 11 and change to debtor-in-possession status. The Debtors also will need to obtain PUC Approvals to emerge from chapter 11 from PUCs in certain states, including Arizona, California, Connecticut, Illinois, Minnesota, New York, Pennsylvania, and West Virginia.  The level of review undertaken by state PUCs, and the length of time to complete such review, varies by state.  The Company is the subject of ongoing investigations by certain state PUCs, which may have an impact on the timing of receipt of PUC Approvals in such states and/or lead to the imposition of financial sanctions and/or operational restrictions, including revocation of operating authority.  In addition, certain state PUCs may impose conditions on the approval of the Restructuring Transactions, including commitments to make significant capital expenditures to improve intrastate service.

State filings or approvals may also be required for certain Plan-related financing arrangements.  If PUC approval is required for any such Plan-related financing arrangements, such requests are typically combined and processed with the applicants’ transfer of control applications.

In addition, prior approval may be required to emerge from chapter 11 under certain of the Company’s video franchises.  Depending on the jurisdiction, the franchising authority may be the PUC or another state agency, a local municipality or county, or a combination thereof.

X.	SOLICITATION AND VOTING PROCEDURES

This Disclosure Statement, which is accompanied by a ballot or ballots to be used for voting on the Plan, is being distributed to the Holders of Claims or Interests in those Classes that are entitled to vote to accept or reject the Plan.  Holders of Claims entitled to vote should carefully read the below voting instructions.

A.	Holders of Claims Entitled to Vote on the Plan

Under the provisions of the Bankruptcy Code, not all holders of claims against or interests in a debtor are entitled to vote on a chapter 11 plan.  The table in Article III.C of this Disclosure Statement, entitled “Am I entitled to vote on the Plan?,” provides a summary of the status and voting rights of each Class (and, therefore, of each Holder of a Claim or Interest within such Class absent an objection to the Holder’s Claim or Interest) under the Plan.

As shown in the table, the Debtors are soliciting votes to accept or reject the Plan only from Holders of Claims in Class 10 Senior Notes Class (collectively, the “Voting Class”).  The Holders of Claims in the Voting Class are Impaired under the Plan and may, in certain circumstances, receive a distribution under the Plan.  Accordingly, Holders of Claims in the Voting Class have the right to vote to accept or reject the Plan.54

The Debtors are not soliciting votes from Holders of Claims or Interests in all other Classes.  Additionally, certain Holders of Claims in the Voting Class, such as those Holders whose Claims have been disallowed or are subject to a pending objection, are not entitled to vote to accept or reject the Plan.

B.	Voting Instructions[55]

1.	Solicitation Agent

The Debtors have proposed to retain Prime Clerk to act, among other things, as the solicitation agent (the “Solicitation Agent”) in connection with the solicitation of votes to accept or reject the Plan.  The Solicitation Agent will process and tabulate Ballots for each Class entitled to vote to accept or reject the Plan and will file the voting report as soon as practicable after the Voting Deadline.  The only class eligible to vote on the Plan is Class 10 Senior Notes Claims.

2.	Solicitation Package

The following materials constitute the solicitation package (the “Solicitation Package”) distributed to Class 10 Holders of Senior Notes Claims entitled to vote:

•	the appropriate Ballot and applicable voting instructions, together with a pre-addressed, postage pre-paid return envelope;

•	the Cover Letter; and

•	this Disclosure Statement and all exhibits hereto, including the Plan and all exhibits thereto (which may be distributed in paper or USB-flash drive format).

C.	Voting Record Date

The Voting Record Date is June 29, 2020.  The Voting Record Date is the date on which it will be determined which holders of Claims in the Voting Class are entitled to vote to accept or reject the Plan and whether Claims have been properly assigned or transferred under Bankruptcy Rule 3001(e) such that an assignee or transferee, as applicable, can vote to accept or reject the Plan as the holder of a Claim or Interest.

[54]
As noted herein, the Debtors have agreed to the conditional solicitation of certain Claims, including Classes 4, 5, 6, and 7 which the Debtors assert are currently Unimpaired.  The Debtors’ current determination that such creditor groups are not entitled to vote on the Plan is subject to modification, and if the Court determines, or the Debtors agree at a future date, that such Claims are Impaired, such parties’ votes shall be treated as if such Claims were Impaired as of the entry of the Disclosure Statement Order.

[55]	All voting deadlines subject to Court approval.

D.	Voting on the Plan

The Voting Deadline is July 31, at 11:59 p.m (prevailing Eastern Time).  In order to be counted as votes to accept or reject the Plan, all ballots must be (a) electronically submitted utilizing the online balloting portal maintained by the Claims, Noticing, and Solicitation Agent on or before the Voting Deadline (but only if the instructions included with your ballot permit submission of your ballot via the online balloting portal); or (b) properly executed, completed, and delivered (either by using the envelope provided, by first class mail, overnight courier, or personal delivery) so that the ballots (or a master ballot reflecting your vote, as applicable) are actually received by the Claims, Noticing, and Solicitation Agent on or before the Voting Deadline at the following address:

DELIVERY OF BALLOTS

PRIME CLERK LLC
RE: FRONTIER COMMUNICATIONS
ONE GRAND CENTRAL PLACE
60 EAST 42nd STREET, SUITE 1440
NEW YORK, NEW YORK 10165

IMPORTANT NOTE:  If you hold Notes Claims and received an envelope addressed to your nominee, please return your ballot to your nominee (or otherwise follow the instructions of your nominee to submit your vote), allowing enough time for your nominee to cast your vote on a master ballot before the Voting Deadline.

IF YOU HAVE ANY QUESTIONS ABOUT THE SOLICITATION OR VOTING PROCESS, PLEASE CONTACT THE CLAIMS, NOTICING, AND SOLICITATION AGENT TOLL FREE AT (877) 433-8020 OR LOCAL/INTERNATIONAL AT (646) 442-5842.  ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE WILL NOT BE COUNTED.

E.	Voting Tabulation and Report

Unless the Debtors decide otherwise, Ballots received after the Voting Deadline may not be counted.  A Ballot will be deemed delivered only when the Solicitation Agent actually receives the executed Ballot as instructed in the applicable voting instructions.  No Ballot should be sent to the Debtors, the Debtors’ agents (other than the Solicitation Agent) or the Debtors’ financial or legal advisors.

The Bankruptcy Code may require the Debtors to disseminate additional solicitation materials if the Debtors make material changes to the terms of the Plan or if the Debtors waive a material condition to confirmation of the Plan.  In that event, the solicitation will be extended to the extent directed by the Bankruptcy Court.

In the event a designation of lack of good faith is requested by a party in interest under section 1126(e) of the Bankruptcy Code, the Bankruptcy Court will determine whether any vote to accept and/or reject the Plan cast with respect to that Claim will be counted for purposes of determining whether the Plan has been accepted and/or rejected.

The Debtors will file with the Bankruptcy Court, as soon as practicable after the Voting Deadline, a voting report (the “Voting Report”) prepared by the Solicitation Agent.  The Voting Report shall, among other things, delineate every Ballot that does not conform to the voting instructions or that contains any form of irregularity (each an “Irregular Ballot”), including those Ballots that are late or (in whole or in material part) illegible, unidentifiable, lacking signatures or lacking necessary information, or damaged.  The Voting Report also shall indicate the Debtors’ intentions with regard to such Irregular Ballots.  Neither the Debtors nor any other Person or Entity will be under any duty to provide notification of defects or irregularities with respect to delivered Ballots other than as provided in the Voting Report, nor will any of them incur any liability for failure to provide such notification.

F.	Ballots Not Counted

No ballot will be counted toward Confirmation if, among other things:  (1) it is illegible or contains insufficient information to permit the identification of the Holder of the Claim or Interest; (2) it was transmitted by means other than as specifically set forth in the ballots; (3) it was cast by an entity that is not entitled to vote on the Plan; (4) it was cast for a Claim listed in the Debtors’ schedules as contingent, unliquidated, or disputed for which the Administrative Claims Bar Date has passed and no Proof of Claim was timely filed; (5) it was cast for a Claim that is subject to an objection pending as of the Voting Record Date; (6) it was sent to the Debtors, the Debtors’ agents/representatives (other than the Claims, Noticing, and Solicitation Agent), the administrative agents under the Credit Facilities, or the Debtors’ financial or legal advisors instead of the Claims, Noticing, and Solicitation Agent; (7) it is unsigned; or (8) it is not clearly marked to either accept or reject the Plan or it is marked both to accept and reject the Plan.  However, the Debtors may waive any defects or irregularities as to any particular Ballot at any time, either before or after the close of voting, and any such waivers shall be documented in the Voting Report.

ANY BALLOT RECEIVED AFTER THE VOTING DEADLINE OR THAT IS OTHERWISE NOT IN COMPLIANCE WITH THE DISCLOSURE STATEMENT ORDER WILL NOT BE COUNTED. 56

XI.	CONFIRMATION OF THE PLAN

A.	Requirements for Confirmation of the Plan

Among the requirements for Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code are:  (1) the Plan is accepted by all Impaired Classes of Claims or Interests, or if rejected by an Impaired Class, the Plan “does not discriminate unfairly” and is “fair and equitable” as to the rejecting Impaired Class; (2) the Plan is feasible; and (3) the Plan is in the “best interests” of Holders of Claims or Interests.

At the Confirmation Hearing, the Bankruptcy Court will determine whether the Plan satisfies all of the requirements of section 1129 of the Bankruptcy Code.  The Debtors believe that:  (1) the Plan satisfies, or will satisfy, all of the necessary statutory requirements of chapter 11 for plan confirmation; (2) the Debtors have complied, or will have complied, with all of the necessary requirements of chapter 11 for plan confirmation; and (3) the Plan has been proposed in good faith.

B.	Best Interests of Creditors/Liquidation Analysis

Often called the “best interests” test, section 1129(a)(7) of the Bankruptcy Code requires that a bankruptcy court find, as a condition to confirmation, that a chapter 11 plan provides, with respect to each impaired class, that each holder of a claim or an equity interest in such impaired class either (1) has accepted the plan or (2) will receive or retain under the plan property of a value that is not less than the amount that the non-accepting holder would receive or retain if the debtors liquidated under chapter 7.

[56]
For any ballot cast via electronic mail, a format of the attachment must be found in the common workplace and industry standard format (i.e., industry-standard PDF file) and a received date and time in the Claims and Balloting Agent’s inbox will be used as a timestamp for a receipt.

Attached hereto as Exhibit D and incorporated herein by reference is a liquidation analysis (the “Liquidation Analysis”) prepared by the Debtors with the assistance of the Debtors’ advisors.  As demonstrated by the Liquidation Analysis, the Debtors believe that liquidation of the Debtors’ businesses under chapter 7 of the Bankruptcy Code would result in substantial diminution in the value to be realized by Holders of Claims or Interests as compared to distributions contemplated under the Plan.  Consequently, the Debtors and their management believe that Confirmation of the Plan will provide a substantially greater return to Holders of Claims or Interests than would a liquidation under chapter 7 of the Bankruptcy Code.  The Liquidation Analysis takes into account all intercompany liabilities on the Debtors’ books and records and all Claim Holders’ estimated recoveries therein reflect the collection on intercompany claims.

If the Plan is not confirmed, and the Debtors fail to propose and confirm an alternative plan of reorganization, the Debtors’ businesses may be liquidated pursuant to the provisions of a chapter 11 liquidating plan.  In liquidations under chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7.  Thus, a chapter 11 liquidation may result in larger recoveries than a chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs.  Any distribution to Holders of Claims or Interests (to the extent Holders of Interests would receive distributions at all) under a chapter 11 liquidation plan would most likely be substantially delayed.  Most importantly, the Debtors believe that any distributions to creditors in a chapter 11 liquidation scenario would fail to capture the significant going concern value of their businesses, which is reflected in the New Common Stock to be distributed under the Plan.  Accordingly, the Debtors believe that a chapter 11 liquidation would not result in distributions as favorable as those under the Plan.57

C.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that confirmation of a plan of reorganization is not likely to be followed by the liquidation, or the need for further financial reorganization of the debtor, or any successor to the debtor (unless such liquidation or reorganization is proposed in such plan of reorganization).

To determine whether the Plan meets this feasibility requirement, the Debtors, with the assistance of their advisors, have analyzed their ability to meet their respective obligations under the Plan.  As part of this analysis, the Debtors have prepared their projected consolidated balance sheet, income statement, and statement of cash flows (the “Financial Projections”).  Creditors and other interested parties should review Article IX of this Disclosure Statement, for a discussion of certain factors that may affect the future financial performance of the Reorganized Debtors.

The Financial Projections are attached hereto as Exhibit E and incorporated herein by reference.  Based upon the Financial Projections, the Debtors believe that they will be a viable operation following the Chapter 11 Cases and that the Plan will meet the feasibility requirements of the Bankruptcy Code.

D.	Acceptance by Impaired Classes

The Bankruptcy Code requires, as a condition to confirmation, except as described in the following section, that each class of claims or equity interests impaired under a plan, accept the plan.  A class that is not “impaired” under a plan is deemed to have accepted the plan and, therefore, solicitation of acceptances with respect to such a class is not required.58

[57]	The PBGC has asserted a claim of approximately $1,852,823,750.

[58]
A class of claims is “impaired” within the meaning of section 1124 of the Bankruptcy Code unless the plan (a) leaves unaltered the legal, equitable and contractual rights to which the claim or equity interest entitles the holder of such claim or equity interest or (b) cures any default, reinstates the original terms of such obligation, compensates the holder for certain damages or losses, as applicable, and does not otherwise alter the legal, equitable, or contractual rights to which such claim or equity interest entitles the holder of such claim or equity interest.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of allowed claims in that class, counting only those claims that have actually voted to accept or to reject the plan.  Thus, a Class of Claims will have voted to accept the Plan only if two-thirds in amount and a majority in number of the Allowed Claims in such Class that vote on the Plan actually cast their ballots in favor of acceptance.

Section 1126(d) of the Bankruptcy Code defines acceptance of a plan by a class of impaired equity interests as acceptance by holders of at least two-thirds in amount of allowed interests in that class, counting only those interests that have actually voted to accept or to reject the plan.  Thus, a Class of Interests will have voted to accept the Plan only if two-thirds in amount of the Allowed Interests in such Class that vote on the Plan actually cast their ballots in favor of acceptance.

Pursuant to Article III.E of the Plan, if a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be presumed to have accepted the Plan.

E.	Confirmation Without Acceptance by All Impaired Classes

Section 1129(b) of the Bankruptcy Code allows a bankruptcy court to confirm a plan even if all impaired classes have not accepted it; provided that the plan has been accepted by at least one impaired class.  Pursuant to section 1129(b) of the Bankruptcy Code, notwithstanding an impaired class’s rejection or deemed rejection of the plan, the plan will be confirmed, at the plan proponent’s request, in a procedure commonly known as a “cramdown” so long as the plan does not “discriminate unfairly” and is “fair and equitable” with respect to each class of claims or equity interests that is impaired under, and has not accepted, the plan.

If any Impaired Class rejects the Plan, the Debtors reserve the right to seek to confirm the Plan utilizing the “cramdown” provision of section 1129(b) of the Bankruptcy Code.  To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Debtors may request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code.  The Debtors reserve the right to alter, amend, modify, revoke, or withdraw the Plan or any Plan Supplement document, including the right to amend or modify the Plan or any Plan Supplement document to satisfy the requirements of section 1129(b) of the Bankruptcy Code, and subject to the terms of the Restructuring Support Agreement.

1.	No Unfair Discrimination

The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under a plan.  The test does not require that the treatment be the same or equivalent, but that treatment be “fair.”  In general, bankruptcy courts consider whether a plan discriminates unfairly in its treatment of classes of claims or interests of equal rank (e.g., classes of the same legal character).  Bankruptcy courts will take into account a number of factors in determining whether a plan discriminates unfairly.  A plan could treat two classes of unsecured creditors differently without unfairly discriminating against either class.

2.	Fair and Equitable Test

The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured) and includes the general requirement that no class of claims receive more than 100 percent of the amount of the allowed claims in the class.  As to the dissenting class, the test sets different standards depending upon the type of claims or equity interests in the class.

The Debtors submit that if the Debtors “cramdown” the Plan pursuant to section 1129(b) of the Bankruptcy Code, the Plan is structured so that it does not “discriminate unfairly” and satisfies the “fair and equitable” requirement.  With respect to the unfair discrimination requirement, all Classes under the Plan are provided treatment that is substantially equivalent to the treatment that is provided to other Classes that have equal rank.  With respect to the fair and equitable requirement, no Class under the Plan will receive more than 100 percent of the amount of Allowed Claims or Allowed Interests in that Class.  The Debtors believe that the Plan and the treatment of all Classes of Claims or Interests under the Plan satisfy the foregoing requirements for nonconsensual Confirmation of the Plan.

F.	Valuation of the Debtors

In conjunction with formulating the Plan and satisfying its obligations under section 1129 of the Bankruptcy Code, the Debtors determined that it was necessary to estimate the post-Confirmation going concern value of the Debtors.  Accordingly, the Debtors, with the assistance of their advisors, produced the Valuation Analysis (the “Valuation Analysis”) that is set forth in Exhibit F attached hereto and incorporated herein by reference.  As set forth in the Valuation Analysis, the Debtors’ going-concern value recoveries to creditors under the Plan are substantially higher than the recoveries such creditors would receive in a hypothetical liquidation of the Frontier enterprise under chapter 7 of the Bankruptcy Code, as illustrated in the Liquidation Analysis.  Accordingly, the Valuation Analysis further supports the Debtors’ conclusion that the treatment of Classes under the Plan is fair and equitable and otherwise satisfies the Bankruptcy Code’s requirements for confirmation.

For the avoidance of doubt, all parties in interest shall not be deemed (a) to accept or acquiesce to any methodology utilized by the Debtors or their advisors in preparing the Valuation Analysis, or (b) to accept or acquiesce to any proposed value for the Reorganized Debtors.  All parties in interest reserve their rights to set forth their own estimates of the enterprise value of the Reorganized Debtors in connection with Plan Confirmation.

XII.	CERTAIN SECURITIES LAW MATTERS

The shares of New Common Stock and the Takeback Debt (if applicable) being issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon (i) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) or (ii) only to the extent that such exemption under section 1145 of the Bankruptcy Code is not available (including with respect to an entity that is an “underwriter”) pursuant to section 4(a)(2) under the Securities Act and/or Regulation D thereunder. The Debtors believe shares of the New Common Stock, the options, or other equity awards (including any New Common Stock underlying such awards) to be issued pursuant to the post-emergence Management Incentive Program will be issued pursuant to a registration statement or another available exemption from registration under the Securities Act and other applicable law.

A.	Issuance of Securities under the Plan

Section 1145(a)(1) of the Bankruptcy Code exempts the offer, issuance, and distribution of securities under a plan of reorganization from registration under section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution or sale of securities when such securities are to be exchanged for claims or principally in exchange for claims and partly for cash or property. In general, securities issued under section 1145 of the Bankruptcy Code may be resold without registration unless the recipient is an “underwriter” with respect to those securities.  In reliance upon this exemption, the Debtors believe that the offer, issuance, and distribution under the Plan of the New Common Stock and the Takeback Debt (if applicable) will be exempt from registration under the Securities Act and state securities laws with respect to any such Holder who is not deemed to be an “underwriter” as defined in section 1145(b) of the Bankruptcy Code.

To the extent any shares of New Common Stock and Takeback Debt (if applicable) are issued in reliance on section 4(a)(2) of the Securities Act or Regulation D thereunder, such shares, units, and Takeback Debt (if applicable) will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law.

B.	Subsequent Transfers of Securities Issued under the Plan

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as any person who, except with respect to ordinary trading transactions of an entity that is not an issuer:

•
purchases a claim against, an interest in, or a claim for an administrative expense against the debtor, if that purchase is with a view to distributing any security received in exchange for such a claim or interest;

•	offers to sell securities offered under a plan of reorganization for the holders of those securities;

•
offers to buy those securities from the holders of the securities, if the offer to buy is (i) with a view to distributing those securities; and (ii) under an agreement made in connection with the plan of reorganization, the completion of the plan of reorganization, or with the offer or sale of securities under the plan of reorganization; or

•	is an issuer with respect to the securities, as the term “issuer” is defined in section 2(a)(11) of the Securities Act.

You should confer with your own legal advisors to help determine whether or not you are an “underwriter.”

Persons (i) who receive securities that are exempt under section 1145 of the Bankruptcy Code but who are “underwriters” or “affiliates,” or (ii) who receive securities issued under the Plan that are “restricted securities” would, however, be permitted to sell such securities without registration if an available resale exemption exists, including the exemptions provided by Rule 144 or Rule 144A under the Securities Act to the extent available.

Persons who receive Securities under the Plan are urged to consult their own legal advisor with respect to the restrictions applicable under the federal or state securities laws and the circumstances under which securities may be sold in reliance on such laws.

The foregoing summary discussion is general in nature and has been included in this Disclosure Statement solely for informational purposes. We make no representations concerning, and do not provide, any opinions or advice with respect to the Securities or the bankruptcy matters described in this Disclosure Statement.  In light of the uncertainty concerning the availability of exemptions from the relevant provisions of federal and state securities laws, we encourage each Holder and party in interest to consider carefully and consult with its own legal advisors with respect to all such matters.  Because of the complex, subjective nature of the question of whether a Security is exempt from the registration requirements under the federal or state securities laws or whether a particular Holder may be an underwriter, we make no representation concerning the ability of a person to dispose of the Securities issued under the Plan.

XIII.	CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

A.	Introduction

The following discussion summarizes certain United States (“U.S.”) federal income tax consequences of the consummation of the Plan to the Debtors, Reorganized Debtors, and certain Holders of Claims entitled to vote on the Plan.  It does not address the U.S. federal income tax consequences to Holders of Claims or Interests not entitled to vote to accept or reject on the Plan.  This summary is based on the Tax Code, the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published administrative rules and pronouncements of the IRS, all as in effect on the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such changes, or new or differing interpretations, could significantly affect the U.S. federal income tax consequences described below.  The Debtors have not requested, and do not intend to request, any ruling or determination from the IRS or any other taxing authority with respect to the tax consequences discussed herein, and the discussion below is not binding upon the IRS or the courts.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This discussion does not address non-U.S., state, local or non-income tax consequences of the Plan (including such consequences with respect to the Debtors), nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a Holder in light of its individual circumstances or to a Holder that may be subject to special tax rules (including persons who are related to the Debtors within the meaning of the Tax Code, persons liable for alternative minimum tax, U.S. Holders whose functional currency is not the U.S. dollar, U.S. expatriates, broker-dealers, banks, mutual funds, insurance companies, U.S. Holders who prepare “applicable financial statements” (as defined in Section 451 of the Tax Code), financial institutions, small business investment companies, regulated investment companies, tax exempt organizations, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities treated as partnerships or other pass-through entities), beneficial owners of partnerships (or other entities treated as partnerships or other pass-through entities), trusts, governmental authorities or agencies, dealers and traders in securities, subchapter S corporations, persons who hold Claims or who will hold any consideration received pursuant to the Plan as part of a straddle, hedge, conversion transaction, or other integrated investment, persons using a mark-to-market method of accounting, and Holders of Claims who are themselves in bankruptcy).  Furthermore, this summary assumes that a Holder of a Claim holds only Claims in a single Class and holds a Claim only as a “capital asset” (within the meaning of Section 1221 of the Tax Code).  This summary also assumes that Claims will be treated in accordance with their form for U.S. federal income tax purposes and that the Claims constitute interests in the Debtors “solely as a creditor” for purposes of Section 897 of the Tax Code.  The U.S. federal income tax consequences of the consummation of the Plan to the Debtors and Holders of Claims described below also may vary depending on the nature of any Restructuring Transactions that the Debtors engaged in.  This summary does not discuss differences in tax consequences to Holders of Claims that act or receive consideration in a capacity other than any other Holder of a Claim of the same Class or Classes, and the tax consequences for such Holders may differ materially from that described below.

For purposes of this discussion, a “U.S. Holder” is a Holder of a Claim that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (a) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Tax Code) have authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person. For purposes of this discussion, a “Non-U.S. Holder” is any Holder of a Claim that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a Holder of a Claim, the tax treatment of a partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partner (or other beneficial owner) and the entity.  Partners (or other beneficial owners) of partnerships (or other entities treated as partnerships or other pass-through entities) that are Holders of Claims should consult their tax advisors regarding the U.S. federal income tax consequences of the Plan.

ACCORDINGLY, THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM.  ALL HOLDERS OF CLAIMS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, NON-U.S., NON-INCOME, AND OTHER TAX CONSEQUENCES OF THE PLAN.

B.	Certain U.S. Federal Income Tax Consequences of the Plan to the Debtors and the Reorganized Debtors

1.	Characterization of Restructuring Transactions

The tax consequences of the implementation of the Plan to the Debtors will differ depending on whether the Restructuring Transactions are structured as a taxable sale of the assets and/or stock of any Debtor (a “Taxable Transaction”) or as a recapitalization of the Debtors (a “Recapitalization Transaction”). Although not free from doubt, the Debtors currently expect that the Restructuring Transactions will be structured as a Taxable Transaction. The discussion below assumes that the Restructuring Transactions are structured as a Taxable Transaction.  If the Debtors (in conjunction with other parties in interest) determine, prior to the Effective Date, that the Restructuring Transactions will be structured as a Recapitalization Transaction (or under another alternative structure), a supplemental disclosure will be filed containing a discussion of certain tax consequences of such Recapitalization Transaction (or other alternative structure).

If the Restructuring Transactions are structured as a Taxable Transaction, the Debtors will generally realize gain or loss upon the transfer (or deemed transfer) in an amount equal to the difference between the fair market value of the assets transferred (or deemed to be transferred by virtue of a Section 338(h)(10) election or otherwise) by the Debtors and the Debtors’ tax basis in such assets.  Realized gains, if any, may be offset by losses and deductions, which may include interest deductions that may be (or become) available under Section 163(j) of the Tax Code, and losses that may be available with respect to the stock of the Debtors; provided that any such gain that is ordinary in nature may not be offset by capital losses.  Any taxable gain remaining after such offsets would result in a cash tax liability.  The Debtors do not currently anticipate that the Restructuring Transactions, if structured as a Taxable Transaction, will give rise to material federal cash tax liabilities; however, because the amount of gain recognized and availability of losses are subject to some uncertainty, the Debtors cannot be certain that no federal cash tax liability will arise in a Taxable Transaction. If a Reorganized Debtor purchases (or is deemed to purchase) assets or stock of any Debtor pursuant to a Taxable Transaction, the Reorganized Debtor will take a fair market value basis in the transferred assets or stock.  However, if a Taxable Transaction involves a purchase of stock, the Debtor whose stock is transferred will retain its basis in its assets, unless the Debtors and/or Reorganized Debtors timely make certain elections provided for under the Tax Code to treat such stock purchase as the purchase of the Debtors’ assets. Reorganized Frontier generally will not succeed to any of Frontier’s existing tax attributes.

2.	Cancellation of Indebtedness Income and Reduction of Tax Attributes

In general, absent an exception, a debtor will realize and recognize cancellation of indebtedness income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration with a value less than the amount of such indebtedness.  The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied, over (b) the sum of (i) amount of Cash paid, (ii) the issue price of any new indebtedness of the debtor issued, and (iii) the fair market value of any other consideration (including stock of the debtor or a party related to the debtor) given in satisfaction of such indebtedness at the time of the exchange. Unless an exception or exclusion applies, COD Income constitutes taxable income like any other item of taxable income.

However, under Section 108 of the Tax Code, a debtor will not be required to include any amount of COD Income in gross income if the debtor is under the jurisdiction of a court in a case under chapter 11 of the Bankruptcy Code and the discharge of debt occurs pursuant to that proceeding.  Instead, as a consequence of such exclusion, a debtor must reduce its tax attributes by the amount of COD Income that it excluded from gross income pursuant to Section 108 of the Tax Code.  Such reduction in tax attributes occurs only after the tax for the year of the debt discharge has been determined.  In general, tax attributes will be reduced in the following order: (a) NOLs and NOL carryforwards, (b) general business credit carryovers, (c) minimum tax credit carryover, (d) capital loss carryovers, (e) tax basis in assets (but not below the amount of liabilities to which the debtor remains subject), (f) passive activity loss and credit carryovers, and (g) foreign tax credit carryovers.  Alternatively, a debtor may elect first to reduce the basis of its depreciable assets pursuant to Section 108(b)(5) of the Tax Code.  Carryover of disallowed interest expense would not be a tax attribute subject to such reduction unless future Treasury Regulations provide to the contrary.  Any excess COD Income over the amount of available tax attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact.

The Treasury Regulations address the method and order for applying tax attribute reduction to an affiliated group of corporations. Under these Treasury Regulations, the tax attributes of each debtor member of an affiliated group of corporations that is excluding COD Income are first subject to reduction before reducing tax attributes of other members of such group.  To the extent the debtor member’s tax basis in stock of a lower-tier member of the affiliated group is reduced, a “look through rule” requires that a corresponding reduction be made to the tax attributes of the lower-tier member.  If a debtor member’s excluded COD Income exceeds its tax attributes, the excess COD Income is applied to reduce certain remaining consolidated tax attributes of the affiliated group.

As a result of the Restructuring Transactions, the Debtors expect to realize COD Income. The amount of COD Income and, accordingly, the amount of tax attributes required to be reduced, will depend on the fair market value (or, in the case of debt instruments, the adjusted issue price) of the non-Cash consideration to be received by Holders of Claims under the Plan.  These amounts cannot be known with certainty until after the Effective Date and, as a result, the total amount of attribute reduction as a result of the Plan cannot be determined until after the Effective Date. Depending on the amount of COD Income, if the Restructuring Transactions are structured as a Recapitalization Transaction, some of the Reorganized Debtors’ tax basis in their assets may be reduced by COD Income that is not absorbed by the NOLs and other tax attributes.

The attribute reduction rules described above would not be expected to apply to the tax basis of the assets of the Reorganized Debtors if the Restructuring Transactions are structured as a Taxable Transaction.

3.	Limitation of NOL Carryforwards and Other Tax Attributes

Following the Effective Date, the Debtors anticipate that, to the extent the Reorganized Debtors succeed to the Debtors’ tax attributes (i.e., if the Restructuring Transactions are structured as a Recapitalization Transaction), any NOL carryforwards, capital loss carryovers, tax credit carryovers, and certain other tax attributes (such as losses and deductions that have accrued economically but are unrecognized as of the date of the ownership change) of the Reorganized Debtors that are not reduced according to the COD Income and attribute reduction rules described above and that are allocable to periods before the Effective Date (collectively, the “Pre-Change Losses”) may be subject to limitation under Sections 382 and 383 of the Tax Code as a result of an “ownership change” of the Reorganized Debtors by reason of the transactions consummated pursuant to the Plan.

Under Sections 382 and 383 of the Tax Code, if a corporation undergoes an “ownership change,” the amount of its Pre-Change Losses that may be utilized to offset future taxable income generally is subject to an annual limitation. The rules of Section 382 of the Tax Code are complicated, but as a general matter, the Debtors anticipate that the distribution of the New Common Equity pursuant to the Plan in a Recapitalization Transaction will result in an “ownership change” of the Reorganized Debtors for these purposes, and that the Reorganized Debtors’ use of their Pre-Change Losses will be subject to limitation unless an exception to the general rules of Section 382 of the Tax Code applies.

For this purpose, if a corporation (or consolidated group) has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly will be subject to the annual limitation. In general, a corporation’s (or consolidated group’s) net unrealized built-in loss will be deemed to be zero unless it is greater than the lesser of (a) $10,000,000 or (b) 15 percent of the fair market value of its assets (with certain adjustments) before the ownership change. While proposed Treasury Regulations would significantly modify the calculation and treatment of net unrealized built-in gains and losses, those regulations are not expected to apply to the Reorganized Debtors, and the remainder of this discussion assumes they will not apply.

In general, the amount of the annual limitation to which a corporation that undergoes an “ownership change” would be subject is equal to the product of (i) the fair market value of the stock of the corporation immediately before the “ownership change” (with certain adjustments) multiplied by (ii) the “long-term tax-exempt rate” for ownership changes (currently 1.09% for ownership changes occurring in June 2020). The Section 382 limitation may be increased to the extent that the corporation recognizes certain built-in gains in their assets during the five-year period following the ownership change, or is treated as recognizing built-in gains pursuant to the safe harbors provided in IRS Notice 2003-65.  Section 383 of the Tax Code applies a similar limitation to capital loss carryforwards and tax credits.  Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.  As discussed below, however, special rules may apply in the case of a corporation that experiences an ownership change as the result of a bankruptcy proceeding.

C.	Certain U.S. Federal Income Tax Consequences of the Plan to U.S. Holders of Class 10 Senior Notes Claims

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan, structured as a Taxable Transaction.  Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the Restructuring Transactions.

1.	General U.S. Tax Considerations

a.	Consequences to the Holders of Class 10 Senior Notes Claims

Pursuant to the Plan, in exchange for full and final satisfaction, compromise, settlement, release, and discharge of their Class 10 Senior Notes Claims, each Holder of an Class 10 Senior Notes Claim will receive its Incremental Payment and its Pro Rata share of (a) the New Common Stock, subject to dilution by the Management Incentive Plan, (b) the Takeback Debt, and (c) the Surplus Cash. Each such Holder’s exchange of its Class 10 Senior Notes Claims for such consideration should be treated as a taxable exchange under Section 1001 of the Tax Code. Accordingly, other than with respect to any amounts received that are attributable to accrued but unpaid interest (or original issue discount, if any), each U.S. Holder should recognize gain or loss in an amount equal to the difference, if any, between (x) the sum of the Incremental Payment, fair market value of the New Common Stock, the “issue price” of the Takeback Debt, and the amount of Surplus Cash received in respect of the Class 10 Senior Notes Claim and (y) such U.S. Holder’s adjusted basis, if any, in such Claim.  The character of such gain or loss will be determined by a number of factors, including, among other things, the tax status of the U.S. Holder, the rules regarding “market discount” (described below) and accrued but unpaid interest (or original issue discount), and whether and to what extent the U.S. Holder had previously claimed a bad-debt deduction with respect to its Claim. If recognized gain or loss is capital in nature, it generally would be long-term capital gain or loss if the U.S. Holder held its Claim for more than one year as of the Effective Date.  Such U.S. Holder’s tax basis in the New Common Stock and the Takeback Debt received, as applicable, should equal the fair market value of such property as of the Effective Date. Such U.S. Holder’s holding period in the New Common Stock and the Takeback Debt received should begin on the day after the Effective Date.

b.	Accrued Interest and Original Issue Discount

A portion of the consideration received by U.S. Holders of Class 10 Senior Notes Claims in respect thereof may be attributable to accrued but unpaid interest (or original issue discount) on such Claims.  Such amount should be taxable to that U.S. Holder as ordinary interest income if such accrued interest (or original issue discount) has not been previously included in the Holder’s gross income for U.S. federal income tax purposes.  Conversely, U.S. Holders of Class 10 Senior Notes Claims may be able to recognize a deductible loss to the extent that any accrued interest (or original issue discount) on such Claims was previously included in the Holder’s gross income but was not paid in full by the Debtors.  Such loss may be ordinary, but the tax law is unclear on this point.

If the fair market value of the consideration received by a U.S. Holder of Class 10 Senior Notes Claims pursuant to the Plan is not sufficient to fully satisfy all principal and interest on such Claims, the extent to which such consideration will be attributable to accrued but unpaid interest (or original issue discount) is unclear.  Under the Plan, the aggregate consideration to be distributed to U.S. Holders of Allowed Claims in each Class will be allocated first to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that accrued on such Claims, if any. Certain legislative history and case law indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but unpaid interest. The IRS could take the position that the consideration received by the U.S. Holder should be allocated in some way other than as provided in the Plan. Holders should consult their tax advisors regarding the deductibility of accrued but unpaid interest and the proper allocation of the consideration received by them under the Plan between principal and accrued but unpaid interest.

c.	Market Discount

Under the “market discount” provisions of the Tax Code, some or all of any gain realized by a U.S. Holder exchanging the debt instruments constituting its Allowed Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt instruments constituting the exchanged Claim.  In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if the U.S. Holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with original issue discount, its adjusted issue price, in each case, by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain recognized by a U.S. Holder on the taxable disposition of an Class 10 Senior Notes Claim that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such Claim was considered to be held by the Holder (unless the Holder elected to include market discount in income as it accrued).  Holders should consult their tax advisors concerning the application of the market discount rules to their Claims.

d.	Issue Price

The determination of the “issue price” of the Takeback Debt will depend, in part, on whether such debt instruments and other property issued to the Holder, or the property surrendered by the Holder, under the Plan are treated as traded on an “established securities market” at any time during the 60-day period ending thirty (30) days after the Effective Date.  In general, a debt instrument (or the stock or property exchanged therefor) will be treated as traded on an established market if (a) it is listed on (i) a qualifying national securities exchange, (ii) certain qualifying interdealer quotation systems, or (iii) certain qualifying non-U.S. securities exchanges; (b) it appears on a system of general circulation that provides a reasonable basis to determine fair market value; or (c) in certain situations the price quotations are readily available from dealers, brokers or traders.  The issue price of a debt instrument that is traded on an established market (or that is issued for stock or securities so traded) would be the fair market value of such debt instrument (or such stock or securities so traded) on the issue date as determined by such trading; provided if both the property exchanged and the property received therefor are treated as traded, the trading price of the property so received controls.  The issue price of a debt instrument that is neither so traded nor issued for stock or securities so traded would be its stated principal amount (provided that the interest rate on the debt instrument exceeds the applicable federal rate published by the IRS).  Debt issues under $100 million are not treated as traded for these purposes.

Where, as here, creditors receiving debt instruments are also receiving other property in exchange for their claims, the “investment unit” rules may also apply to the determination of the issue price for any debt instrument received in exchange for their claims.  In general, if all of the components (other than cash) of the “investment unit” are publicly traded (as described above), then the issue price of the investment unit, as a whole, is determined as the aggregate of the market value of each of the components of the “investment unit” allocating the issue price of the investment unit to each of the investment unit’s components on the basis of each component’s fair market value.  In the event that some, but not all, of the property composing the “investment unit” is publicly traded, then the application of the investment unit rules is unclear.  If the claims being exchanged for the investment unit are publicly traded prior to the exchange, the trading value of such claims may set the issue price for the investment unit, with such issue price being allocated among the components of the investment unit in proportion to their fair market value.  Alternatively, if the new debt instrument is publicly traded, the trading price of the new debt instrument may control the issue price of the new debt instrument, without regard to the potential application of the investment unit rules.  The Debtors expect to take the position that if the Takeback Debt is traded, then such trading values will be used to determine the issue price of the Takeback Debt, even if other portions of the investment unit are not traded, but no assurance can be given that the IRS will agree with this view.

In general, U.S. Holders of Claims must follow the Debtors’ determination of issue price with respect to each debt instrument issued under the Plan, unless any such Holders specifically discloses its disagreement with such determination on its own tax return.  The Debtors will publish their determination of the issue price in accordance with applicable Treasury Regulations.

e.	Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts are required to pay an additional 3.8 percent tax on, among other things, gains from the sale or other disposition of capital assets. U.S. Holders that are individuals, estates, or trusts should consult their tax advisors regarding the effect, if any, of this tax provision on their ownership and disposition of any consideration to be received under the Plan.

f.	Limitation of Use of Capital Losses

U.S. Holders who recognize capital losses as a result of the distributions under the Plan will be subject to limits on their use of capital losses.  For non-corporate U.S. Holders, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (a) $3,000 ($1,500 for married individuals filing separate returns) or (b) the excess of the capital losses over the capital gains.  Non-corporate U.S. Holders may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income for an unlimited number of years.  For corporate U.S. Holders, losses from the sale or exchange of capital assets may only be used to offset capital gains.  U.S. Holders who have more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in succeeding tax years.  Corporate U.S. Holders may only carry over unused capital losses for the five years following the capital loss year, but are allowed to carry back unused capital losses to the three years preceding the capital loss year.

2.	U.S. Tax Consequences of Owning and Disposing of New Common Stock Received Under the Plan

a.	Distributions on New Common Stock

Any distributions made on account of the New Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of the current or accumulated earnings and profits of Reorganized Frontier as determined under U.S. federal income tax principles. Certain qualified dividends received by a non-corporate taxpayer are taxed at preferential rates. To the extent that a U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the U.S. Holder’s basis in its shares of the New Common Stock (determined on a share-by-share basis).  Any such distributions in excess of the U.S. Holder’s basis in its shares of the New Common Stock (determined on a share-by-share basis) generally will be treated as capital gain.  Subject to applicable limitations, distributions treated as dividends paid to U.S. Holders that are corporations generally will be eligible for a dividends-received deduction.  However, the dividends-received deduction is only available if certain holding period requirements are satisfied.  The length of time that a shareholder has held its stock is reduced for any period during which the shareholder’s risk of loss with respect to the stock is diminished by reason of the existence of certain options, contracts to sell, short sales, or similar transactions.  In addition, to the extent that a corporation incurs indebtedness that is directly attributable to an investment in the stock on which the dividend is paid, all or a portion of the dividends received deduction may be disallowed.

b.	Sale, Redemption, or Repurchase of New Common Stock

Unless a non-recognition provision applies, U.S. Holders generally will recognize capital gain or loss upon the sale, redemption, or other taxable disposition of the New Common Stock.  Such capital gain will be long-term capital gain if at the time of the sale, exchange, retirement, or other taxable disposition, the U.S. Holder held the New Common Stock for more than one year.  Long-term capital gains of a non-corporate taxpayer generally are taxed at preferential rates.  The deductibility of capital losses is subject to certain limitations as described above.

3.	U.S. Tax Consequences of Owning and Disposing of Takeback Debt Received Under the Plan

a.	Ownership, Interest and Original Issue Discount on Takeback Debt

Stated interest paid on Takeback Debt to a U.S. Holder will be includible in the U.S. Holder’s gross income as ordinary interest income at the time interest is received or accrued in accordance with the U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.

If the “stated redemption price at maturity” of the Takeback Debt received by U.S. Holders exceeds the “issue price” of the Takeback Debt (as determined pursuant to the “issue price” discussion above) by an amount equal to or greater than a statutorily defined de minimis amount, the Takeback Debt will be considered to be issued with original issue discount for U.S. federal income tax purposes.  The stated redemption price at maturity of the Takeback Debt is the total of all payments due on the Takeback Debt other than payments of “qualified stated interest.”  In general, qualified stated interest is stated interest that is payable unconditionally in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate (or at certain qualifying floating rates).

For purposes of determining whether there is original issue discount, the de minimis amount is generally equal to one fourth of one percent of the principal amount of the Takeback Debt multiplied by the number of complete years to maturity from their original issue date, or if the Takeback Debt provide for payments other than payments of qualified stated interest before maturity, multiplied by the weighted average maturity (as determined under applicable Treasury Regulations).  If the Takeback Debt is issued with original issue discount, a U.S. Holder generally (i) will be required to include the original issue discount in gross income as ordinary interest income as it accrues on a constant yield to maturity basis over the term of the Takeback Debt, in advance of the receipt of the cash attributable to such original issue discount and regardless of the holder’s method of accounting for U.S. federal income tax purposes, but (ii) will not be required to recognize additional income upon the receipt of any cash payment on the Takeback Debt that is attributable to previously accrued original issue discount that has been included in its income.

b.	Acquisition Premium or Amortizable Bond Premium on Takeback Debt

If a U.S. Holder’s initial tax basis in the Takeback Debt is greater than the issue price of such debt but less than the stated principal amount of such debt, such Takeback Debt will have an “acquisition premium.”  Under the acquisition premium rules, the amount of original issue discount that must be included in gross income with respect to the applicable Takeback Debt for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.  Alternatively, if a U.S. Holder’s initial tax basis in Takeback Debt exceeds its stated principal amount, the U.S. Holder will be considered to have acquired the Takeback Debt with “amortizable bond premium” and will not be required to include any original issue discount in income.  A U.S. Holder may generally elect to amortize the bond premium over the remaining term of the Takeback Debt on a constant yield method as an offset to stated interest when includible in income under such Holder’s regular accounting method.  If a U.S. Holder elects to amortize bond premium, such Holder must reduce its tax basis in the Takeback Debt by the amount of the premium used to offset stated interest. If a U.S. Holder does not elect to amortize the bond premium, that premium will decrease the gain or increase the loss otherwise recognized on disposition of the Takeback Debt.  If a U.S. Holder’s initial tax basis in the Takeback Debt is less than the issue price of such debt, see the “market discount” discussion above.

c.	Sale, Redemption, or Repurchase of Interests in the Takeback Debt

Upon the sale, exchange or other taxable disposition of the Takeback Debt, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition (other than accrued but unpaid interest (or original issue discount), which will generally be taxable as interest) and the U.S. Holder’s adjusted tax basis in their interest in the Takeback Debt.  A U.S. Holder’s initial tax basis in the Takeback Debt will be increased by any previously accrued original issue discount and decreased by any payments on the Takeback Debt other than qualified stated interest.  Any such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the interest in the Takeback Debt has been held for more than one year at the time of its sale, exchange or other taxable disposition.  Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains.  The deductibility of capital losses is subject to limitations as discussed above.

D.	Certain United States Federal Income Tax Consequences to Non-U.S. Holders of Class 10 Senior Claims

1.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Class 10 Senior Notes Claims

The following discussion assumes that the Debtors will undertake the Restructuring Transactions currently contemplated by the Plan, structured as a Taxable Transaction, and includes only certain U.S. federal income tax consequences of the Plan to Non‑U.S. Holders.  The discussion does not include any non-U.S. tax considerations.  The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex.  Non-U.S. Holders of Claims are urged to consult their tax advisors regarding the tax consequences of the Restructuring Transactions.

a.	Gain Recognition

Any gain realized by a Non-U.S. Holder on the exchange of its Class 10 Senior Notes Claims generally will not be subject to U.S. federal income taxation unless (a) the Non-U.S. Holder is an individual who was treated as present in the United States for 183 days or more during the taxable year in which the Restructuring Transactions occur and certain other conditions are met or (b) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, to the extent any gain is taxable, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange.  If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange if such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States in the same manner as a U.S. Holder.  In order to claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates).  In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

b.	Accrued but Unpaid Interest (and Original Issue Discount)

Payments made to a Non-U.S. Holder under the Plan that are attributable to accrued but unpaid interest (or original issue discount) generally will not be subject to U.S. federal income or withholding tax, provided that (i) such Non-U.S. Holder is not a bank, (ii) such Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of the stock of the Debtors and (iii) the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8) establishing that the Non-U.S. Holder is not a U.S. person, unless such interest (or original issue discount) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W‑8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non‑U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but unpaid interest (or original issue discount) at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to accrued but unpaid interest (or original issue discount) that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30 percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to accrued but unpaid interest (or original issue discount).  For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

2.	U.S. Federal Income Tax Consequences to Non-U.S. Holders of Owning and Disposing of New Common Stock

a.	Dividends on New Common Stock

Any distributions made with respect to New Common Stock will constitute dividends for U.S. federal income tax purposes to the extent of Reorganized Frontier’s current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that a Non-U.S. Holder receives distributions that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed such current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the Non-U.S. Holder’s basis in its shares. Subject to the “U.S. real property holding corporation” discussion below, any such distributions in excess of a Non-U.S. Holder’s basis in its shares (determined on a share-by-share basis) generally will be treated as capital gain from a sale or exchange (and the respective excess distributions as proceeds from a sale or exchange).

Except as described below, dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are not effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (or if an income tax treaty applies, are not attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) will be subject to U.S. federal withholding tax at a rate of 30 percent (or lower treaty rate or exemption from tax, if applicable).  A Non-U.S. Holder generally will be required to satisfy certain IRS certification requirements in order to claim a reduction of or exemption from withholding under a tax treaty by filing IRS Form W-8BEN or W-8BEN-E (or successor form) upon which the Non-U.S. Holder certifies, under penalties of perjury, its status as a non-U.S. person and its entitlement to the lower treaty rate or exemption from tax with respect to such payments.  Dividends paid with respect to New Common Stock held by a Non-U.S. Holder that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, are attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States) generally will be subject to U.S. federal income tax in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the dividends at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty).

If Reorganized Frontier is considered a “U.S. real property holding corporation” for U.S. federal income tax purposes (a “USRPHC”), distributions to a Non-U.S. Holder will generally be subject to withholding by Reorganized Frontier at a rate of 15 percent to the extent they are not treated as dividends for U.S. federal income tax purposes.  In the event the New Common Stock is regularly traded on an established securities market, withholding would not be required if the Non-U.S. Holder does not directly or indirectly own more than 5 percent of the value of such interest during a specified testing period. However, even if the New Common Stock is regularly traded on an established securities market, non-dividend distributions to Non-U.S. Holders who directly or indirectly own more than 5 percent of the value of the New Common Stock during a specified testing period will generally be subject to the 15 percent withholding tax described above. Exceptions to such withholding may also be available to the extent a Non-U.S. Holder furnishes a certificate qualifying such Non-U.S. Holder for a reduction or exemption of withholding pursuant to applicable Treasury Regulations. The Debtors have not yet determined whether the New Common Stock, if publicly traded as the Debtors and the Consenting Noteholders intend, will be regularly traded on an established securities market on, or any time after, the Effective Date.

In general, a corporation is a USRPHC as to a Non-U.S. Holder if the fair market value of the corporation’s U.S. real property interests (as defined in the Tax Code and applicable Treasury Regulations) equals or exceeds 50 percent of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (applying certain look-through rules to evaluate the assets of subsidiaries) at any time within the shorter of the 5-year period ending on the effective time of the applicable disposition or the period of time the Non-U.S. Holder held such interest.  The Debtors have not determined whether they are, or whether Reorganized Frontier will be (as of the Effective Date or at any point in the future), a USRPHC. If the Debtors are unable to make such determination, Reorganized Frontier may withhold on distributions to a Non-U.S.  Holder to the extent they are not treated as dividends for U.S. federal income tax purposes. Each Non-U.S. Holder should consult its tax advisor regarding the possible impact of the USRPHC rules.

b.	Sale, Redemption, or Repurchase of New Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to any gain realized on the sale or other taxable disposition (including a cash redemption) of New Common Stock  unless:

i.
such Non-U.S. Holder is an individual who is treated as present in the United States for 183 days or more in the taxable year of disposition or who is subject to special rules applicable to former citizens and residents of the United States;

ii.
such gain is effectively connected with such Non-U.S. Holder’s conduct of a U.S. trade or business (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States); or

iii.	Reorganized Frontier is or has been during a specified testing period a USPRHC.

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of disposition of New Common Stock.

If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to such gain in the same manner as a U.S. Holder, and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to earnings and profits effectively connected with a U.S. trade or business that are attributable to such gains at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty).

If the third exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax on any gain recognized on the disposition of all or a portion of its New Common Stock under the Foreign Investment in Real Property Tax Act (“FIRPTA”).  Taxable gain from the disposition of an interest in a USRPHC (generally equal to the difference between the amount realized and such Non-U.S. Holder’s adjusted tax basis in such interest) will constitute effectively connected income.  Further, the buyer of the New Common Stock will be required to withhold a tax equal to 15 percent of the amount realized on the sale.  The amount of any such withholding would be allowed as a credit against the Non-U.S. Holder’s federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the Non-U.S. Holder properly and timely files a tax return with the IRS.  In general, the FIRPTA provisions will not apply if (a) the Non-U.S. Holder does not directly or indirectly own more than 5 percent of the value of such interest during a specified testing period, and (b) such interest is regularly traded on an established securities market.  In the event the New Common Stock is regularly traded on an established securities market, the withholding obligation described above would not apply, even if a Non-U.S. Holder is subject to the substantive FIRPTA tax.

3.	U.S. Tax Consequences of Owning and Disposing of Takeback Debt Received Under the Plan

a.	Payments on Takeback Debt

Subject to the discussion below regarding “FATCA,” payments to a Non-U.S. Holder with respect to the Takeback Debt that are treated as interest, including payment attributable to any original issue discount (see discussion above) generally will not be subject to U.S. federal income or withholding tax, provided that (i) such Non-U.S. Holder is not a bank, (ii) such Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of the stock of the Reorganized Debtors, and (iii) the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8) establishing that the Non-U.S. Holder is not a U.S. person, unless such interest (or original issue discount) is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but unpaid interest (or original issue discount) at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)).

Subject to the discussion below regarding “FATCA,” a Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30 percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to interest, including any OID.

For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, or other applicable IRS Form W-8, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

b.	Sale, Redemption, or Repurchase of Interests in the Takeback Debt

Subject to the discussion below regarding “FATCA,” any gain recognized by a Non-U.S. Holder on the sale, exchange or other disposition of the Take-Back Debt (other than an amount representing accrued but untaxed interest (or original issue discount) on the Takeback Debt, which is subject to the rules discussed above under “Payments on Takeback Debt”) generally will not be subject to U.S. federal income taxation unless (i) the Non-U.S. Holder is an individual who was treated as present in the United States for 183 days or more during the taxable year in which the disposition occurs and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange.  If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange in the same manner as a U.S. Holder.  Subject to the discussion below regarding “FATCA,” in order to claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates).  In addition, if such a Non-U.S. Holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

4.	FATCA

Under legislation commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”), foreign financial institutions and certain other foreign entities must report certain information with respect to their U.S. account holders and investors or be subject to withholding at a rate of 30 percent on the receipt of “withholdable payments.” For this purpose, “withholdable payments” are generally U.S. source payments of fixed or determinable, annual or periodical income (including dividends, if any, on shares of New Common Stock and U.S.-source interest (including original issue discount) paid in respect of the Takeback Debt), and, subject to the paragraph immediately below, also include gross proceeds from the sale of any property of a type which can produce U.S. source interest or dividends (which would include the New Common Stock and Takeback Debt). FATCA withholding will apply even if the applicable payment would not otherwise be subject to U.S. federal nonresident withholding.

Withholding with respect to payments of gross proceeds from the sale or other disposition of property of a type that can produce U.S. source interest or dividends have been eliminated under proposed Treasury Regulations that may be relied on until final regulations become effective. Each Non-U.S. Holder should consult its tax advisor regarding the possible impact of these rules on such Non-U.S. Holder.

BOTH U.S. HOLDERS AND NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POSSIBLE IMPACT OF THESE RULES ON SUCH HOLDERS’ EXCHANGE OF ANY OF ITS CLAIMS PURSUANT TO THE PLAN AND ON ITS OWNERSHIP OF NEW COMMON STOCK.

E.	Information Reporting and Backup Withholding

The Debtors, Reorganized Debtors, and applicable withholding agents will withhold all amounts required by law to be withheld from payments of interest and dividends, whether in connection with distributions under the Plan or in connection with payments made on account of consideration received pursuant to the Plan, and will comply with all applicable information reporting requirements.  The IRS may make the information returns reporting such interest and dividends and withholding available to the tax authorities in the country in which a Non-U.S. Holder is resident.  In general, information reporting requirements may apply to distributions or payments made under the Plan.  Additionally, under the backup withholding rules, a Holder of a Claim may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless, in the case of a U.S. Holder, such U.S. Holder provides a properly executed IRS Form W-9 and, in the case of Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption).  The current backup withholding rate is 24 percent.  Backup withholding is not an additional tax but is, instead, an advance payment that may entitle the Holder to a refund from the IRS to the extent it results in an overpayment of tax, provided that the required information is provided to the IRS.

In addition, from an information reporting perspective, the Treasury Regulations generally require disclosure by a taxpayer on its U.S. federal income tax return of certain types of transactions in which the taxpayer participated, including, among other types of transactions, certain transactions that result in the taxpayer’s claiming a loss in excess of specified thresholds.  Holders are urged to consult their tax advisors regarding these regulations and whether the transactions contemplated by the Plan would be subject to these regulations and require disclosure on the Holders’ tax returns.

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX.  THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF A CLAIM IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION.  ALL HOLDERS OF CLAIMS SHOULD CONSULT WITH THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM UNDER THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, NON-US, OR OTHER TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

XIV.	RECOMMENDATION

In the opinion of the Debtors, the Plan is preferable to all other available alternatives and provides for a larger distribution to the Debtors’ creditors than would otherwise result in any other available scenario.  Accordingly, the Debtors recommend that Holders of Senior Notes Claims entitled to vote on the Plan vote to accept the Plan and support Confirmation of the Plan.

Dated: June 29, 2020	Frontier Communications Corporation on behalf of itself and all other Debtors

/s/ Mark D. Nielsen
Mark D. Nielsen Executive Vice President, Chief Legal Officer, and Chief Transaction Officer Frontier Communications Corporation

Annex 1

Statement of the First Lien Committee

The following represents the position of the First Lien Committee with regard to the confirmability of the Plan.  The Debtors disagree with much of the First Lien Committee’s assessments of the confirmability of the Plan, but have included it here verbatim at the First Lien Committee’s request.

STATEMENT OF THE FIRST LIEN COMMITTEE REGARDING
DEBTORS’ JOINT PLAN OF REORGANIZATION

The ad hoc committee of certain unaffiliated lenders (the “First Lien Committee”) that hold, either directly or through funds or accounts managed by them, the outstanding First Lien Debt Obligations of Frontier Communications Corporation (“Frontier”) and certain of its subsidiaries and affiliates (collectively, the “Debtors”) does not support the Debtors’ Plan.

As explained in the Objection of the First Lien Committee to the Debtors’ Disclosure Statement Motion [Docket No. 555], the First Lien Committee contends that the Plan is unconfirmable for at least the following reasons:

Plan Treatment. The Plan proposes to either refinance or reinstate the Term Loan Claims and the First Lien Notes Claims.  The First Lien Committee contends that neither treatment option is permissible under the Bankruptcy Code.

According to the First Lien Committee, reinstatement is impermissible because the Plan does not comply with Sections 1123(d) or 1124 of the Bankruptcy Code.  The First Lien Committee contends that the Plan would substantially alter the legal, equitable, and contractual rights of the Term Loan Lenders and the First Lien Noteholders and results in several breaches of the First Lien Debt Documents.  These alleged breaches include the following:

(1)
The Plan does not provide for the payment of postpetition interest on the First Lien Debt Obligations calculated at the default rate specified in the First Lien Debt Documents.   The First Lien Committee contends that such failure is a violation of their contractual and statutory entitlement to postpetition interest at the post-default contract rate, and precludes reinstatement of the First Lien Debt Obligations.

(2)
The Plan contemplates nearly $950 million of Incremental Payments and Surplus Cash payments to the holders of Senior Notes Claims, which the First Lien Committee contends is an impermissible diversion of proceeds from the Debtors’ PNW Sale.  The First Lien Committee further contends that the Debtors’ use of the PNW Sale proceeds violates their contractual and statutory rights and precludes reinstatement of the First Lien Debt Obligations.

(3)
The Plan proposes to pay the Revolving Credit Claims in full in cash on the Effective Date, while reinstating the Term Loan Claims.  The First Lien Committee contends that this produces a preferential pay-down of the Revolving Credit Lenders that contravenes the pro rata payment provisions in the Credit Agreement governing both sets of Claims.  The First Lien Committee contends that this also precludes reinstatement.

(4)
The Plan does not incorporate the turnover and payment subordination mechanisms set forth in the Intercreditor Agreement by and among the Debtors, the First Lien Parties and the Second Lien Parties.  The First Lien Committee contends that the Plan must enforce the provisions of the Intercreditor Agreement that require payment in full of the First Lien Debt Obligations, and that the Debtors’ failure to incorporate such provisions in the Plan constitutes a breach of the First Lien Debt Documents and precludes reinstatement.

(5)
The First Lien Committee contends that the Noteholder Groups’ selection of the members of the new board of the Reorganized Debtors will trigger a change in control under the First Lien Debt Documents, thereby causing an Event of Default thereunder that would preclude reinstatement.

The First Lien Committee asserts that the Debtors’ alternative Plan treatment for the Term Loan Claims and the First Lien Notes Claims, payment in full in cash on the Effective Date, does not comply with the Bankruptcy Code because the Plan prohibits the allowance of fees and expenses contractually owed to the Term Loan Lenders and the First Lien Noteholders, including default interest, fees, and any make-whole premium.

Impairment.  The First Lien Committee contends that the Debtors are required to solicit votes from the Holders of Claims in Class 5 (Term Loan Claims) and Class 6 (First Lien Notes Claims) because these Claims are impaired under the Plan for many of the same reasons that reinstatement is prohibited.  In addition, the First Lien Committee contends that holders of Term Loan Claims and First Lien Notes Claims are impaired because the Plan would impose third-party releases on such holders unless they affirmatively object or opt out of such releases.  The First Lien Committee asserts that the Plan cannot be confirmed because the Debtors failed to solicit all classes of impaired creditors.

Classification. The First Lien Committee contends that the Plan separately classifies the Revolving Credit Claims and the Term Loan Claims in violation of Section 1122 of the Bankruptcy Code.   The First Lien Committee further contends that both the Revolving Credit Claims and the Term Loan Claims should be classified in the same Class because both Claims are governed by the Credit Agreement and share the same collateral and guarantee package.

Non-Estate Professional Fees.  The Plan provides for payment in full on the Confirmation Date of the Noteholder Groups’ outstanding professional fees.  The First Lien Committee asserts that there is no legal basis for the Debtors to pay the professional fees of unsecured creditors under the Plan.

*          *          *

The First Lien Committee opposes confirmation of the Plan and intends to oppose confirmation of the Plan.  As a result, the Plan may not be confirmed because of these infirmities.  The First Lien Committee recommends that all entities entitled to vote on the Plan submit a timely ballot voting to reject the Plan.

Exhibit A

Plan of Reorganization

Solicitation Version

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

)
In re:	)	Chapter 11
)
FRONTIER COMMUNICATIONS	)	Case No. 20-22476 (RDD)
CORPORATION, et al.,[1]	)
)
Debtors.	)	(Jointly Administered)
)

THIRD AMENDED JOINT PLAN OF REORGANIZATION
OF FRONTIER COMMUNICATIONS CORPORATION AND ITS
DEBTOR AFFILIATES PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

Stephen E. Hessler, P.C.		Chad J. Husnick, P.C.
Mark McKane, P.C. (admitted pro hac vice)		Benjamin M. Rhode (admitted pro hac vice)
Patrick Venter		KIRKLAND & ELLIS LLP
KIRKLAND & ELLIS LLP		KIRKLAND & ELLIS INTERNATIONAL LLP
KIRKLAND & ELLIS INTERNATIONAL LLP		300 North LaSalle Street
601 Lexington Avenue		Chicago, Illinois 60654
New York, New York 10022		Telephone:	(312) 862-2000
Telephone:	(212) 446-4800	Facsimile:	(312) 862-2200
Facsimile:	(212) 446-4900

Counsel to the Debtors and Debtors in Possession

NOTHING CONTAINED HEREIN SHALL CONSTITUTE AN OFFER, ACCEPTANCE, COMMITMENT, OR LEGALLY BINDING OBLIGATION OF THE DEBTORS OR ANY OTHER PARTY IN INTEREST, AND THIS PLAN IS SUBJECT TO APPROVAL BY THE BANKRUPTCY COURT AND OTHER CUSTOMARY CONDITIONS.  THIS PLAN IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES.

1
The last four digits of Debtor Frontier Communications Corporation’s tax identification number are 9596.  Due to the large number of debtor entities in these chapter 11 cases, for which the Court has ordered joint administration, a complete list of the debtor entities and the last four digits of their federal tax identification numbers are not provided herein.  A complete list of such information may be obtained on the website of the Debtors’ claims and noticing agent at https://cases.primeclerk.com/ftr.  The location of the Debtors’ service address for purposes of these chapter 11 cases is:  50 Main Street, Suite 1000, White Plains, New York 10606.

i

O.	Section 1145 Exemption	44
P.	Section 1146(a) Exemption	44
Q.	Management Incentive Plan	45
R.	Employee Matters	45
S.	Qualified Defined Benefit Plan	46
T.	Workers’ Compensation Programs	46
U.	Preservation of Rights of Action	46
V.	Release of Preference Actions	47
W.	Consenting Noteholder Fees	47
X.	Payment of Trustee Fees	48
Y.	Payment of Board Observer Fees	48

Article V. Treatment of Executory Contracts and Unexpired Leases		48

A.	Assumption and Rejection of Executory Contracts and Unexpired Leases	48
B.	Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases	49
C.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	49
D.	Cure of Defaults for Executory Contracts and Unexpired Leases Assumed	49
E.	Indemnification Provisions	51
F.	Restructuring Support Agreement	51
G.	Insurance Policies	51
H.	Reservation of Rights	52
I.	Nonoccurrence of Effective Date	52
J.	Contracts and Leases Entered into After the Petition Date	52

Article VI. Provisions Governing Distributions		52

A.	Timing and Calculation of Amounts to Be Distributed	52
B.	Rights and Powers of Distribution Agent	53
C.	Delivery of Distributions and Undeliverable or Unclaimed Distributions	53
D.	Compliance Matters	55
E.	Foreign Currency Exchange Rate	55
F.	Claims Paid or Payable by Third Parties	55
G.	Setoffs and Recoupment	56
H.	Allocation between Principal and Accrued Interest	56

Article VII. Procedures for Resolving Disputed, Contingent, and Unliquidated Claims and Interests		57

A.	Disputed Claims Process	57
B.	Objections to Claims	58
C.	Estimation of Claims	58
D.	No Distributions Pending Allowance	58
E.	Distributions After Allowance	58
F.	No Interest	59
G.	Adjustment to Claims and Interests without Objection	59
H.	Disallowance of Claims	59
I.	Amendments to Proofs of Claim	60

Article VIII. Effect of Confirmation of the Plan		60

A.	Discharge of Claims and Termination of Interests	60

ii

B.	Releases by the Debtors	60
C.	Releases by Holders of Claims and Interests	61
D.	Exculpation	62
E.	Injunction	63
F.	Release of Liens	63
G.	SEC	63
H.	No Release of Any Claims Held by the United States	63
I.	Protection against Discriminatory Treatment	64
J.	Document Retention	64
K.	Reimbursement or Contribution	64
L.	Term of Injunctions or Stays	64

Article IX. Conditions Precedent to the Effective Date		64

A.	Conditions Precedent to the Effective Date.	64
B.	Waiver of Conditions Precedent	66
C.	Effect of Non-Occurrence of Conditions to Consummation	67

Article X. Modification, Revocation, or Withdrawal of the Plan		66

A.	Modification of Plan	66
B.	Effect of Confirmation on Modifications	66
C.	Revocation or Withdrawal of Plan	67

Article XI. Retention of Jurisdiction		67

Article XII. Miscellaneous Provisions		69

A.	Immediate Binding Effect	69
B.	Additional Documents	69
C.	Payment of Statutory Fees	70
D.	Dissolution of Statutory Committees	70
E.	Reservation of Rights	70
F.	Successors and Assigns	70
G.	Service of Documents	70
H.	Entire Agreement; Controlling Document	71
I.	Plan Supplement	71
J.	Non-Severability	72
K.	Votes Solicited in Good Faith	72
L.	Closing of Chapter 11 Cases	72
M.	Waiver or Estoppel	72
N.	FCC Rights and Powers	72

iii

INTRODUCTION

Frontier Communications Corporation and the above-captioned debtors and debtors in possession propose this joint chapter 11 plan of reorganization.  Although proposed jointly for administrative purposes, the Plan constitutes a separate chapter 11 plan for each Debtor for the resolution of outstanding Claims against and Interests in each Debtor pursuant to the Bankruptcy Code.  Each Debtor is a proponent of the Plan within the meaning of section 1129 of the Bankruptcy Code.  The classifications and treatment of Claims and Interests set forth in Article III of this Plan apply separately with respect to each Plan proposed by each Debtor, as applicable.  The Plan does not contemplate substantive consolidation of any of the Debtors.

Pursuant to section 1125(b) of the Bankruptcy Code, votes to accept or reject a chapter 11 plan cannot be solicited from holders of claims or interests entitled to vote on a chapter 11 plan until a disclosure statement has been approved by a bankruptcy court and distributed to such holders.  On [_____], 2020, the Bankruptcy Court entered the Disclosure Statement Order, which, among other things, approved the Disclosure Statement, established procedures for voting on the Plan, and scheduled the Confirmation Hearing for [August 11, 2020, at 10:00 a.m. (prevailing Eastern Time)].  Holders of Claims against and Interests in the Debtors should refer to the Disclosure Statement for a discussion of the Debtors’ history, business, properties, operations, historical financial information, projections of future operations, and risk factors, as well as a summary and description of the Plan, the Restructuring Transactions that the Debtors seek to consummate on the Effective Date of the Plan, and certain related matters.

ARTICLE I.

DEFINED TERMS, RULES OF INTERPRETATION,
COMPUTATION OF TIME, GOVERNING LAW, AND OTHER REFERENCES

A.            Defined Terms

Capitalized terms used in this Plan have the meanings ascribed to them below.

1.            “1991 Notes Indenture” means that certain Base Indenture, dated as of August 15, 1991, by and among Frontier, as issuer, and The Bank of New York Mellon, as successor trustee, as amended, supplemented, or modified from time to time.

2.            “2001 Notes Indenture” means that certain Indenture, dated as of August 16, 2001, by and among Frontier, as issuer, and The Bank of New York Mellon, as successor trustee, as amended, supplemented, or modified from time to time.

3.            “2006 Notes Indenture” means that certain Indenture, dated as of December 22, 2006, by and among Frontier, as issuer, and The Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

4.            “2009 Notes Indenture” means that certain Base Indenture, dated as of April 9, 2009, by and among Frontier, as issuer, and The Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

5.            “2010 Notes Indenture” means that certain Indenture, dated as of April 12, 2010, by and among New Communications Holdings Inc., as issuer, and the Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

6.            “2015 Notes Indenture” means that certain Base Indenture, dated as of September 25, 2015, by and among Frontier, as issuer, and The Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

7.            “2020 April Notes” means the 8.500% unsecured notes due April 15, 2020, issued pursuant to the 2010 Notes Indenture.

8.            “2020 September Notes” means the 8.875% unsecured notes due September 15, 2020, issued pursuant to the 2015 Notes Indenture.

9.            “2021 July Notes” means the 9.250% unsecured notes due July 1, 2021, issued pursuant to the 2009 Notes Indenture.

10.          “2021 September Notes” means the 6.250% unsecured notes due September 15, 2021, issued pursuant to the 2009 Notes Indenture.

11.          “2022 April Notes” means the 8.750% unsecured notes due April 15, 2022, issued pursuant to the 2010 Notes Indenture.

12.          “2022 September Notes” means the 10.500% unsecured notes due September 15, 2022, issued pursuant to the 2015 Notes Indenture.

13.          “2023 Notes” means the 7.125% unsecured notes due January 15, 2023, issued pursuant to the 2009 Notes Indenture.

14.          “2024 Notes” means the 7.625% unsecured notes due April 15, 2024, issued pursuant to the 2009 Notes Indenture.

15.          “2025 January Notes” means the 6.875% unsecured notes due January 15, 2025, issued pursuant to the 2009 Notes Indenture.

16.          “2025 November Notes” means the 7.000% unsecured debentures due November 1, 2025, issued pursuant to the 1991 Notes Indenture.

17.          “2025 September Notes” means the 11.000% unsecured notes due September 15, 2025, issued pursuant to the 2015 Notes Indenture.

18.          “2026 Notes” means the 6.800% unsecured debentures due August 15, 2026, issued pursuant to the 1991 Notes Indenture.

19.          “2027 Notes” means the 7.875% unsecured notes due January 15, 2027, issued pursuant to the 2006 Notes Indenture.

20.          “2031 Notes” means the 9.000% unsecured notes due August 15, 2031, issued pursuant to the 2001 Notes Indenture.

21.          “2034 Notes” means the 7.680% unsecured debentures due October 1, 2034, issued pursuant to the 1991 Notes Indenture.

22.          “2035 Notes” means the 7.450% unsecured debentures due July 1, 2035, issued pursuant to the 1991 Notes Indenture.

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23.          “2046 Notes” means the 7.050% unsecured debentures due October 1, 2046, issued pursuant to the 1991 Notes Indenture.

24.          “Administrative Claim” means a Claim against a Debtor for the costs and expenses of administration of the Chapter 11 Cases arising on or prior to the Effective Date pursuant to section 503(b) of the Bankruptcy Code and entitled to priority pursuant to sections 507(a)(2), 507(b), or 1114(e)(2) of the Bankruptcy Code, including:  (a) the actual and necessary costs and expenses incurred on or after the Petition Date until and including the Effective Date of preserving the Estates and operating the Debtors’ business and (b) Allowed Professional Fee Claims.

25.         “Administrative Claims Bar Date” means the deadline for Filing requests for payment of Administrative Claims (other than requests for payment of Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code), which:  (a) with respect to Administrative Claims other than Professional Fee Claims, shall be thirty days after the Effective Date; and (b) with respect to Professional Fee Claims, shall be forty-five days after the Effective Date.

26.          “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.  With respect to any Person that is not a Debtor, the term “Affiliate” shall apply to such Person as if the Person were a Debtor.

27.          “AG Group Representatives” means Akin and Ducera.

28.          “AG Notes Group” means the ad hoc group or committee of Consenting Noteholders represented by the AG Group Representatives.

29.          “Agents” means, collectively, the Credit Agreement Agent and any other agent or similar entity under the Credit Agreement.

30.          “Akin” means Akin Gump Strauss Hauer & Feld LLP, as counsel to the AG Notes Group.

31.          “Allowed” means, with respect to any Claim against or Interest in a Debtor, except as otherwise provided in the Plan:  (a) a Claim that is evidenced by a Proof of Claim or a request for payment of an Administrative Claim, as applicable, that is Filed on or before the Administrative Claims Bar Date (or for which Claim under the Plan, the Bankruptcy Code, or pursuant to a Final Order, a Proof of Claim or request for payment of an Administrative Claim is not required to be Filed); (b) a Claim that is listed in the Debtors’ Schedules as not contingent, not unliquidated, and not disputed, and for which no contrary or superseding Proof of Claim, as applicable, has been timely Filed; or (c) a Claim or Interest allowed pursuant to the Plan or a Final Order of the Bankruptcy Court; provided that, with respect to a Claim described in clauses (a) and (b) above, such Claim shall be considered Allowed only if, and to the extent that, with respect to such Claim, no objection to the allowance thereof is Filed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Bankruptcy Court, or such an objection is so Filed and the Claim has been allowed by a Final Order.  Except as otherwise specified in the Plan, any Final Order, or as otherwise agreed by the Debtors, and except for any Claim that is Secured by property of a value in excess of the principal amount of such Claim (as determined by Final Order of the Bankruptcy Court), the amount of an Allowed Claim shall not include interest or fees on such Claim accruing from and after the Petition Date.  For purposes of determining the amount of an Allowed Claim, there shall be deducted therefrom an amount equal to the amount of any Claim that the Debtors may hold against the Holder thereof, to the extent such Claim may be offset, recouped, or otherwise reduced under applicable law.  Any Claim that has been or is hereafter listed in the Schedules as contingent, unliquidated, or disputed, and for which no Proof of Claim is or has been timely Filed, is not considered Allowed and shall be expunged without further action by the Debtors and without further notice to any party or action, approval, or order of the Bankruptcy Court.  Notwithstanding anything to the contrary herein, no Claim of any Entity subject to section 502(d) of the Bankruptcy Code shall be deemed Allowed unless and until such Entity pays in full the amount that it owes the applicable Debtor or Reorganized Debtor, as applicable.  For the avoidance of doubt:  (x) any Proof of Claim or any request for payment of an Administrative Claim, that is Filed after the Administrative Claims Bar Date shall not be Allowed for any purposes whatsoever absent entry of a Final Order allowing such late-filed Claim and (y) the Debtors may affirmatively determine to deem Unimpaired Claims Allowed to the same extent such Claims would be allowed under applicable non-bankruptcy law.  “Allow” and “Allowing” shall have correlative meanings.

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32.          “Altman” means Altman Vilandrie & Company, as advisor to the Noteholder Groups.

33.         “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Causes of Action or remedies that may be brought by or on behalf of the Debtors or their Estates or other parties in interest under the Bankruptcy Code or applicable non‑bankruptcy law, including Causes of Action or remedies under sections 502, 510, 542, 544, 545, 547–553, and 724(a) of the Bankruptcy Code or under other similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

34.          “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as now in effect or hereafter amended.

35.          “Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York, or any other court having jurisdiction over the Chapter 11 Cases, including to the extent of the withdrawal of reference under section 157 of the Judicial Code, the United States District Court for the Southern District of New York.

36.          “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure, as applicable to the Chapter 11 Cases, promulgated by the United States Supreme Court under section 2075 of the Judicial Code and the general, local, and chambers rules of the Bankruptcy Court.

37.          “Board Observer Fees” means, collectively, to the extent not previously paid, all outstanding fees and expenses payable to the Board Observers under the Final Order Authorizing the Debtors to (I) Pay Prepetition Employee Wages, Salaries, Other Compensation, and Reimbursable Employee Expenses and (II) Continue Employee Benefits Programs [Docket No. 365].

38.          “Board Observers” means, together, the observers to the board of directors of Frontier designated by the Consenting Noteholders pursuant to the terms of the Restructuring Support Agreement.

39.          “Business Day” means any day, other than a Saturday, Sunday, or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

40.          “CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. No. 116-136 (Mar. 27, 2020).

41.          “Cash” means the legal tender of the United States of America or the equivalent thereof, including bank deposits and checks.

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42.          “Causes of Action” any action, Claim, cross‑claim, third‑party claim, damage, judgment, cause of action, controversy, demand, right, action, suit, obligation, liability, debt, account, defense, offset, power, privilege, license, Lien, indemnity, interest, guaranty, or franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, matured or unmatured, suspected or unsuspected, in contract or in tort, at law or in equity, or pursuant to any other theory of law or otherwise.  For the avoidance of doubt, “Causes of Action” include:  (a) any right of setoff, counterclaim, or recoupment and any claim arising from any contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any right to object to or otherwise contest Claims or Interests; (d) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (e) any claim or defense, including fraud, mistake, duress, usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any Avoidance Action.

43.          “Certificate” means any instrument evidencing a Claim or an Interest.

44.          “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the case pending for that Debtor in the Bankruptcy Court under chapter 11 of the Bankruptcy Code and (b) when used with reference to all Debtors, the procedurally consolidated cases filed for the Debtors in the Bankruptcy Court under chapter 11 of the Bankruptcy Code.

45.          “Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

46.          “Claims, Noticing, and Solicitation Agent” means Prime Clerk LLC, in its capacity as the claims, noticing, and solicitation agent in the Chapter 11 Cases for the Debtors and any successors appointed by an order of the Bankruptcy Court.

47.          “Claims Objection Deadline” means the deadline for objecting to a Claim asserted against a Debtor, which shall be on the date that is the later of:  (a) (i) with respect to Administrative Claims (other than Professional Fee Claims and Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code), sixty days after the Administrative Claims Bar Date or (ii) with respect to all other Claims (other than Professional Fee Claims), 180 days after the Effective Date and (b) such other period of limitation as may be specifically fixed by the Debtors or the Reorganized Debtors, as applicable, or by an order of the Bankruptcy Court for objecting to such Claims.

48.          “Claims Register” means the official register of Claims against and Interests in the Debtors maintained by the Clerk of the Bankruptcy Court or the Claims, Noticing, and Solicitation Agent.

49.          “Class” means a class of Claims against or Interests in the Debtors as set forth in Article III of the Plan in accordance with section 1122(a) of the Bankruptcy Code.

50.          “Communications Act” means chapter 5 of title 47 of the United States Code, 47 U.S.C. §§ 151–622, as now in effect or hereafter amended, or any other successor federal statute, and the rules and regulations promulgated thereunder.

51.          “Compensation Consultant” means that certain compensation consultant retained jointly by the Noteholder Groups in accordance with the terms of the Restructuring Support Agreement.

52.          “Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

53.          “Confirmation Date” means the date on which Confirmation occurs.

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54.          “Confirmation Hearing” means the hearing before the Bankruptcy Court pursuant to section 1128 of the Bankruptcy Code at which the Debtors will seek Confirmation of the Plan.

55.          “Confirmation Order” means the Bankruptcy Court’s order confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

56.          “Consenting Noteholder Fees” means, collectively, to the extent not previously paid, all outstanding, reasonable, and documented fees and expenses of any professional retained on behalf of the Noteholder Groups (whether incurred directly or on their behalf and regardless of whether such fees and expenses are incurred before or after the Petition Date), including (i) Akin, (ii) Milbank, (iii) Ducera, (iv) Houlihan, (v) Altman, (vi) October Three, and (vii) the Compensation Consultant; provided that payment of such fees and expenses for any additional professionals besides those listed in (i) through (vii) of this paragraph shall be subject to the reasonable consent of the Debtors.

57.          “Consenting Noteholders” means, collectively, the holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, Senior Notes Claims that executed and delivered counterpart signature pages to the Restructuring Support Agreement on April 14, 2020 or subsequently delivered a joinder or a transfer agreement to counsel to the Debtors in accordance with the Restructuring Support Agreement.

58.          “Consummation” means the occurrence of the Effective Date.

59.          “Credit Agreement” means that certain credit agreement, dated as of February 27, 2017, as amended, restated, amended and restated, modified, or supplemented from time to time, by and among Frontier, as the borrower, the Credit Agreement Agent, and the lenders party thereto.

60.          “Credit Agreement Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent under the Credit Agreement, and any successors and permitted assigns, in such capacity.

61.          “Credit Facilities” means, collectively, the Revolving Credit Facility and the Term Loan Facility.

62.          “Creditors’ Committee” means the official committee of unsecured creditors appointed by the U.S. Trustee in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code, as it may be reconstituted from time to time.

63.          “Cure” or “Cure Claim” means a Claim (unless waived or modified by the applicable counterparty) based upon a Debtor’s default under an Executory Contract or an Unexpired Lease assumed by such Debtor under section 365 of the Bankruptcy Code, other than a default that is not required to be cured pursuant to section 365(b)(2) of the Bankruptcy Code.

64.          “D&O Liability Insurance Policies” means all unexpired insurance policies maintained by the Debtors, the Reorganized Debtors, or the Estates as of the Effective Date that have been issued (or provide coverage) regarding directors’, managers’, officers’, members’, and trustees’ liability (including any “tail policy”) and all agreements, documents, or instruments relating thereto.

65.          “Debtor Release” means the releases set forth in Article VIII.B of the Plan.

66.          “Debtors” means, collectively, Frontier and each of its direct and indirect subsidiaries listed on Exhibit A, attached hereto.

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67.         “Definitive Documents” means (a) the Plan (and any and all exhibits, annexes, and schedules thereto); (b) the Confirmation Order; (c) the Disclosure Statement and the other Solicitation Materials; (d) the Disclosure Statement Order; (e) all pleadings filed by the Debtors in connection with the Chapter 11 Cases (or related orders), including the First Day Filings and all orders sought pursuant thereto; (f) the Plan Supplement; (g) the Exit Facility Documents; (h) the Takeback Debt Documents; (i) the New Organizational Documents; (j) any key employee incentive plan or key employee retention plan; (k) all documentation with respect to any post‑emergence management incentive plan, including the Management Incentive Plan; (l) any other disclosure documents related to the issuance of the New Common Stock; (m) any new material employment, consulting, or similar agreements; (n) any and all filings as may be required under the rules of the FCC and/or any PUC in connection with the Chapter 11 Cases (including any FCC Applications and any PUC Applications); and (o) any and all other deeds, agreements, filings, notifications, pleadings, orders, certificates, letters, instruments or other documents reasonably desired or necessary to consummate and document the transactions contemplated by the Restructuring Support Agreement or the Restructuring Transactions (including any exhibits, amendments, modifications, or supplements made from time to time thereto).  Notwithstanding anything herein to the contrary, the Definitive Documents not executed or in a form attached to the Restructuring Support Agreement shall otherwise be in form and substance reasonably acceptable to the Debtors and the Required Consenting Noteholders; provided, that the New Organizational Documents shall be determined by and acceptable to the Required Consenting Noteholders in their sole discretion.

68.          “Determining Noteholders” has the meaning set forth in Article IV.D.

69.        “Disclosure Statement” means the Disclosure Statement Relating to the Third Amended Joint Plan of Reorganization of Frontier Communications Corporation and Its Debtor Affiliates Pursuant to Chapter 11 of the Bankruptcy Code [Docket No. [●]], as may be amended, supplemented, or otherwise modified from time to time, including all exhibits and schedules thereto and references therein that relate to the Plan.

70.          “Disclosure Statement Order” means the [_____] [Docket No. [●]], entered by the Bankruptcy Court approving the Disclosure Statement and the solicitations procedures with respect to the Plan.

71.         “Disputed” means a Claim or an Interest or any portion thereof:  (a) that is not Allowed; (b) that is not disallowed under the Plan, the Bankruptcy Code, or a Final Order; and (c) with respect to which a party in interest has Filed a Proof of Claim, a Proof of Interest, or otherwise made a written request to a Debtor for payment.

72.         “Distribution Agent” means, as applicable, the Reorganized Debtors or any Entity or Entities designated by the Reorganized Debtors to make or to facilitate distributions that are to be made pursuant to the Plan; provided, however, that with respect to the Senior Notes, the Trustee shall make or facilitate distributions to holders of Senior Notes on account of Senior Notes Claims in accordance with the Plan.

73.        “Distribution Date” means, except as otherwise set forth herein, the date or dates determined by the Reorganized Debtors, on or after the Effective Date, upon which the Distribution Agent shall make distributions to Holders of Allowed Claims entitled to receive distributions under the Plan.

74.         “Distribution Record Date” means, other than with respect to Securities of the Debtors deposited with DTC, the record date for purposes of determining which Holders of Allowed Claims against or Allowed Interests in the Debtors are eligible to receive distributions under the Plan, which date shall be the Effective Date, or such other date as is agreed to by the Debtors and the Required Consenting Noteholders or designated by an order of the Bankruptcy Court.  The Distribution Record Date shall not apply to Securities of the Debtors deposited with DTC, the holders of which shall receive a distribution in accordance with Article VI of the Plan and, as applicable, the customary procedures of DTC.

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75.          “DTC” means The Depository Trust Company.

76.          “Ducera” means Ducera Partners LLC, as financial advisor to the AG Notes Group.

77.         “Effective Date” means the date that is the first Business Day after the Confirmation Date on which (a) all conditions precedent to the occurrence of the Effective Date set forth in Article IX.A of the Plan have been satisfied or waived in accordance with Article IX.B of the Plan, (b) no stay of the Confirmation Order is in effect, and (c) the Debtors declare the Plan effective.

78.          “Emergence Award” has the meaning set forth in Article IV.Q.

79.          “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

80.          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1461 (2012 & Supp. V 2017), and the regulations promulgated thereunder.

81.          “Estate” means, as to each Debtor, the estate created on the Petition Date for the Debtor in its Chapter 11 Case pursuant to sections 301 and 541 of the Bankruptcy Code and all property (as defined in section 541 of the Bankruptcy Code) acquired by the Debtor after the Petition Date through and including the Effective Date.

82.          “Excess Cash” means the amount of unrestricted balance sheet cash in excess of $150 million on the Effective Date as projected thirty days prior to the anticipated Effective Date (in each case, estimated and calculated in a manner reasonably acceptable to the Debtors and the Required Consenting Noteholders, including in respect of available net after-tax cash proceeds from the PNW Sale and less any deferred pension contribution payments, and any interest associated therewith, of the Debtors under the CARES Act or applicable IRS/PBGC waiver, potential costs related to regulatory settlements, and other restructuring related payments due on the Effective Date, including any required repayments of debt but excluding the Incremental Payments).  For the avoidance of doubt, any Incremental Payments will be made from Excess Cash first prior to the determination of, and distribution of, any Surplus Cash.  Further, for the avoidance of doubt, the Exit Facility shall remain undrawn as of the Effective Date (excluding any required letters of credit).

83.          “Exculpated Parties” means, collectively, and in each case in its capacity as such:  (a) each of the Debtors; (b) each of the Reorganized Debtors; (c) the Consenting Noteholders; (d) the Creditors’ Committee and each of its members; (e) each Trustee, solely to the extent that they act as agents for the Debtors with respect to the administration or consummation of this Plan, including effectuating distributions hereunder, (f) each current and former Affiliate of each Entity in clause (a) through the following clause (g); and (g) each Related Party of each Entity in clause (a) through this clause (g).

84.          “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code.

85.          “Exit Credit Agreement” means a new credit agreement of one of more of the Reorganized Debtors providing for the Exit Facility to be effective on the Effective Date.

86.          “Exit Facility” means the credit facility to be provided for under the Exit Credit Agreement.

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87.          “Exit Facility Documents” means, collectively, the Exit Credit Agreement, and all other agreements, documents, and instruments delivered or entered into in connection with the Exit Facility, including any guarantee agreements, pledge and collateral agreements, UCC financing statements or other perfection documents, intercreditor agreements, subordination agreements, fee letters, and other security documents.

88.          “FCC” means the Federal Communications Commission, including any official bureau or division thereof acting on delegated authority, and any successor Governmental Unit performing functions similar to those performed by the Federal Communications Commission on the Effective Date.

89.         “FCC Applications” means, collectively, each requisite application, petition, or other request filed or to be filed with the FCC in connection with the Restructuring Transactions or this Plan, including the applications filed with the FCC seeking consent to the Transfer of Control.

90.         “FCC Approval” means the FCC’s grant of the FCC Applications; provided that the possibility that an appeal, request for stay, or petition for rehearing or review by a court or administrative agency may be filed with respect to such grant, or that the FCC may reconsider or review such grant on its own authority, shall not prevent such grant from constituting FCC Approval for purposes of the Plan.

91.          “FCC Licenses” means any licenses, authorizations, waivers, and permits that are issued from time to time by the FCC.

92.          “Federal Judgment Rate” means the federal judgment interest rate in effect as of the Petition Date calculated as set forth in section 1961 of the Judicial Code.

93.         “File,” “Filed,” or “Filing” means file, filed, or filing, respectively, in the Chapter 11 Cases with the Bankruptcy Court or its authorized designee, or, with respect to the filing of a Proof of Claim or Proof of Interest, file, filed, or filing, respectively, with the Claims, Noticing, and Solicitation Agent.

94.          “Final Decree” means the decree contemplated under Bankruptcy Rule 3022.

95.          “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal, petition for certiorari, or move for a new trial, reargument, reconsideration, or rehearing has expired and no appeal, petition for certiorari, or motion for a new trial, reargument, reconsideration, or rehearing has been timely taken or filed, or as to which any appeal that has been or may be taken or any petition for certiorari or any motion for a new trial, reargument, reconsideration, or rehearing that has been or may be made or filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or the motion for a new trial, reargument, reconsideration, or rehearing shall have been denied, resulted in no modification of such order (if any such motion has been or may be granted), or have otherwise been dismissed with prejudice; provided that the possibility that a motion under rule 60 of the Federal Rules of Civil Procedure or any comparable Bankruptcy Rule may be filed relating to such order or judgment shall not cause such order or judgment to not be a Final Order.

96.          “First Day Filings” means the “first-day” filings that the Debtors made upon or shortly following the commencement of the Chapter 11 Cases.

97.          “First Lien Notes” means the 8.000% first lien secured notes due April 1, 2027, issued by Frontier pursuant to the First Lien Notes Indenture.

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98.          “First Lien Notes Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the First Lien Notes or the First Lien Notes Indenture.

99.          “First Lien Notes Indenture” means that certain Indenture, dated as of March 15, 2019, by and among Frontier, as issuer, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent, and Wilmington Trust, National Association, as successor trustee to the Bank of New York Mellon, as amended, supplemented, or modified from time to time.

100.        “Frontier” means Frontier Communications Corporation, a company incorporated under the laws of Delaware.

101.        “General Unsecured Claim” means any Claim against a Debtor that is not Secured and is not:  (a) paid in full prior to the Effective Date pursuant to an order of the Bankruptcy Court; (b) an Administrative Claim; (c) a Secured Tax Claim; (d) an Other Secured Claim; (e) a Priority Tax Claim; (f) an Other Priority Claim; (g) a Professional Fee Claim; (h) a Revolving Credit Claim; (i) a Term Loan Claim; (j) a First Lien Notes Claim; (k) a Second Lien Notes Claim; (l) a Subsidiary Unsecured Notes Claim; (m) a Subsidiary Secured Notes Claim; (n) a Senior Notes Claim; (o) a Section 510(b) Claim; or (p) an Intercompany Claim.

102.        “Governmental Unit” has the meaning set forth in section 101(27) of the Bankruptcy Code.

103.        “Holder” means an Entity holding a Claim against or an Interest in any Debtor.

104.        “Houlihan” means Houlihan Lokey Capital, Inc., as financial advisor to the MB Notes Group.

105.        “IDRB” means the 6.200% industrial development revenue bonds due May 1, 2030, issued pursuant to the Indenture and in connection with the IDRB Loan Agreement.

106.        “IDRB Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the IDRB or IDRB Loan Agreement.

107.        “IDRB Loan Agreement” means that certain Loan Agreement, dated as of May 1, 1995, by and among Citizens Utilities Company and The Industrial Development Authority of the County of Maricopa, as issuer, as amended, modified, or supplemented from time to time, entered into in connection with the issuance of the IDRB.

108.        “Impaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is impaired within the meaning of section 1124 of the Bankruptcy Code.

109.       “Incremental Payments” means, collectively, the Cash payments, on the Effective Date (to the extent of available Excess Cash), to each Holder of Senior Notes, which shall be allocated to the Holders of Senior Notes of each series of Senior Notes based on such series’ Series Ratable Share of the Incremental Payment Amount.  Payment of the Incremental Payments shall be made to every Holder of each series of Senior Notes in respect of the portion of the Series Accrued Amounts related to such Holder’s holdings in such series of Senior Notes.  Distribution of Incremental Payments shall be subject to the conditions set forth in the Restructuring Support Agreement.

110.       “Incremental Payment Amount” means, with respect to each series of Senior Notes, (a) if the amount of Excess Cash is equal to or greater than the sum of all Series Accrued Amounts, the Series Accrued Amount for such series, (b) if the amount of Excess Cash is less than the sum of all Series Accrued Amounts but greater than zero, an amount equal to Excess Cash multiplied by the Series Ratable Share for such series, or (c) if Excess Cash is zero, zero.

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111.       “Indemnification Provisions” means the provisions in place before or as of the Effective Date, whether in a Debtor’s bylaws, certificates of incorporation, limited liability company agreement, partnership agreement, management agreement, other formation or organizational document, board resolution, indemnification agreement, contract, or otherwise providing the basis for any obligation of a Debtor as of the Effective Date to indemnify, defend, reimburse, or limit the liability of, or to advance fees and expenses to, any of the Debtors’ current and former directors, equity holders, managers, officers, members, employees, attorneys, accountants, investment bankers, and other professionals, and each such Entity’s respective affiliates, as applicable.

112.        “Interim Compensation Order” means the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Retained Professionals [Docket No. 88].

113.        “Intercompany Claim” means any Claim against a Debtor that is held by another Debtor or a direct or indirect subsidiary of a Debtor.

114.        “Intercompany Interest” means any Interest in one Debtor held by another Debtor, other than an Interest in Frontier.

115.        “Interest” means any equity security as such term is defined in section 101(16) of the Bankruptcy Code, including all issued, unissued, authorized, or outstanding shares of capital stock and any other common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profit interests of an Entity, including all options, warrants, rights, stock appreciation rights, phantom stock rights, restricted stock units, redemption rights, repurchase rights, convertible, exercisable, or exchangeable securities, or other agreements, arrangements, or commitments of any character relating to, or whose value is related to, any such interest or other ownership interest in an Entity whether or not arising under or in connection with any employment agreement and whether or not certificated, transferable, preferred, common, voting, or denominated “stock” or a similar security, and including any Claim against the Debtors subject to subordination pursuant to section 510(b) of the Bankruptcy Code arising from or related to the foregoing.

116.        “Judicial Code” means title 28 of the United States Code, 28 U.S.C. §§ 1–4001 and the rules and regulations promulgated thereunder, as applicable to the Chapter 11 Cases.

117.        “Lien” has the meaning set forth in section 101(37) of the Bankruptcy Code.

118.       “Make-Whole Claim” means any Claim, whether secured or unsecured, derived from or based upon any make-whole, applicable premium, redemption premium, or other similar payment provisions provided for by the applicable indenture, credit agreement, or other agreement, or any other alleged premiums, fees, or Claims relating to the repayment of the principal balance of any notes, credit facilities, or other debts, including any Claims for damages or other relief arising from the repayment, prior to the respective stated maturity or call date, of the principal balance of any credit facilities, notes, or other debts, or any denial of any right to rescind any acceleration of such credit facilities, notes, or other debts, including, without limitation, those Claims arising under Section 4.09 of the First Lien Notes Indenture, and Section 4.07 of the Second Lien Notes Indenture.

119.        “Management Incentive Plan” shall have the meaning set forth in the Restructuring Support Agreement.

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120.        “Management Incentive Plan Pool” means the pool of up to six percent of the fully diluted New Common Stock, which is reserved for distribution to participants in the Management Incentive Plan, including Emergence Awards, if any.

121.        “MB Notes Group” means the ad hoc group or committee of Consenting Noteholders represented by the MB Notes Group Representatives.

122.        “MB Notes Group Representatives” means Houlihan and Milbank.

123.        “Milbank” means Milbank LLP, as counsel to the MB Notes Group.

124.        “New Board” means the initial board of directors of Reorganized Frontier immediately following the occurrence of the Effective Date, to be appointed in accordance with the Plan and the New Organizational Documents.

125.        “New Common Stock” means the common stock of Reorganized Frontier to be issued on the Effective Date.

126.       “New Organizational Documents” means the organizational and governance documents for the Reorganized Debtors and any subsidiaries thereof, including, as applicable, the certificates or articles of incorporation, certificates of formation, certificates of organization, certificates of limited partnership, or certificates of conversion, limited liability company agreements, operating agreements, or limited partnership agreements, stockholder or shareholder agreements, bylaws, the identity of proposed members of the board of Reorganized Frontier, indemnification agreements, and Registration Rights Agreements (or equivalent governing documents of any of the foregoing).  The New Organizational Documents shall be determined by and acceptable to the Required Consenting Noteholders in their sole discretion.

127.        “Noteholder Groups” means, collectively, the MB Notes Group and the AG Notes Group.

128.        “Other Priority Claim” means any Claim against a Debtor, other than an Administrative Claim or a Priority Tax Claim, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.

129.        “Other Secured Claim” means a Secured Claim against a Debtor that is not:  (a) a Revolving Credit Claim; (b) a Term Loan Claim; (c) a First Lien Notes Claim; (d) a Second Lien Notes Claim; (e) a Subsidiary Secured Notes Claim; or (f) a Secured Tax Claim.

130.       “Parent Litigation Claims” means litigation-related Claims against Frontier that would be subject to the section 362 of the Bankruptcy Code (except for such Claims subject to the exception contained in section 362(b)(4) of the Bankruptcy Code).  For the avoidance of doubt, the Parent Litigation Claims shall not include any litigation-related Claims against any of Frontier’s direct or indirect subsidiaries.

131.        “PBGC” means the Pension Benefit Guaranty Corporation, a wholly-owned United States government corporation, and an agency of the United States created by ERISA.

132.        “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

133.        “Petition Date” means April 14, 2020.

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134.       “Plan” means this joint chapter 11 plan and all exhibits, supplements, appendices, and schedules hereto, as may be altered, amended, supplemented, or otherwise modified from time to time in accordance with Article X.A hereof, including the Plan Supplement (as altered, amended, supplemented, or otherwise modified from time to time), which is incorporated herein by reference and made part of the Plan as if set forth herein.

135.       “Plan Supplement” means the compilation of documents and forms of documents, agreements, schedules, and exhibits to the Plan (in each case, as may thereafter be amended, supplemented, or otherwise modified from time to time in accordance with the terms of the Plan, the Bankruptcy Code, the Bankruptcy Rules, and applicable law), each of which shall be in form and substance reasonably acceptable to the Required Consenting Noteholders and the Debtors (provided that the New Organizational Documents shall be determined by and acceptable to the Required Consenting Noteholders in their sole discretion), to be Filed by the Debtors no later than seven days before the Confirmation Hearing or such later date as may be approved by the Bankruptcy Court, and additional documents Filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement; provided that the Debtors shall consult with the Creditors’ Committee on the Plan Supplement prior to its Filing.  The Plan Supplement may include the following, as applicable:  (a) the New Organizational Documents; (b) to the extent known, the identity and members of the New Board; (c) the Schedule of Rejected Executory Contracts and Unexpired Leases; (d) the Schedule of Retained Causes of Action; (e) the Exit Facility Documents, (f) the Takeback Debt Documents, as applicable; (g) the Restructuring Transactions Memorandum; (h) documentation relating to Emergence Awards, as applicable; (i) the Schriesheim Letter Agreement; and (j) any additional documents necessary to effectuate the Restructuring Transactions or that is contemplated by the Plan.

136.       “PNW Sale” means the sale of all of the issued and outstanding equity interests of the subsidiaries of Frontier and Frontier Communications ILEC Holdings LLC that operate Frontier’s business in Washington, Oregon, Idaho, and Montana to Northwest Fiber, LLC as reflected in a purchase agreement entered into on May 28, 2019.

137.        “Priority Tax Claim” means any Claim of a Governmental Unit against a Debtor of the kind specified in section 507(a)(8) of the Bankruptcy Code.

138.        “Pro Rata” means the proportion that an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of Allowed Claims or Allowed Interests in that Class.

139.       “Professional” means an Entity:  (a) employed in the Chapter 11 Cases pursuant to an order of the Bankruptcy Court in accordance with sections 327, 363, or 1103 of the Bankruptcy Code and to be compensated for services rendered and expenses incurred pursuant to sections 327, 328, 329, 330, 331, and 363 of the Bankruptcy Code or (b) for which compensation and reimbursement has been Allowed by Final Order of the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

140.        “Professional Fee Claim” means any Administrative Claim by a Professional for compensation for services rendered or reimbursement of expenses incurred by such Professional through and including the Effective Date to the extent such fees and expenses have not been paid pursuant to an order of the Bankruptcy Court.  To the extent the Bankruptcy Court denies or reduces by a Final Order any amount of a Professional’s requested fees and expenses, then the amount by which such fees or expenses are reduced or denied shall reduce the applicable Professional Fee Claim.

141.        “Professional Fee Escrow Account” means an escrow account funded by the Debtors with Cash no later than the Effective Date in an amount equal to the Professional Fee Escrow Amount.

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142.       “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses the Professionals have incurred or will incur in rendering services in connection with the Chapter 11 Cases prior to and as of the Confirmation Date projected to be outstanding as of the anticipated Effective Date, which shall be estimated pursuant to the method set forth in Article II.B of the Plan.

143.        “Proof of Claim” means a written proof of Claim Filed against any of the Debtors in the Chapter 11 Cases.

144.        “Proof of Interest” means a written proof of Interest Filed against any of the Debtors in the Chapter 11 Cases.

145.        “PUC” means any state-level public utility commission or similar agency with regulatory authority over any of the Debtors or their affiliates.

146.        “PUC Application” means any requisite application, petition, notice, or other request filed or to be filed with a PUC seeking PUC approval to effectuate any Restructuring Transactions contemplated in the Plan.

147.       “PUC Approval” means any applicable PUC’s grant of a PUC Application; provided that the possibility that an appeal, request for stay, or petition for rehearing or review by a court or administrative agency may be filed with respect to such grant, or that a PUC may reconsider or review such grant on its own authority, shall not prevent such grant from constituting a PUC Approval for purposes of the Plan.

148.        “Registration Rights Agreement” means any agreement providing registration rights to the Consenting Noteholders, their affiliates, or any other parties, in each case, with respect to the New Common Stock.

149.        “Reinstate,” “Reinstated,” or “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code.

150.       “Related Party” means, with respect to any Entity, in each case in its capacity as such with respect to such Entity, such Entity’s current and former directors, managers, officers, investment committee members, special committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and advisors.

151.       “Released Parties” means, collectively, in each case in its capacity as such:  (a) each Debtor; (b) each Reorganized Debtor; (c) each Consenting Noteholder; (d) each Trustee; (e) the Creditors’ Committee and each of its members, (f) each current and former Affiliate of each Entity in clause (a) through the following clause (g); and (g) each Related Party of each Entity in clauses (a) through (f); provided that any Holder of a Claim against or Interest in the Debtors that is not a Releasing Party shall not be a “Released Party.”

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152.       “Releasing Parties” means, collectively, in each case in its capacity as such:  (a) each Debtor; (b) each Reorganized Debtor; (c) each Consenting Noteholder; (d) each Trustee; (e) the Creditors’ Committee and each of its members; (f) each current and former Affiliate of each Entity in clauses (a) through the following clause (g), (g) each Related Party of each Entity in clauses (a) through (f); (h) all Holders of Claims that vote to accept the Plan; (i) all Holders of Claims that vote to reject the Plan and do not opt out of or otherwise object to the Third-Party Release in the Plan; and (j) all Holders of Claims that abstain from voting on the Plan and do not opt out of or otherwise object to the Third-Party Release in the Plan.  For the avoidance of doubt, all holders of Claims and Interests that are not entitled to vote on the Plan shall not be Releasing Parties.1

153.      “Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date, including Reorganized Frontier and any intermediary holding company formed in the Restructuring Transactions through which Reorganized Frontier holds any other Reorganized Debtor.

154.       “Reorganized Frontier” means either (a) Frontier, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Effective Date, or (b) a new corporation, limited liability company, or partnership that may be formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors and issue the New Common Stock to be distributed pursuant to the Plan.

155.       “Required Consenting Noteholders” means, as of the relevant date, the Consenting Noteholders then holding greater than fifty and one-tenth percent (50.1%) of the aggregate outstanding principal amount of Senior Notes Claims that are held by all Consenting Noteholders subject to the Restructuring Support Agreement as of such date.

156.       “Restructuring Support Agreement” means that certain Restructuring Support Agreement, made and entered into as of April 14, 2020, including all exhibits thereto, by and among the Debtors and the Consenting Noteholders party thereto from time to time, as such may be amended from time to time in accordance with its terms.

157.        “Restructuring Term Sheet” means that certain term sheet attached as Exhibit B to the Restructuring Support Agreement.

158.       “Restructuring Transactions” means those mergers, amalgamations, consolidations, arrangements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that the Debtors, with the consent of the Required Consenting Noteholders (not to be unreasonably withheld), reasonably determine to be necessary to implement the transactions described in this Plan, as described in more detail in Article IV.B herein and the Restructuring Transactions Memorandum and consistent with the Restructuring Support Agreement.

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As described herein, Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and Second Lien Notes Claims are Unimpaired.  As a precaution to avoid Confirmation delays in the event that the Bankruptcy Court later determines, or the Debtors agree at a future date, that such Claims are Impaired under the Plan, the Debtors are conditionally soliciting votes from Holders of Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and Second Lien Notes Claims (the “Conditional Solicitation of Certain Unimpaired Classes”).  For the avoidance of doubt, the Conditional Solicitation of Certain Unimpaired Classes shall not modify or otherwise alter the Unimpaired status of such Claims.

If the Bankruptcy Court determines, or the Debtors agree at a future date, that such Claims are Impaired, the following Holders of Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and/or Second Lien Notes Claims shall be Releasing Parties:  (a) all Holders of such Claims that vote to accept the Plan; (b) all Holders of such Claims that vote to reject the Plan and do not opt out of or otherwise object to the Third-Party Release in the Plan; and (c) all Holders of such Claims that abstain from voting on the Plan and do not opt out of or otherwise object to the Third-Party Release in the Plan.  Absent such determination or agreement, Revolving Credit Claims, Term Loan Claims, First Lien Notes Claims, and Second Lien Notes Claims are Unimpaired and not entitled to vote, and Holders of such Claims shall not be Releasing Parties.

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159.       “Restructuring Transactions Memorandum” means that certain memorandum describing the steps to be carried out to effectuate the Restructuring Transactions, the form of which shall be included in the Plan Supplement and, for the avoidance of doubt, be reasonably acceptable to the Required Consenting Noteholders.

160.        “Revolving Credit Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the Revolving Credit Facility provided for in the Credit Agreement.

161.        “Revolving Credit Facility” means that certain prepetition senior secured revolving credit facility provided for under the Credit Agreement.

162.        “Revolving Credit Lenders” means, collectively, Holders of Revolving Credit Claims.

163.        “Rural Utilities Service Loan Claim” means a Claim arising under a Rural Utilities Service Loan Contract.

164.        “Rural Utilities Service Loan Contracts” means those Rural Utilities Service loan contracts due January 3, 2028 to which certain Debtors are counterparties.

165.       “Schedule of Rejected Executory Contracts and Unexpired Leases” means a schedule that may be Filed as part of the Plan Supplement at the Debtors’ option of certain Executory Contracts and Unexpired Leases to be rejected by the Debtors pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time by the Debtors or Reorganized Debtors, as applicable, in accordance with the Plan.

166.       “Schedule of Retained Causes of Action” means the schedule of certain Causes of Action of the Debtors that are not released, waived, or transferred pursuant to the Plan, as the same may be amended, modified, or supplemented from time to time by the Debtors, which shall be included in the Plan Supplement.

167.       “Schedules” means, collectively, the schedules of assets and liabilities, Schedule of Rejected Executory Contracts and Unexpired Leases, and statements of financial affairs Filed by each of the Debtors pursuant to section 521 of the Bankruptcy Code, as such schedules and statements may have been or may be amended, modified, or supplemented from time to time.

168.        “Schriesheim Letter Agreement” means that certain agreement by and between Robert A. Schriesheim and Frontier, that remains subject to finalization.

169.        “SEC” means the United States Securities and Exchange Commission.

170.        “Second Lien Notes” means the 8.500% second lien secured notes due April 1, 2026, issued by Frontier pursuant to the Second Lien Notes Indenture.

171.        “Second Lien Notes Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the Second Lien Notes or the Second Lien Notes Indenture.

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172.       “Second Lien Notes Indenture” means that certain Indenture, dated as of March 19, 2018, by and among Frontier, as issuer, the subsidiary guarantors party thereto, and Wilmington Savings Fund Society FSB, as successor trustee and successor collateral agent, as amended, supplemented, or modified from time to time.

173.        “Section 510(b) Claim” means any Claim against a Debtor subject to subordination under section 510(b) of the Bankruptcy Code.

174.        “Secured” means, when referring to a Claim:  (a) secured by a Lien on property in which the applicable Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to a valid right of setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined in accordance with section 506(a) of the Bankruptcy Code or (b) Allowed pursuant to the Plan as a secured Claim.

175.       “Secured Tax Claim” means any Secured Claim against a Debtor that, absent its Secured status, would be entitled to priority in right of payment under section 507(a)(8) of the Bankruptcy Code (determined irrespective of time limitations), including any related Secured Claim for penalties.

176.        “Securities Act” means the U.S. Securities Act of 1933, 15 U.S.C. §§ 77a–77aa, as now in effect or hereafter amended, and the rules and regulations promulgated thereunder.

177.        “Security” has the meaning set forth in section 2(a)(1) of the Securities Act.

178.        “Senior Noteholders” means, collectively, the Holders of Senior Notes Claims.

179.        “Senior Notes” means, collectively, the 2020 April Notes, the 2020 September Notes, the 2021 July Notes, the 2021 September Notes, the 2022 April Notes, the 2022 September Notes, the 2023 Notes, the 2024 Notes, the 2025 January Notes, the 2025 September Notes, the 2025 November Notes, the 2026 Notes, the 2027 Notes, the 2031 Notes, the 2034 Notes, the 2035 Notes, and the 2046 Notes.

180.        “Senior Notes Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the Senior Notes or the Senior Notes Indentures.

181.        “Senior Notes Indentures” means, collectively, the 1991 Notes Indenture, the 2001 Notes Indenture, 2006 Notes Indenture, the 2009 Notes Indenture, the 2010 Notes Indenture, and the 2015 Notes Indenture.

182.        “Series Accrued Amount” means, with respect to any series of Senior Notes, the “Series Accrued Amount,” subject to an aggregate cap of $375 million, and otherwise on terms as specified on Annex 2 of the Restructuring Term Sheet with respect to such series of Senior Notes.

183.        “Series Ratable Share” means, with respect to any series of Senior Notes, the “Series Ratable Share” specified on Annex 2 of the Restructuring Term Sheet with respect to such series of Senior Notes.

184.        “Solicitation Materials” means all solicitation materials with respect to the Plan.

185.        “Subsidiary Debt” means, collectively, the Subsidiary Unsecured Notes, Rural Utilities Service Loan Contracts, and Verizon Secured Notes.

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186.        “Subsidiary Secured Notes Claims” means, collectively, the Verizon Secured Claims and the Rural Utilities Service Loan Claims.

187.        “Subsidiary Unsecured Notes” means, collectively, the Unsecured Frontier California Notes, the Unsecured Frontier Florida Notes, the Unsecured Frontier North Notes, and the Unsecured Frontier West Virginia Notes.

188.        “Subsidiary Unsecured Notes Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the Subsidiary Unsecured Notes, Subsidiary Unsecured Notes Indentures, or Unsecured Frontier West Virginia Notes Documents.

189.        “Subsidiary Unsecured Notes Indentures” means, collectively, the Unsecured Frontier California Notes Indenture, the Unsecured Frontier Florida Notes Indenture, and the Unsecured Frontier North Notes Indenture.

190.        “Surplus Cash” means the amount of unrestricted balance sheet cash in excess of $150 million on the Effective Date as projected thirty days prior to the anticipated Effective Date (in each case, estimated and calculated in a manner reasonably acceptable to the Debtors and the Required Consenting Noteholders, including in respect of available net after-tax cash proceeds from the PNW Sale and less any deferred pension contribution payments, and any interest associated therewith, of the Debtors under the CARES Act or applicable IRS/PBGC waiver, potential costs related to regulatory settlements, and other restructuring related payments due on the Effective Date, including any required repayments of debt and the Incremental Payments); provided, the Debtors shall use commercially reasonable best efforts to raise an $850 million exit facility (including seeking proposals from Consenting Noteholders), to be comprised of a revolving credit facility and/or other funded instrument, with any such proceeds expressly excluded from Surplus Cash; provided, further, that to the extent the exit facility commitments, including those with respect to the Exit Facility, are below $850 million, the amount of Surplus Cash shall be reduced in an amount equal to the difference between $850 million and the actual exit facility commitments.  Further, for the avoidance of doubt, the Exit Facility shall remain undrawn as of the Effective Date (excluding any required letters of credit).

191.        “Takeback Debt” means the new debt to be issued by one or more of the Reorganized Debtors pursuant to the Plan and the Takeback Debt Documents.

192.        “Takeback Debt Principal Amount” means, subject to Article IV.D, $750 million in aggregate principal amount of Takeback Debt.

193.       “Takeback Debt Documents” means, collectively, the indenture or loan agreement by and among one or more of the Reorganized Debtors and the lender parties thereto, and all other agreements, documents, and instruments delivered or entered into in connection therewith, including any guarantee statements, pledge and collateral agreements, UCC financing statements or other perfection documents, intercreditor agreements, subordination agreements, fee letters, and other security documents, which will set forth the terms of the Takeback Debt, if any.

194.        “Term Loan Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the Term Loan Facility provided for in the Credit Agreement.

195.        “Term Loan Facility” means that certain prepetition senior secured term loan facility provided for under the Credit Agreement.

196.        “Third-Party Release” means the releases set forth in Article VIII.C of the Plan.

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197.        “Transfer of Control” means the transfer of control of the FCC Licenses held by Frontier or any of its subsidiaries as a result of the transfer of the New Common Stock to Holders of Allowed Senior Notes Claims.

198.        “Trustee” means, collectively, any indenture trustee, collateral trustee, or other trustee or similar entity under the Senior Notes Indentures.

199.       “Trustee Fees” means, collectively, to the extent not previously paid in connection with the Chapter 11 Cases, all outstanding, reasonable, and documented compensation, fees, and expenses, whether incurred prior to or after the Effective Date, of (a) the Trustees, (b) counsel to the Trustees, and (c) any other advisors to the Trustees to the extent provided under the Senior Notes Indentures.

200.       “Unclaimed Distribution” means any distribution under the Plan on account of an Allowed Claim or Allowed Interest to a Holder that has not:  (a) accepted a particular distribution or, in the case of distributions made by check, negotiated such check, (b) given notice to the Reorganized Debtors of an intent to accept a particular distribution, (c) responded to the Debtors’ or Reorganized Debtors’ requests for information necessary to facilitate a particular distribution, or (d) taken any other action necessary to facilitate such distribution.

201.        “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 or section 1123 of the Bankruptcy Code.

202.        “Unimpaired” means, with respect to a Class of Claims or Interests, a Class of Claims or Interests that is unimpaired within the meaning of section 1124 of the Bankruptcy Code.

203.        “Unsecured Frontier California Notes” means the 6.750% unsecured notes due May 15, 2027, issued by Frontier California Inc. (formerly known as GTE California Inc.) pursuant to the Unsecured Frontier California Notes Indenture.

204.       “Unsecured Frontier California Notes Indenture” means that certain Indenture, dated December 1, 1993, by and among Frontier California Inc. (formerly known as GTE California Inc.), as issuer, and U.S. Bank, National Association, as successor trustee, as amended, supplemented, or otherwise modified from time to time.

205.        “Unsecured Frontier Florida Notes” means the 6.860% unsecured notes due February 1, 2028, issued by Frontier Florida LLC (formerly known as GTE Florida Inc.) pursuant to the Unsecured Frontier Florida Notes Indenture.

206.      “Unsecured Frontier Florida Notes Indenture” means that certain Indenture, dated November 1, 1993, by and among Frontier Florida LLC (formerly known as GTE Florida Inc.), as issuer, and U.S. Bank National Association, as successor trustee, as amended, supplemented, or otherwise modified from time to time.

207.        “Unsecured Frontier North Notes” means the 6.730% unsecured notes due February 15, 2028, issued by Frontier North Inc. (formerly known as GTE North Inc.) pursuant to the Unsecured Frontier North Notes Indenture.

208.        “Unsecured Frontier North Notes Indenture” means that certain Indenture, dated January 1, 1994, by and among Frontier North Inc. (formerly known as GTE North Inc.), as issuer, and U.S. Bank National Association, as successor trustee, as amended, supplemented, or otherwise modified from time to time.

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209.       “Unsecured Frontier West Virginia Notes” means the 8.400% unsecured notes due October 15, 2029, issued by Frontier West Virginia Inc. (formerly known as Verizon West Virginia Inc., and prior thereto, The Chesapeake and Potomac Telephone Company of West Virginia) pursuant to the Unsecured Frontier West Virginia Notes Documents.

210.       “Unsecured Frontier West Virginia Notes Documents” means, collectively, those certain debentures and purchase agreements, executed pursuant to the private placement funded on October 25, 1989, with Merrill Lynch Capital Markets as exclusive placement agent, by and among Frontier West Virginia Inc. (formerly known as Verizon West Virginia Inc., and prior thereto, The Chesapeake and Potomac Telephone Company of West Virginia), and Holders of the Unsecured Frontier West Virginia Notes, as amended, supplemented, or otherwise modified from time to time.

211.       “Unsecured Subsidiary Notes Trustee” means U.S. Bank National Association in its respective capacities as the indenture trustee under the Unsecured Frontier California Notes Indenture, the Unsecured Florida Notes Indenture, and the Unsecured Frontier North Notes Indenture, and any successor indenture trustees that may be appointed from time to time under said indentures

212.        “U.S. Trustee” means the United States Trustee for the Southern District of New York.

213.        “Verizon Secured Claim” means any Claim against a Debtor arising under, derived from, based on, or related to the Verizon Secured Notes or the Verizon Secured Notes Indenture.

214.       “Verizon Secured Notes” means the 8.500% secured subsidiary notes due November 15, 2031, issued by Frontier Southwest Incorporated (formerly known as GTE Southwest Incorporated, and prior thereto, Southwestern Associated Telephone Company) pursuant to the Verizon Secured Notes Indenture.

215.       “Verizon Secured Notes Indenture” means that certain Restated Indenture, dated June 1, 1940, by and among Frontier Southwest Incorporated (formerly known as GTE Southwest Incorporated, and prior thereto, Southwestern Associated Telephone Company), as issuer, and BOKF, NA, as successor trustee, as amended, supplemented, or otherwise modified from time to time.

B.            Rules of Interpretation

For purposes of this Plan:  (1) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (2) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form; (3) unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (4) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed, or to be Filed, shall mean that document, schedule, or exhibit, as it may thereafter have been or may thereafter be validly amended, amended and restated, supplemented, or otherwise modified; (5) unless otherwise specified, any reference to an Entity as a Holder of a Claim (including a Consenting Noteholder) or Interest, includes that Entity’s successors and assigns; (6) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (7) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (8) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to the Plan in its entirety rather than to any particular portion of the Plan; (9) captions and headings to Articles are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (10) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (11) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable; (12) references to docket numbers of documents Filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (13) unless otherwise specified, all references to statutes, regulations, orders, rules of courts, and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases; (14) any effectuating provisions may be interpreted by the Debtors or the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity; (15) any references herein to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter; (16) all references herein to consent, acceptance, or approval shall be deemed to include the requirement that such consent, acceptance, or approval be evidenced by a writing, which may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail; (17) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; and (18) the use of “include” or “including” is without limitation unless otherwise stated.

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C.            Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.  If the date on which a transaction may occur pursuant to the Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day.

D.            Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of the Plan and any agreements, documents, instruments, or contracts executed or entered into in connection with the Plan (except as otherwise set forth in those agreements, documents, instruments, or contracts, in which case the governing law of such agreement shall control); provided that corporate, limited liability company, or partnership governance matters relating to the Debtors or the Reorganized Debtors, as applicable, shall be governed by the laws of the jurisdiction of incorporation or formation of the relevant Debtor or Reorganized Debtor, as applicable.

E.            Reference to Monetary Figures

All references in the Plan to monetary figures refer to currency of the United States of America, unless otherwise expressly provided.

F.             Reference to the Debtors or the Reorganized Debtors

Except as otherwise specifically provided in the Plan to the contrary, references in the Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

21

G.            Nonconsolidated Plan

Although for purposes of administrative convenience and efficiency the Plan has been filed as a joint plan for each of the Debtors and presents together Classes of Claims against and Interests in the Debtors, the Plan does not provide for the substantive consolidation of any of the Debtors.

H.            Certain Consent Rights

Notwithstanding anything in the Plan to the contrary, any and all consent rights of the parties to the Restructuring Support Agreement as set forth in the Restructuring Support Agreement with respect to the form and substance of the Plan, the Plan Supplement, and any Definitive Document, including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from such documents, shall be incorporated herein by this reference (including the applicable definitions of Article I hereof) and fully enforceable as if stated in full herein until such time as the Restructuring Support Agreement is terminated in accordance with its terms.

ARTICLE II.

ADMINISTRATIVE AND PRIORITY CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Professional Fee Claims, and Priority Tax Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III of the Plan.

A.            Administrative Claims

Except as otherwise specifically provided in the Plan, and except to the extent that a Holder of an Allowed Administrative Claim agrees to a less favorable treatment with respect to such Holder, to the extent an Allowed Administrative Claim has not already been paid in full or otherwise satisfied during the Chapter 11 Cases, each Holder of an Allowed Administrative Claim (other than Holders of Professional Fee Claims) will receive in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Administrative Claim, an amount of Cash equal to the amount of the unpaid or unsatisfied portion of such Allowed Administrative Claim in accordance with the following:  (1) if such Administrative Claim is Allowed on or prior to the Effective Date, no later than thirty days after the Effective Date or as soon as reasonably practicable thereafter (or, if not then due, when such Allowed Administrative Claim is due or as soon as reasonably practicable thereafter); (2) if such Administrative Claim is not Allowed as of the Effective Date, no later than thirty days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter; (3) if such Allowed Administrative Claim is based on liabilities incurred by the Debtors in the ordinary course of their business after the Petition Date, in accordance with the terms and conditions of the particular transaction or course of business giving rise to such Allowed Administrative Claim, without any further action by the Holder of such Allowed Administrative Claim; (4) at such time and upon such terms as may be agreed upon by the Holder of such Allowed Administrative Claim and the Debtors or the Reorganized Debtors, as applicable; or (5) at such time and upon such terms as set forth in a Final Order of the Bankruptcy Court.

22

Except as otherwise provided in this Article II.A, and except with respect to Professional Fee Claims unless previously Filed, requests for payment of Administrative Claims (other than Administrative Claims arising under section 503(b)(9) of the Bankruptcy Code) must be Filed and served on the Reorganized Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to, but do not, File and serve a request for payment of such Administrative Claims by the Administrative Claims Bar Date shall be forever barred, estopped, and enjoined from asserting such Administrative Claims against the Debtors, the Reorganized Debtors, or their property, and such Administrative Claims shall be deemed discharged as of the Effective Date without the need for any objection from the Reorganized Debtors or any notice to or action, order, or approval of the Bankruptcy Court or any other Entity.  Notwithstanding the foregoing, no request for payment of an Administrative Claim need be Filed with respect to an Administrative Claim previously Allowed by Final Order of the Bankruptcy Court.

Objections to requests for payment of such Administrative Claims, if any, must be Filed with the Bankruptcy Court and served on the Reorganized Debtors and the requesting Holder no later than the Claims Objection Deadline for Administrative Claims.  After notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court orders, the Allowed amounts, if any, of Administrative Claims shall be determined by, and satisfied in accordance with, an order that becomes a Final Order of the Bankruptcy Court.

B.            Professional Fee Claims

1.            Final Fee Applications and Payment of Professional Fee Claims

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred prior to the Confirmation Date must be Filed no later than forty-five days after the Effective Date.  The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code and Bankruptcy Rules.  The Reorganized Debtors shall pay Professional Fee Claims owing to the Professionals in Cash to such Professionals in the amount the Bankruptcy Court Allows, including from funds held in the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court; provided that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account.

2.            Professional Fee Escrow Account

No later than the Effective Date, the Reorganized Debtors shall establish and fund the Professional Fee Escrow Account with Cash equal to the Professional Fee Escrow Amount.  The Professional Fee Escrow Account shall be maintained in trust solely for the Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court.  No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way.  No funds held in the Professional Fee Escrow Account shall be property of the Estates of the Debtors or the Reorganized Debtors.  When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full to the Professionals pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall be turned over to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity.

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3.            Professional Fee Escrow Amount

The Professionals shall deliver to the Debtors a reasonable and good‑faith estimate of their unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Confirmation Date projected to be outstanding as of the anticipated Effective Date, and shall deliver such estimate no later than five Business Days prior to the anticipated Effective Date.  For the avoidance of doubt, no such estimate shall be considered or deemed an admission or limitation with respect to the amount of the fees and expenses that are the subject of a Professional’s final request for payment of Professional Fee Claims Filed with the Bankruptcy Court, and such Professionals are not bound to any extent by the estimates.  If a Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Professional.  The total aggregate amount so estimated to be outstanding as of the anticipated Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account; provided that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

4.            Post‑Confirmation Fees and Expenses

Except as otherwise specifically provided in the Plan, for any fees and expenses incurred from and after the Confirmation Date, the Debtors shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable and documented legal, professional, or other fees and expenses related to implementation of the Plan and Consummation incurred by the Debtors, the Reorganized Debtors, or the Creditors’ Committee.  For any fees and expenses incurred from and after the Confirmation Date, the Debtors and Reorganized Debtors, as applicable, shall pay, within ten Business Days after submission of a detailed invoice to the Debtors or Reorganized Debtors, as applicable, such reasonable claims for compensation or reimbursement of expenses incurred by the Professionals of the Debtors, the Reorganized Debtors, or the Creditors’ Committee, as applicable; provided that the Professionals of the Debtors shall also provide to Akin, Milbank, the Creditors’ Committee, and the U.S. Trustee (the “Statement Parties”) the monthly statements of such Professionals’ claims for compensation or reimbursement of expenses with reasonable detail.  If the Debtors, Reorganized Debtors, or the Statement Parties, as applicable, dispute the reasonableness of any such invoice, the Debtors, Reorganized Debtors, or the Statement Parties, as applicable, or the affected Professional may submit such dispute to the Bankruptcy Court for a determination of the reasonableness of any such invoice, and the disputed portion of such invoice shall not be paid until the dispute is resolved.  From and after the Confirmation Date, any requirement that Professionals comply with sections 327 through 331 and 1103 of the Bankruptcy Code or the Interim Compensation Order in seeking retention or compensation for services rendered after such date shall terminate, and the Reorganized Debtors may employ and pay any Professional in the ordinary course of business without any further notice to or action, order, or approval of the Bankruptcy Court.

C.            Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to a less favorable treatment, in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code.

ARTICLE III.

CLASSIFICATION, TREATMENT,
AND VOTING OF CLAIMS AND INTERESTS

A.            Classification of Claims and Interests

Except for the Claims addressed in Article II of the Plan, all Claims against and Interests in the Debtors are classified in the Classes set forth in this Article III for all purposes, including voting, Confirmation, and distributions pursuant to the Plan and in accordance with section 1122 and 1123(a)(1) of the Bankruptcy Code.  A Claim or an Interest is classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Interest qualifies within the description of such other Classes.  A Claim or an Interest also is classified in a particular Class for the purpose of receiving distributions under the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released, or otherwise satisfied prior to the Effective Date.

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B.            Summary of Classification

A summary of the classification of Claims against and Interests in each Debtor pursuant to the Plan is summarized in the following chart.  The Plan constitutes a separate chapter 11 plan for each of the Debtors, and accordingly, the classification of Claims and Interests set forth below applies separately to each of the Debtors.  All of the potential Classes for the Debtors are set forth herein.  Certain of the Debtors may not have Holders of Claims or Interests in a particular Class or Classes, and such Claims or Interests shall be treated as set forth in Article III.E hereof.  Voting tabulations for recording acceptances or rejections of the Plan will be conducted on a Debtor-by-Debtor basis as set forth above.2

Class	Claim or Interest	Status	Voting Rights
1	Secured Tax Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
2	Other Secured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
3	Other Priority Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
4	Revolving Credit Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)3
5	Term Loan Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)4

2	The Debtors reserve the right to separately classify Claims or Interests to the extent necessary to comply with any requirements under the Bankruptcy Code or applicable law.

[3]
Although the Debtors classify the Revolving Credit Claims as Unimpaired, the Debtors reached an agreement with counsel to an ad hoc committee of certain unaffiliated Holders of Revolving Credit Claims, Term Loans Claims, and First Lien Notes Claims (the “First Lien Committee”) regarding the Conditional Solicitation of Certain Unimpaired Classes.  In the event that the Bankruptcy Court later determines, or the Debtors agree, that Revolving Credit Claims are Impaired under the Plan, Holders of such Claims shall be considered Voting Parties, retroactive to the entry of the Disclosure Statement Order.

[4]
Although the Debtors classify the Term Loan Claims as Unimpaired, the Debtors reached an agreement with counsel to the First Lien Committee regarding the Conditional Solicitation of Certain Unimpaired Classes.  In the event that the Bankruptcy Court later determines, or the Debtors agree, that Term Loan Claims are Impaired under the Plan, Holders of such Claims shall be considered Voting Parties, retroactive to the entry of the Disclosure Statement Order.

25

6	First Lien Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)5
7	Second Lien Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)6
8	Subsidiary Secured Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
9	Subsidiary Unsecured Notes Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
10	Senior Notes Claims	Impaired	Entitled to Vote
11	General Unsecured Claims	Unimpaired	Not Entitled to Vote (Deemed to Accept)
12	Section 510(b) Claims	Impaired	Not Entitled to Vote (Deemed to Reject)
13	Intercompany Claims	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)
14	Intercompany Interests	Unimpaired/Impaired	Not Entitled to Vote (Presumed to Accept/Deemed to Reject)
15	Interests in Frontier	Impaired	Not Entitled to Vote (Deemed to Reject)

C.            Treatment of Classes of Claims and Interests

Subject to Article VI hereof, each Holder of an Allowed Claim or Allowed Interest, as applicable, shall receive under the Plan the treatment described below in full and final satisfaction, compromise, settlement, release, and discharge of, and in exchange for, such Holder’s Allowed Claim or Allowed Interest, except to the extent different treatment is agreed to by the Debtors or Reorganized Debtors, as applicable, and the Holder of such Allowed Claim or Allowed Interest, as applicable.

[5]
Although the Debtors classify the First Lien Notes Claims as Unimpaired, the Debtors reached an agreement with counsel to the First Lien Committee regarding the Conditional Solicitation of Certain Unimpaired Classes.  In the event that the Bankruptcy Court later determines, or the Debtors agree, that First Lien Notes Claims are Impaired under the Plan, Holders of such Claims shall be considered Voting Parties, retroactive to the entry of the Disclosure Statement Order.

[6]
Although the Debtors classify the Second Lien Notes Claims as Unimpaired, the Debtors reached an agreement with counsel to Wilmington Savings Fund Society, FSB, as trustee under the Second Lien Notes Indenture, regarding the Conditional Solicitation of Certain Unimpaired Classes.  In the event that the Bankruptcy Court later determines, or the Debtors agree, that Second Lien Notes Claims are Impaired under the Plan, Holders of such Claims shall be considered Impaired Claims, retroactive to the entry of the Disclosure Statement Order.

26

1.            Class 1 —Secured Tax Claims

(a)	Classification: Class 1 consists of all Secured Tax Claims.

(b)	Treatment: Each Holder of an Allowed Secured Tax Claim shall receive, at the option of the applicable Reorganized Debtor:

(i)	payment in full in Cash of such Holder’s Allowed Secured Tax Claim; or

(ii)
equal semi-annual Cash payments commencing as of the Effective Date or as soon as reasonably practicable thereafter and continuing for five years, in an aggregate amount equal to such Allowed Secured Tax Claim, together with interest at the applicable non-default contract rate under non‑bankruptcy law, subject to the option of the applicable Reorganized Debtor to prepay the entire amount of such Allowed Secured Tax Claim during such time period.

(c)
Voting:  Class 1 is Unimpaired under the Plan.  Holders of Allowed Secured Tax Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

2.            Class 2 — Other Secured Claims

(a)	Classification: Class 2 consists of all Other Secured Claims.

(b)	Treatment: Each Holder of an Allowed Other Secured Claim shall receive, at the option of the applicable Debtor:

(i)	payment in full in Cash of such Holder’s Allowed Other Secured Claim;

(ii)	Reinstatement of such Holder’s Allowed Other Secured Claim;

(iii)	delivery of the collateral securing such Holder’s Allowed Other Secured Claim; or

(iv)	such other treatment rendering such Holder’s Allowed Other Secured Claim Unimpaired.

(c)
Voting:  Class 2 is Unimpaired under the Plan.  Holders of Allowed Other Secured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

3.            Class 3 — Other Priority Claims

(a)	Classification: Class 3 consists of all Other Priority Claims.

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(b)
Treatment:  Each Holder of an Allowed Other Priority Claim shall receive, at the option of the applicable Debtor, payment in full in Cash of such Holder’s Other Priority Claim or such other treatment rendering such Holder’s Other Priority Claim Unimpaired.

(c)
Voting:  Class 3 is Unimpaired under the Plan.  Holders of Allowed Other Priority Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

4.            Class 4 — Revolving Credit Claims

(a)	Classification: Class 4 consists of all Revolving Credit Claims.

(b)
Allowance:  The Revolving Credit Claims are deemed Allowed in an amount equal to the sum of:  (i) the principal amount outstanding under the Credit Agreement; and (ii) accrued but unpaid postpetition interest at the non-default contract rate.

(c)
Treatment:  To the extent not already satisfied in full during the Chapter 11 Cases, each Holder of an Allowed Revolving Credit Claim shall receive payment in full in Cash on the Effective Date in an amount equal to the principal portion of its Allowed Revolving Credit Claim plus ordinary course Cash interest payments on the principal portion of its Allowed Revolving Credit Claim at the non-default contract rate through the earlier of the Effective Date or repayment of the Revolving Credit Facility (as applicable).

(d)
Voting:  Class 4 is Unimpaired under the Plan.  Holders of Revolving Credit Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.[7]

5.            Class 5 — Term Loan Claims

(a)	Classification: Class 5 consists of all Term Loan Claims.

(b)
Allowance:  The Term Loan Claims are deemed Allowed in an amount equal to the sum of:  (i) the principal amount outstanding under the Credit Agreement; and (ii) accrued but unpaid postpetition interest at the non-default contract rate.

(c)
Treatment:  Each Holder of an Allowed Term Loan Claim shall receive ordinary course Cash interest payments at the non-default contract rate through the earlier of the Effective Date or repayment or Reinstatement of the Term Loan Facility (as applicable).  To the extent not already satisfied in full during the Chapter 11 Cases, on the Effective Date, each Holder of an Allowed Term Loan Claim shall receive either:

7
Although the Debtors classify the Revolving Credit Claims as Unimpaired,, the Debtors reached an agreement with counsel to the First Lien Committee regarding the Conditional Solicitation of Certain Unimpaired Classes to avoid Confirmation delays in the event that the Bankruptcy Court later determines, or the Debtors agree at a future date, that Revolving Credit Claims are Impaired under the Plan.  In the event of such determination or agreement, such Claims shall be considered Impaired Claims, retroactive to the entry of the Disclosure Statement Order, and such votes shall be valid under the Plan for all purposes, including but not limited to the voting determination of Class 4 with respect to acceptance or rejection of the Plan.

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(i)	payment in full in Cash; or

(ii)
solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the Term Loan Facility in full, Reinstatement of any such Allowed Term Loan Claim.

(d)
Voting:  Class 5 is Unimpaired under the Plan.  Holders of Term Loan Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.[8]

6.            Class 6 — First Lien Notes Claims

(a)	Classification: Class 6 consists of all First Lien Notes Claims.

(b)
Allowance:  The First Lien Notes Claims are deemed Allowed in an amount equal to the sum of:  (i) the principal amount outstanding, plus accrued but unpaid prepetition interest at the non-default contract rate under the First Lien Notes Indenture; and (ii) accrued but unpaid postpetition interest at the non-default contract rate.

(c)
Treatment:  Each Holder of an Allowed First Lien Notes Claim shall receive ordinary course Cash interest payments on its Allowed First Lien Notes Claim at the non‑default contract rate through the earlier of the Effective Date or repayment or Reinstatement of the First Lien Notes (as applicable).  To the extent not already satisfied in full during the Chapter 11 Cases, on the Effective Date, each Holder of an Allowed First Lien Notes Claim shall receive either:

(i)	payment in full in Cash; or

(ii)
solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the First Lien Notes in full, Reinstatement of such Claim.

(d)
Voting:  Class 6 is Unimpaired under the Plan.  Holders of First Lien Notes Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.[9]

8
Although the Debtors classify the Term Loan Claims as Unimpaired,, the Debtors reached an agreement with counsel to the First Lien Committee regarding the Conditional Solicitation of Certain Unimpaired Classes to avoid Confirmation delays in the event that the Bankruptcy Court later determines, or the Debtors agree at a future date, that Term Loan Claims are Impaired under the Plan.  In the event of such determination or agreement, such Claims shall be considered Impaired Claims, retroactive to the entry of the Disclosure Statement Order, and such votes shall be valid under the Plan for all purposes, including but not limited to the voting determination of Class 6 with respect to acceptance or rejection of the Plan.

9
Although the Debtors classify the First Lien Notes Claims as Unimpaired,, the Debtors reached an agreement with counsel to the First Lien Committee regarding the Conditional Solicitation of Certain Unimpaired Classes to avoid Confirmation delays in the event that the Bankruptcy Court later determines, or the Debtors agree at a future date, that First Lien Notes Claims are Impaired under the Plan.  In the event of such determination or agreement, such Claims shall be considered Impaired Claims, retroactive to the entry of the Disclosure Statement Order, and such votes shall be valid under the Plan for all purposes, including but not limited to the voting determination of Class 6 with respect to acceptance or rejection of the Plan.

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7.            Class 7 — Second Lien Notes Claims

(a)	Classification: Class 7 consists of all Second Lien Notes Claims.

(b)
Allowance:  The Second Lien Notes Claims are deemed Allowed in an amount equal to the sum of:  (i) the principal amount outstanding, plus accrued but unpaid prepetition interest at the non-default contract rate under the Second Lien Notes Indenture; and (ii) accrued but unpaid postpetition interest at the non-default contract rate.

(c)
Treatment:  Each Holder of an Allowed Second Lien Notes Claim shall receive ordinary course Cash interest payments on its Allowed Second Lien Notes Claim at the non‑default contract rate through the earlier of the Effective Date or repayment or Reinstatement of the Second Lien Notes (as applicable).  To the extent not already satisfied in full during the Chapter 11 Cases, on the Effective Date, each Holder of an Allowed Second Lien Notes Claim shall receive either:

(i)	payment in full in Cash; or

(ii)
solely in the event that the Debtors cannot procure financing on terms acceptable to the Debtors and the Required Consenting Noteholders to repay the Second Lien Notes in full, Reinstatement of such Claim.

(d)
Voting:  Class 7 is Unimpaired under the Plan.  Holders of Second Lien Notes Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.[10]

8.            Class 8 — Subsidiary Secured Notes Claims

(a)	Classification: Class 8 consists of all Subsidiary Secured Notes Claims.

10
Although the Debtors classify the Second Lien Notes Claims as Unimpaired,, the Debtors reached an agreement with counsel to the trustee under the Second Lien Notes Indenture regarding the Conditional Solicitation of Certain Unimpaired Classes to avoid Confirmation delays in the event that the Bankruptcy Court later determines, or the Debtors agree at a future date, that Second Lien Notes Claims are Impaired under the Plan.  In the event of such determination or agreement, such Claims shall be considered Impaired Claims, retroactive to the entry of the Disclosure Statement Order, and such votes shall be valid under the Plan for all purposes, including but not limited to the voting determination of Class 7 with respect to acceptance or rejection of the Plan.

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(b)
Allowance:  The Subsidiary Secured Notes Claims are deemed Allowed in an amount equal to the sum of:  (i) the principal amount outstanding, plus accrued but unpaid prepetition interest at the non-default contract rate under the Verizon Secured Notes Indenture and Rural Utilities Service Loan Contracts, as applicable; (ii) accrued but unpaid postpetition interest at the non-default contract rate; and (iii) any obligations due and owing under the Verizon Secured Notes Indenture and Rural Utilities Service Loan Contracts to the extent unpaid as of the Effective Date.

(c)
Treatment:  On the Effective Date, each Allowed Subsidiary Secured Notes Claim shall be Reinstated.  Each Holder of an Allowed Subsidiary Secured Notes Claim shall receive ordinary course Cash interest payments on its Allowed Subsidiary Secured Notes Claim at the applicable non‑default contract rate through the Effective Date.

(d)
Voting:  Class 8 is Unimpaired under the Plan.  Holders of Subsidiary Secured Notes Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

9.            Class 9 —Subsidiary Unsecured Notes Claims

(a)	Classification: Class 9 consists of all Subsidiary Unsecured Notes Claims.

(b)
Allowance:  The Subsidiary Unsecured Notes Claims are deemed Allowed in an amount equal to the sum of:  (i) the principal amount outstanding, plus accrued but unpaid prepetition interest at the non-default contract rate under the Subsidiary Unsecured Notes Indentures and the Unsecured Frontier West Virginia Notes Documents, as applicable; (ii) accrued but unpaid postpetition interest at the non‑default contract rate; and (iii) any obligations due and owing under the respective Subsidiary Unsecured Notes Indentures and the Unsecured Frontier West Virginia Notes Documents to the extent unpaid as of the Effective Date.

(c)
Treatment:  On the Effective Date, each Allowed Subsidiary Unsecured Notes Claim shall be Reinstated.  Each Holder of an Allowed Subsidiary Unsecured Notes Claim shall receive ordinary course Cash interest payments on its Allowed Subsidiary Unsecured Notes Claim at the applicable non‑default contract rate through the Effective Date.

(d)
Voting:  Class 9 is Unimpaired under the Plan.  Holders of Subsidiary Unsecured Notes Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

10.          Class 10 — Senior Notes Claims

(a)	Classification: Class 10 consists of all Senior Notes Claims.

(b)	Allowance: The Senior Notes Claims are deemed Allowed in the aggregate principal amount of $10,948,307,000, plus accrued and unpaid interest as of the Petition Date, consisting of:

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(i)	$172,087,000 in aggregate principal amount on account of the 2020 April Notes, plus accrued and unpaid interest as of the Petition Date;

(ii)	$54,643,000 in aggregate principal amount on account of the 2020 September Notes, plus accrued and unpaid interest as of the Petition Date;

(iii)	$89,269,000 in aggregate principal amount on account of the 2021 July Notes, plus accrued and unpaid interest as of the Petition Date;

(iv)	$219,721,000 in aggregate principal amount on account of the 2021 September Notes, plus accrued and unpaid interest as of the Petition Date;

(v)	$500,000,000 in aggregate principal amount on account of the 2022 April Notes, plus accrued and unpaid interest as of the Petition Date;

(vi)	$2,187,537,000 in aggregate principal amount on account of the 2022 September Notes, plus accrued and unpaid interest as of the Petition Date;

(vii)	$850,000,000 in aggregate principal amount on account of the 2023 Notes, plus accrued and unpaid interest as of the Petition Date;

(viii)	$750,000,000 in aggregate principal amount on account of the 2024 Notes, plus accrued and unpaid interest as of the Petition Date;

(ix)	$775,000,000 in aggregate principal amount on account of the 2025 January Notes, plus accrued and unpaid interest as of the Petition Date;

(x)	$3,600,000,000 in aggregate principal amount on account of the 2025 September Notes, plus accrued and unpaid interest as of the Petition Date;

(xi)	$138,000,000 in aggregate principal amount on account of the 2025 November Notes, plus accrued and unpaid interest as of the Petition Dates;

(xii)	$1,739,000 in aggregate principal amount on account of the 2026 Notes, plus accrued and unpaid interest as of the Petition Date;

(xiii)	$345,858,000 in aggregate principal amount on account of the 2027 Notes, plus accrued and unpaid interest as of the Petition Date;

(xiv)	$945,325,000 in aggregate principal amount on account of the 2031 Notes, plus accrued and unpaid interest as of the Petition Date;

(xv)	$628,000 in aggregate principal amount on account of the 2034 Notes, plus accrued and unpaid interest as of the Petition Date;

(xvi)	$125,000,000 in aggregate principal amount on account of the 2035 Notes, plus accrued and unpaid interest as of the Petition Date; and

(xvii)	$193,500,000 in aggregate principal amount on account of the 2046 Notes, plus accrued and unpaid interest as of the Petition Date.

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(c)	Treatment: On the Effective Date, each Holder of an Allowed Senior Notes Claim shall receive

(i)	its Pro Rata share of and interest in the Incremental Payment Amount that is to be made on account of such Holders’ series of Senior Notes; and

(ii)
its Pro Rata share of and interest in (after first reducing, for distribution purposes only, the amount of such Holder’s Allowed Senior Notes Claim on a dollar-for-dollar basis by the amount of Incremental Payments, and solely to the extent actually paid):

A.	100% of Reorganized Frontier’s New Common Stock, subject to dilution by the Management Incentive Plan;

B.	the Takeback Debt, if any; and

C.	the Surplus Cash, if any.

(d)	Voting: Class 10 is Impaired under the Plan. Therefore, Holders of Allowed Claims in Class 10 are entitled to vote to accept or reject the Plan.

11.          Class 11 — General Unsecured Claims

(a)	Classification: Class 11 consists of all General Unsecured Claims.

(b)
Treatment:  To the extent not already satisfied during the Chapter 11 Cases, each Holder of an Allowed General Unsecured Claim shall receive, at the option of the applicable Debtor as reasonably acceptable to the Required Consenting Noteholders:

(i)	payment in full in Cash of such Holder’s Allowed General Unsecured Claim;

(ii)	Reinstatement of such Holder’s Allowed General Unsecured Claim; or

(iii)	such other treatment rendering such Holder’s Allowed General Unsecured Claim Unimpaired, in each case set forth above as reasonably acceptable to the Debtors and the Required Consenting Noteholders.

Allowed General Unsecured Claims that are not paid in the ordinary course of business on the Effective Date shall be paid by the Reorganized Debtors in the ordinary course of business as soon as reasonably practicable thereafter.

For the avoidance of doubt, and notwithstanding the foregoing or anything else in the Plan or related documents, no provision of the Plan (including without limitation Article VIII herein) or Confirmation Order shall diminish, enhance, or modify any applicable nonbankruptcy legal, equitable, and/or contractual rights of any Holder of a General Unsecured Claim to receive payment on account of such Claim or have such Claim Allowed, liquidated, or determined by a court or tribunal of competent jurisdiction (which may include the Bankruptcy Court), subject, however, to any applicable limitations on the allowance of such Claims under the Bankruptcy Code and to the rights of the Debtors, Reorganized Debtors, or any party in interest to dispute or defend such Claim in accordance with applicable nonbankruptcy law as if the Chapter 11 Cases had not been commenced, and the Bankruptcy Court shall not retain exclusive jurisdiction over such disputes.
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(c)
Voting:  Class 11 is Unimpaired under the Plan.  Holders of General Unsecured Claims are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

12.          Class 12 — Section 510(b) Claims

(a)	Classification: Class 12 consists of all Section 510(b) Claims.

(b)	Allowance: Notwithstanding anything to the contrary herein, a Section 510(b) Claim, if any such Section 510(b) Claim exists, may only become Allowed by Final Order of the Bankruptcy Court.

(c)
Treatment:  Allowed Section 510(b) Claims, if any, shall be cancelled, released, discharged, and extinguished as of the Effective Date, and will be of no further force or effect, and Holders of Allowed Section 510(b) Claims will not receive any distribution on account of such Allowed Section 510(b) Claims.

(d)
Voting:  Class 12 is Impaired under the Plan.  Holders (if any) of Section 510(b) Claims are conclusively deemed to have rejected the Plan under section 1126(g) of the Bankruptcy Code.  Therefore, Holders (if any) of Section 510(b) Claims are not entitled to vote to accept or reject the Plan.

13.          Class 13 — Intercompany Claims

(a)	Classification: Class 13 consists of all Intercompany Claims.

(b)
Treatment:  On the Effective Date, all Intercompany Claims shall be, at the option of Reorganized Frontier, either (a) Reinstated or (b) cancelled without any distribution on account of such interests.[11]

(c)
Voting:  Holders of Intercompany Claims are either Unimpaired, and such Holders of Intercompany Claims are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Intercompany Claims are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

11
On or before July 15, 2020, the Debtors shall file a supplemental pleading stating whether, pursuant to the Plan, the Intercompany Claims owed to Frontier Southwest, Frontier Florida, Frontier California, Frontier North and/or Frontier West Virginia will be (a) Reinstated or (b) cancelled without any distribution on account of such Intercompany Claims.

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14.          Class 14 — Intercompany Interests

(a)	Classification: Class 14 consists of all Intercompany Interests.

(b)
Treatment:  On the Effective Date, all Intercompany Interests shall be, at the option of Reorganized Frontier, either (a) Reinstated in accordance with Article III.G of the Plan or (b) cancelled without any distribution on account of such Intercompany Interests.

(c)
Voting:  Holders of Intercompany Interests are either Unimpaired, and such Holders of Intercompany Interests are conclusively presumed to have accepted the Plan under section 1126(f) of the Bankruptcy Code, or Impaired, and such Holders of Intercompany Interests are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, such Holders are not entitled to vote to accept or reject the Plan.

15.          Class 15 — Interests in Frontier

(a)	Classification: Class 15 consists of all Interests in Frontier.

(b)	Treatment: On the Effective Date, all Interests in Frontier will be cancelled, released, and extinguished, and will be of no further force or effect.

(c)
Voting:  Class 15 is Impaired under the Plan.  Holders of Interests in Frontier are conclusively presumed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Therefore, Holders of Interest in Frontier are not entitled to vote to accept or reject the Plan.

D.            Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claim, including all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim.  No Make-Whole Claims shall be Allowed Claims under the Plan.

E.            Elimination of Vacant Classes; Presumed Acceptance by Non‑Voting Classes

Any Class of Claims or Interests that does not have a Holder of an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed by the Bankruptcy Court in an amount greater than zero as of the date of the Confirmation Hearing shall be considered vacant and deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code.  If a Class contains Claims or Interests eligible to vote and no Holders of Claims or Interests eligible to vote in such Class vote to accept or reject the Plan, the Holders of such Claims or Interests in such Class shall be presumed to have accepted the Plan.

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F.             Subordinated Claims

Except as expressly provided herein, the allowance, classification, and treatment of all Allowed Claims against and Allowed Interests in the Debtors and the respective distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors and the Reorganized Debtors reserve the right to reclassify any Allowed Claim or Allowed Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

G.            Intercompany Interests

To the extent Reinstated under the Plan, distributions on account of Intercompany Interests are not being received by Holders of such Intercompany Interests on account of their Intercompany Interests but for the purposes of administrative convenience and due to the importance of maintaining the corporate structure given the existing intercompany systems connecting the Debtors and their Affiliates, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under the Plan to make certain distributions to the Holders of Allowed Claims.

H.            Controversy Concerning Impairment

If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

I.             Confirmation Pursuant to Sections 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code is satisfied for purposes of Confirmation by acceptance of the Plan by at least one Impaired Class of Claims or Interests.  The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests.  The Debtors reserve the right to modify the Plan in accordance with Article X of the Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules.

ARTICLE IV.

PROVISIONS FOR IMPLEMENTATION OF THE PLAN

A.            General Settlement of Claims and Interests

As discussed in detail in the Disclosure Statement and as otherwise provided herein, pursuant to section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases, and other benefits provided under the Plan, on the Effective Date, the provisions of the Plan shall constitute a good‑faith compromise and settlement of all Claims, Interests, Causes of Action, and controversies released, settled, compromised, discharged, or otherwise resolved pursuant to the Plan.  The Plan shall be deemed a motion to approve the good‑faith compromise and settlement of all such Claims, Interests, Causes of Action, and controversies pursuant to Bankruptcy Rule 9019, and the entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of such compromise and settlement under section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019 of all such Claims, Interests, Causes of Action, and controversies, as well as a finding by the Bankruptcy Court that such compromise and settlement is fair, equitable, reasonable, and in the best interests of the Debtors, their Estates, and Holders of Claims and Interests.  Subject to Article VI of the Plan, all distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final.

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B.            Restructuring Transactions

On or before the Effective Date, the applicable Debtors, with the consent of the Required Consenting Noteholders (not to be unreasonably withheld), or Reorganized Debtors will take any action as may be necessary or advisable to effectuate the Restructuring Transactions described in the Plan and Restructuring Transactions Memorandum, including:  (1) the execution and delivery of any New Organizational Documents, including any appropriate agreements or other documents of merger, amalgamation, consolidation, restructuring, conversion, disposition, transfer, formation, organization, dissolution, or liquidation, in each case, containing terms that are consistent with the terms of the Plan, and that satisfy the requirements of applicable law and any other terms to which the applicable Entities may agree, including the documents comprising the Plan Supplement; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, debt, or obligation on terms consistent with the terms of the Plan; (3) the filing of any New Organizational Documents, including any appropriate certificates or articles of incorporation, reincorporation, merger, amalgamation, consolidation, conversion, or dissolution pursuant to applicable state law; (4) such other transactions that are required to effectuate the Restructuring Transactions, including any sales, mergers, consolidations, restructurings, conversions, dispositions, transfers, formations, organizations, dissolutions, or liquidations; (5) the execution, delivery, and filing of the Exit Facility Documents; (6) the execution, delivery, and filing of the Takeback Debt Documents, if any; and (7) all other actions that the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law.

The Confirmation Order shall and shall be deemed to, pursuant to sections 1123 and 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Plan, including the Restructuring Transactions.

C.            Sources of Consideration for Plan Distributions

The Debtors shall fund distributions under the Plan with:  (i) Cash held on the Effective Date by or for the benefit of the Debtors, (ii) the New Common Stock, and (iii) the Exit Facility, Takeback Debt, and/or third-party market financing, as applicable.  The Reorganized Debtors will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under the Plan.  Except as set forth herein, any changes in intercompany account balances resulting from such transfers will be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and will not violate the terms of the Plan.

From and after the Effective Date, the Reorganized Debtors, shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing as the boards of directors of the applicable Reorganized Debtors deem appropriate.

D.            Takeback Debt

On the Effective Date, one or more of the Reorganized Debtors shall issue the Takeback Debt in the Takeback Debt Principal Amount to the Holders of Senior Notes Claims.  The Takeback Debt Documents shall provide for, among other things:

i.
an interest rate that is either (a) no more than 2.50% higher than the interest rate of the next most junior secured debt facility to be entered into by the Reorganized Debtors on the Effective Date if the Takeback Debt is secured on a third lien basis or (b) no more than 3.50% higher than the interest rate of the most junior secured debt facility to be entered into on the Effective Date if the Takeback Debt is unsecured;

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ii.
a maturity of no less than one year outside of the longest-dated debt facility to be entered into by the Reorganized Debtors on the Effective Date; provided, however, that in no event shall the maturity of the Takeback Debt be longer than eight years from the Effective Date; and

iii.
to the extent that the Allowed Second Lien Notes Claims are Reinstated under the Plan, the Takeback Debt will be third lien debt; provided, however, that, to the extent the Allowed Second Lien Notes Claims are paid in full in Cash during the pendency of the Chapter 11 Cases or under the Plan, the Debtors and the Required Consenting Noteholders will agree on whether the Takeback Debt will be secured or unsecured within three Business Days of the Debtors’ delivery to the Consenting Noteholders of a term sheet for the financing to repay the Allowed Second Lien Notes Claims in full in Cash that contains terms and conditions reasonably acceptable to the Debtors and the Required Consenting Noteholders.

For the avoidance of doubt, all other terms of the Takeback Debt, including, without limitation, covenants and governance, shall be reasonably acceptable to the Debtors and the Required Consenting Noteholders and otherwise consistent with the Restructuring Support Agreement.  Notwithstanding anything to the contrary herein, in no event shall the terms of the Takeback Debt be more restrictive than those terms contained in the Second Lien Notes Indenture.  Any terms of the Takeback Debt other than the Takeback Debt Principal Amount may be modified subject to the consent of the Debtors and the Required Consenting Noteholders.

The Takeback Debt Principal Amount is subject to downward adjustment by Consenting Noteholders holding at least sixty-six and two-thirds percent of the aggregate outstanding principal amount of Senior Notes that are held by all Consenting Noteholders (the “Determining Noteholders”).  Any such downward adjustment to the Takeback Debt Principal Amount must be determined by the Debtors and the Determining Noteholders no later than thirty days prior to the Effective Date.

On the Effective Date, one or more of the Reorganized Debtors shall execute and deliver the Takeback Debt Documents and such documents shall become effective in accordance with their terms, all in accordance with the Restructuring Transactions Memorandum.  On and after the Effective Date, the Takeback Debt Documents shall constitute legal, valid, and binding obligations of such applicable Reorganized Debtors and shall be enforceable in accordance with their respective terms.  The terms and conditions of the Takeback Debt Documents shall bind each such Reorganized Debtor and each other Entity that enters into such Takeback Debt Documents, whether as a guarantor, if any, or otherwise.  Any Entity’s acceptance of Takeback Debt shall be deemed as its agreement to the terms of the Takeback Debt Documents, as amended, amended and restated, supplemented, or otherwise modified from time to time following the Effective Date in accordance with their terms.

Confirmation shall be deemed approval of the Takeback Debt Documents (including the transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations and guarantees to be incurred and fees and expenses paid in connection therewith) and, to the extent not approved by the Bankruptcy Court previously, the Reorganized Debtors will be authorized to execute and deliver those documents necessary or appropriate to obtain the Takeback Debt, including the Takeback Debt Documents, without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order or rule or vote, consent, authorization, or approval of any Person, subject to such modifications as the Reorganized Debtors may deem to be necessary to enter into the Takeback Debt Documents.

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In the event the Allowed Second Lien Notes Claims are Reinstated, on the Effective Date, all of the claims, liens, and security interests to be granted in accordance with the terms of the Takeback Debt Documents, (1) shall be deemed to be granted, (2) shall be legal, binding, and enforceable Liens on, and security interests in, the collateral granted thereunder in accordance with the terms of the Takeback Debt Documents, (3) shall be deemed automatically attached and perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, as applicable, the applicable Agents, or any of the applicable lenders), subject only to such other liens and security interests as may be permitted under the Takeback Debt Documents, and (4) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or applicable non‑bankruptcy law.  The Debtors, the Reorganized Debtors, as applicable, and the Entities granting such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

Notwithstanding anything herein, the Takeback Debt may be replaced with cash proceeds of third‑party market financing that becomes available prior to the Effective Date; provided, that the third‑party market financing shall contain terms no less favorable to the Reorganized Debtors than those contemplated for the Takeback Debt.

E.            Exit Facility

On the Effective Date, the Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of one or more of either the Reorganized Debtors or the Debtors, as applicable, and following the consummation of the Restructuring Transactions, the Exit Facility Documents shall constitute legal, valid, binding, and authorized obligations of the applicable Reorganized Debtors, enforceable in accordance with their terms.  The financial accommodations to be extended pursuant to the Exit Facility Documents are being extended and shall be deemed to have been extended in good faith and for legitimate business purposes and are reasonable and shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.  On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Facility Documents (1) shall be deemed to be granted, (2) shall be legal, binding, and enforceable Liens on and security interests in the collateral granted thereunder in accordance with the terms of the Exit Facility Documents, (3) shall be deemed automatically attached and perfected on the Effective Date (without any further action being required by the Debtors, the Reorganized Debtors, as applicable, the applicable Agents, or any of the applicable lenders), having the priority set forth in the Exit Facility Documents and subject only to such Liens and security interests as may be permitted under the Exit Facility Documents, and (4) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non‑bankruptcy law.  The Debtors, the Reorganized Debtors, as applicable, and the Entities granted such Liens and security interests are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

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The Exit Facility and any other third-party debt facilities to be entered into on the Effective Date shall be on terms and conditions (including as to amount) reasonably acceptable to the Debtors and reasonably acceptable to the Required Consenting Noteholders.

F.             Issuance and Distribution of the New Common Stock

On the Effective Date, Reorganized Frontier shall issue the New Common Stock and cause it to be transferred to Frontier pursuant to the Restructuring Transactions, the Interests in Frontier shall be cancelled, and Frontier shall transfer the New Common Stock (along with the other consideration described in this Plan) to the Holders of Senior Notes Claims in exchange for such Holders’ respective Claims against or Interests in the Debtors (including their respective Senior Notes Claims) as set forth in Article III.C hereof.  The issuance of the New Common Stock by Reorganized Frontier and the transfer of the New Common Stock by Frontier to the Holders of Senior Notes Claims is authorized without the need for any further corporate action and without the need for any further action by Holders of any Claims or Interests.

All of the New Common Stock issued pursuant to the Plan shall be duly authorized, validly issued, fully paid, and non-assessable.  Each distribution and issuance of the New Common Stock under the Plan shall be governed by the terms and conditions set forth in the Plan applicable to such distribution or issuance and by the terms and conditions of the instruments evidencing or relating to such distribution or issuance, which terms and conditions shall bind each Entity receiving such distribution or issuance.  For the avoidance of doubt, the acceptance of New Common Stock by any Holder of any Claim or Interest shall be deemed as such Holder’s agreement to the New Organizational Documents, as may be amended or modified from time to time following the Effective Date in accordance with their terms.

It is intended that the New Common Stock will be publicly traded and Reorganized Frontier will seek to obtain a listing for the New Common Stock on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the date on which such New Common Stock is issued.  However, Reorganized Frontier shall have no liability if it does not or is unable to do so.  In the event the New Common Stock is listed on a recognized U.S. stock exchange, recipients accepting distributions of New Common Stock, including the Required Consenting Noteholders, shall be deemed to have agreed to cooperate with Reorganized Frontier’s reasonable requests to assist in its efforts to list the New Common Stock on a recognized U.S. stock exchange.  Subject to meeting the applicable requirements for pink sheet trading and cooperation from a market maker, in the event that listing on a recognized U.S. stock exchange has not occurred by or on the date on which such New Common Stock is issued, Reorganized Frontier will use commercially reasonable efforts to qualify the New Common Stock for trading in the pink sheets or otherwise qualify the New Common Stock as “regularly traded” as defined in Treas. Reg. Section 1.897‑9T(d) until such time as the New Common Stock is listed on a recognized U.S. stock exchange.

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G.            Corporate Existence

Except as otherwise provided in the Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed and pursuant to the respective certificates or articles of incorporation, certificates of formation, certificates of organization, or certificates of limited partnership and bylaws, operating agreements, limited liability company agreements, or limited partnership agreements (or other formation documents) in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation, certificates of formation, certificates of organization, or certificates of limited partnership and bylaws, operating agreements, limited liability company agreements, or limited partnership agreements (or other formation documents) are amended pursuant to the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to the Plan and require no further action or approval (other than any requisite filings under applicable state or federal law).  After the cancellation of the Interests in Frontier, the former equityholders of Frontier shall not, on account of their former ownership of Interests in Frontier, own or be deemed to own any interest, directly or indirectly, in Frontier, any Reorganized Debtor, or any of their assets.

H.            New Organizational Documents

To the extent advisable or required under the Plan or applicable non-bankruptcy law, on or prior to the Effective Date, except as otherwise provided in the Plan or the Restructuring Transactions Memorandum, the Reorganized Debtors will file their respective New Organizational Documents with the applicable Secretary of State and/or other applicable authorities in the state, province, or country of incorporation or formation in accordance with the applicable corporate or formational laws of the respective state, province, or country of incorporation.  The New Organizational Documents of Reorganized Frontier shall, among other things: (1) authorize the issuance of the New Common Stock; and (2) pursuant to and only to the extent required by section 1123(a)(6) of the Bankruptcy Code, prohibit the issuance of non‑voting equity securities.  After the Effective Date, the Reorganized Debtors may amend, amend and restate, supplement, or modify the New Organizational Documents, and the Reorganized Debtors may file their respective certificates or articles of incorporation, certificates of formation, certificates of organization, certificates of limited partnership, or certificates of conversion, limited liability company agreements, operating agreements, or limited partnership agreements, or such other applicable formation documents, and other constituent documents as permitted by the laws of the respective states, provinces, or countries of incorporation or formation and the New Organizational Documents.

I.             Directors and Officers of the Reorganized Debtors

1.            The New Board

As of the Effective Date, the terms of the current members of the board of directors of Frontier shall expire, and, without further order of the Bankruptcy Court, the New Board shall be appointed.  The New Board will initially consist of directors who shall be determined by the Required Consenting Noteholders.  For the avoidance of doubt, the existing board of directors of Frontier will approve the appointment of the New Board.

Pursuant to section 1129(a)(5) of the Bankruptcy Code, to the extent known, the identity of the members of the New Board will be disclosed in the Plan Supplement or prior to the commencement of the Confirmation Hearing.  The directors of each of the subsidiary Debtors shall consist of either existing directors of such Debtor or such persons as designated in the Plan Supplement or prior to the commencement of the Confirmation Hearing, and remain in such capacities as directors of the applicable Reorganized Debtor until replaced or removed on or after the Effective Date in accordance with the New Organizational Documents of the applicable Reorganized Debtor; provided that, in the event a director of a subsidiary Debtor also holds a management position and is replaced or removed from such management position prior to the Effective Date in accordance with the management selection process set forth in the Restructuring Support Agreement, then any such director may be replaced or removed from his or her subsidiary director role prior to the Effective Date.

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From and after the Effective Date, each director (or director equivalent) of the Reorganized Debtors shall serve pursuant to the terms of the respective Reorganized Debtor’s charters and bylaws or other formation and constituent documents, and applicable laws of the respective Reorganized Debtor’s jurisdiction of formation.

J.             FCC Applications and PUC Applications

The FCC Applications and PUC Applications will be filed as soon as reasonably practicable after the filing of the Plan, with respect to the Restructuring Transactions contemplated by the Plan.  The Debtors or the Reorganized Debtors, as applicable, shall diligently prosecute the FCC Applications and the PUC Applications, and shall promptly provide such additional documents or information requested by the FCC or any PUC in connection with the review of the foregoing.

Any agreements with or commitments to the FCC or any PUCs by the Debtors, including any decision to accept and/or not to oppose any proposed material conditions or limitations on any such required approvals shall require the prior approval of the Required Consenting Noteholders, not to be unreasonably withheld.

K.            Corporate Action

Upon the Effective Date, all actions contemplated under the Plan shall be deemed authorized and approved in all respects, and, to the extent taken prior to the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, managing-members, limited or general partners, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including:  (1) selection of the directors, managers, members, and officers for the Reorganized Debtors, including the appointment of the New Board or any directors of a subsidiary Debtor; (2) the issuances, transfer, and distribution of the New Common Stock; (3) the formation of any entities pursuant to and the implementation of the Restructuring Transactions and performance of all actions and transactions contemplated hereby and thereby; (4) adoption and filing of the New Organizational Documents; (5) the rejection, assumption, or assumption and assignment, as applicable, of Executory Contracts and Unexpired Leases; (6) the entry into the Exit Facility and the execution, entry into, delivery and filing of the Exit Facility Documents; (7) the execution, delivery, and filing of the Takeback Debt Documents, if any; (8) reservation of the Management Incentive Plan Pool; and (9) all other acts or actions contemplated by the Plan or reasonably necessary or appropriate to promptly consummate the Restructuring Transactions (whether to occur before, on, or after the Effective Date).  All matters provided for in the Plan involving the corporate structure of the Debtors or the Reorganized Debtors, as applicable, and any corporate action required by the Debtors or the Reorganized Debtors, as applicable, in connection with the Plan shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, or officers of the Debtors or the Reorganized Debtors, as applicable.  On or, as applicable, prior to the Effective Date, the appropriate officers of the Debtors or the Reorganized Debtors, as applicable, shall be authorized and, as applicable, directed to issue, execute, and deliver the agreements, documents, Securities, certificates of incorporation, certificates of formation, bylaws, operating agreements, and instruments contemplated under the Plan (or necessary or desirable to effect the transactions contemplated under the Plan) in the name of and on behalf of the Reorganized Debtors, including the New Common Stock, the Exit Facility Documents, the Takeback Debt Documents, and the New Organizational Documents, and any and all other agreements, documents, Securities, and instruments relating to the foregoing.  The authorizations and approvals contemplated by this Article IV.K shall be effective notwithstanding any requirements under non-bankruptcy law.

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L.             Vesting of Assets in the Reorganized Debtors

Except as otherwise provided in the Plan (including, for the avoidance of doubt, the Restructuring Transactions), or in any agreement, instrument, or other document incorporated in the Plan, notwithstanding any prohibition of assignability under applicable non‑bankruptcy law and in accordance with section 1141 of the Bankruptcy Code, on the Effective Date, all property in each Debtor’s Estate, all Causes of Action of the Debtors (unless otherwise released or discharged pursuant to the Plan), and any property acquired by any of the Debtors under the Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances (except for Liens securing obligations on account of any Term Loan Claims, First Lien Notes Claims, Second Lien Notes Claims, Subsidiary Secured Notes Claims, or Other Secured Claims that are Reinstated pursuant to the Plan and Liens securing obligations under the Exit Facility Documents and the Takeback Debt).  On and after the Effective Date, except as otherwise provided herein, and subject to compliance with the applicable provisions of the Communications Act, each Reorganized Debtor may operate its business and may use, acquire, or dispose of property and compromise or settle any Claims, Interests, or Causes of Action without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules.

M.           Cancellation of Notes, Instruments, Certificates, and Other Documents

On the Effective Date, except as otherwise specifically provided in the Plan, the Confirmation Order, or any agreement, instrument, or other document entered into in connection with or pursuant to the Plan or the Restructuring Transactions, all notes, bonds, indentures, Certificates, Securities, shares, purchase rights, options, warrants, collateral agreements, subordination agreements, intercreditor agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any indebtedness or obligations of, or ownership interest in, the Debtors giving rise to any rights or obligations relating to Claims against or Interests in the Debtors (except with respect to any Claim or Interest that is Reinstated pursuant to the Plan) shall be deemed cancelled and surrendered without any need for a Holder to take further action with respect thereto, and the obligations of the Debtors or the Reorganized Debtors, as applicable, and any non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged; provided that, notwithstanding such cancellation, satisfaction, release, and discharge, anything to the contrary contained in the Plan or Confirmation Order, Confirmation, or the occurrence of the Effective Date, any such document or instrument that governs the rights, claims, or remedies of the Holder of a Claim or Interest shall continue in effect solely for purposes of allowing Holders to receive distributions as specified under the Plan.  For the avoidance of doubt, the Subsidiary Debt shall be Reinstated on the Effective Date.

N.            Effectuating Documents; Further Transactions

On and after the Effective Date, the Reorganized Debtors, and the directors, managers, partners, officers, authorized persons, and members thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, Securities, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and conditions of the Plan, the Restructuring Transactions, the New Common Stock, the New Organizational Documents, the Exit Facility, the Takeback Debt, and any other Securities issued pursuant to the Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, or consents except for those expressly required under the Plan.

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O.            Section 1145 Exemption

 The shares of New Common Stock and the Takeback Debt (if applicable) being issued under the Plan will be issued without registration under the Securities Act or any similar federal, state, or local law in reliance upon (i) section 1145 of the Bankruptcy Code (except with respect to an entity that is an “underwriter” as defined in subsection (b) of section 1145 of the Bankruptcy Code) or (ii) only to the extent that such exemption under section 1145 of the Bankruptcy Code is not available (including with respect to an entity that is an “underwriter”) pursuant to section 4(a)(2) under the Securities Act and/or Regulation D thereunder.

Securities issued in reliance upon section 1145 of the Bankruptcy Code are exempt from, among other things, the registration requirements of section 5 of the Securities Act and any other applicable U.S. state or local law requiring registration prior to the offering, issuance, distribution, or sale of securities and (a) are not “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and (b) are freely tradable and transferable by any holder thereof that, at the time of transfer, (1) is not an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (2) has not been such an “affiliate” within ninety (90) days of such transfer, (3) has not acquired such securities from an “affiliate” within one year of such transfer and (4) is not an entity that is an “underwriter.”

To the extent any shares of New Common Stock and Takeback Debt (if applicable) are issued in reliance on section 4(a)(2) of the Securities Act or Regulation D thereunder, such shares or Takeback Debt (as applicable), will be “restricted securities” subject to resale restrictions and may be resold, exchanged, assigned, or otherwise transferred only pursuant to registration, or an applicable exemption from registration under the Securities Act and other applicable law.

New Common Stock constituting or issued with respect to any Emergence Awards will be issued pursuant to a registration statement or an exemption from registration under the Securities Act and applicable state and local securities laws.

Should the Reorganized Debtors elect on or after the Effective Date to reflect any ownership of the New Common Stock and/or the Takeback Debt (if applicable) to be issued under the Plan through the facilities of DTC, the Reorganized Debtors need not provide any further evidence other than the Plan or the Confirmation Order with respect to the treatment of the New Common Stock and the Takeback Debt (if applicable), as applicable, to be issued under the Plan under applicable securities laws.  DTC shall be required to accept and conclusively rely upon the Plan and Confirmation Order in lieu of a legal opinion regarding whether the New Common Stock and/or the Takeback Debt (if applicable) to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.  Notwithstanding anything to the contrary in the Plan, no Entity (including, for the avoidance of doubt, DTC) may require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the New Common Stock and the Takeback Debt (if applicable) to be issued under the Plan are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services.

P.             Section 1146(a) Exemption

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfers (whether from a Debtor to a Reorganized Debtor or to any other Entity) of property under the Plan or pursuant to:  (1) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (2) the Restructuring Transactions; (3) the creation, modification, consolidation, termination, refinancing, and/or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (4) the making, assignment, or recording of any lease or sublease; or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan, shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, sales or use tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and upon entry of the Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee, or governmental assessment.  All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(c) of the Bankruptcy Code, shall forgo the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

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Q.            Management Incentive Plan

The Management Incentive Plan Pool shall be established and reserved for grants to be made from time to time from such pool to management employees of the Reorganized Debtors at the discretion of the New Board effective as of the Effective Date.  The terms and conditions (including, without limitation, with respect to participants, form, allocation, structure, duration and timing, and extent of issuance and vesting) shall be determined at the discretion of the New Board after the Effective Date; provided, that up to fifty percent of the Management Incentive Plan Pool may be allocated prior to the Effective Date as emergence grants (“Emergence Awards”) to individuals selected to serve in key senior management positions after the Effective Date (as and when such individuals are selected as contemplated by and subject to the consent rights specified in the Restructuring Support Agreement); provided, further, that the Emergence Awards will have terms and conditions (including, without limitation, with respect to form, allocation, structure, duration, timing, and extent of issuance and vesting) that are acceptable to the Debtors and the Required Consenting Noteholders.

R.            Employee Matters

Except as provided herein or in the Plan Supplement, or pursuant to an order of the Bankruptcy Court, or any applicable law, contract, instrument, release, or other agreement or document, all employee wages, compensation, and benefit programs, and collective bargaining agreements, including without limitation under any expired collective bargaining agreements, in place as of the Effective Date with the Debtors shall be assumed by the Reorganized Debtors and shall remain in place as of the Effective Date.  All Proofs of Claim filed for amounts due under any collective bargaining agreement and any cure obligation shall be considered satisfied by the agreement and obligation to assume and cure in the ordinary course.

In accordance with that certain prepetition success bonus agreement, the Executive Vice President, Chief Legal Officer, and Chief Transaction Officer of the Debtors12 shall be eligible for a success fee (the “Restructuring Success Fee”) consisting of two separate payments each in the amount of $500,000, for a total of $1 million, payable upon:  (a) Confirmation;13 and (b) the Effective Date.  Each payment under the Restructuring Success Fee is subject to continued employment of the Executive Vice President, Chief Legal Officer, and Chief Transaction Officer through Confirmation and the Effective Date, respectively; provided that if employment with the Debtors is terminated for any reason prior to either payment, the right to unvested payments shall be forfeited.

12	For the avoidance of doubt, these titles and roles are held by the same employee.

13	For the avoidance of doubt, multiple Restructuring Success Fees will not be awarded in the event that the Debtors are required to confirm multiple chapter 11 plans of reorganization.

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Robert A. Schriesheim, Chair of the Finance Committee, shall receive incremental compensation in accordance with the terms of the Schriesheim Letter Agreement.

S.            Qualified Defined Benefit Plan

Frontier sponsors a defined benefit pension plan covered by Title IV of ERISA.  Reorganized Frontier will assume the Frontier Communications Pension Plan (the “Pension Plan”) in accordance with its terms on the Effective Date.

After the Effective Date, the Reorganized Debtors (to the extent they are controlled group members of the Pension Plan sponsor under ERISA) shall be responsible for (i) satisfying the minimum funding requirements under 26 U.S.C. §§ 412 and 430 and 29 U.S.C. §§ 1082 and 1083 for the Pension Plan and (ii) paying all required PBGC premiums in accordance with 29 U.S.C. §§ 1306 and 1307 for the Pension Plan.  After the Effective Date, the sponsor of the Pension Plan shall be responsible for administering the Pension Plan in accordance with the applicable provisions of ERISA and the Internal Revenue Code, and the Reorganized Debtors reserve all of their rights thereunder.

With respect to the Pension Plan, no provision of the Plan, Confirmation Order, or section 1141 of the Bankruptcy Code shall be construed to discharge, release, or relieve the Reorganized Debtors, or their successors, from liabilities or requirements imposed under any law or regulatory provision arising after the Effective Date with respect to the Pension Plan or PBGC.  PBGC and the Pension Plan will not be enjoined or precluded from enforcing such liability with respect to the Pension Plan as a result of any provision of the Plan, the Confirmation Order, or section 1141 of the Bankruptcy Code.  PBGC and the Reorganized Debtors agree that all proofs of claim filed by PBGC shall be deemed to be withdrawn, with prejudice, as of the Effective Date.

T.             Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under (1) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (2) the Debtors’ applicable written contracts, agreements, agreements of indemnity, self‑insured workers’ compensation bonds, policies, programs, and plans, in each case, for workers’ compensation and workers’ compensation insurance.  Any and all Proofs of Claims on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non‑bankruptcy law with respect to any such contracts, agreements, policies, programs, and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable state law.

U.            Preservation of Rights of Action

In accordance with section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce all rights to commence and pursue any and all Causes of Action of the Debtors, whether arising before or after the Petition Date, including any actions specifically enumerated in the Schedule of Retained Causes of Action, and the Reorganized Debtors’ rights to commence, prosecute, or settle such Causes of Action shall be preserved notwithstanding the occurrence of the Effective Date, other than the Causes of Action released by the Debtors pursuant to the releases and exculpations contained in the Plan, including in Article VIII of the Plan, which shall be deemed released and waived by the Debtors and Reorganized Debtors as of the Effective Date.

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The Reorganized Debtors may pursue such Causes of Action, as appropriate, in accordance with the best interests of the Reorganized Debtors. No Entity may rely on the absence of a specific reference in the Plan, the Plan Supplement, the Disclosure Statement, or the Schedule of Retained Causes of Action to any Cause of Action against it as any indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue any and all available Causes of Action of the Debtors against it.  The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise provided in the Plan, including Article VIII of the Plan.  Unless any Cause of Action of the Debtors against an Entity is expressly waived, relinquished, exculpated, released, compromised, or settled in the Plan or pursuant to a Final Order, the Reorganized Debtors expressly reserve all such Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise), or laches, shall apply to such Causes of Action upon, after, or as a consequence of Confirmation or Consummation.

The Reorganized Debtors reserve and shall retain such Causes of Action of the Debtors notwithstanding the rejection or repudiation of any Executory Contract or Unexpired Lease during the Chapter 11 Cases or pursuant to the Plan.  In accordance with section 1123(b)(3) of the Bankruptcy Code, any Cause of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor, except as otherwise provided in the Plan, including Article VIII of the Plan.  The applicable Reorganized Debtors, through their authorized agents or representatives, shall retain and may exclusively enforce any and all such Causes of Action.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, or to decline to do any of the foregoing, without the consent or approval of any third party or any further notice to or action, order, or approval of the Bankruptcy Court.

V.             Release of Preference Actions

On the Effective Date, the Debtors, on behalf of themselves and their Estates, shall release any and all Avoidance Actions arising under section 547 of the Bankruptcy Code or any comparable “preference” action arising under applicable nonbankruptcy law.

W.            Consenting Noteholder Fees

On the Confirmation Date, the Debtors shall pay all Consenting Noteholder Fees in Cash to the extent not already paid by the Debtors subject to receipt by the Debtors of an invoice from any Entity entitled to a Consenting Noteholder Fee and in accordance with the applicable engagement letter; provided that the Creditors’ Committee shall receive copies of such invoices.  On and after the Confirmation Date, the Debtors or the Reorganized Debtors, as applicable, shall pay all Consenting Noteholder Fees in Cash, to the extent not already paid by the Debtors, in each case, within ten Business Days of receipt by the Debtors or the Reorganized Debtors, as applicable, of an invoice from any Entity entitled to a Consenting Noteholder Fee for any unpaid Consenting Noteholder Fees in accordance with the applicable engagement letter.

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X.            Payment of Trustee Fees

On the Effective Date, the Debtors shall pay all Trustee Fees in Cash to the extent unpaid and subject to receipt by the Debtors of a summary invoice from any Entity entitled to a Trustee Fee.  On and after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, shall pay all Trustee Fees in Cash, to the extent not already paid by the Debtors or the Reorganized Debtors, in each case, within ten Business Days of receipt by the Debtors or the Reorganized Debtors, as applicable, of an invoice from any Entity entitled to a Trustee Fee for any unpaid Trustee Fees.

Y.             Payment of Board Observer Fees

On the Effective Date, the Debtors shall pay all Board Observer Fees in Cash to the extent not already paid by the Debtors.

ARTICLE V.
TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.            Assumption and Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, each Executory Contract and Unexpired Lease shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, unless such Executory Contract or Unexpired Lease (a) was previously assumed, assumed and assigned, or rejected by the Debtors; (b)  previously expired or terminated pursuant to its own terms; (c) is the subject of a motion to assume, assume and assign, or reject Filed on or before the Confirmation Date that is pending on the Effective Date; or (d) is designated specifically, or by category, as an Executory Contract or Unexpired Lease on the Schedule of Rejected Executory Contracts and Unexpired Leases, if any.  The assumption of Executory Contracts and Unexpired Leases hereunder may include the assignment of certain of such contracts to Affiliates.  The Confirmation Order will constitute an order of the Bankruptcy Court approving the above-described assumptions and assignments, all pursuant to sections 365(a) and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors, as applicable, shall have the right to alter, amend, modify, or supplement the Schedule of Rejected Executory Contracts and Unexpired Leases at any time through and including 45 days after the Effective Date.

Except as otherwise provided herein or agreed to by the Debtors and the applicable counterparty, each assumed Executory Contract or Unexpired Lease shall include all modifications, amendments, supplements, restatements, or other agreements related thereto.  To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.  Modifications, amendments, supplements, and restatements to prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the prepetition nature of the Executory Contract or Unexpired Lease or the validity, priority, or amount of any Claims that may arise in connection therewith.

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B.            Preexisting Obligations to the Debtors Under Executory Contracts and Unexpired Leases

Rejection of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise shall not constitute a termination of preexisting obligations owed to the Debtors or the Reorganized Debtors, as applicable, under such Executory Contract or Unexpired Lease.  Without limiting the general nature of the foregoing, and notwithstanding any non-bankruptcy law to the contrary, the Debtors and Reorganized Debtors expressly reserve and do not waive any right to receive, or any continuing obligation of a counterparty to provide, warranties or continued maintenance obligations on goods previously purchased by the Debtors contracting from non-Debtor counterparties to any rejected Executory Contract or Unexpired Lease.

C.            Claims Based on Rejection of Executory Contracts or Unexpired Leases

Counterparties to Executory Contracts or Unexpired Leases listed on the Schedule of Rejected Executory Contracts and Leases, if any, shall be served with a notice of rejection of Executory Contracts and Unexpired Leases with the Plan Supplement.  Unless otherwise provided by a Final Order of the Bankruptcy Court, all Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases, pursuant to the Plan or the Confirmation Order, if any, must be Filed with the Claims, Noticing, and Solicitation Agent and served on the Debtors or Reorganized Debtors, as applicable, no later than thirty days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.  Any Claims arising from the rejection of an Executory Contract or Unexpired Lease not Filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors or the Reorganized Debtors, the Estates, or their property without the need for any objection by the Reorganized Debtors or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the Executory Contract or Unexpired Lease shall be deemed fully satisfied, released, and discharged, and be subject to the permanent injunction set forth in Article VIII.E of the Plan, including any Claims against any Debtor listed on the Debtors’ schedules as unliquidated, contingent, or disputed.  All Allowed Claims arising from the rejection by any Debtor of any Executory Contract or Unexpired Lease shall be treated as a General Unsecured Claim in accordance with Article III.C of the Plan.

D.            Cure of Defaults for Executory Contracts and Unexpired Leases Assumed

The Debtors or the Reorganized Debtors, as applicable, shall pay Cures, if any, on the Effective Date, with the amount and timing of payment of any such Cure dictated by the Debtors’ ordinary course of business.  The Debtors shall provide notice of the amount and timing of payment of any such Cure to the parties to the applicable assumed Executory Contracts or Unexpired Leases no later than the Effective Date.  Unless otherwise agreed upon in writing by the parties to the applicable Executory Contract or Unexpired Lease, all requests for payment of Cure that differ from the ordinary course amounts paid or proposed to be paid by the Debtors or the Reorganized Debtors shall be dealt with in the ordinary course of business and, if needed, shall be Filed with the Claims, Noticing, and Solicitation Agent on or before thirty days after the Effective Date.  If any counterparty to an Executory Contract or Unexpired Lease does not receive a notice of assumption and applicable cure amount, such counterparty shall have until on or before thirty days after the Effective Date to bring forth and File a request for payment of Cure. Any such request that is not timely Filed shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any other party in interest or any further notice to or action, order, or approval of the Bankruptcy Court.  Any Cure shall be deemed fully satisfied, released, and discharged upon payment by the Debtors or the Reorganized Debtors of the Cure in the Debtors’ ordinary course of business or upon and in accordance with any resolution of a Cure dispute (whether by Order of the Bankruptcy Court or through settlement with the applicable Executory Contract or Unexpired Lease counterparty); provided, however, that nothing herein shall prevent the Reorganized Debtors from paying any Cure Claim despite the failure of the relevant counterparty to File such request for payment of such Cure.  The Reorganized Debtors may also settle any Cure Claim without any further notice to or action, order, or approval of the Bankruptcy Court.  In addition, any objection to the assumption of an Executory Contract or Unexpired Lease under the Plan must be Filed with the Bankruptcy Court on or before thirty days after the Effective Date.  Any such objection will be scheduled to be heard by the Bankruptcy Court at the Debtors’ first scheduled omnibus hearing for which such objection is timely Filed.  Any counterparty to an Executory Contract or Unexpired Lease that fails to timely object to the proposed assumption of any Executory Contract or Unexpired Lease will be deemed to have consented to such assumption.

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In the event of a dispute regarding:  (1) the amount of any Cure Claim, (2) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed (or assumed and assigned, as applicable), or (3) any other matter pertaining to assumption or assignment, then any disputed Cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made as soon as reasonably practicable following, and in accordance with, the entry of a Final Order of the Bankruptcy Court resolving such dispute or as may be agreed upon by the Debtors or the Reorganized Debtors, as applicable, and the counterparty to the Executory Contract or Unexpired Lease, and any such unresolved dispute shall not prevent or delay implementation of the Plan or the occurrence of the Effective Date.

Assumption of any Executory Contract or Unexpired Lease pursuant to the Plan or otherwise and full payment of any applicable Cure pursuant to this Article V.D, in the amount and at the time dictated by the Debtors’ ordinary course of business, or upon and in accordance with any resolution of a Cure dispute (whether by Order of the Bankruptcy Court or through settlement with the applicable Executory Contract or Unexpired Lease counterparty), shall result in the full release and satisfaction of any Cures, Claims, or defaults, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed Executory Contract or Unexpired Lease at any time prior to the effective date of assumption.  Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Confirmation Order, and for which any Cure has been fully paid pursuant to this Article V.D, in the amount and at the time dictated by the Debtors’ ordinary course of business or upon and in accordance with any resolution of a Cure dispute (whether by Order of the Bankruptcy Court or through settlement with the applicable Executory Contract or Unexpired Lease counterparty), shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.  For the avoidance of doubt, in the event that any counterparty to an Executory Contract or Unexpired Lease receives a notice of assumption and applicable proposed Cure amount, and disputes the Debtors’ proposed Cure amount, such party shall not be required to File a Proof of Claim with respect to such dispute.  Any counterparty to an Executory Contract or Unexpired Lease that does not receive a notice or applicable proposed Cure amount, and believes a Cure amount is owed, shall have thirty days after the Effective Date to File a Proof of Claim with respect to such alleged Cure amount, which Claim shall not be expunged until such Cure dispute is resolved.

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E.            Indemnification Provisions

On and as of the Effective Date, the Indemnification Provisions will be assumed by the Debtors, and shall be reinstated and remain intact, irrevocable, and shall survive the Effective Date.  The Reorganized Debtors’ governance documents shall provide for indemnification, defense, reimbursement, and limitation of liability of, and advancement of fees and expenses to, the Reorganized Debtors’ current and former directors, managers, officers, members, employees, attorneys, accountants, investment bankers, and other professionals of the Debtors to the fullest extent permitted by law and at least to the same extent as provided under the Indemnification Provisions against any Cause of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted; provided that the Reorganized Debtors shall not indemnify any Person for any Cause of Action arising out of or related to any act or omission that is a criminal act or constitutes actual fraud, gross negligence, bad faith, or willful misconduct.  None of the Reorganized Debtors will amend or restate their respective governance documents before, on, or after the Effective Date to terminate or materially adversely affect any of the Reorganized Debtors’ obligations to provide such rights to indemnification, defense, reimbursement, limitation of liability, or advancement of fees and expenses.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the Debtors’ foregoing assumption of each of the Indemnification Provisions.

F.             Restructuring Support Agreement

The Restructuring Support Agreement shall be deemed assumed in its entirety pursuant to sections 105, 363, and 365 of the Bankruptcy Code, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, upon entry of the Confirmation Order.  Upon the entry of the Confirmation Order, the Restructuring Support Agreement shall be effective and binding upon all parties in interest, including, without limitation, all creditors of any of the Debtors, and the Debtors, and their respective successors and assigns, whether in these chapter 11 cases, in any successor chapter 11 or chapter 7 cases, or upon any dismissal of any of these chapter 11 cases or any successor chapter 11 or chapter 7 cases, and shall inure to the benefit of the Consenting Noteholders and the Debtors and their respective permitted successors and assigns.

G.            Insurance Policies

Each D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) shall be deemed assumed, without the need for any further notice to or action, order, or approval of the Bankruptcy Court, as of the Effective Date, pursuant to section 365 of the Bankruptcy Code.

The Debtors or the Reorganized Debtors, as applicable, shall not terminate or otherwise reduce the coverage under any D&O Liability Insurance Policy (including, without limitation, any “tail policy” and all agreements, documents, or instruments related thereto) in effect prior to the Effective Date, and any current and former directors, officers, managers, and employees of the Debtors who served in such capacity at any time before or after the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such directors, officers, managers, and employees remain in such positions after the Effective Date.  Notwithstanding anything to the contrary in the Plan, the Debtors or the Reorganized Debtors shall retain the ability to supplement such D&O Liability Insurance Policy as the Debtors or Reorganized Debtors may deem necessary.

The Debtors shall continue to satisfy their surety bonds and insurance policies in full and continue such programs in the ordinary course of business.  Each of the Debtors’ surety bonds and insurance policies, and any agreements, documents, or instruments relating thereto shall be treated as Executory Contracts under the Plan.  Unless otherwise provided in the Plan, on the Effective Date:  (a) the Debtors shall be deemed to have assumed all such surety bonds and insurance policies and any agreements, documents, and instruments relating to coverage of all insured Claims; and (b) such surety bonds and insurance policies and any agreements, documents, or instruments relating thereto shall revest in the applicable Reorganized Debtor(s).

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Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ assumption of all such insurance policies.  Notwithstanding anything to the contrary contained in the Plan, Confirmation of the Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of insurance policies and each such indemnity obligation will be deemed and treated as an Executory Contract that has been assumed by the Reorganized Debtors under the Plan as to which no Proof of Claim need be filed, and shall survive the Effective Date.

H.            Reservation of Rights

Nothing contained in the Plan or the Plan Supplement (unless otherwise explicitly provided) shall constitute an admission by the Debtors or any other party that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder.  If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption or rejection, the Debtors or the Reorganized Debtors, as applicable, shall have forty-five days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease, including by rejecting such contract or lease nunc pro tunc to the Confirmation Date.

I.              Nonoccurrence of Effective Date

In the event that the Effective Date does not occur, the Bankruptcy Court shall retain jurisdiction with respect to any request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code.

J.             Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed under section 365 of the Bankruptcy Code, will be performed by the applicable Debtor or Reorganized Debtor liable thereunder in the ordinary course of its business.  Such contracts and leases that are not rejected under the Plan shall survive and remain unaffected by entry of the Confirmation Order.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A.            Timing and Calculation of Amounts to Be Distributed

Except (1) as otherwise provided herein, (2) upon a Final Order, or (3) as otherwise agreed to by the Debtors or the Reorganized Debtors, as the case may be, and the Holder of the applicable Claim, on the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the next Distribution Date after such Claim becomes, as applicable, an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of distributions that the Plan provides for Allowed Claims in the applicable Class from the Distribution Agent.  In the event that any payment or distribution under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or distribution may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.  Except as specifically provided in the Plan, Holders of Claims shall not be entitled to interest, dividends, or accruals on the distributions provided for in the Plan, regardless of whether such distributions are delivered on or at any time after the Effective Date.

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B.            Rights and Powers of Distribution Agent

1.            Powers of the Distribution Agent

The Distribution Agent shall be empowered to:  (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties and exercise its rights under the Plan; (b) make all distributions contemplated under the Plan; (c) employ professionals to represent it with respect to its responsibilities and powers; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions of the Plan.

2.            Expenses Incurred on or after the Effective Date

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date and any reasonable compensation and expense reimbursement claims (including reasonable attorney and/or other professional fees and expenses) made by such Distribution Agent shall be paid in Cash by the Reorganized Debtors.

C.            Delivery of Distributions and Undeliverable or Unclaimed Distributions

1.            Distributions Generally

Except as otherwise provided in the Plan, the Distribution Agent shall make distributions to Holders of Allowed Claims at the address for each such Holder as indicated on the applicable register or in the Debtors’ records as of the date of any such distribution (as applicable), including the address set forth in any Proof of Claim filed by that Holder; provided that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

Distributions to be made to the Holders of Allowed Subsidiary Unsecured Notes Claims shall be made in accordance with the respective Subsidiary Unsecured Notes Indentures and the Unsecured Frontier West Virginia Notes Documents, as applicable, and all rights and protections of the Unsecured Subsidiary Notes Trustee under each of the Subsidiary Unsecured Notes Indentures are preserved for all purposes.  The terms of the Subsidiary Unsecured Notes Indentures and the Unsecured Frontier West Virginia Notes Documents, including terms with respect to distributions and record dates, shall govern the rights of the Holders of Allowed Subsidiary Unsecured Notes Claims before and after the Effective Date.

2.            Distributions on Account of Obligations of Multiple Debtors

For all purposes associated with distributions under the Plan, all guarantees by any Debtor of the obligations of any other Debtor, as well as any joint and several liability of any Debtor with respect to any other Debtor, shall be deemed eliminated so that any obligation that could otherwise be asserted against more than one Debtor shall result in a single distribution under the Plan.  Any such Claims shall be released and discharged pursuant to Article VIII of the Plan and shall be subject to all potential objections, defenses, and counterclaims, and to estimation pursuant to section 502(c) of the Bankruptcy Code.

3.            Record Date of Distributions

On the Distribution Record Date, the various transfer registers for each Class of Claims as maintained by the Debtors or their respective agents shall be deemed closed, and there shall be no further changes in the record Holders of any Claims.  The Distribution Agent shall have no obligation to recognize any transfer of Claims occurring on or after the Distribution Record Date.  In addition, with respect to payment of any Cure amounts or disputes over any Cure amounts, neither the Debtors nor the Distribution Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable Executory Contract or Unexpired Lease as of the Effective Date, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure amount.  For the avoidance of doubt, the Distribution Record Date shall not apply to distributions to Holders of public Securities.

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4.            Special Rules for Distributions to Holders of Disputed Claims

Notwithstanding any provision otherwise in the Plan and except as otherwise agreed to by the Reorganized Debtors, on the one hand, and the Holder of a Disputed Claim, on the other hand, or as set forth in a Final Order, no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all of the Disputed Claim has become an Allowed Claim or has otherwise been resolved by settlement or Final Order; provided that, if the Reorganized Debtors do not dispute a portion of an amount asserted pursuant to an otherwise Disputed Claim, the Distribution Agent may make a partial distribution on account of that portion of such Claim that is not Disputed at the time and in the manner that the Distribution Agent makes distributions to similarly situated Holders of Allowed Claims pursuant to the Plan.  Any dividends or other distributions arising from property distributed to Holders of Allowed Claims, as applicable, in a Class and paid to such Holders under the Plan shall also be paid, in the applicable amounts, to any Holder of a Disputed Claim, as applicable, in such Class that becomes an Allowed Claim after the date or dates that such dividends or other distributions were earlier paid to Holders of Allowed Claims in such Class.

5.            De Minimis Distributions; Minimum Distributions

No fractional shares of New Common Stock shall be distributed, and no Cash shall be distributed in lieu of such fractional amounts and such fractional amount shall be deemed to be zero.  When any distribution pursuant to the Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Common Stock that is not a whole number, the actual distribution of shares of New Common Stock shall be rounded as follows:  (a) fractions of greater than one‑half shall be rounded to the next higher whole number and (b) fractions of one‑half or less shall be rounded to the next lower whole number with no further payment thereto.  The total number of authorized shares of New Common Stock to be distributed to Holders of Allowed Senior Notes Claims may (at the Debtors’ discretion) be adjusted as necessary to account for the foregoing rounding; provided that DTC may be considered a single holder for purposes of distributions.

The Distribution Agent shall not make any distributions to a Holder of an Allowed Senior Notes Claim on account of such Allowed Senior Notes Claim of New Common Stock or Cash where such distribution is valued, in the reasonable discretion of the Distribution Agent, at less than $100.00, and each Senior Notes Claim to which this limitation applies shall be discharged pursuant to Article VIII of the Plan and its Holder shall be forever barred pursuant to Article VIII of the Plan from asserting that Senior Notes Claim against the Reorganized Debtors or their property.

6.            Undeliverable Distributions and Unclaimed Property

In the event that either (a) a distribution to any Holder is returned as undeliverable or (b) the Holder of an Allowed Claim does not respond to a request by the Debtors or the Distribution Agent for information necessary to facilitate a particular distribution, no distribution to such Holder shall be made unless and until the Distribution Agent has determined the then-current address of such Holder or received the necessary information to facilitate a particular distribution, at which time such distribution shall be made to such Holder without interest, dividends, or other accruals of any kind; provided that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code on the date that is six months after the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable local, state, federal, or foreign escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder to such property or interest in property shall be discharged and forever barred.

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7.            Manner of Payment Pursuant to the Plan

At the option of the Distribution Agent, any Cash payment to be made hereunder may be made by check, wire transfer, automated clearing house, or credit card, or as otherwise provided in applicable agreements.

D.            Compliance Matters

In connection with the Plan, to the extent applicable, the Debtors, the Reorganized Debtors, any Distribution Agent, and any other applicable withholding and reporting agents shall comply with all tax withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions pursuant to the Plan shall be subject to such withholding and reporting requirements.  Notwithstanding any provision in the Plan to the contrary, the Debtors, the Reorganized Debtors, the Distribution Agent, and any other applicable withholding and reporting agents shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including liquidating a portion of the distribution to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding distributions pending receipt of information necessary to facilitate such distributions, or establishing any other mechanisms that are reasonable and appropriate; provided that the Reorganized Debtors and the Distribution Agent, as applicable, shall request appropriate documentation from the applicable distributees and allow such distributees a reasonable amount of time to respond.  The Debtors, the Reorganized Debtors, the Distribution Agent, and any other applicable withholding and reporting agents reserve the right to allocate all distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support, and other spousal awards, liens, and encumbrances.

E.            Foreign Currency Exchange Rate

Except as otherwise provided in a Bankruptcy Court order, as of the Effective Date, any Claim asserted in currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollar value using the exchange rate for the applicable currency as published in The Wall Street Journal, National Edition, on the Effective Date.

F.             Claims Paid or Payable by Third Parties

1.            Claims Paid by Third Parties

The Debtors or the Reorganized Debtors, as applicable, shall reduce a Claim, and such Claim (or portion thereof) shall be disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor (or other Distribution Agent), as applicable.  To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor (or other Distribution Agent), as applicable, on account of such Claim, such Holder shall, within ten Business Days of receipt thereof, repay, return, or deliver any distribution held by or transferred to the Holder to the applicable Reorganized Debtor to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.  The failure of such Holder to timely repay, return, or deliver such distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the ten-Business Day grace period specified above until the amount is repaid.

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2.            Claims Payable by Third Parties

No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ insurance policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such insurance policy.  To the extent that one or more of the Debtors’ insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such satisfaction, such Claim may be expunged on the Claims Register by the Claims, Noticing, and Solicitation Agent to the extent of any such satisfaction without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

3.            Applicability of Insurance Policies

Except as otherwise provided herein, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable insurance policy.  Nothing contained in the Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any rights, defenses, or Cause of Action that the Debtors or any other Entity may hold against any other Entity, including insurers, under any policies of insurance, agreements related thereto, or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such insurers of any rights or defenses, including coverage defenses, held by such insurers under the applicable insurance policies, agreements related thereto, and applicable non-bankruptcy law.

G.            Setoffs and Recoupment

Except as otherwise expressly provided for herein, each Debtor, Reorganized Debtor, or such Entity’s designee as instructed by such Debtor or Reorganized Debtor, as applicable, may, pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable non-bankruptcy law, or as may be agreed to by the Holder of a Claim, set off against or recoup from an Allowed Claim and any distributions to be made pursuant to the Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature whatsoever that the Debtor or Reorganized Debtor, as applicable, may have against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised, settled, or released on or prior to the Effective Date (whether pursuant to the Plan or otherwise).  Notwithstanding the foregoing, except as expressly stated in Article VIII of this Plan, neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such Claims, rights, or Causes of Action the Debtors or Reorganized Debtors may possess against such Holder.

H.            Allocation between Principal and Accrued Interest

Except as otherwise provided herein, the aggregate consideration paid to Holders with respect to their Allowed Claims shall be treated pursuant to the Plan as allocated first to the principal amount of such Allowed Claims (to the extent thereof and as determined for federal income tax purposes) and second, to the extent the consideration exceeds the principal amount of the Allowed Claims, to the remaining portion of such Allowed Claim, if any.

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ARTICLE VII.

PROCEDURES FOR RESOLVING DISPUTED,
CONTINGENT, AND UNLIQUIDATED CLAIMS AND INTERESTS

A.            Disputed Claims Process

Notwithstanding section 502(a) of the Bankruptcy Code, and in light of the Unimpaired status of all Allowed General Unsecured Claims under the Plan, except as required by the Plan, Holders of Claims need not File Proofs of Claim, and the Reorganized Debtors and the Holders of Claims shall determine, adjudicate, and resolve any disputes over the validity and amounts of such Claims in the ordinary course of business as if the Chapter 11 Cases had not been commenced, except that (unless expressly waived pursuant to the Plan) the Allowed amount of such Claims shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable.  If a Holder of a Claim in Class disputes the amount of their Claim as listed in the Schedules, the Holder should notify of the Debtors of such dispute.  If the Debtors and the Holder agree to an amended Claim amount prior to the Effective Date, the Debtors shall file amended Schedules prior to the Effective Date.  If between the Confirmation Date and the Effective Date, the dispute cannot be consensually resolved, the Holder may seek (by letter to the Court) to have the claim dispute resolved before the Bankruptcy Court (and, with the consent of the Debtors, before any other court or tribunal with jurisdiction over the parties).  After the Effective Date, the creditor may seek to have the claim dispute resolved before the Bankruptcy Court or any other court or tribunal with jurisdiction over the parties.

Unless relating to a Claim expressly Allowed pursuant to the Plan, all Proofs of Claim filed in these Chapter 11 Cases shall be considered objected to and Disputed without further action by the Debtors.  Upon the Effective Date, all Proofs of Claim filed against the Debtors, regardless of the time of filing, and including Proofs of Claim filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below.  Notwithstanding anything in this Plan to the contrary:  (1) all Claims against the Debtors that result from the Debtors’ rejection of an Executory Contract or Unexpired Lease; (2) Claims filed to dispute the amount of any proposed Cure pursuant to section 365 of the Bankruptcy Code; and (3) Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court, if not otherwise resolved through settlement with the applicable claimant.

For the avoidance of doubt, there is no requirement to File a Proof of Claim (or move the Bankruptcy Court for allowance) to be an Allowed Claim, as applicable, under the Plan.  Notwithstanding the foregoing, Entities must File (a) Proofs of Claim for payment of an Administrative Claim as set forth in Article II.A of the Plan and (b) Cure objections as set forth in Article V.C of the Plan to the extent such Entity disputes the amount of the Cure paid or proposed to be paid by the Debtors or the Reorganized Debtors to a counterparty. For the avoidance of doubt, timely filed Proofs of Claim for Administrative Claims and timely filed Proofs of Claim related to Cure objections are not subject to automatic expungement.  All Proofs of Claim required to be Filed by the Plan that are Filed after the date that they are required to be Filed pursuant to the Plan shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

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B.             Objections to Claims

Except as otherwise specifically provided in the Plan, after the Effective Date, the Reorganized Debtors, shall have the sole authority to:  (1) File, withdraw, or litigate to judgment, any objections to Claims; and (2) settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court.  For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately prior to the Effective Date with respect to any Disputed Claim, including the Causes of Action retained pursuant to Article IV.U of the Plan.

Any objections to Claims shall be Filed on or before the Claims Objection Deadline.  For the avoidance of doubt, the Bankruptcy Court may extend the time period to object to Claims set forth in this paragraph at any time, including before or after the expiration of one hundred eighty days after the Effective Date, in its discretion or upon request by the Debtors or any party in interest.

C.             Estimation of Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to), at any time, request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to applicable law, including pursuant to section 502(c) of the Bankruptcy Code, for any reason, regardless of whether any party previously has objected to such Disputed Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction under sections 157 and 1334 of the Judicial Code to estimate any such Disputed Claim, including during the litigation of any objection to any Disputed Claim or during the pendency of any appeal relating to such objection.  Notwithstanding any provision otherwise in the Plan, a Disputed Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not been the subject of a Final Order, shall be deemed to be estimated at zero dollars, unless otherwise ordered by the Bankruptcy Court.  In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including for purposes of distributions and discharge) and may be used as evidence in any supplemental proceedings, and the Debtors or the Reorganized Debtors may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Disputed Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such Holder has Filed a motion requesting the right to seek such reconsideration on or before fourteen days after the date on which such Disputed Claim is estimated.

D.            No Distributions Pending Allowance

Notwithstanding any other provision of the Plan, if any portion of a Claim is a Disputed Claim, no payment or distribution provided hereunder shall be made on account of such Claim unless and until such Disputed Claim becomes an Allowed Claim; provided that if only a portion of a Claim is Disputed, such Claim shall be deemed Allowed in the amount not Disputed and payment or distribution shall be made on account of such undisputed amount; provided, further that the foregoing shall not apply to any Make-Whole Claim, which Claims shall not be Allowed Claims under the Plan.

E.             Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court Allowing any Disputed Claim becomes a Final Order, the Distribution Agent shall provide to the Holder of such Allowed Claim the distribution (if any) to which such Holder is entitled under the Plan as of the Effective Date, without any interest, dividends, or accruals to be paid on account of such Allowed Claim unless required under applicable bankruptcy law.

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F.             No Interest

Unless otherwise specifically provided for herein or by Final Order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on Claims against the Debtors, and no Holder of a Claim against the Debtors shall be entitled to interest accruing on or after the Petition Date on any such Claim.  Additionally, and without limiting the foregoing, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date a final distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

G.            Adjustment to Claims and Interests without Objection

Any Claim or Interest that has been paid, satisfied, amended, superseded, cancelled, or otherwise expunged (including pursuant to the Plan) may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.  Additionally, any Claim or Interest that is duplicative or redundant with another Claim or Interest against the same Debtor may be adjusted or expunged on the Claims Register at the direction of the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

H.            Disallowance of Claims

All Claims of any Entity from which property is sought by the Debtors under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer that is avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and Holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Final Order with respect thereto has been entered by the Bankruptcy Court and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable.  All Claims filed on account of an indemnification obligation to a director, officer, or employee shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order or approval of the Bankruptcy Court.  All Claims filed on account of an employee benefit shall be deemed satisfied and expunged from the Claims register as of the Effective Date to the extent the Reorganized Debtors elect to honor such employee benefit, without any further notice to or action, order or approval of the Bankruptcy Court.

Except as otherwise provided herein or as agreed to by the Reorganized Debtors, all Proofs of Claim for payment of an Administrative Claim Filed after Administrative Claims Bar Date shall be deemed disallowed in full and expunged as of the Effective Date, forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court, unless on or before the Confirmation Hearing such late Claim has been deemed timely filed by a Final Order.

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I.              Amendments to Proofs of Claim

On or after the Effective Date, except as provided in the Plan or the Confirmation Order, a Proof of Claim or Proof of Interest may not be Filed or amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such new or amended Proof of Claim or Proof of Interest Filed shall be deemed disallowed in full and expunged without any further action, order, or approval of the Bankruptcy Court.

ARTICLE VIII.

EFFECT OF CONFIRMATION OF THE PLAN

A.            Discharge of Claims and Termination of Interests

As provided by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in the Plan or in any contract, instrument, or other agreement or document created pursuant to the Plan, the distributions, rights, and treatment that are provided in the Plan shall be in complete satisfaction, discharge, and release, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, Liens on, obligations of, rights against, and Interests in, the Debtors or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by current or former employees of the Debtors prior to the Effective Date and that arise from a termination of employment, any contingent or non‑contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not:  (1) a Proof of Claim or Proof of Interest based upon such debt, right, or Interest is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted the Plan.  Any default by the Debtors or their Affiliates with respect to any Claim or Interest that existed immediately prior to or on account of filing of the Chapter 11 Cases shall be deemed cured (and no longer continuing) on the Effective Date.  The Confirmation Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

B.            Releases by the Debtors

Except as expressly set forth in the Plan, effective on the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Debtors, the Reorganized Debtors, and their Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of, the foregoing Entities, from any and all Causes of Action, including any derivative claims, asserted or assertable on behalf of any of the Debtors, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, that the Debtors would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Debtor, based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), their capital structure, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Chapter 11 Cases and related adversary proceedings, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the Subsidiary Debt, the Exit Facility, the Takeback Debt, the assertion or enforcement of rights and remedies against the Debtors’ out-of-court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Debtors taking place on or before the Effective Date.

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Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to section 1123(b) and Bankruptcy Rule 9019, of the releases described in this Article VIII.B by the Debtors, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in this Article VIII.B is:  (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of such Causes of Action; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; (6) a sound exercise of the Debtors’ business judgment; and (7) a bar to any of the Debtors or Reorganized Debtors or their respective Estates asserting any Cause of Action related thereto, of any kind, against any of the Released Parties or their property.

C.            Releases by Holders of Claims and Interests

Except as expressly set forth in the Plan, effective on the Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of any of the Debtors, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity), based on or relating to, or in any manner arising from, in whole or in part, the Debtors (including the management, ownership, or operation thereof), their capital structure, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the Subsidiary Debt, the Exit Facility, the Takeback Debt, the assertion or enforcement of rights and remedies against the Debtors’ out‑of‑court restructuring efforts, intercompany transactions between or among a Debtor and another Debtor, the formulation, preparation, dissemination, negotiation, or filing of the Restructuring Support Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Restructuring Support Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Debtors taking place on or before the Effective Date.  Notwithstanding anything to the contrary in the foregoing, the Third-Party Release does not release any individual from any claim or causes of action related to an act or omission that is determined in a final order by a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence.

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Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases described in this Article VIII.C, which includes by reference each of the related provisions and definitions contained in this Plan, and further, shall constitute the Bankruptcy Court’s finding that each release described in this Article VIII.C is:  (1) in exchange for the good and valuable consideration provided by the Released Parties; (2) a good-faith settlement and compromise of such Causes of Action; (3) in the best interests of the Debtors and all Holders of Claims and Interests; (4) fair, equitable, and reasonable; (5) given and made after due notice and opportunity for hearing; (6) a sound exercise of the Debtors’ business judgment; and (7) a bar to any of the Releasing Parties or the Debtors or Reorganized Debtors or their respective Estates asserting any Cause of Action related thereto, of any kind, against any of the Released Parties or their property.

D.            Exculpation

Effective as of the Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the third‑party release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the Plan, any Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for Causes of Action related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

The Exculpated Parties have, and upon Consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

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E.             Injunction

Except as otherwise provided in the Plan or the Confirmation Order, all Entities who have held, hold, or may hold Claims, Interests, Causes of Action, or liabilities that:  (a) are subject to compromise and settlement pursuant to the terms of the Plan; (b) have been released pursuant to Article VIII.B of this Plan; (c) have been released pursuant to Article VIII.C of this Plan, (d) are subject to exculpation pursuant to Article VIII.D of this Plan, or (e) are otherwise discharged, satisfied, stayed, or terminated pursuant to the terms of the Plan, are permanently enjoined and precluded, from and after the Effective Date, from commencing or continuing in any manner, any action or other proceeding, including on account of any Claims, Interests, Causes of Action, or liabilities that have been compromised or settled against the Debtors, the Reorganized Debtors, or any Entity so released or exculpated (or the property or estate of any Entity, directly or indirectly, so released or exculpated) on account of, or in connection with or with respect to, any discharged, released, settled, compromised, or exculpated Claims, Interests, Causes of Action, or liabilities.

Upon entry of the Confirmation Order, all Holders of Claims and Interests and their respective current and former directors, managers, officers, principals, predecessors, successors, employees, agents, and direct and indirect Affiliates shall be enjoined from taking any actions to interfere with the implementation or Consummation of the Plan.  Each Holder of an Allowed Claim or Allowed Interest, as applicable, by accepting, or being eligible to accept, distributions under or Reinstatement of such Claim or Interest, as applicable, pursuant to the Plan, shall be deemed to have consented to the injunction provisions set forth in this Article VIII.E.

F.             Release of Liens

Except as otherwise provided in the Plan, the Plan Supplement, or any contract, instrument, release, or other agreement or document created pursuant to the Plan or Confirmation Order, on the Effective Date, and concurrently with the applicable distributions made pursuant to the Plan, all mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Estates shall be fully released, settled, compromised, and discharged, and all of the right, title, and interest of any holder of such mortgages, deeds of trust, Liens, pledges, or other security interests against any property of the Debtors shall automatically revert to the applicable Debtor or Reorganized Debtor, as applicable, and their successors and assigns, in each case, without any further approval or order of the Bankruptcy Court and without any action or Filing being required to be made by the Debtors.  Any Holder of such Secured Claim (and the applicable agents for such Holder) shall be authorized and directed to release any collateral or other property of any Debtor (including any cash collateral and possessory collateral) held by such Holder (and the applicable agents for such Holder), and to take such actions as requested by the Debtors or Reorganized Debtors to evidence the release of such Lien, including the execution, delivery, and filing or recording of such documents evidencing such releases.  The presentation or filing of the Confirmation Order to or with any local, state, federal, or foreign agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens.

G.            SEC

Notwithstanding any language to the contrary herein, no provision shall (i) preclude the SEC from enforcing its police or regulatory powers; or (ii) enjoin, limit, impair or delay the SEC from commencing or continuing any claims, causes of action, proceeding, or investigations against any non-Debtor person or non-Debtor entity in any forum.

H.            No Release of Any Claims Held by the United States

Nothing in the Confirmation Order or the Plan shall effect a release of any Claim by the United States Government or any of its agencies or any state and local authority whatsoever, including, without limitation, any Claim arising under the Internal Revenue Code, the environmental laws, or any criminal laws of the United States or any state and local authority against the Released Parties, nor shall anything in the Confirmation Order or the Plan enjoin the United States or any state or local authority from bringing any Claim, suit, action, or other proceedings against the Released Parties for any liability whatever, including, without limitation, any Claim, suit, or action arising under the Internal Revenue Code, the environmental laws, or any criminal laws of the United States or any state or local authority, nor shall anything in the Confirmation Order or the Plan exculpate any party from any liability to the United States Government or any of its agencies or any state and local authority whatsoever, including any liabilities arising under the Internal Revenue Code, the environmental laws, or any criminal laws of the United States or any state and local authority against the Released Parties.

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I.             Protection against Discriminatory Treatment

As provided by section 525 of the Bankruptcy Code, and consistent with paragraph 2 of Article VI of the United States Constitution, no Entity, including Governmental Units, shall discriminate against any Reorganized Debtor or deny, revoke, suspend, or refuse to renew a license, permit, charter, franchise, or other similar grant to, condition such a grant to, or discriminate with respect to such a grant against, any Reorganized Debtor, or any Entity with which a Reorganized Debtor has been or is associated, solely because such Reorganized Debtor was a debtor under chapter 11 of the Bankruptcy Code, may have been insolvent before the commencement of the Chapter 11 Cases (or during the Chapter 11 Cases but before such Debtor was granted or denied a discharge), or has not paid a debt that is dischargeable in the Chapter 11 Cases.

J.             Document Retention

On and after the Effective Date, the Reorganized Debtors may maintain documents in accordance with their standard document retention policy, as may be altered, amended, modified, or supplemented by the Reorganized Debtors.

K.            Reimbursement or Contribution

If the Bankruptcy Court disallows a Claim for reimbursement or contribution of an Entity pursuant to section 502(e)(1)(B) of the Bankruptcy Code, then to the extent that such Claim is contingent as of the time of allowance or disallowance, such Claim shall be forever disallowed and expunged notwithstanding section 502(j) of the Bankruptcy Code, unless prior to the Confirmation Date:  (1) such Claim has been adjudicated as non‑contingent; or (2) the relevant Holder of a Claim has Filed a non-contingent Proof of Claim on account of such Claim and a Final Order has been entered prior to the Confirmation Date determining such Claim as no longer contingent.

L.             Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code, or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date.  All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

ARTICLE IX.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A.            Conditions Precedent to the Effective Date.

It shall be a condition to the Effective Date that the following conditions shall have been satisfied or waived pursuant to Article IX.B of the Plan:

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1.	The Bankruptcy Court shall have entered the Confirmation Order, and such order shall be a Final Order and in full force and effect.

2.	Reorganized Frontier’s New Common Stock shall have been issued.

3.
As applicable, the Exit Facility Documents shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the Exit Facility shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Exit Facility shall be deemed to occur concurrently with the occurrence of the Effective Date.

4.
As applicable, the Takeback Debt Documents shall have been executed and delivered by all of the Entities that are parties thereto, and all conditions precedent (other than any conditions related to the occurrence of the Effective Date) to the consummation of the Takeback Debt shall have been waived or satisfied in accordance with the terms thereof, and the closing of the Takeback Debt shall be deemed to occur concurrently with the occurrence of the Effective Date.

5.
The Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall have been Filed with the Bankruptcy Court pursuant to the terms of the Plan.

6.
Any and all requisite FCC Approvals, PUC Approvals, and any other authorizations, consents, regulatory approvals, rulings, or documents required to implement and effectuate the Plan shall have been obtained, without any conditions required to implement and effectuate the Plan that are materially adverse to the Debtors and that have not previously been approved by the Required Consenting Noteholders in accordance with Article IV.J, and shall be in full force and effect.

7.	The Professional Fee Escrow Account shall have been established and funded with Cash in accordance with Article II.B.2 of the Plan.

8.	The Reorganized Debtors shall have paid, to the extent unpaid and invoiced at least five Business Days prior to the Effective Date, all Consenting Noteholder Fees.

9.
The Debtors shall have used commercially reasonable best efforts to analyze and develop a detailed report regarding a virtual separation under the same ownership structure of select state operations where the Reorganized Debtors will conduct fiber deployments from those states’ operations where the Reorganized Debtors will perform broadband upgrades and operational improvements.

10.
The Restructuring Support Agreement shall remain in full force and effect, all conditions shall have been satisfied thereunder, and there shall be no breach that, after the lapse of time or expiration of any applicable notice or any cure period, would give rise to right to terminate the Restructuring Support Agreement.

11.
By the Confirmation Date, the Required Consenting Noteholders shall have determined in their reasonable judgment, with the assistance of their financial and legal advisors, that the aggregate amount of Parent Litigation Claims is reasonably expected to be equal to or less than existing insurance coverage plus $25 million.  For the avoidance of doubt, this condition precedent shall be considered satisfied absent a contrary assertion by the Required Consenting Noteholders on or before the Confirmation Date.

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B.            Waiver of Conditions Precedent

The Debtors may, with the prior written consent of the Required Consenting Noteholders (such consent not to be unreasonably withheld), waive any of the conditions to the Effective Date set forth in Article IX.A of the Plan at any time, without any notice to any other parties in interest and without any further notice to or action, order, or approval of the Bankruptcy Court, and without any formal action other than proceeding to confirm and consummate the Plan; provided, however, that any waiver in respect of Article IX.A.4 that affects the Takeback Debt Principal Amount shall require the prior written consent of the Determining Noteholders in accordance with Article IV.D of the Plan and the Restructuring Support Agreement.

C.            Effect of Non-Occurrence of Conditions to Consummation

If the Effective Date does not occur, then the Plan will be null and void in all respects and nothing contained in the Plan or the Disclosure Statement shall:  (1) constitute a waiver or release of any Claims, Interests, or Causes of Action held by any Debtor or any other Entity; (2) prejudice in any manner the rights of any Debtor or any other Entity; or (3) constitute an admission, acknowledgment, offer, or undertaking of any sort by any Debtor or any other Entity in any respect.

ARTICLE X.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

A.            Modification of Plan

Subject to the limitations and terms contained in the Plan, and subject to the terms of the Restructuring Support Agreement, the Debtors reserve the right to (1) amend or modify the Plan before the entry of the Confirmation Order, in accordance with the Bankruptcy Code and the Bankruptcy Rules (2) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, as applicable, may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, remedy any defect or omission, or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan consistent with the terms set forth herein; provided that the Debtors shall consult with the Creditors’ Committee on any amendments or modifications pursuant to this Article X.A solely with respect to those terms and provisions that impact the Creditors’ Committee, the treatment of General Unsecured Claims, the distribution of Cash to Holders of Allowed General Unsecured Claims, and the releases and exculpation to be granted to the Creditors’ Committee and its members.

B.             Effect of Confirmation on Modifications

Entry of the Confirmation Order shall constitute approval of all modifications or amendments to the Plan occurring after the solicitation thereof pursuant to section 1127(a) of the Bankruptcy Code and a finding that such modifications to the Plan do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

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C.            Revocation or Withdrawal of Plan

The Debtors, subject to the terms of the Restructuring Support Agreement, reserve the right to revoke or withdraw the Plan with respect to any or all Debtors before the Confirmation Date and to File subsequent chapter 11 plans.  If the Debtors revoke or withdraw the Plan, or if Confirmation or the Effective Date does not occur, then:  (1) the Plan will be null and void in all respects; (2) any settlement or compromise not previously approved by Final Order of the Bankruptcy Court embodied in the Plan (including the fixing or limiting to an amount certain of the Claims or Classes of Claims), assumption or rejection of Executory Contracts or Unexpired Leases effectuated by the Plan, and any document or agreement executed pursuant to the Plan will be null and void in all respects; and (3) nothing contained in the Plan shall (a) constitute a waiver or release of any Claims, Interests, or Causes of Action by any Entity, (b) prejudice in any manner the rights of any Debtor or any other Entity, or (c) constitute an admission, acknowledgement, offer, or undertaking of any sort by any Debtor or any other Entity.

ARTICLE XI.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

1.           Allow, disallow, determine, liquidate, classify, estimate, or establish the priority, Secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the Secured or unsecured status, priority, amount, or allowance of Claims or Interests, except as provided in Article III.C.11 herein;

2.            decide and resolve all matters related to the granting and denying, in whole or in part, of any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

3.           resolve any matters related to Executory Contracts or Unexpired Leases, including:  (a) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Claims or other Claims arising therefrom, including pursuant to section 365 of the Bankruptcy Code; (b) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed or assumed and assigned; and (c) any dispute regarding whether a contract or lease is or was executory, expired, or terminated;

4.            ensure that distributions to Holders of Allowed Claims and Allowed Interests are accomplished pursuant to the provisions of the Plan and adjudicate any and all disputes arising from or relating to distributions under the Plan;

5.           adjudicate, decide, or resolve any motions, adversary proceedings, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor or the Estates that may be pending on the Effective Date;

6.           enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of (a) contracts, instruments, releases, indentures, and other agreements or documents approved by Final Order in the Chapter 11 Cases and (b) the Plan, the Confirmation Order, and contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan; provided that the Bankruptcy Court shall not retain jurisdiction over disputes concerning documents contained in the Plan Supplement that have a jurisdictional, forum selection, or dispute resolution clause that refers disputes to a different court;

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7.            enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

8.           grant any consensual request to extend the deadline for assuming or rejecting Unexpired Leases pursuant to section 365(d)(4) of the Bankruptcy Code;

9.            issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of the Plan;

10.         hear, determine, and resolve any cases, matters, controversies, suits, disputes, or Causes of Action in connection with or in any way related to the Chapter 11 Cases, including:  (a) with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or an Interest for amounts not timely repaid pursuant to Article VI of the Plan; (b) with respect to the releases, injunctions, and other provisions contained in Article VIII of the Plan, including entry of such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions; (c) anything that may arise in connection with the Consummation, interpretation, implementation, or enforcement of the Plan and the Confirmation Order; or (d) related to section 1141 of the Bankruptcy Code;

11.          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked, or vacated;

12.          adjudicate any and all disputes arising from or relating to distributions under the Plan or any transactions contemplated therein;

13.          consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

14.         enforce all orders, judgments, injunctions, releases, exculpations, indemnifications, and rulings entered in connection with the Chapter 11 Cases with respect to any Entity, and resolve any cases, controversies, suits, or disputes that may arise in connection with any Entity’s rights arising from or obligations incurred in connection with the Plan;

15.          hear and determine matters concerning local, state, federal, and foreign taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

16.          enter an order or Final Decree concluding or closing the Chapter 11 Cases;

17.          enforce all orders previously entered by the Bankruptcy Court; and

18.          hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or the Judicial Code.

Nothing herein limits the jurisdiction of the Bankruptcy Court to interpret and enforce the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, or the Disclosure Statement, without regard to whether the controversy with respect to which such interpretation or enforcement relates may be pending in any state or other federal court of competent jurisdiction.

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If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article XI, the provisions of this Article XI shall have no effect on and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

For the avoidance of doubt, and notwithstanding the foregoing or anything else in the Plan or related documents, no provision of the Plan (including without limitation Article VIII herein) or Confirmation Order shall diminish, enhance, or modify any applicable nonbankruptcy legal, equitable, and/or contractual rights of any Holder of a General Unsecured Claim to receive payment on account of such Claim or have such Claim Allowed, liquidated, or determined by a court or tribunal of competent jurisdiction (which may include the Bankruptcy Court), subject, however, to any applicable limitations on the allowance of such Claims under the Bankruptcy Code and to the rights of the Debtors, Reorganized Debtors, or any party in interest to dispute or defend such Claim in accordance with applicable nonbankruptcy law as if the Chapter 11 Cases had not been commenced, and the Bankruptcy Court shall not retain exclusive jurisdiction over such disputes.

Unless otherwise specifically provided herein or in a prior order of the Bankruptcy Court, the Bankruptcy Court shall have exclusive jurisdiction to hear and determine disputes concerning Claims against or Interests in the Debtors that arose prior to the Effective Date.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.            Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(h), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims or Interests (irrespective of whether such Claims or Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, exculpations, and injunctions described in the Plan, each Entity acquiring property under the Plan, and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.  All Claims against and Interests in the Debtors shall be as fixed, adjusted, or compromised, as applicable, pursuant to the Plan regardless of whether any Holder of a Claim or Interest has voted on the Plan.

B.             Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan; provided that such agreements and other documents shall be in form and substance reasonably acceptable to the Required Consenting Noteholders.  The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

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C.            Payment of Statutory Fees

All fees and applicable interest payable pursuant to section 1930 of the Judicial Code and 31 U.S.C. § 3717, as applicable, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code, shall be paid by each of the Reorganized Debtors (or the Distribution Agent on behalf of the Reorganized Debtors) for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or a Final Decree is issued, whichever occurs first.

D.            Dissolution of Statutory Committees

On the Effective Date, any statutory committee appointed in the Chapter 11 Cases, including the Creditors’ Committee, shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases; provided that following the Effective Date, the Creditors’ Committee shall continue in existence and have standing and a right to be heard for the following limited purposes:  (a) applications, and any relief related thereto, for compensation by Professionals and requests for allowance of Administrative Claims for substantial contribution pursuant to section 503(b)(3)(D) of the Bankruptcy Code; (b) any appeals of the Confirmation Order or other appeal to which the Creditors’ Committee is a party; (c) answering creditor inquiries for a period of up to thirty days after the Effective Date; and (d) to respond to contested matters to which the Committee is a party.  The Reorganized Debtors shall not be responsible for paying any fees or expenses incurred by members of the Creditors’ Committee or advisors to the Creditors’ Committee after the Effective Date, except for the limited purposes identified above.

E.            Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless the Bankruptcy Court shall enter the Confirmation Order, and the Confirmation Order shall have no force or effect if the Effective Date does not occur.  None of the Filing of the Plan, any statement or provision contained in the Plan, or the taking of any action by any Debtor with respect to the Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests, unless and until the Effective Date has occurred.

F.             Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiary, or guardian, if any, of each such Entity.

G.            Service of Documents

After the Effective Date, any pleading, notice, or other document required by the Plan to be served on or delivered to the Reorganized Debtors shall be served on:

Reorganized Debtors
Frontier Communications Corporation
50 Main Street, Suite 1000
White Plains, New York 10606
Attention:  Mark Nielsen,
Executive Vice President, Chief Legal Officer,
and Chief Transaction Officer
E-mail address:  mark.nielsen@ftr.com

with copies for information only (which shall not constitute notice) to:

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Counsel to the Debtors
Kirkland & Ellis LLP
Kirkland & Ellis International LLP
601 Lexington Avenue
New York, New York 10022
Attention:  Stephen E. Hessler, P.C. and Patrick Venter
Kirkland & Ellis LLP
Kirkland & Ellis International LLP
300 North LaSalle Street
Chicago, Illinois 60654
Attention:  Chad J. Husnick, P.C. and Benjamin M. Rhode

Counsel to the Noteholder Groups
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention:  Ira S. Dizengoff, Philip C. Dublin, and Naomi Moss

-and-

Milbank LLP
55 Hudson Yards,
New York, New York 10001
Attention: Dennis F. Dunne, Samuel A. Khalil, and Michael W. Price

H.            Entire Agreement; Controlling Document

Except as otherwise indicated, on the Effective Date, the Plan supersedes all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations with respect to the subject matter of the Plan, all of which will have become merged and integrated into the Plan.  Except as set forth in the Plan, in the event that any provision of the Restructuring Support Agreement, the Disclosure Statement, the Plan Supplement, or any order (other than the Confirmation Order) referenced in the Plan (or any exhibits, schedules, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of the Plan, the Plan shall govern and control.  In the event of any inconsistency between the Plan and the Confirmation Order, the Confirmation Order shall control.

I.              Plan Supplement

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan.  After the exhibits and documents are Filed, copies of such exhibits and documents shall be made available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the website of the Claims, Noticing, and Solicitation Agent at https://cases.primeclerk.com/ftr or the Bankruptcy Court’s website at http://www.nysb.uscourts.gov.  Unless otherwise ordered by the Bankruptcy Court, to the extent any exhibit or document in the Plan Supplement is inconsistent with the terms of any part of the Plan that does not constitute the Plan Supplement, such part of the Plan that does not constitute the Plan Supplement shall control.

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J.             Non-Severability

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, with the consent of the Required Consenting Noteholders (not to be unreasonably withheld), shall have the power to alter and interpret such term or provision to make it valid or enforceable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is:  (1) valid and enforceable pursuant to its terms; (2) integral to the Plan and may not be deleted or modified without the Debtors’ consent, consistent with the terms set forth herein; and (3) non‑severable and mutually dependent.

K.            Votes Solicited in Good Faith

Upon entry of the Confirmation Order, the Debtors will be deemed to have solicited votes on the Plan in good faith and in compliance with the Bankruptcy Code, and pursuant to section 1125(e) of the Bankruptcy Code, the Debtors, and each of their respective Affiliates, agents, representatives, members, principals, shareholders, officers, directors, managers, employees, advisors, and attorneys will be deemed to have participated in good faith and in compliance with the Bankruptcy Code in the offer, issuance, sale, and purchase of Securities offered and sold under the Plan and any previous plan, and, therefore, neither any of such parties nor individuals or the Reorganized Debtors will have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on the Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under the Plan or any previous plan.

L.            Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

M.            Waiver or Estoppel

Each Holder of a Claim or an Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Interest should be Allowed in a certain amount, in a certain priority, Secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Disclosure Statement, or papers Filed prior to the Confirmation Date.

N.             FCC Rights and Powers

No provision in the Plan or the Confirmation Order relieves the Debtors or the Reorganized Debtors from their obligations to comply with the Communications Act.  No transfer of any FCC License held by Debtors or transfer of control of any Debtor, or transfer of control of an FCC licensee controlled by Debtors shall take place prior to the issuance of FCC regulatory approval for such transfer pursuant to applicable FCC regulations.  The FCC’s rights and powers to take any action pursuant to its regulatory authority including, but not limited to, imposing any regulatory conditions on any of the above described transfers, are fully preserved, and nothing herein shall proscribe or constrain the FCC’s exercise of such power or authority.

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Dated: June 29, 2020	FRONTIER COMMUNICATIONS CORPORATION on behalf of itself and all other Debtors

/s/ Mark Nielsen
Mark Nielsen, Executive Vice President, Chief Legal Officer, and Chief Transaction Officer Frontier Communications Corporation

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EXHIBIT A

Frontier Communications Corporation Affiliate Entities

Citizens Capital Ventures Corp.
Citizens Directory Services Company L.L.C.
Citizens Louisiana Accounting Company
Citizens Newcom Company
Citizens Newtel, LLC
Citizens Pennsylvania Company LLC
Citizens SERP Administration Company
Citizens Telecom Services Company L.L.C.
Citizens Telecommunications Company of California Inc.
Citizens Telecommunications Company of Illinois
Citizens Telecommunications Company of Minnesota, LLC
Citizens Telecommunications Company of Nebraska
Citizens Telecommunications Company of Nebraska LLC
Citizens Telecommunications Company of Nevada
Citizens Telecommunications Company of New York, Inc.
Citizens Telecommunications Company of Tennessee L.L.C.
Citizens Telecommunications Company of the White Mountains, Inc.
Citizens Telecommunications Company of Utah
Citizens Telecommunications Company of West Virginia
Citizens Utilities Capital L.P.
Citizens Utilities Rural Company, Inc.
Commonwealth Communication, LLC
Commonwealth Telephone Company LLC
Commonwealth Telephone Enterprises LLC
Commonwealth Telephone Management Services, Inc.
CTE Holdings, Inc.
CTE Services, Inc.
CTE Telecom, LLC
CTSI, LLC
CU Capital LLC
CU Wireless Company LLC
Electric Lightwave NY, LLC
Evans Telephone Holdings, Inc.
Fairmount Cellular LLC
Frontier ABC LLC
Frontier California Inc.
Frontier Communications - Midland, Inc.
Frontier Communications - Prairie, Inc.
Frontier Communications - Schuyler, Inc.
Frontier Communications Corporate Services Inc.
Frontier Communications ILEC Holdings LLC
Frontier Communications of America, Inc.
Frontier Communications of Ausable Valley, Inc.
Frontier Communications of Breezewood, LLC
Frontier Communications of Canton, LLC
Frontier Communications of Delaware, Inc.
Frontier Communications of Depue, Inc.

Frontier Communications of Georgia LLC
Frontier Communications of Illinois, Inc.
Frontier Communications of Indiana, LLC
Frontier Communications of Iowa, LLC
Frontier Communications of Lakeside, Inc.
Frontier Communications of Lakewood, LLC
Frontier Communications of Michigan, Inc.
Frontier Communications of Minnesota, Inc.
Frontier Communications of Mississippi LLC
Frontier Communications of Mt. Pulaski, Inc.
Frontier Communications of New York, Inc.
Frontier Communications of Orion, Inc.
Frontier Communications of Oswayo River LLC
Frontier Communications of Pennsylvania, LLC
Frontier Communications of Rochester, Inc.
Frontier Communications of Seneca-Gorham, Inc.
Frontier Communications of Sylvan Lake, Inc.
Frontier Communications of the Carolinas LLC
Frontier Communications of the South, LLC
Frontier Communications of the Southwest Inc.
Frontier Communications of Thorntown, LLC
Frontier Communications of Virginia, Inc.
Frontier Communications of Wisconsin LLC
Frontier Communications Online and Long Distance Inc.
Frontier Communications Services Inc.
Frontier Directory Services Company, LLC
Frontier Florida LLC
Frontier Infoservices Inc.
Frontier Midstates Inc.
Frontier Mobile LLC
Frontier North Inc.
Frontier Security Company
Frontier Services Corp.
Frontier Southwest Incorporated
Frontier Subsidiary Telco LLC
Frontier Techserv, Inc.
Frontier Telephone of Rochester, Inc.
Frontier Video Services Inc.
Frontier West Virginia Inc.
GVN Services
Navajo Communications Co., Inc.
N C C Systems, Inc.
Newco West Holdings LLC
Ogden Telephone Company
Phone Trends, Inc.
Rhinelander Telecommunications, LLC
Rib Lake Cellular for Wisconsin RSA #3, Inc.
Rib Lake Telecom, Inc.
SNET America, Inc.
TCI Technology & Equipment LLC
The Southern New England Telephone Company
Total Communications, Inc.

Exhibit B

Restructuring Support Agreement

1

Exhibit 10.1
Execution Version

THIS RESTRUCTURING SUPPORT AGREEMENT IS NOT AN OFFER OR ACCEPTANCE WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE.  ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.  NOTHING CONTAINED IN THIS RESTRUCTURING SUPPORT AGREEMENT SHALL BE AN ADMISSION OF FACT OR LIABILITY OR, UNTIL THE OCCURRENCE OF THE AGREEMENT EFFECTIVE DATE ON THE TERMS DESCRIBED HEREIN, DEEMED BINDING ON ANY OF THE PARTIES HERETO.

THIS RESTRUCTURING SUPPORT AGREEMENT HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, RULES, AND LAWS.  THIS RESTRUCTURING SUPPORT AGREEMENT AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO THE TERMS OF ANY CONFIDENTIALITY AGREEMENTS (AS DEFINED HEREIN).

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (including all exhibits, annexes, and schedules attached hereto in accordance with Section 15.02, this “Agreement”) is made and entered into as of April 14, 2020 (the “Execution Date”), by and among the following parties (each of the following described in sub‑clauses (i) and (ii) of this preamble, collectively, the “Parties”):1

i.
Frontier Communications Corporation, a company incorporated under the Laws of Delaware (“Frontier”), and each of its direct and indirect subsidiaries listed on Exhibit A to this Agreement that has executed and delivered counterpart signature pages to this Agreement to the Noteholder Groups Counsels (the Entities in this clause (i), collectively, the “Company Parties”); and

ii.
the undersigned holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that hold, Senior Notes Claims that have executed and delivered counterpart signature pages to this Agreement on the Execution Date or subsequently delivered a Joinder or a Transfer Agreement to counsel to the Company Parties (the Entities in this clause (ii), collectively, the “Consenting Noteholders”).

RECITALS

WHEREAS, the Company Parties and the Consenting Noteholders have in good faith and at arm’s length negotiated or been apprised of certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure on the terms (a) set forth in this Agreement and (b) as specified in the restructuring term sheet attached as Exhibit B hereto (as may be amended, supplemented, or modified from time to time in accordance with the terms hereof, the “Restructuring Term Sheet”) (such transactions as described in, and in accordance with, this Agreement and the Restructuring Term Sheet, the “Restructuring Transactions”);

[1]
Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1 of this Agreement or the Restructuring Term Sheet (as defined below), as applicable.

1

WHEREAS, the Company Parties intend to implement the Restructuring Transactions, including through the commencement by the Debtors of voluntary cases under chapter 11 of the Bankruptcy Code in the Bankruptcy Court (the cases commenced, the “Chapter 11 Cases”); and

WHEREAS, the Parties have agreed to take certain actions in support of the Restructuring Transactions on the terms and conditions set forth in this Agreement (including the exhibits hereto).

NOW, THEREFORE, in consideration of the representations, warranties, covenants, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1.             Definitions and Interpretation.

1.01.       Definitions.  The following terms shall have the following definitions:

“1991 Notes Indenture” means that certain Base Indenture, dated as of August 15, 1991, by and between Frontier, as issuer, and JPMorgan Chase Bank, N.A., as successor trustee, as amended, supplemented, or modified from time to time.

“2001 Notes Indenture” means that certain Indenture, dated as of August 16, 2001, by and between Frontier, as issuer, and JPMorgan Chase Bank, N.A., as successor trustee, as amended, supplemented, or modified from time to time.

“2006 Notes Indenture” means that certain Indenture, dated as of December 22, 2006, by and between Frontier, as issuer, and The Bank of New York, as trustee, as amended, supplemented, or modified from time to time.

“2009 Notes Indenture” means that certain Base Indenture, dated as of April 9, 2009, by and between Frontier, as issuer, and The Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

“2010 Notes Indenture” means that certain Indenture, dated as of April 12, 2010, by and between New Communications Holdings Inc., as issuer, and the Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

“2015 Notes Indenture” means that certain Base Indenture, dated as of September 25, 2015, by and between Frontier, as issuer, and The Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

2

“2020 April Notes” means the 8.500% unsecured notes due April 15, 2020, issued pursuant to the 2010 Notes Indenture.

“2020 September Notes” means the 8.875% unsecured notes due September 15, 2020, issued pursuant to the 2015 Notes Indenture.

“2021 July Notes” means the 9.250% unsecured notes due July 1, 2021, issued pursuant to the 2009 Notes Indenture.

“2021 September Notes” means the 6.250% unsecured notes due September 15, 2021, issued pursuant to the 2009 Notes Indenture.

“2022 April Notes” means the 8.750% unsecured notes due April 15, 2022, issued pursuant to the 2010 Notes Indenture.

“2022 September Notes” means the 10.500% unsecured notes due September 15, 2022, issued pursuant to the 2015 Notes Indenture.

“2023 Notes” means the 7.125% unsecured notes due January 15, 2023, issued pursuant to the 2009 Notes Indenture.

“2024 Notes” means the 7.625% unsecured notes due April 15, 2024, issued pursuant to the 2009 Notes Indenture.

“2025 January Notes” means the 6.875% unsecured notes due January 15, 2025, issued pursuant to the 2009 Notes Indenture.

“2025 November Notes” means the 7.000% unsecured debentures due November 1, 2025, issued pursuant to the 1991 Notes Indenture.

“2025 September Notes” means the 11.000% unsecured notes due September 15, 2025, issued pursuant to the 2015 Notes Indenture.

“2026 Notes” means the 6.800% unsecured debentures due August 15, 2026, issued pursuant to the 1991 Notes Indenture.

“2027 Notes” means the 7.875% unsecured notes due January 15, 2027, issued pursuant to the 2006 Notes Indenture.

“2031 Notes” means the 9.000% unsecured notes due August 15, 2031, issued pursuant to the 2001 Notes Indenture.

“2034 Notes” means the 7.680% unsecured debentures due October 1, 2034, issued pursuant to the 1991 Notes Indenture.

“2035 Notes” means the 7.450% unsecured debentures due July 1, 2035, issued pursuant to the 1991 Notes Indenture.

3

“2046 Notes” means the 7.050% unsecured debentures due October 1, 2046, issued pursuant to the 1991 Notes Indenture.

“Affiliate” has the meaning set forth in the Restructuring Term Sheet.

“Agents” means any administrative agent, collateral agent, or other agent or similar entity under the Credit Agreement or the DIP Credit Agreement.

“AG Notes Group” means the ad hoc group or committee of Consenting Noteholders represented by the AG Group Representatives.

“AG Group Representatives” means Akin and Ducera.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all the exhibits, annexes, and schedules hereto in accordance with Section 15.02.

“Agreement Effective Date” means the date on which the conditions set forth in Section 2 have been satisfied or waived by the appropriate Party or Parties in accordance with this Agreement.

“Agreement Effective Period” means, with respect to a Party, the period from the Agreement Effective Date to the Termination Date applicable to that Party.

“Akin” means Akin Gump Strauss Hauer & Feld LLP, as counsel to the AG Notes Group.

“Alternative Restructuring Proposal” means any plan, inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, liquidation, asset sale, share issuance, tender offer, recapitalization, plan of reorganization, share exchange, business combination, joint venture or similar transaction involving any one or more Company Parties or the debt, equity, or other interests in any one or more Company Parties, in each case, other than the Restructuring Transactions.

“Altman” means Altman Vilandrie & Company, as advisor to the Noteholder Groups.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the Southern District of New York with jurisdiction over the Chapter 11 Cases.

“Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the local rules and general orders of the Bankruptcy Court, as in effect on the Petition Date, if applicable, together with all amendments and modifications thereto subsequently made applicable to the Chapter 11 Cases.

4

“Benefit Agreement” means any employment, consulting, incentive compensation, bonus, deferred compensation, severance, change of control, retention, stock purchase, equity, or equity-based compensation or similar agreement between a Company Party or its subsidiaries, on the one hand, and any employee, officer, director, or consultant of a Company Party or any of its subsidiaries (each a “Service Provider”), on the other hand.

“Benefit Plan” means any “employee benefit plan” (as defined in section 3(3) of ERISA (whether or not subject to ERISA)) and each other benefit or compensation, bonus, savings, pension, profit-sharing, retirement, deferred compensation, incentive compensation, stock ownership, equity or equity-based compensation, paid time off, perquisite, fringe benefit, vacation, change of control, severance, retention, salary continuation, disability, death benefit, hospitalization, medical, life insurance, welfare benefit or other plan, program, policy, arrangement or agreement sponsored, maintained or contributed to or required to be maintained or contributed to by a Company Party or its subsidiaries, in each case, providing benefits to any Service Provider or any of their respective dependents or with respect to which a Company Party or any of its subsidiaries or Affiliates has any liability, contingent or otherwise.

“Board” means the board of directors of Frontier.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Causes of Action” has the meaning set forth in the Restructuring Term Sheet.

“Chapter 11 Cases” has the meaning set forth in the recitals to this Agreement.

“Claim” has the meaning ascribed to it in section 101(5) of the Bankruptcy Code.

“Company Parties” has the meaning set forth in the preamble to this Agreement.

“Compensation Consultant” means that certain compensation consultant retained jointly by the Noteholder Groups.

“Confidentiality Agreement” means an executed confidentiality agreement between the Company and a Consenting Noteholder, including provisions thereunder with respect to the issuance of a “cleansing letter” or other public disclosure of material non-public information agreement, in connection with any proposed Restructuring Transactions.

“Confirmation” means the Bankruptcy Court’s entry of the Confirmation Order on the docket of the Chapter 11 Cases within the meaning of Bankruptcy Rules 5003 and 9021.

“Confirmation Date” means the date on which Confirmation occurs.

“Confirmation Order” has the meaning set forth in the Restructuring Term Sheet.

“Consenting Noteholders” has the meaning set forth in the preamble to this Agreement.

5

“Credit Agreement” means that certain credit agreement, dated as of February 27, 2017, as amended, modified, or supplemented from time to time, by and among Frontier, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders from time to time thereto.

“Debtors” means Frontier and its affiliates and subsidiaries that file chapter 11 petitions.

“Definitive Documents” means the documents set forth in Section 3.01.

“DIP Budget” means that certain budget provided pursuant to the terms of the DIP Credit Agreement, including any updates delivered or provided with respect thereto.

“DIP Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the DIP Facility Documents.

“DIP Credit Agreement” means that certain credit agreement evidencing the DIP Facility in accordance with the terms, and subject in all respects to the conditions, as set forth in this Agreement, and pursuant to the term and conditions to be set forth in the DIP Orders.

“DIP Facility” means that certain debtor-in-possession financing facility to be provided to the Company Parties in accordance with the terms, and subject in all respects to the conditions, as set forth in this Agreement, and pursuant to the terms and conditions of the DIP Orders.

“DIP Facility Documents” means, collectively, the DIP Credit Agreement, the DIP Budget, and all other agreements, documents, and instruments delivered or entered into in connection therewith, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents.

“DIP Lenders” means the lenders providing the DIP Facility under the DIP Facility Documents.

“DIP Motion” means the motion filed by the Debtors seeking entry of the DIP Orders.

“DIP Orders” means, collectively, the Interim DIP Order and the Final DIP Order.

“Disclosure Statement” means the related disclosure statement with respect to the Plan.

“Disclosure Statement Order” means the order of the Bankruptcy Court approving the Disclosure Statement pursuant to section 1125 of the Bankruptcy Code.

“Ducera” means Ducera Partners LLC, as financial advisor to the AG Notes Group.

“Entity” has the meaning set forth in the Restructuring Term Sheet.

“Equity Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, and any other equity, ownership, or profits interests of any Company Party, and options, warrants, rights, or other securities or agreements to acquire or subscribe for, or which are convertible into the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, or other equity, ownership, or profits interests of any Company Party (in each case whether or not arising under or in connection with any employment agreement and including any equity security (as such term is defined in Bankruptcy Code section 101(16)) in a Company Party).

6

“ERISA” means the Employee Retirement Income Act of 1974, as amended.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Exit Credit Agreement” means that certain credit agreement evidencing the Exit Facility in accordance with the terms, and subject in all respects to the conditions, as set forth in this Agreement.

“Exit Facility” means that certain credit facility to be provided to the Company Parties in accordance with the terms, and subject in all respect to the conditions, as set forth in this Agreement.

“Exit Facility Documents” means, collectively, the Exit Credit Agreement, and all other agreements, documents, and instruments delivered or entered into in connection with the Exit Facility, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents

“FCC” has the meaning set forth in Section 3.01.

“First Day Pleadings” means the “first-day” pleadings that the Company Parties intend to file upon the commencement of, or determine are necessary or desirable to file in connection with, the Chapter 11 Cases.

“Final DIP Order” means the final order by the Bankruptcy Court authorizing the Debtors’ entry into the DIP Facility Documents.

“Finance Committee” means the finance committee of the Board.

“First Lien Notes” means the 8.000% first lien secured notes due April 1, 2027, issued by Frontier pursuant to the First Lien Notes Indenture.

“First Lien Notes Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the First Lien Notes or the First Lien Notes Indenture.

“First Lien Notes Indenture” means that certain Indenture, dated as of March 15, 2019, by and among Frontier, as issuer, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as collateral agent, and The Bank of New York Mellon, as trustee, as amended, supplemented, or modified from time to time.

“Florida Sale Leaseback Transaction” means that certain proposed sale leaseback transaction to be entered into by the Company Parties with respect to the following properties: (a) 610 East Zack Street, Tampa, FL 33602; (b) 1701 Ringling Boulevard, Sarasota, FL 34236; (c) 821 1st Avenue North, St. Petersburg, FL 33701; and (d) 1280 Cleveland Street, Clearwater, FL 33755.

7

“Frontier” has the meaning set forth in the preamble to this Agreement.

“Houlihan” means Houlihan Lokey Capital, Inc., as financial advisor to the MB Notes Group.

“IDRB” means the 6.200% industrial development revenue bonds due May 1, 2030, issued pursuant to the IDRB Loan Agreement.

“IDRB Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the IDRB or IDRB Loan Agreement.

“IDRB Loan Agreement” means that certain Loan Agreement, dated as of May 1, 1995, by and among Citizens Utilities Company and The Industrial Development Authority of the County of Maricopa, as issuer, as amended, modified, or supplemented from time to time.

“Incremental Payments” has the meaning set forth in the Restructuring Term Sheet.

“Interim DIP Order” means the interim order by the Bankruptcy Court authorizing the Debtors’ entry into the DIP Facility Documents.

“Joinder” means a joinder to this Agreement substantially in the form attached hereto as Exhibit C.

“Law” means any federal, state, local, or foreign law (including common law), statute, code, ordinance, rule, regulation, order, ruling, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a governmental authority of competent jurisdiction (including the Bankruptcy Court).

“Management Incentive Plan” means the management incentive plan to be implemented with respect to Reorganized Frontier in accordance with the terms, and subject in all respects to the conditions, as set forth in the Restructuring Term Sheet.

“MB Notes Group” means the ad hoc group or committee of Consenting Noteholders represented by the MB Group Representatives.

“MB Group Representatives” means Houlihan and Milbank.

“Milbank” means Milbank LLP, as counsel to the MB Notes Group.

“Milestones” means the milestones set forth in Section 4.

“New Common Stock” means the common stock of Reorganized Frontier to be issued on the Plan Effective Date.

“NOL Rights Plan” means that certain Section 382 Rights Agreement, dated as of July 1, 2019, between Frontier and Computershare Trust Company, N.A., as Rights Agent, as amended, restated, modified, supplemented, or replaced from time to time.

“Noteholder Groups” means, together, the MB Notes Group and the AG Notes Group.

8

“Noteholder Groups Counsels” means, together, Akin and Milbank.

“Noteholder Representatives” means Akin, Altman, Ducera, Houlihan and Milbank.

“New Organizational Documents” means the organizational and governance documents for the Reorganized Debtors and any subsidiaries thereof, including, as applicable, the certificates or articles of incorporation, certificates of formation or certificates of limited partnership, bylaws, limited liability company agreements, or limited partnership agreements, stockholder or shareholder agreements, the Registration Rights Agreement, the identity of proposed members of the Reorganized Frontier Board, indemnification agreements, and registration rights agreements (or equivalent governing documents of any of the foregoing).

“October Three” means October Three Consulting LLC, as pension advisor to the MB Notes Group.

“Outside Date” means the date that is twelve (12) months after the Petition Date (the “Initial Outside Date”); provided, that (a) the Initial Outside Date may be extended for two (2) additional three (3) month periods (for a total of fifteen (15) months and then eighteen (18) months from the Petition Date, respectively), in each case, solely to the extent that the Company Parties have otherwise complied with the terms of the Definitive Documents and all other events and actions necessary for the occurrence of the Plan Effective Date have occurred other than the receipt of regulatory or other approval of a governmental unit (including the FCC and PUCs) necessary for the occurrence of the Plan Effective Date and (b) the Parties shall negotiate in good faith for a further reasonable extension of the Outside Date if the Parties have otherwise complied with the terms of the Definitive Documents and all other events and actions necessary for the occurrence of the Plan Effective Date have occurred other than the receipt of regulatory or other approval of a governmental unit (including the FCC and PUCs) necessary for the occurrence of the Plan Effective Date by the Outside Date as extended pursuant to clause (a) hereof.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted Transferee” means each transferee of any Senior Notes Claims who meets the requirements of Section 9.01.

“Person” means an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a governmental or regulatory authority, or any legal entity or association.

“Petition Date” means the date on which each of the Debtors file its respective petition for relief commencing its Chapter 11 Case.

“Plan” means the joint chapter 11 plan of reorganization to be filed by the Debtors in the Chapter 11 Cases to implement the Restructuring Transactions in accordance with this Agreement and the Definitive Documents.

“Plan Effective Date” means the date on which all conditions precedent to the effectiveness of the Plan have been satisfied or waived in accordance with the terms of the Plan, and the Plan is substantially consummated according to its terms.

9

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan to be filed by the Debtors with the Bankruptcy Court.

“PNW Purchase Agreement” means that certain Purchase Agreement, dated as of May 28, 2019, by and among Frontier, Frontier Communications ILEC Holdings LLC, and Northwest Fiber, LLC.

“PNW Sale” means the sale of all the issued and outstanding equity interest of certain subsidiaries of Frontier and Frontier Communications ILEC Holdings LLC that operate Frontier’s businesses in Washington, Oregon, Idaho, and Montana to Northwest Fiber, LLC as reflected in the PNW Purchase Agreement.

“PNW Sale Assumption Motion” means the motion filed by the Debtors seeking approval of the Debtors’ assumption of the PNW Purchase Agreement and the PNW Sale, including all actions taken or required to be taken in connection with the implementation and consummation of, and performance under, the PNW Purchase Agreement, including the Transition Services Agreement, attached as Exhibit B thereto.

“PUC” has the meaning set forth in Section 3.01.

“RDOF” means the Rural Digital Opportunity Fund program administered by the FCC.

“Qualified Marketmaker” means an entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Senior Notes Claims (or enter with customers into long and short positions in Senior Notes Claims), in its capacity as a dealer or market maker in Senior Notes Claims and (b) is, in fact, regularly in the business of making a market in claims against issuers or borrowers (including debt securities or other debt).

“Registration Rights Agreement” means any agreements providing registration rights to the Consenting Noteholders or any other parties, in each case, on account of the New Common Stock.

“Reorganized Frontier” means either (a) Frontier, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Plan Effective Date, or (b) a new corporation, limited liability company, or partnership that may be formed to, among other things, directly or indirectly acquire substantially all of the assets and/or stock of the Debtors and issue the New Common Stock to be distributed pursuant to the Plan.

“Reorganized Frontier Board” means the board of directors (or other applicable governing body) of Reorganized Frontier.

“Reorganized Debtor” means a Debtor, or any successor or assign thereto, by merger, consolidation, reorganization, or otherwise, in the form of a corporation, limited liability company, partnership, or other form, as the case may be, on and after the Plan Effective Date, including Reorganized Frontier.

10

“Required Consenting Noteholders” means, as of the relevant date, the Consenting Noteholders then holding, controlling, or having the ability to control, greater than fifty and one‑tenth percent (50.1%) of the aggregate outstanding principal amount of Senior Notes Claims that are held by all Consenting Noteholders as of such date.

“Restructuring Term Sheet” has the meaning set forth in the recitals to this Agreement.

“Restructuring Transactions” has the meaning set forth in the recitals to this Agreement.

“Revolving Credit Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the Revolving Credit Facility provided for in the Credit Agreement.

“Revolving Credit Facility” means that certain prepetition senior secured revolving credit facility provided for under the Credit Agreement in the original aggregate principal amount of $850 million, subject to adjustment from time to time.

“RSA Effective Date” has the meaning set forth in the Restructuring Term Sheet.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“Second Lien Notes” means the 8.500% second lien secured notes due April 1, 2026, issued by Frontier pursuant to the Second Lien Notes Indenture.

“Second Lien Notes Claims” means any Claim against a Debtor arising from or based upon the Second Lien Notes, the Second Lien Notes Indenture, or any guarantee and ancillary documents executed in connection with the Second Lien Notes Indenture.

“Second Lien Notes Indenture” means that certain Indenture, dated as of March 19, 2018, by and among Frontier, as issuer, the subsidiary guarantors party thereto, and The Bank of New York Mellon, as trustee and collateral agent, as amended, supplemented, or modified from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Notes” means, collectively, the 2020 April Notes, the 2020 September Notes, the 2021 July Notes, the 2021 September Notes, the 2022 April Notes, the 2022 September Notes, the 2023 Notes, the 2024 Notes, the 2025 January Notes, the 2025 November Notes, the 2025 September Notes, the 2026 Notes, the 2027 Notes, the 2031 Notes, the 2034 Notes, the 2035 Notes, and the 2046 Notes.

“Senior Notes Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the Senior Notes or the Senior Notes Indenture.

“Senior Notes Indentures” means, collectively, the 1991 Notes Indenture, the 2001 Notes Indenture, the 2006 Notes Indenture, the 2009 Notes Indenture, the 2010 Notes Indenture, and the 2015 Notes Indenture.

11

“Solicitation Commencement Date” means the date that the Company Parties commence solicitation of votes to approve or reject the Plan from holders of Senior Notes Claims.

“Specified Material Actions” has the meaning set forth in Section 7.02(i) of this Agreement.

“Solicitation Materials” means any materials related to the solicitation of votes for the Plan pursuant to sections 1123, 1126, and 1143 of the Bankruptcy Code.

“Specified Period” means, with respect to each Consenting Noteholder, the period commencing as of the date such Consenting Noteholder, as applicable, executes this Agreement until the Termination Date, as to such Consenting Noteholder.

“Takeback Debt” has the meaning set forth in the Restructuring Term Sheet.

“Takeback Debt Documents” means, collectively, such agreements, documents, and instruments delivered and entered into in connection with the Takeback Debt, including any guarantee agreements, pledge and collateral agreements, intercreditor agreements, subordination agreements, fee letters, and other security documents.

“Term Loan Facility” means that certain prepetition senior secured term loan facility provided for under the Credit Agreement in the original aggregate principal amount of $1.74 billion by and between certain of the Debtors as obligors or guarantors and the lenders thereto.

“Term Loan Claims” means any Claim against a Debtor arising under, derived from, based on, or related to the Term Loan Credit Facility provided for in the Credit Agreement.

“Term Sheets” means, collectively, the terms sheets attached as exhibits to this Agreement, including the Restructuring Term Sheet.

“Termination Date” means the date on which termination of this Agreement as to a Party is effective in accordance with Sections 13.01, 13.02, 13.03, or 13.04.

“Transfer” means to sell, pledge, assign, transfer, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales or other transactions).

“Transfer Agreement” means an executed form of the transfer agreement providing, among other things, that a transferee is bound by the terms of this Agreement and substantially in the form attached hereto as Exhibit D.

“Trustees” means, collectively, any indenture trustee, collateral trustee, or other trustee or similar entity under the Senior Notes Indentures.

“Virtual Separation” has the meaning set forth in the Restructuring Term Sheet.

12

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1998 or any similar state, local or foreign Law which calls for advance notification, wage or benefits continuation in the event of layoffs, closure or all or part of a business or operation, or relocation of work.

1.02.       Interpretation.  For purposes of this Agreement:

(a)          in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender;

(b)          capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c)        unless otherwise specified, any reference herein to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d)         unless otherwise specified, any reference herein to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, supplemented, or otherwise modified from time to time; provided, that any capitalized terms herein which are defined with reference to another agreement, are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the date hereof;

(e)          unless otherwise specified, all references herein to “Sections” are references to Sections of this Agreement;

(f)           the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g)          captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h)          references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

(i)           the use of “include” or “including” is without limitation, whether or not they are in fact followed by those words or words of like import; and

(j)           the use of “writing,” written” and comparable terms refer to printing, typing, and other means of reproducing words (including electronic media) in a visible form.

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Section 2.           Effectiveness of this Agreement.  This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Time, on the Agreement Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a)          each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to the Noteholder Groups Counsels;

(b)          holders of at least sixty-six and two-thirds percent (66.67%) of the aggregate outstanding principal amount of Senior Notes shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties;

(c)          all of the accrued and outstanding, reasonable and documented fees, costs, and expenses of the following advisors shall have been paid in full and in cash: (i) Akin, (ii) Altman, (iii) Ducera, (iv) Houlihan, (v) Milbank, and (vi) October Three; and

(d)         counsel to the Company Parties shall have given notice to the Noteholder Groups Counsels in the manner set forth in Section 15.10 of this Agreement (by email or otherwise) that the other conditions to the Agreement Effective Date set forth in this Section 2 have been satisfied or waived in accordance with this Agreement.

Section 3.             Definitive Documents.

3.01.       The Definitive Documents governing the Restructuring Transactions shall include the following:  (A) the Plan (and any and all exhibits annexes and schedules thereto); (B) the Confirmation Order; (C) the Disclosure Statement and the other Solicitation Materials; (D) the Disclosure Statement Order; (E) all pleadings filed by the Company Parties in connection with the Chapter 11 Cases (or related orders), including the First Day Pleadings and all orders sought pursuant thereto; (F) the Plan Supplement; (G) the DIP Facility Documents; (H) the DIP Orders; (I) the Exit Facility Documents; (J) the Takeback Debt Documents; (K) the New Organizational Documents; (L) any key employee incentive plan or key employee retention plan; (M) all documentation with respect to any post-emergence management incentive plan, including the Management Incentive Plan; (N) any other disclosure documents related to the issuance of the New Common Stock; (O) any new material employment, consulting, or similar agreements; (P) any and all filings as may be required under the rules of the Federal Communications Commission (the “FCC”) and/or any state public utility commission (“PUC”) in connection with the Chapter 11 proceedings; and (Q) any and all other deeds, agreements, filings, notifications, pleadings, orders, certificates, letters, instruments or other documents reasonably desired or necessary to consummate and document the transactions contemplated by this Agreement or the Restructuring Transactions (including any exhibits, amendments, modifications, or supplements made from time to time thereto).

3.02.      The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion.  Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter or instrument related to the Restructuring Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 14.  Further, subject to and without limiting any additional consent or approval rights of the Parties specified elsewhere in this Agreement or in the Restructuring Term Sheet, the Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in form and substance reasonably acceptable to the Company Parties and the Required Consenting Noteholders; provided, that the New Organizational Documents shall be determined by and acceptable to the Required Consenting Noteholders in their sole discretion.

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Section 4.            Milestones.  The following Milestones shall apply to this Agreement unless extended or waived in writing by the Company Parties and the Required Consenting Noteholders; provided, however, that in the event that the Bankruptcy Court is unable to hear the Chapter 11 Cases or is otherwise inaccessible to the Company Parties for reasons related to COVID‑19, the Company Parties and the Required Consenting Noteholders agree to negotiate in good faith with respect to a reasonable extension of any of the following Milestones, as appropriate:

(a)          no later than one (1) Business Day after the Petition Date, the Debtors shall file with the Bankruptcy Court the DIP Motion (including the proposed Interim DIP Order) and the PNW Sale Assumption Motion;

(b)          no later than three (3) Business Days after the RSA Effective Date, the Debtors shall have used commercially reasonable efforts to deliver to the Consenting Noteholders the Debtors’ “base case” business plan;

(c)          no later than ten (10) Business Days after the RSA Effective Date, the Debtors shall have used commercially reasonable efforts to deliver to the Consenting Noteholders (i) the Debtors’ “reinvestment” sensitivity case and (ii) an alternative “reinvestment” sensitivity case for the Reorganized Debtors as set forth in the Restructuring Term Sheet;

(d)          no later than five (5) Business Days after the RSA Effective Date, the Finance Committee shall have commenced a selection process for the Reorganized Debtors with respect to certain key management positions;

(e)          no later than 8:00 a.m., prevailing Eastern Time April 15, 2020, the Debtors shall commence the Chapter 11 Cases and file the First Day Pleadings;

(f)          no later than five (5) Business Days after the Petition Date, the Company Parties shall file all applications or notifications related to entry into Chapter 11 proceedings as may be required under the rules of the FCC or any PUC, unless such applications and notifications are required to be filed on an earlier date under applicable law;

(g)          no later than fifteen (15) calendar days after the Petition Date, the Company Parties shall have used commercially reasonable efforts to commence evaluation of potential sales of assets (including identifying applicable specified markets to be considered for sale);

(h)          no later than thirty (30) calendar days after the Petition Date, the Debtors shall file with the Bankruptcy Court the Plan and Disclosure Statement and motion for approval of the Disclosure Statement and associated solicitation procedures with the Bankruptcy Court;

(i)           no later than three (3) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP Order;

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(j)           no later than forty-five (45) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Final DIP Order;

(k)          no later than ninety (90) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Disclosure Statement Order;

(l)           no later than three (3) Business Days after entry of the Disclosure Statement Order, the Solicitation Commencement Date shall have occurred;

(m)         no later than one hundred twenty (120) calendar days after the Petition Date, the Bankruptcy Court shall have entered the Confirmation Order;

(n)          no later than May 28, 2020, the “Closing Date” (as such term is defined in the PNW Purchase Agreement) shall have occurred;

(o)         no later than January 31, 2021, the Debtors shall have used commercially reasonable efforts to provide the following to the Consenting Noteholders: (i) new budgetary plan, as set forth in the Restructuring Term Sheet; and (ii) capital spending into fiber expansion and FTTx upgrades within the network;

(p)          no later than five (5) Business Days after the entry of the Confirmation Order by the Bankruptcy Court, the Company Parties shall have filed any and all applications and notifications that are necessary or required in connection with obtaining the applicable approvals of the FCC and, as applicable, any PUCs with respect to the Restructuring Transactions; and

(q)          no later than the Outside Date, all conditions to the occurrence of the Plan Effective Date shall have been either satisfied or waived in accordance with this Agreement and the Plan Effective Date shall have occurred.

Section 5.             Commitments of the Consenting Noteholders.

5.01.       General Commitments.

(a)          During the Agreement Effective Period, each Consenting Noteholder severally, and not jointly, agrees in respect of all of its Senior Notes Claims, to:

(i)          support the Restructuring Transactions as contemplated by, and within the timeframes outlined in, this Agreement and in the Definitive Documents;

(ii)         take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement;

(iii)        use commercially reasonable efforts to cooperate with and, subject to applicable Laws, assist the Company Parties, at the Company Parties’ sole cost and expense, in obtaining additional support for the Restructuring Transactions from the Company Parties’ other stakeholders;

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(iv)        give any notice, order, instruction, or direction to the applicable Agents/Trustees necessary to give effect to the Restructuring Transactions; and

(v)         negotiate in good faith and use commercially reasonable efforts to execute and implement the Definitive Documents that are consistent with this Agreement to which it is required to be a party.

(b)          During the Agreement Effective Period, each Consenting Noteholder severally, and not jointly, agrees in respect of all of its Senior Notes Claims subject to this Agreement that it shall not, directly or indirectly:

(i)          object to, delay, impede, or take any other action that is reasonably likely to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(ii)         propose, file, support, solicit, or vote for any Alternative Restructuring Proposal;

(iii)       file any motion, pleading, or other document with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement or the Plan; provided, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document;

(iv)       initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to the Chapter 11 Cases, this Agreement, or the other Restructuring Transactions contemplated herein against the Company Parties in violation of this Agreement other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement; provided, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document;

(v)         exercise, or direct any other Person to exercise, any right or remedy for the enforcement, collection, or recovery of any of the Senior Notes Claims against the Company Parties, including rights or remedies arising from or asserting or bringing any claims under or with respect to any Senior Notes Claims, but only to the extent such exercise is inconsistent with this Agreement or the Restructuring Transactions; provided, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document;

(vi)        object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located, or interfere with the automatic stay arising under section 362 of the Bankruptcy Code, but only to the extent such action is inconsistent with this Agreement or the Restructuring Transactions; provided, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document; or

(vii)       object to, delay, impede, or take any other action to interfere with the consummation of the PNW Sale and shall otherwise support and take all actions reasonably requested by the Company Parties to support and facilitate consummation of the PNW Sale.

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5.02.      Commitments with Respect to Chapter 11 Cases.

(a)         In addition to the obligations set forth in Section 5.01, during the Agreement Effective Period, each Consenting Noteholder that is entitled to vote to accept or reject the Plan pursuant to its terms, severally, and not jointly, agrees that it shall, subject to receipt by such Consenting Noteholder, whether before or after the commencement of the Chapter 11 Cases, of the Solicitation Materials:

(i)          vote each of its Senior Notes Claims to accept the Plan by delivering its duly executed and completed ballot accepting the Plan promptly following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials and the ballot;

(ii)         consent to and, if applicable, elect not to opt out of the releases set forth in the Plan by not objecting to such releases and timely delivering its duly executed and completed ballot(s) indicating such election; and

(iii)      not change, withdraw, amend, or revoke (or cause to be changed, withdrawn, amended, or revoked) any vote or election referred to in Section 5.02(a)(i) and Section 5.02(a)(ii) above; provided, that nothing in this Agreement shall prevent any Consenting Noteholder from changing, withholding, amending or revoking (or causing the same) its vote, election, or consent with respect to the Plan if this Agreement has been terminated in accordance with its terms with respect to such Consenting Noteholder.

(b)         During the Agreement Effective Period, each Consenting Noteholder, in respect of each of its Senior Notes Claims, severally, and not jointly, will not directly or indirectly object to, delay, impede, or take any other action in violation of this Agreement to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court to the extent such action is inconsistent with this Agreement or the Restructuring Transactions; provided, that nothing in this Agreement shall limit the right of any party hereto to exercise any right or remedy provided under this Agreement, the Confirmation Order, or any other Definitive Document.

(c)          During the Agreement Effective Period, each Consenting Noteholder agrees that it will not file, will oppose, and will not support any motion to appoint a trustee or examiner in one or more of the Chapter 11 Cases of any Company Party.

5.03.      Notwithstanding the foregoing, nothing in this Agreement shall require any Consenting Noteholder to (a) incur any expenses, liabilities or other obligations, or agree to any commitments, undertakings, concessions, indemnities or other arrangements that could result in expenses, liabilities, or other obligations to any Consenting Noteholder or its Affiliates; or (b) provide any information that it reasonably determines to be sensitive or confidential.  Notwithstanding the immediately preceding sentence, nothing in this Section 5.03 shall serve to limit, alter, or modify any Consenting Noteholder’s express obligations under the terms of this Agreement.

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Section 6.             Additional Provisions Regarding the Consenting Noteholders’ Commitments.  Notwithstanding anything contained in this Agreement, nothing in this Agreement shall: (a) affect the ability of any Consenting Noteholder to consult with any other Consenting Noteholder, the Company Parties, or any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee); (b) impair or waive the rights of any Consenting Noteholder to assert or raise any objection permitted under this Agreement in connection with the Plan or the Restructuring Transactions; (c) prevent any Consenting Noteholder from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement; or (d) constitute a commitment to, or obligate any of the Consenting Noteholders to, provide any new financing or credit support.

Section 7.            Commitments of the Company Parties.

7.01.       Affirmative Commitments.  Except as set forth in Section 8, during the Agreement Effective Period, the Company Parties agree to:

(a)          support and take all steps reasonably necessary and desirable to consummate the Restructuring Transactions in accordance with this Agreement (including the Restructuring Term Sheet and the Milestones);

(b)          support and take all steps reasonably necessary and desirable to obtain entry of the Interim DIP Order, the Final DIP Order, the Disclosure Statement Order and the Confirmation Order;

(c)          to the extent any legal or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring Transactions contemplated herein, support and take all steps reasonably necessary and desirable to address any such impediment;

(d)        use commercially reasonable efforts to obtain any and all required governmental, regulatory and/or third-party approvals (including, as applicable, Bankruptcy Court approvals and approvals of the FCC and, as applicable, PUCs) for the Restructuring Transactions, including (i) promptly commence any required regulatory approval processes, including (x) cooperate in the preparation and prosecution of any required notices and applications with the FCC and PUCs and (y) oppose any petitions to deny or other pleadings or objections filed with respect to such notices and applications, (ii) evaluate in cooperation and coordination with the Consenting Noteholders’ advisors, the path to approval by jurisdiction, (iii) seek any required approvals from the FCC, public utilities commissions, and other applicable regulatory bodies with respect to the Restructuring Transactions, and, where prior approval is not required, provide any required notifications to the FCC, public utilities commissions, and other applicable regulatory bodies with respect to the Restructuring Transactions, and (iv) provide regular progress reports with respect to regulatory approval processes; provided, that any agreements with or commitments to the FCC or any PUCs, including any decision to accept and/or not to oppose any proposed material conditions or limitations on any such required approvals, shall require the prior approval of the Required Consenting Noteholders, not to be unreasonably withheld;

(e)          confer and consult with the Required Consenting Noteholders with regard to material decisions in respect of negotiations with the IRS, the PBGC, or any labor union;

(f)          negotiate in good faith and use commercially reasonable efforts to execute and deliver the Definitive Documents and any other required agreements to effectuate and consummate the Restructuring Transactions as contemplated by this Agreement;

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(g)          use commercially reasonable efforts to seek additional support for the Restructuring Transactions from their other material stakeholders to the extent reasonably prudent;

(h)         (i) provide the Noteholder Groups Counsels draft copies of (x) all First Day Pleadings three (3) days in advance of the Petition Date and (y) any other motions, documents and other pleadings materially affecting any Consenting Noteholder that the Company Parties intend to file with the Bankruptcy Court, as applicable, three (3) days in advance of the filing thereof to the extent reasonably practicable and, if not reasonably practicable, as soon as reasonably practicable but in any event in advance of filing thereof, and (ii) without limiting any approval rights set forth in this Agreement, consult in good faith with the Noteholder Groups Counsels, as applicable, regarding any comments to draft copies provided pursuant to sub-clause (i);

(i)          pay in full and in cash all of the accrued reasonable and documented fees, costs, and expenses of the professionals and other advisors retained by the Noteholder Groups, including such fees, costs, and expenses of (i) Akin, (ii) Altman, (iii) Ducera, (iv) Houlihan, (v) Milbank,  (vi) October Three and (vii) the Compensation Consultant, and continue to pay such amounts as they come due and seek to pay such ongoing fees, costs, and expenses in connection with the Final DIP Order or other such appropriate order;

(j)         (i) operate the business of the Company Parties in the ordinary course of business in a manner that is consistent with this Agreement and past practices, and use commercially reasonable efforts to preserve intact the Company Parties’ business organization and relationships with third parties (including lessors, licensors, content providers, suppliers, distributors, customers and governmental and regulatory authorities (including the FCC and PUCs) and employees, (ii) keep the Consenting Noteholders and the Noteholder Representatives reasonably informed about the operations of the Company Parties, (iii) provide the Consenting Noteholders and the Noteholder Representatives any information reasonably requested regarding the Company Parties and provide, and direct the Company Parties’ employees, officers, advisors and other representatives to provide, to the Noteholder Representatives (A) reasonable access during normal business hours on reasonable advance notice to the Company Parties’ representatives and without disruption to the operation of the Company Parties’ business, (B) reasonable access to the management and advisors of the Company Parties on reasonable advance notice to such persons and without disruption to the operation of the Company Parties’ business for the purposes of evaluating the Company Parties’ assets, liabilities, operations, businesses, finances, strategies, prospects and affairs and (C) such other information as reasonably requested by the Consenting Noteholders or the Noteholder Representatives, (iv) promptly notify the Consenting Noteholders of any material governmental or third party complaints, litigations, inquires, orders to show cause, cease and desist orders, notices of violation, notice of apparent liability, orders of forfeiture, investigations, or hearings (or communications indicating that any of the foregoing is contemplated or threatened) (the parties acknowledge and agree that any written filings by, before, or with the FCC or any PUC in which the Company Parties are seeking regulatory approval to emerge from bankruptcy is deemed material for purposes of this Section 7.01(j)(iv)), and (v) cooperate in good faith to structure the Restructuring Transactions in a tax efficient manner, including as a “Bruno’s transaction” in accordance with Restructuring Term Sheet, and use commercially reasonable efforts to analyze additional asset-level information, and, as appropriate, evaluate potential alternative value-maximizing structures, including REIT structures; provided, that, notwithstanding the foregoing, the Company shall not be required to (1) permit any inspection, or to disclose any information, that in the reasonable judgment of the Company, would cause the Company to violate its respective obligations with respect to confidentiality to a third party if the Company used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure, (2) to disclose any legally privileged information of the Company, or (3) to violate applicable Law;

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(k)          cooperate and consult with the Consenting Noteholders with respect to the development and adoption of the Company Parties’ RDOF bidding framework and strategy (including the terms of and submission of any RDOF bid);

(l)           cooperate and consult with the Consenting Noteholders with respect to the development and adoption of the Company Parties’ business plan, including any business plans contemplated by the Restructuring Term Sheet and with respect to the Virtual Separation; provided, that (x) the Company Parties’ business plan shall be acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders, (y) the allocations of state operations with respect to the Virtual Separation shall be reasonably acceptable to the Required Consenting Noteholders and (z) the contents of the Disclosure Statement regarding the preparatory work for each business plan and scenario shall be reasonably acceptable to the Required Consenting Noteholders; provided, further, that the Debtors shall bear no obligation to attest to the Debtors’ management team’s view of reasonableness for either sensitivity case if sufficient preparatory work has not been conducted as of the date on which the Disclosure Statement is filed;

(m)         timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (i) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (ii) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (iii) dismissing the Chapter 11 Cases;

(n)          timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order modifying or terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a plan of reorganization, as applicable;

(o)         provide responsive information to, and confer with, the Consenting Noteholders regarding potential cost savings and concessions with respect to the Company Parties’ pension/OPEB plans on the terms and subject to the conditions set forth in the Restructuring Term Sheet; and

(p)        the Board shall not alter or amend its prior determination that the Restructuring Transactions, the entry into this Agreement, the approval of the Plan, the entry into the Definitive Documents, and the consummation of the Restructuring Transactions and the other transactions contemplated by the Plan and the Definitive Documents are “Exempt Transactions” as defined in the NOL Rights Plan.

7.02.      Negative Commitments.  Except as set forth in Section 8 or with the prior written consent of the Required Consenting Noteholders, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly, and shall cause their respective subsidiaries not to:

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(a)          object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Restructuring Transactions;

(b)          take any action that is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation and consummation of the Restructuring Transactions described in this Agreement or the Plan;

(c)          modify the Plan, in whole or in part, to reflect terms that are not consistent with this Agreement in all material respects;

(d)         file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is not materially consistent with this Agreement (including the consent rights of the Consenting Noteholders set forth herein as to the form and substance of such motion, pleading, or other Definitive Document) or the Plan;

(e)          sell (including any sale leaseback transaction), lease, mortgage, pledge, grant, or incur any encumbrance on, or otherwise Transfer, any properties or assets of the Company Parties, including any Equity Interests, other than (i) sales or disposals of properties or assets in the ordinary course of business, (ii) the Florida Sale Leaseback Transaction, or (ii) the PNW Sale;

(f)          purchase, lease, or otherwise acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any assets or properties, other than in the ordinary course of business;

(g)         (i) enter into any merger with or into, or consolidation or amalgamation with, any other Person, other than in the ordinary course of business, (ii) permit any other Person to enter into any merger with or into, or consolidation or amalgamation with, it, other than in the ordinary course of business, or (iii) enter into any joint venture, partnership, sharing of profits or other similar arrangement involving co-investment between a Company Party or subsidiary thereof and any other Person, other than in the ordinary course of business;

(h)         split, combine, or reclassify any of their respective Equity Interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property, or otherwise material with respect to any of their respective Equity Interests; provided, that nothing in this Section 7.02(h) shall apply to those certain dividends, distributions, and other payments described in Section 5.01(iv)(A)–(B) of the PNW Sale Agreement; or

(i)           take action with respect to any of the actions set forth on Schedule 7.02(i) (the “Specified Material Actions”) absent prior consultation with, and prior reasonable consent of, the Required Consenting Noteholders.

Section 8.             Additional Provisions Regarding Company Parties’ Commitments.

8.01.      Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with counsel, to take any action or to refrain from taking any action with respect to the Restructuring Transactions to the extent taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 8 shall not constitute a breach of this Agreement (other than a failure to comply with this Section 8); provided, that the Company Parties shall notify the Consenting Noteholders in writing promptly in the event of any such determination (and in any event no later than twenty-four (24) hours following such determination).

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8.02.      Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 8.01, each Company Party and their respective directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the rights to:

(a)          consider and respond to Alternative Restructuring Proposals;

(b)          provide access to non-public information concerning any Company Party to any Entity or enter into Confidentiality Agreements or nondisclosure agreements with any Entity;

(c)          maintain or continue discussions or negotiations with respect to Alternative Restructuring Proposals; and

(d)         enter into or continue discussions or negotiations with holders of Claims against or Equity Interests in a Company Party (including any Consenting Noteholder), any other party in interest in the Chapter 11 Cases (including any official committee and the United States Trustee), or any other Entity regarding the Restructuring Transactions or Alternative Restructuring Proposals; provided, that the Company Parties shall (x) provide a copy of any written Alternative Restructuring Proposal (and notice of, and a written summary of, any oral Alternative Restructuring Proposal) within twenty-four (24) hours of the Company Parties’ or their advisors’ receipt of such Alternative Restructuring Proposal to the Noteholder Group Advisors  and (y) provide such information to the Noteholder Groups Counsels as reasonably requested by the Consenting Noteholders or as necessary to keep the Consenting Noteholders contemporaneously informed as to the status and substance of such discussions.

8.03.      Nothing in this Agreement shall:  (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Restructuring Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

8.04.       Incremental Payments.  The Incremental Payments shall be paid pursuant to the terms set forth in the Restructuring Term Sheet.

8.05.       Board Observers.  As of the Agreement Effective Date and until the Plan Effective Date, the Consenting Noteholders shall be entitled to designate two (2) observers to the Board pursuant to the terms set forth in the Restructuring Term Sheet.

8.06.      Management Selection Designees.  As of the Agreement Effective Date, the Consenting Noteholders shall be entitled to appoint two (2) designees, to assist the Finance Committee with the selection process provided for in Section 4(d), pursuant to the terms set forth in the Restructuring Term Sheet.

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Section 9.            Transfer of Interests and Securities.

9.01.      During the Specified Period, no Consenting Noteholder shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Senior Notes Claims to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless:

(a)          the authorized transferee is either (1) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (2) a non-U.S. person in an offshore transaction as defined under Regulation S under the Securities Act, (3) an institutional accredited investor (as defined in the Rules), or (4) a Consenting Noteholder;

(b)         either (i) the transferee executes and delivers to counsel to the Company Parties and to the Noteholder Groups Counsels, at or before the time of the proposed Transfer, a Transfer Agreement or (ii) the transferee is a Consenting Noteholder or an Affiliate thereof and the transferee provides notice of such Transfer (including the amount and type of any Senior Notes Claims Transferred) to counsel to the Company Parties and to the Noteholder Groups Counsels by the close of business on the second Business Day following such Transfer; and

(c)         with respect to the Transfer of any Equity Interests only, such Transfer shall not (i) violate the terms of any order entered by the Bankruptcy Court with respect to preservation of net operating losses or (ii) adversely affect the Company Parties’ ability to obtain the regulatory consents or approval necessary to effectuate the Restructuring Transactions.

9.02.      Upon compliance with the requirements of Section 9.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement to the extent of the rights and obligations in respect of such transferred Senior Notes Claims.  Any Transfer in violation of Section 9.01 shall be void ab initio.

9.03.      This Agreement shall in no way be construed to preclude the Consenting Noteholders from acquiring additional Senior Notes Claims or other Claims or Interests (or any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in any Senior Notes Claims or other Claims or Interests; provided, that (a) such additional Senior Notes Claims shall automatically and immediately upon acquisition by a Consenting Noteholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or to the Noteholder Groups Counsels), other than with respect to any Senior Notes Claims acquired by a Consenting Noteholder in its capacity as a Qualified Marketmaker and (b) such Consenting Noteholder must provide notice of any acquisition of Senior Notes Claims (including the amount and type of such acquisition) to counsel to the Company Parties within two (2) Business Days of such acquisition.

9.04.       This Section 9 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Noteholder to Transfer any of its Senior Notes Claims.  Notwithstanding anything to the contrary herein, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

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9.05.      Notwithstanding Section 9.01, a Qualified Marketmaker that acquires any Senior Notes Claims with the purpose and intent of acting as a Qualified Marketmaker for such Senior Notes Claims shall not be required to execute and deliver a Transfer Agreement in respect of such Senior Notes Claims if (i) such Qualified Marketmaker subsequently transfers such Senior Notes Claims (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an Affiliate, affiliated fund, or affiliated entity with a common investment advisor; (ii) the transferee otherwise is a Permitted Transferee under Section 9.01; and (iii) the Transfer otherwise is a Permitted Transfer under Section 9.01.  To the extent that a Consenting Noteholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Senior Notes Claims that the Qualified Marketmaker acquires from a holder of the Senior Notes Claims who is not a Consenting Noteholder without the requirement that the transferee be a Permitted Transferee.

9.06.      Notwithstanding anything to the contrary in this Section 9, the restrictions on Transfer set forth in this Section 9 shall not apply to the grant of any liens or encumbrances on any claims and interests in favor of a bank or broker-dealer holding custody of such claims and interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such claims and interests.

9.07.      The Company Parties will provide notice of any Transfer Agreement received pursuant to Section 9.01(b)(i) (which notice shall include the amount and type of Senior Notes Claims Transferred pursuant to such Transfer Agreement) to the Noteholder Groups Counsels by the later of (i) close of business on the second Business Day following the effective date of such Transfer Agreement and (ii) the close of business on the second Business Day after the Company Parties receive notice of any such Transfer Agreement.

Section 10.           Representations and Warranties of Consenting Noteholders. Each Consenting Noteholder severally, and not jointly, represents and warrants that, as of the date such Consenting Noteholder executes and delivers this Agreement and as of the Plan Effective Date:

(a)          it is the beneficial or record owner of the face amount of the Senior Notes Claims or is the nominee, investment manager, or advisor for beneficial holders of the Senior Notes Claims reflected in, and, having made reasonable inquiry, is not the beneficial or record owner of any Senior Notes Claims other than those reflected in, such Consenting Noteholder’s signature page to this Agreement, a Joinder or a Transfer Agreement, as applicable (as may be updated pursuant to Section 9);

(b)          it has the full power and authority to act on behalf of, vote and consent to matters concerning, such Senior Notes Claims, as contemplated by this Agreement and subject to applicable Law;

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(c)         such Senior Notes Claims are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would materially and adversely affect in any way such Consenting Noteholder’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d)          it has the full power to vote, approve changes to, and transfer all of its Senior Notes Claims referable to it as contemplated by this Agreement and subject to applicable Law; and

(e)         solely with respect to holders of Senior Notes Claims, (i) it is either (A) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (B) not a U.S. person (as defined in Regulation S of the Securities Act), or (C) an institutional accredited investor (as defined in the Rules), and (ii) any securities acquired by the Consenting Noteholder in connection with the Restructuring Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

Section 11.           Representations and Warranties of Company Parties.  Each Company Party severally, and not jointly, represents and warrants that, as of the date such Company Party executes and delivers this Agreement:

(a)          entry into this Agreement is consistent with the exercise of such Company Party’s fiduciary duties;

(b)          the Board has determined that  the entry into this Agreement, the approval of the Plan, the entry into the Definitive Documents, and the consummation of the Restructuring Transactions and the other transactions contemplated by the Plan and the Definitive Documents are “Exempt Transactions” as defined in the NOL Rights Plan; and

(c)          except (i) as set forth in the March 20, 2020 litigation audit letter from Mark Nielsen to KPMG, (ii) as set forth in the reports and forms (including exhibits, schedules and information incorporated therein) filed with the United States Securities and Exchange Commission by Frontier as of the Execution Date, and (iii) matters not exceeding $2,000,000 individually or factually-related items involving lesser amounts that do not exceed $2,000,000 in the aggregate, there is no lawsuit, legal proceeding, administrative enforcement proceeding, arbitration proceeding or similar matter pending, or, to any Company Party’s knowledge, threatened, against any Company Party, any current or former director or officer of any Company Party (in his or her capacity as such) or any properties or assets of any Company Party.

Section 12.           Mutual Representations, Warranties and Covenants.

12.01.     Each of the Parties, severally, and not jointly, represents, warrants, and covenants to each other Party, as of the date such Party executed and delivers this Agreement, and as of the Plan Effective Date:

(a)          it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

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(b)         except as expressly provided in this Agreement, the Plan, and the Bankruptcy Code, no consent or approval is required by any other Person or entity in order for it to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c)         the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, conflict in any material respect with any Law or regulation applicable to it or with any of its articles of association, memorandum of association or other constitutional documents;

(d)         except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement and to effectuate the Restructuring Transactions contemplated by, and perform its respective obligations under, this Agreement; and

(e)          except as expressly provided by this Agreement, it is not party to any restructuring or similar agreements or arrangements, including cooperation agreements, with any other entity or Person with respect to Senior Notes Claims that have not been disclosed to all Parties to this Agreement.

Section 13.           Termination Events.

13.01.    Consenting Noteholder Termination Events.  This Agreement may be terminated, with respect to the Consenting Noteholders, by the Required Consenting Noteholders, by the delivery to the Company Parties of a written notice in accordance with Section 15.10 hereof upon the occurrence of the following events, unless waived:

(a)         the breach in any material respect by a Company Party of any of the representations, warranties, or covenants of the Company Parties set forth in this Agreement that remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Noteholders transmit a written notice in accordance with Section 15.10 of this Agreement detailing any such breach;

(b)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling, or order that (i) would reasonably be expected to prevent the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after such terminating Consenting Noteholders transmit a written notice in accordance with Section 15.10 of this Agreement detailing any such issuance; provided, that this termination right may not be exercised by any Party that sought or requested such ruling or order in contravention of any obligation set out in this Agreement;

(c)          the Bankruptcy Court enters an order denying confirmation of the Plan and such order remains in effect for five (5) Business Days after entry of such order;

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(d)          the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required Consenting Noteholders, not to be unreasonably withheld) (i) dismissing one or more of the Chapter 11 Cases of a Company Party, (ii) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (iii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iv) rejecting this Agreement;

(e)          the failure to meet any Milestone, which has not been waived or extended in a manner consistent with this Agreement, unless such failure is the result of any act, omission, or delay on the part of the terminating Consenting Noteholder in violation of its obligations under this Agreement;

(f)         any Company Party (i) files, waives, amends or modifies, or files a pleading seeking approval of any Definitive Document or authority to waive, amend or modify any Definitive Document (including any waiver of any term or condition therein) in a manner that is materially inconsistent with, or constitutes a material breach of, this Agreement (including with respect to the consent rights afforded the Consenting Noteholders under this Agreement), without the prior written consent of the Required Consenting Noteholders, (ii) withdraws the Plan without the prior consent of the Required Consenting Noteholders, or (iii) publicly announces its intention to take any such acts listed in the foregoing clause (i) or (ii), in the case of each of the foregoing clauses (i) through (iii), which remains uncured (to the extent curable) for five (5) Business Days after such terminating Consenting Noteholders transmit a written notice in accordance with Section 15.10 of this Agreement detailing any of the foregoing;

(g)         the Bankruptcy Court grants relief that is inconsistent with this Agreement, the Restructuring Term Sheet or the Plan (in each case, with such amendments and modifications as have been effected in accordance with the terms hereof); provided, that, in the event that treatment of a class of claims contemplates payment of cash interest at the non-default rate during the Chapter 11 Cases until repayment thereunder and/or no make whole, and the Company Parties are subject to litigation, threatened litigation, or otherwise as a result of such treatment, this Agreement may not be terminated with respect to the Company Parties by the Required Consenting Noteholders on account of such litigation, threatened litigation, or otherwise pursuant to this Section 13.01(g); provided, further, that this Agreement may be terminated with respect to the Company Parties by the Required Consenting Noteholders if the Company Parties (a) take any position in any such litigation, threatened litigation, or other dispute that is materially inconsistent with this Agreement or (b) enter into any settlement of any such litigation, threatened litigation, or other dispute that is not reasonably acceptable to the Required Consenting Noteholders;

(h)          any Company Party files, proposes, or otherwise supports any plan of liquidation, asset sale of all or substantially all of a Company Party’s assets or plan or reorganization other than the Plan;

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(i)         a Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership or similar law now or hereafter in effect, except as provided for in this Agreement, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition, (iii) applies for or consents to the appointment of a receiver, administrator, administrative receiver, trustee, custodian, sequestrator, conservator or similar official for a Company Party or for a substantial part of a Company Party’s assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment or arrangement for the benefit of creditors or (vi) takes any corporate action for the purpose of authorizing any of the foregoing; or

(j)          the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal (including as contemplated by Section 8.02).

13.02.     Company Party Termination Events.  Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 15.10 of this Agreement upon the occurrence of any of the following events:

(a)         the breach in any material respect by Consenting Noteholders holding an amount of Senior Notes that would result in non-breaching Consenting Noteholders holding less than two-thirds (2/3) of the aggregate outstanding principal amount of the Senior Notes, which breach remains uncured by such breaching Consenting Noteholder (to the extent curable) for five (5) Business Days after the terminating Company Parties transmit a written notice in accordance with Section 15.10 of this Agreement detailing any such breach;

(b)         the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with counsel, (i) that proceeding with any of the Restructuring Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Restructuring Proposal;

(c)         the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Restructuring Transactions and (ii) remains in effect for ten (10) Business Days after such terminating Company Party transmits a written notice in accordance with Section 15.10 of this Agreement detailing any such issuance; provided, that, this termination right shall not apply to or be exercised by any Company Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement; or

(d)          the Bankruptcy Court enters an order denying confirmation of the Plan.

13.03.     Mutual Termination.  This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following:  (a) the Required Consenting Noteholders; and (b) each Company Party.

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13.04.     Automatic Termination.  This Agreement shall terminate automatically without any further required action or notice immediately after the occurrence of: (i) the Plan Effective Date or (ii) the Outside Date if the Plan Effective Date has not occurred by such Outside Date.

13.05.     Effect of Termination.  After the occurrence of a Termination Date as to a Party, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring Transactions or otherwise, that it would have been entitled to take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action.  Upon the occurrence of a Termination Date prior to the Confirmation Order being entered by a Bankruptcy Court, any and all consents, agreements, undertakings, tenders, waivers, forbearances, votes or ballots tendered by the Parties subject to such termination before a Termination Date shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring Transactions and this Agreement or otherwise; provided, that any Consenting Noteholder withdrawing or changing its vote pursuant to this Section 13.05 shall promptly provide written notice of such withdrawal or change to each other Party to this Agreement and, if such withdrawal or change occurs on or after the Petition Date, file notice of such withdrawal or change with the Bankruptcy Court.  Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Noteholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date.  Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and reserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Noteholder, and (b) any right of any Consenting Noteholder, or the ability of any Consenting Noteholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or Consenting Noteholder.  No purported termination of this Agreement shall be effective under this Section 13.05 or otherwise if the Party seeking to terminate this Agreement is then in material breach of this Agreement, except a termination pursuant to Section 13.01(j), Section 13.02(b), or Section 13.02(d).  Nothing in this Section 13.05 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 13.02(b).

Section 14.          Amendments and Waivers.

(a)          This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 14.

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(b)         This Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived, in a writing signed by:  (1) each Company Party, and (2) the Required Consenting Noteholders; provided, that if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on (a) any of the Senior Notes Claims held by a Consenting Noteholder or (b) any individual Consenting Noteholder, as compared to similarly situated Consenting Noteholders, then the consent of each such affected Consenting Noteholder shall also be required to effectuate such modification, amendment, waiver, or supplement; provided, further, that (i) any modification, amendment, or supplement to the definition of “Outside Date” shall not be binding on any Consenting Noteholder that has not provided its prior written consent to such amendment, (ii) any modification, amendment, or supplement to the definition of “Required Consenting Noteholders” shall require the prior written consent of each Consenting Noteholder, and (iii) any modification, amendment, or supplement to Section 13.04 hereof shall require the prior written consent of each Consenting Noteholder.

(c)          Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 14 shall be ineffective and void ab initio.

(d)         The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any Party to exercise, and no delay in exercising, any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power, or remedy by such Party preclude any other or further exercise of such right, power, or remedy or the exercise of any other right, power, or remedy.  All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 15.           Miscellaneous.

15.01.     Acknowledgment.  Notwithstanding any other provision herein, this Agreement is not and shall not be deemed to be an offer with respect to any securities or solicitation of votes for the acceptance of a plan of reorganization for purposes of sections 1125 and 1126 of the Bankruptcy Code or otherwise.  Any such offer or solicitation will be made only in compliance with all applicable securities Laws, provisions of the Bankruptcy Code, and/or other applicable Law.

15.02.    Exhibits Incorporated by Reference; Conflicts.  Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules.  In the event of any inconsistency between this Agreement (without reference to the exhibits, annexes, and schedules hereto) and the exhibits, annexes, and schedules hereto, this Agreement (without reference to the exhibits, annexes, and schedules thereto) shall govern.

15.03.    Further Assurances.  Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, or as may be required by order of the Bankruptcy Court, from time to time, to effectuate the Restructuring Transactions, as applicable; provided, that this Section 15.03 shall not limit the right of any party hereto to exercise any right or remedy provided for in this Agreement (including the approval rights set forth in Section 3.02).  The Parties shall cooperate with each other in good faith and shall coordinate their activities (to the extent practicable) in respect of all matters concerning the implementation and consummation of the Restructuring Transactions.

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15.04.     Complete Agreement.  Except as otherwise explicitly provided herein, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect thereto, other than any Confidentiality Agreement.

15.05.   GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM.  THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, to the extent possible, in the Bankruptcy Court, and solely in connection with claims arising under this Agreement:  (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court; (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (c) waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

15.06.    TRIAL BY JURY WAIVER.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15.07.    Execution of Agreement.  This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

15.08.    Rules of Construction.  This Agreement is the product of negotiations among the Company Parties and the Consenting Noteholders, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.  The Company Parties and the Consenting Noteholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

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15.09.    Successors and Assigns; Third Parties.  This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable.  There are no third party beneficiaries under this Agreement, and, except as set forth in Section 9, the rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Person or entity.

15.10.     Notices.  All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)          if to a Company Party, to:

Frontier Communications Corporation
401 Merritt 7
Norwalk, Connecticut 06851
Attention: Mark D. Nielsen, Executive Vice President, Chief Legal Officer, and Chief Transaction Officer
E-mail address:  mark.nielsen@ftr.com

with copies for information only (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention:   Stephen E. Hessler, P.C. and Patrick Venter
E-mail address:  stephen.hessler@kirkland.com
patrick.venter@kirkland.com

and

Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Attention:  Chad J. Husnick, P.C. and Benjamin M. Rhode
E-mail address:  chad.husnick@kirkland.com
benjamin.rhode@kirkland.com

(b)          if to a Consenting Noteholder, to the notice details identified on that Consenting Noteholder’s signature page to this Agreement or its Transfer Agreement, with a copy (which shall not constitute notice unless otherwise specified herein) to:

If represented by Akin:
Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, New York 10036
Attention: Ira S. Dizengoff, Philip C. Dublin, Naomi Moss, and Daniel I. Fisher
E-mail address:  idizengoff@akingump.com
pdublin@akingump.com
nmoss@akingump.com
dfisher@akingump.com

and

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If represented by Milbank:
Milbank LLP
55 Hudson Yards,
New York, New York 10001
Attention: Dennis F. Dunne, Samuel A. Khalil, and Michael W. Price
E-mail address:  ddunne@milbank.com
skhalil@milbank.com
mprice@milbank.com

Any notice given by delivery, mail, or courier shall be effective when received.

15.11.    Fees and Expenses.  The Company Parties shall pay and reimburse all reasonable and documented fees and expenses when due (including travel costs and expenses) and all outstanding and unpaid amounts incurred in connection with the Restructuring Transactions (including, for the avoidance of doubt, all reasonable and documented fees and expenses incurred prior to the date hereof) of the attorneys, accountants, other professionals, advisors, and consultants of the Noteholder Groups (whether incurred directly or on their behalf and regardless of whether such fees and expenses are incurred before or after the Petition Date), including the fees and expenses of:  (i) Akin, (ii) Altman, (iii) Ducera, (iv) Houlihan, (v) Milbank, (vi) October Three and (vii) the Compensation Consultant, including all amounts payable or reimbursable under applicable fee or engagement letters (including any success or transaction fees when earned) with the Company Parties (which agreements shall not be terminated by the Company Parties before the termination of this Agreement); provided, that the Company Parties shall not be obligated to pay any fees and expenses under this Section 15.11 to the extent such fees and expenses are incurred after the Termination Date. Subject to applicable law and applicable orders of the Bankruptcy Court, the occurrence of the Restructuring Transactions will be subject to the payment of the reasonable and documented fees and disbursements of Kirkland & Ellis LLP, Evercore Group L.L.C., FTI Consulting, Inc., and Communications Media Advisors, LLC, as advisors to the Company Parties, if any, in each case that are due and owing after receipt of applicable invoices consistent with any applicable engagement letters.

15.12.    Reservation of Rights.   After the termination of this Agreement pursuant to Section 13, the Parties each fully reserve any and all of their respective rights, remedies, claims, and interests, subject to Section 13 in the case of any claim for breach of this Agreement.  Further, nothing in herein shall be construed to prohibit any Party from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as such appearance and the positions advocated in connection therewith are consistent with this Agreement and the Plan and are not for the purpose of, and could not reasonably be expected to have the effect of, hindering, delaying or preventing the consummation of the Restructuring Transactions.

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15.13.     Independent Due Diligence and Decision Making.  Each Consenting Noteholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial, and other conditions, and prospects of the Company Parties.

15.14.    Enforceability of Agreement.  Each of the Parties to the extent enforceable waives any right to assert that the notice or exercise of termination rights under this Agreement is subject to the automatic stay provisions of the Bankruptcy Code, and expressly stipulates and consents hereunder to the prospective modification of the automatic stay provisions of the Bankruptcy Code for purposes of exercising notice and termination rights under this Agreement, to the extent the Bankruptcy Court determines that such relief is required.

15.15.    Waiver.  If the Restructuring Transactions are not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights.  This Agreement is a part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties hereto.  Nothing herein shall be deemed an admission of any kind.  Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

15.16.    Specific Performance.  It is understood and agreed by the Parties that money damages would be an insufficient remedy for any breach of this Agreement by any Party, and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of the Bankruptcy Court or other court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

15.17.    Several, Not Joint, Claims.  Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

15.18.    Severability and Construction.  If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

15.19.    Remedies Cumulative.  All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at Law or in equity shall be cumulative and not alternative, and the exercise of any right, power, or remedy thereof by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

15.20.    Capacities of Consenting Noteholders.  Each Consenting Noteholder has entered into this Agreement on account of all Senior Notes Claims that it holds (directly or through discretionary accounts that it manages or advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Senior Notes Claims.  Notwithstanding anything to the contrary herein, nothing in this Agreement shall require or prohibit any Consenting Noteholder from taking any action solely in its capacity as a holder of any Claims or Interests other than Senior Notes Claims.

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15.21.    Relationship Among Consenting Noteholders and the Company Parties.  None of the Consenting Noteholders shall have any fiduciary duty, any duty of trust or confidence in any form, or other duties or responsibilities to each other, any Consenting Noteholder, the Company Parties, or any of the Company Parties’ creditors or other stakeholders, including any holders of Senior Notes or Senior Notes Claims, and, other than as expressly set forth herein, there are no commitments among or between the Consenting Noteholders.  It is understood and agreed that any Consenting Noteholder may trade in any debt or equity securities of the Company Parties without the consent of the Company Parties or any other Consenting Noteholder, subject to applicable securities laws and this Agreement, including Section 9 hereof.  No prior history, pattern or practice of sharing confidences among or between any of the Consenting Noteholders and/or the Company Parties shall in any way affect or negate this understanding and agreement.  Nothing contained herein or in any other agreement referred to in this Agreement, and no action taken by any Consenting Noteholder pursuant hereto or thereto, shall be deemed to constitute the Consenting Noteholders as, and the Debtors acknowledges that the Consenting Noteholders do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Consenting Noteholders are in any way acting in concert or as a group, including, without limitation, with respect to any agreement, arrangement, or understanding with respect to acting together for the purpose of acquiring, holding, voting, or disposing of any equity securities of any Debtor or with respect to acting as a “group” within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, as amended. Each Consenting Noteholder confirms that it has independently participated in the negotiation of the transactions contemplated herein. Each Consenting Noteholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement and it shall not be necessary for any other Consenting Noteholder to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the transactions contemplated herein was solely in the control of the Debtors, not the action or decision of any Consenting Noteholder, and was done solely for the convenience of the Debtors and not because it was required or requested to do so by any Consenting Noteholder.

15.22.    Email Consents.  Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, pursuant to Section 3.01, Section 14, or otherwise, including a written approval by the Company Parties or the Required Consenting Noteholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

15.24.    Survival.  Notwithstanding (a) any Transfer of any Senior Notes Claims in accordance with Section 9 or (b) the termination of this Agreement in accordance with its terms, the agreements and obligations of the Parties in Section 13.05, Section 15, and the Confidentiality Agreements shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

36

15.25.     Publicity.  The Company Parties will submit to the Noteholder Groups Counsels all press releases, public filings, or public announcements, in each case, to be made by any of the Company Parties relating to this Agreement or the transactions contemplated hereby and any amendments thereof in advance of release and will consult with such counsel with respect to such communications.  Except as required by law or regulation or by any governmental or regulatory (including self-regulatory) authority, no Party or its advisors shall (a) use the name of any Consenting Noteholder in any public manner (including in any press release) or (b) disclose to any Person (including, for the avoidance of doubt, any other Consenting Noteholder), other than legal, accounting, financial and other advisors to the Company Parties, the principal amount or percentage of Senior Notes Claims, in each case, without such Consenting Noteholder’s prior written consent; provided, that (i) if such disclosure is required by law, subpoena, or other legal process or regulation or by any governmental or regulatory (including self-regulatory) authority, the disclosing Party shall afford the relevant Consenting Noteholder a reasonable opportunity to review and comment in advance of such disclosure if reasonably practicable and permitted by applicable law and shall take all reasonable measures to limit such disclosure to the extent permitted by applicable law and (ii) the foregoing shall not prohibit the public disclosure, including in connection with the Chapter 11 Cases, of the aggregate percentage or aggregate principal amount of Claims held by all the Consenting Noteholders collectively. Notwithstanding the foregoing, (x) any Party hereto may disclose the identities of the Parties hereto in any action to enforce this Agreement or in an action for damages as a result of any breaches hereof and (y) any Party hereto may disclose, to the extent expressly consented to in writing by a Consenting Noteholder, such Consenting Noteholder’s identity and individual holdings.

[Remainder of Page Intentionally Left Blank]

37

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

COMPANY PARTIES

By:	/s/ Mark D. Nielsen

Name: Mark D. Nielsen
Title: Executive Vice President, Chief Legal Officer, and Chief Transaction Officer

[Consenting Noteholder Signature Pages]

Schedule 7.02(i)

Specified Material Actions

1.
take any action or inaction that would result in a breach of the DIP Facility, including any failure to comply with the DIP Budget after giving effect to any variances and applicable cure provisions set forth in the DIP Budget or the DIP Facility Documents;

2.
take, adopt, or implement a material change to any Company Party’s or any of its subsidiaries’ sales strategy and/or other material operational changes with respect to any Company Party or any of its subsidiaries;

3.	develop and adopt the Company Parties’ RDOF bidding framework and strategy (or submission of any RDOF bid);

4.	select, retain, and/or appoint individuals to key management positions, including entry into any employment agreements or incentive arrangements;

5.
take, adopt, or implement a material change in the relationship with, or settlement with respect to, any material wholesale business counterparties of any Company Party or any of its subsidiaries, including any material amendment to a contract with respect to such counterparties;

6.
take, adopt, or implement any material action or position with respect to the IRS, the PBGC or any labor union of any Company Party or any of its subsidiaries other than in the ordinary course of business, including with respect to negotiations with the IRS, the PBGC or any labor union that are inconsistent with the Restructuring Term Sheet;

7.
(a) grant to any Service Provider any increase in base salary, wages, bonuses or other incentive compensation, other than in the ordinary course of business in connection with a new hire or promotion based on job performance and which, in the case of increases granted in connection with a promotion based on job performance, will not exceed $100,000 per individual and $1,000,000 in the aggregate (excluding any applicable annual merit-based increases provided in the ordinary course of business consistent with past practice), (b) grant to any Service Provider any new, or increase any existing, change in control, retention, severance or termination pay, (c) issue, deliver, sell, pledge, encumber or grant any equity or equity-based awards to any Service Provider, (d) fund any rabbi trust or similar arrangement or otherwise secure funding for any Benefit Plan or Benefit Agreement, (e) effectuate any plant closing, relocation of work, or mass layoff that would incur any liability or obligation under the WARN Act, or (f) grant or forgive any loans to any Service Provider (other than the grant of loans for travel and business expenses, in each case, in the ordinary course of business consistent with past practice, and which will not exceed $10,000 for any individual);

8.
make any change in any method of financial accounting or financial accounting practice, policy or procedure other than as may be appropriate to conform to changes in United States generally accepted accounting principles in effect from time to time (or any interpretation thereof) after the date hereof or as may be required by changes in applicable Law after the date hereof;

9.
assign, sell, lease, license, dispose, cancel, abandon, grant rights to or fail to renew, maintain or diligently pursue applications for, or defend, any rights with respect to any of the following:  (i) patents and patent applications, inventions, utility models and industrial designs, and all applications and issuances therefor, together with all reissuances, divisions, renewals, revisions, extensions, reexaminations, provisionals, continuations and continuations-in-part with respect thereto; (ii) trademarks, trade names, service marks, trade dress, taglines, social media identifiers and related accounts, brand names, logos and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals therefor; (iii) internet domain names and other computer identifiers; (iv) copyrights, applications and registrations therefor; (v) software; (vi) trade secrets, know-how, inventions, processes, procedures, databases, confidential business information and other proprietary information and rights; and (vii) all other intellectual property rights of any kind or nature;

10.
assign, transfer, lease, sub-lease, cancel, fail to renew or fail to extend any material certificates, licenses, permits, authorizations and approvals of or issued by any governmental authorities (including any certificates, licenses, permits, authorizations and approvals of or issued by the FCC or any PUCs (collectively, “Permits”)) or discontinue any service or operations that require prior regulatory approval for discontinuance;

11.
compromise, settle or agree to settle any claim, suit, action, hearing, litigation, administrative charge, investigation, arbitration or other material proceeding (whether civil, criminal, administrative, or investigative) in a manner which:  (i) constitute or result in injunctive relief or other non-monetary relief that would impose any restriction on the operations of the Company Parties or any of their subsidiaries (excluding any commitments in routine regulatory and/or compliance filings that result in immaterial process changes such as additional or modified ordinary course disclosure notices being required to be sent to customers); (ii) constitute a criminal violation; or (iii) result monetary liability in excess of $2,000,000, individually or in the aggregate with any related claims;

12.	enter into, renew, or modify, amend or waive in any material respect any material contract, in each case, other than in the ordinary course of business consistent with past practice;

13.
except for any actions related to any consolidated tax returns, the effect of which is not material to the business of the Company Parties, (i) change any material tax election, tax practice or procedure, or tax accounting method, (ii) settle or compromise any material tax claim, audit or assessment, enter into any closing agreement under section 7121 of the Internal Revenue Code of 1986, as amended (or any similar provision of state, local or non-U.S. tax Law), (iii) consent to an extension or waiver of the limitation period applicable to any material tax claim or assessment (other than an ordinary course extension of time to file tax returns), (iv) file any material amended tax return (other than any tax returns with respect to sales tax or property tax amended in the ordinary course of business), (v) initiate any material voluntary tax disclosure or (vi) file or relinquish any claim for material tax refunds, in each to the extent such action would reasonably increase the tax liabilities of the Company Parties from and after the Plan Effective Date;

14.
enter into, or renew, any contract that restricts the ability of any Company Party or any of its subsidiaries to compete with, or conduct, any business or line of business in any geographic area, or that grants any counterparty any exclusive right or right of first refusal; or

15.	agree, authorize or commit, whether in writing or otherwise, to do any of the foregoing.

EXHIBIT A

Frontier Communications Corporation Affiliate Entities

Citizens Capital Ventures Corp.
Citizens Directory Services Company L.L.C.
Citizens Louisiana Accounting Company
Citizens Newcom Company
Citizens Newtel, LLC
Citizens Pennsylvania Company LLC
Citizens SERP Administration Company
Citizens Telecom Services Company L.L.C.
Citizens Telecommunications Company of California Inc.
Citizens Telecommunications Company of Idaho
Citizens Telecommunications Company of Illinois
Citizens Telecommunications Company of Minnesota, LLC
Citizens Telecommunications Company of Montana
Citizens Telecommunications Company of Nebraska
Citizens Telecommunications Company of Nebraska LLC
Citizens Telecommunications Company of Nevada
Citizens Telecommunications Company of New York, Inc.
Citizens Telecommunications Company of Oregon
Citizens Telecommunications Company of Tennessee L.L.C.
Citizens Telecommunications Company of the White Mountains, Inc.
Citizens Telecommunications Company of Utah
Citizens Telecommunications Company of West Virginia
Citizens Utilities Capital L.P.
Citizens Utilities Rural Company, Inc.
Commonwealth Communication, LLC
Commonwealth Telephone Company LLC
Commonwealth Telephone Enterprises LLC
Commonwealth Telephone Management Services, Inc.
CTE Holdings, Inc.
CTE Services, Inc.
CTE Telecom, LLC
CTSI, LLC
CU Capital LLC
CU Wireless Company LLC
Electric Lightwave NY, LLC
Evans Telephone Holdings, Inc.
Fairmount Cellular LLC
Frontier ABC LLC
Frontier California Inc.
Frontier Communications - Midland, Inc.
Frontier Communications - Prairie, Inc.

Frontier Communications - Schuyler, Inc.
Frontier Communications Corporate Services Inc.
Frontier Communications ILEC Holdings LLC
Frontier Communications Northwest Inc.
Frontier Communications of America, Inc.
Frontier Communications of Ausable Valley, Inc.
Frontier Communications of Breezewood, LLC
Frontier Communications of Canton, LLC
Frontier Communications of Delaware, Inc.
Frontier Communications of Depue, Inc.
Frontier Communications of Georgia LLC
Frontier Communications of Illinois, Inc.
Frontier Communications of Indiana, LLC
Frontier Communications of Iowa, LLC
Frontier Communications of Lakeside, Inc.
Frontier Communications of Lakewood, LLC
Frontier Communications of Michigan, Inc.
Frontier Communications of Minnesota, Inc.
Frontier Communications of Mississippi LLC
Frontier Communications of Mt. Pulaski, Inc.
Frontier Communications of New York, Inc.
Frontier Communications of Orion, Inc.
Frontier Communications of Oswayo River LLC
Frontier Communications of Pennsylvania, LLC
Frontier Communications of Rochester, Inc.
Frontier Communications of Seneca-Gorham, Inc.
Frontier Communications of Sylvan Lake, Inc.
Frontier Communications of the Carolinas LLC
Frontier Communications of the South, LLC
Frontier Communications of the Southwest Inc.
Frontier Communications of Thorntown, LLC
Frontier Communications of Virginia, Inc.
Frontier Communications of Wisconsin LLC
Frontier Communications Online and Long Distance Inc.
Frontier Communications Services Inc.
Frontier Directory Services Company, LLC
Frontier Florida LLC
Frontier Infoservices Inc.
Frontier Midstates Inc.
Frontier Mobile LLC
Frontier North Inc.
Frontier Security Company
Frontier Services Corp.
Frontier Southwest Incorporated
Frontier Subsidiary Telco LLC

Frontier Techserv, Inc.
Frontier Telephone of Rochester, Inc.
Frontier Video Services Inc.
Frontier West Virginia Inc.
GVN Services
Navajo Communications Co., Inc.
N C C Systems, Inc.
Newco West Holdings LLC
Ogden Telephone Company
Phone Trends, Inc.
Rhinelander Telecommunications, LLC
Rib Lake Cellular for Wisconsin RSA #3, Inc.
Rib Lake Telecom, Inc.
SNET America, Inc.
TCI Technology & Equipment LLC
The Southern New England Telephone Company
Total Communications, Inc.

EXHIBIT B

Restructuring Term Sheet

Frontier Communications Corporation et al.

Restructuring Term Sheet

April 14, 2020

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY EXCHANGE OR PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, SHALL BE MADE ONLY IN COMPLIANCE WITH SECTION 4(A)(2) OF THE SECURITIES ACT OF 1933 AND/OR SECTION 1145 OF THE BANKRUPTCY CODE AND APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE STATUTES, RULES, AND LAWS.

THIS TERM SHEET DOES NOT ADDRESS ALL MATERIAL TERMS THAT WOULD BE REQUIRED IN CONNECTION WITH ANY POTENTIAL RESTRUCTURING AND ANY AGREEMENT IS SUBJECT TO THE EXECUTION OF DEFINITIVE DOCUMENTATION CONSISTENT WITH THIS TERM SHEET AND OTHERWISE REASONABLY ACCEPTABLE TO THE REQUIRED CONSENTING NOTEHOLDERS AND THE COMPANY PARTIES (EACH AS DEFINED HEREIN) IN THE MANNER SET FORTH IN THE RSA.  THIS TERM SHEET HAS BEEN PRODUCED FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY AND IS SUBJECT TO RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND OTHER SIMILAR APPLICABLE STATE AND FEDERAL STATUTES, RULES, AND LAWS.  THIS TERM SHEET AND THE INFORMATION CONTAINED HEREIN ARE STRICTLY CONFIDENTIAL AND SHALL NOT BE SHARED WITH ANY OTHER PARTY WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY PARTIES AND THE REQUIRED CONSENTING NOTEHOLDERS.

This Term Sheet (including the annexes attached hereto, this “Term Sheet”) sets forth the principal terms of a financial restructuring (the “Restructuring”) of the existing debt of, existing equity interests in, and certain other obligations of Frontier Communications Corporation (“Frontier”) and certain of its direct and indirect subsidiaries1 (collectively with Frontier, the “Company Parties” or “Debtors”), through a pre-negotiated plan of reorganization (the “Plan”) to be filed by the Company Parties after commencing cases (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”).2  Following the occurrence of the Plan effective date (the “Plan Effective Date”), Frontier (or an entity formed to indirectly acquire substantially all of the assets and/or stock of the Debtors as may be contemplated by the Restructuring) shall be referred to herein as “Reorganized Frontier”.  This Term Sheet is for discussion purposes only, and is non-binding, and is not an express or implied offer with regard to the transactions described herein, and does not include all of the terms or conditions relating to such transactions.  Without limiting the generality of the foregoing, the terms contained herein are subject to, among other things, completion of due diligence and requisite internal approvals.  Any agreements with respect to the matters discussed herein shall be subject in all respects to the negotiation and execution of definitive documentation, including, without limitation, a restructuring support agreement (the “RSA”) among the Debtors and certain holders of unsecured notes (the “Consenting Noteholders”) issued by Frontier (the “Senior Notes”) including members of the (a) ad hoc group represented by Milbank LLP and Houlihan Lokey Capital, Inc. and (b) ad hoc group represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC ((a) and (b), the “Noteholder Committees”).  Nothing herein shall constitute or be construed as an admission of any fact or liability, and each statement contained herein is made without prejudice, solely for settlement purposes.

[1]	Applicable Debtors to be mutually agreed by Frontier and the Required Consenting Noteholders.

[2]	Capitalized terms used but not otherwise defined or referenced herein shall have the meanings ascribed to such terms as set forth in the RSA.

OVERVIEW
Implementation
No earlier than April 12, 2020 and no later than April 15, 2020, the Debtors will have commenced the Chapter 11 Cases.  Subject to the terms and conditions of the RSA (which shall include additional milestones, consent rights, and conditions not set forth in this Term Sheet), the Restructuring will be structured, implemented, and accomplished through the Plan and other definitive documentation to be consistent with this Term Sheet and otherwise reasonably acceptable to the Company Parties and the Required Consenting Noteholders[3]; provided, however, that the Company Parties and Required Consenting Noteholders agree that the Company Parties shall not be required to file a motion to assume for the RSA to be effectuated on or after the commencement of the Chapter 11 Cases.  No later than 120 calendar days after the Petition Date, the Company Parties shall obtain confirmation of the Plan, which shall, for the avoidance of doubt, be on terms consistent with the RSA and this Term Sheet.

Required Support
The effectiveness of the RSA shall occur upon execution of the RSA by the following parties (such date, the “RSA Effective Date”):

•     holders of at least sixty-six and two-thirds (66.67) percent of the aggregate outstanding principal amount of Senior Notes; and

•     the Company Parties.

TREATMENT OF CLAIMS AND INTERESTS[4]
Revolving Credit Facility[5]
To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility (as defined herein), paid in full on the Plan Effective Date.

•     To receive cash interest at non-default rate during the Chapter 11 Cases until repayment of the Revolving Credit Facility (as applicable).

[3]
“Required Consenting Noteholders” means, as of the relevant date, the Consenting Noteholders holding greater than 50.1% of the aggregate outstanding principal amount of Senior Notes that are subject to the RSA.

[4]
Wherever more than one potential treatment for a class of claims is contemplated (e.g., Revolving Credit Facility, 1L Term Loan, 1L Notes, 2L Notes), the Debtors’ election of specific treatment for claims (including any election to satisfy such claims prior to the Plan Effective Date) to be subject to the reasonable consent of the Required Consenting Noteholders.  Any adequate protection to be consistent with this Term Sheet and otherwise reasonable and customary and subject to the reasonable consent of the Required Consenting Noteholders.

For the avoidance of doubt, in the event that treatment of a class of claims contemplates payment of cash interest at the non‑default rate during the Chapter 11 Cases until repayment thereunder and/or no make whole, and the Company Parties are subject to litigation, threatened litigation, or otherwise as a result of such treatment, the RSA may not be terminated with respect to the Company Parties by the Required Consenting Noteholders on account of such litigation, threatened litigation, or otherwise; provided, that the RSA may be terminated with respect to the Company Parties by the Required Consenting Noteholders if the Company Parties (a) take any position in any such litigation, threatened litigation, or other dispute that is materially inconsistent with this Term Sheet or (b) enter into any settlement of any such litigation, threatened litigation, or other dispute that is not reasonably acceptable to the Required Consenting Noteholders.

Further, for the avoidance of doubt, although the RSA will require the Consenting Noteholders to support the treatments specified herein (including voting for the Plan when properly solicited) in their capacities as holders of Senior Notes, nothing shall preclude a Consenting Noteholder from asserting any rights in its capacity as a holder of other claims against or interests in the Company Parties.

[5]
If, prior to the commencement of the Chapter 11 Cases, the Company Parties agree to a proposed treatment for the holders of Revolving Credit Facility Claims that differs from the treatment stated in this Term Sheet, any Consenting Noteholder that objects to such treatment shall have the right, within 24 hours of notice by the professionals representing the Company Parties to the professionals representing the Noteholder Committees, to withdraw its executed signature page to the RSA.

1L Term Loan[6]
To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 1L Term Loan in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date.

•     To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 1L Term Loan (as applicable); no make whole.

1L Notes[7]
To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 1L Notes in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date.

•     To receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 1L Notes (as applicable); no make whole.

2L Notes
To the extent not already satisfied in full during the Chapter 11 Cases from the proceeds of the DIP Facility, paid in full on the Plan Effective Date or, solely in the event the Company Parties cannot procure financing on terms acceptable to the Company Parties and the Required Consenting Noteholders to repay the 2L Notes in full, reinstated pursuant to section 1124 of the Bankruptcy Code on the Plan Effective Date.

•    The Company Parties and the Required Consenting Noteholders shall mutually agree to one of the following forms of treatment:

o    to receive cash interest at non-default rate during the Chapter 11 Cases until repayment or reinstatement of the 2L Notes (as applicable); no make whole; or

o   no cash interest payments during the Chapter 11 Cases; to receive accrued non-default rate interest on the Plan Effective Date; no make whole.

[6]
If, prior to the commencement of the Chapter 11 Cases, the Company Parties agree to a proposed treatment for the holders of 1L Term Loan Claims that differs from the treatment stated in this Term Sheet, any Consenting Noteholder that objects to such treatment shall have the right, within 24 hours of notice by the professionals representing the Company Parties to the professionals representing the Noteholder Committees, to withdraw its executed signature page to the RSA.

[7]
If, prior to the commencement of the Chapter 11 Cases, the Company Parties agree to a proposed treatment for the holders of 1L Notes Claims that differs from the treatment stated in this Term Sheet, any Consenting Noteholder that objects to such treatment shall have the right, within 24 hours of notice by the professionals representing the Company Parties to the professionals representing the Noteholder Committees, to withdraw its executed signature page to the RSA.

Senior Notes[8]
On or as soon as reasonably practicable following the Plan Effective Date, each holder of Senior Notes will receive its pro rata share of:

•    100% of the common equity of Reorganized Frontier (the “New Common Stock”), subject to dilution by the Management Incentive Plan (as defined below);

•      The Takeback Debt (as defined below); and

•      Any Surplus Cash remaining after payments of the Incremental Payments as contemplated hereunder.[9]

Subsidiary Secured Notes
Reinstated pursuant to section 1124 of the Bankruptcy Code on or as soon as reasonably practicable following the Plan Effective Date.

•      To receive cash interest at non-default rate during the Chapter 11 Cases.

Subsidiary Unsecured Notes
Reinstated pursuant to section 1124 of the Bankruptcy Code on or as soon as reasonably practicable following the Plan Effective Date.

•      To receive cash interest at non-default rate during the Chapter 11 Cases.

Trade Claims/Other Unsecured Claims (other than Parent Litigation Claims)
To the extent not already satisfied during the Chapter 11 Cases, on or as soon as reasonably practicable following the Plan Effective Date, each holder of a Trade Claim or other unsecured claim (other than Parent Litigation Claims), if applicable, that is not a Senior Notes Claim or Subsidiary Unsecured Notes Claim will receive:

•      payment in full in cash;

•      reinstatement pursuant to section 1124 of the Bankruptcy Code; or

•    such other treatment rendering such Trade Claim/Other Unsecured Claim unimpaired, in each case set forth above, as reasonably acceptable to the Company Parties and the Required Consenting Noteholders.

Parent Litigation Claims
Unimpaired, provided that litigation-related claims against Frontier that would be subject to the automatic stay (except those subject to the police and regulatory exception) (the “Parent Litigation Claims”) will be allowed in an amount that does not exceed existing insurance coverage plus $25 million.  In the event the foregoing condition is not satisfied, treatment of Parent Litigation Claims to be acceptable to the Company Parties and the Required Consenting Noteholders.  During the Chapter 11 Cases, the Required Consenting Noteholders shall have consultation rights with respect to the settlement, disposition, and/or resolution of any material Parent Litigation Claims.  For the avoidance of doubt, the Parent Litigation Claims shall not include any litigation-related claims against any of Frontier’s direct or indirect subsidiaries.

[8]
Confirmation order to provide that, for determining distributions of New Common Stock, Takeback Debt, and Surplus Cash, the allowed amount of Senior Notes Claims shall be reduced on a dollar-for-dollar basis by the amount of Incremental Payments that are to be made on account of each series of Senior Notes on the Plan Effective Date.

[9]
“Surplus Cash” means the amount of unrestricted balance sheet cash in excess of $150 million on the Plan Effective Date as projected 30 days prior to the anticipated Plan Effective Date (in each case, estimated and calculated in a manner reasonably acceptable to the Company Parties and the Required Consenting Noteholders, including in respect of available net after-tax cash proceeds from the PNW Sale (as defined below) and less any deferred pension contribution payments, and any interest associated therewith, of the Company Parties under the CARES Act or applicable IRS/PBGC waiver, potential costs related to regulatory settlements, and other restructuring related payments due on the Plan Effective Date, including any required repayments of debt and the Incremental Payments (as defined below)); provided, the Company Parties shall use commercially reasonable best efforts to raise an $850 million Exit Facility (including seeking proposals from Consenting Noteholders), to be comprised of a revolving credit facility and/or other funded instrument, with any such proceeds expressly excluded from Surplus Cash; provided, further, that to the extent the Exit Facility commitment is below $850 million, the amount of Surplus Cash shall be reduced in an amount equal to the difference between $850 million and the actual Exit Facility commitment.  Further, for the avoidance of doubt, the Exit Facilities (as defined herein) shall remain undrawn as of the Plan Effective Date (excluding any required LCs).

Administrative, Priority Tax, Other Priority Claims, or Other Secured Claims
On or as soon as reasonably practicable following the Plan Effective Date, each holder of an Administrative, Priority Tax, Other Priority, or Other Secured Claim will receive:

•      payment in full in cash;

•      reinstatement pursuant to section 1124 of the Bankruptcy Code;

•     delivery of the collateral securing any such secured claim and payment of any interest required under section 506(b) of the Bankruptcy Code; or

•      such other treatment rendering such Administrative, Priority Tax, Other Priority, or Other Secured Claim unimpaired.

Intercompany Claims	On the Plan Effective Date, all Intercompany Claims shall be, at the option of Reorganized Frontier, either (a) reinstated or (b) cancelled without any distribution on account of such interests.

Existing Equity Interests in Frontier	No recovery.

OTHER KEY TERMS
Incremental Payments
Subject to the occurrence of the RSA Effective Date and acceptance of the Plan by the Senior Notes class, Frontier will make a cash payment on the Plan Effective Date (to the extent of available Excess Cash10) to each holder of Senior Notes (the “Incremental Payments”).  The Incremental Payments allocable to each holder of each series of Senior Notes shall be based on each such series’s pro rata share of the Incremental Payment Amount (as defined below).

“Incremental Payment Amount” means, with respect to each series of Senior Notes, (a) if the amount of Excess Cash is equal to or greater than the sum of all Series Accrued Amounts, the Series Accrued Amount for such series, (b) if the amount of Excess Cash is less than the sum of all Series Accrued Amounts but greater than zero, an amount equal to Excess Cash multiplied by the Series Ratable Share for such series, or (c) if Excess Cash is zero, zero.

[10]
“Excess Cash” means the amount of unrestricted balance sheet cash in excess of $150 million on the Plan Effective Date as projected 30 days prior to the anticipated Plan Effective Date (in each case, estimated and calculated in a manner reasonably acceptable to the Company Parties and the Required Consenting Noteholders, including in respect of available net after-tax cash proceeds from the PNW Sale (as defined below) and less any deferred pension contribution payments, and any interest associated therewith, of the Company Parties under the CARES Act or applicable IRS/PBGC waiver, potential costs related to regulatory settlements, and other restructuring related payments due on the Plan Effective Date, including any required repayments of debt but excluding the Incremental Payments).  For the avoidance of doubt, any Incremental Payments will be made from Excess Cash first prior to the determination of, and distribution of, any Surplus Cash.  Further, for the avoidance of doubt, the Exit Facilities shall remain undrawn as of the Plan Effective Date (excluding any required LCs).

“Series Accrued Amount” means, with respect to any series of Senior Notes, the Series Accrued Amount specified on Annex 2 with respect to such series of Senior Notes.

“Series Ratable Share” means, with respect to any series of Senior Notes, the Series Ratable Share specified on Annex 2 with respect to such series of Senior Notes.

Payment of the Incremental Payments shall be made to every holder of each series of Senior Notes in respect of the portion of the Series Accrued Amounts related to such holder’s holdings in such series of Senior Notes.  For the avoidance of doubt, for purposes of determining distributions of New Common Stock, Takeback Debt, and Surplus Cash, the allowed amount of Senior Notes Claims shall be reduced on a dollar-for-dollar basis by the amount of Incremental Payments that are to be made on the Plan Effective Date.

DIP Facility
The Debtors will use commercially reasonable best efforts to obtain commitments on the best available terms for a superpriority secured debtor-in-possession financing facility, with an option for conversion into an Exit Facility (as defined below) on the Plan Effective Date, on terms and conditions (including as to principal amount), in each case, reasonably acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders.  The proceeds of all or a portion of the DIP Facility may be used to repay some or all of the Debtors’ existing secured debt (i.e., the Revolving Credit Facility, the 1L Term Loan, the 1L Notes, and the 2L Notes).  To the extent not converted into an Exit Facility, DIP Claims will be paid in cash on the Plan Effective Date.

Exit Facilities
The Debtors will use commercially reasonable best efforts to obtain commitments on the best available terms for one or more third-party debt facilities to be entered into on the Plan Effective Date (the “Exit Facilities”).  The Exit Facilities shall be in an amount reasonably sufficient to facilitate Plan distributions and ensure incremental liquidity on the Plan Effective Date, and will otherwise be on terms and conditions (including as to amount) reasonably acceptable to the Debtors and reasonably acceptable to the Required Consenting Noteholders.

The Exit Facilities shall remain undrawn as of the Plan Effective Date (excluding any required LCs).

Takeback Debt
One or more of the reorganized Debtors will issue takeback debt (the “Takeback Debt”), solely for the purpose of distribution to each holder of Senior Notes pursuant to the Plan.  Unless otherwise agreed to by the Company Parties and the Required Consenting Noteholders, the terms of such Takeback Debt shall include:

•      Principal amount:  $750 million, subject to downward adjustment by Consenting Noteholders holding at least 66 2/3% of the aggregate outstanding principal amount of Senior Notes that are subject to the RSA (the “Determining Noteholders”), with such determination to be made no later than 30 days before the occurrence of the Plan Effective Date.

•      Interest rate:  (i) no more than 250 basis points higher than the interest rate of the next most junior secured debt facility to be entered into on the Plan Effective Date if the Takeback Debt is secured on a third lien basis or (ii) no more than 350 basis points higher than the interest rate of the most junior secured debt facility to be entered into on the Plan Effective Date if the Takeback Debt is unsecured.

•     Maturity:  No less than one year outside of the longest-dated debt facility to be entered into on the Plan Effective Date, subject to an outside maturity date of 8 years from the Plan Effective Date.

•     Security:  (i) to the extent the 2L Notes are reinstated under the Plan, the Takeback Debt will be third lien debt, or (ii) to the extent the 2L Notes are paid in full in cash during the pendency of the Chapter 11 Cases or under the Plan, the Company Parties and the Required Consenting Noteholders will agree on whether the Takeback Debt will be secured or unsecured within 3 business days of the Debtors’ delivery to the Consenting Noteholders of a term sheet for financing to repay the 2L Notes that contains terms and conditions reasonably acceptable to the Company Parties and the Required Consenting Noteholders; provided that such agreement will be binding in the event the 2L Notes are refinanced on substantially similar terms; provided, further, that in the event the Takeback Debt is third lien debt, a standard intercreditor agreement shall be executed and delivered by the relevant parties in conjunction with the execution and delivery of any third-lien debt documents.  For the avoidance of doubt, the Debtors will exercise commercially reasonable best efforts to obtain financing to repay the 2L Notes on terms and conditions reasonably acceptable to the Company Parties and the Required Consenting Noteholders.

•      Additional Terms:

o   All other terms including, without limitation, covenants and governance, shall be reasonably acceptable to the Company Parties and the Required Consenting Noteholders; provided that in no event shall such terms be more restrictive than those in the indenture for the 2L Notes.

o   Any terms may be modified subject to consent by the Company Parties and the Required Consenting Noteholders; provided, that as noted above, downward adjustment of principal amount shall require consent of the Company Parties and the Determining Noteholders.

o    The Takeback Debt may be replaced with cash proceeds of third-party market financing that becomes available prior to the Plan Effective Date; provided that the third-party market financing shall contain terms no worse than those contemplated for the Takeback Debt.

Pension/OPEB
The Company Parties and the Consenting Noteholders shall confer regarding potential cost savings and concessions under the Company Parties’ pension/OPEB plans and determine in good faith whether to pursue further concessions; provided, that from and after the RSA Effective Date, the Finance Committee of the Board, in consultation with the Required Consenting Noteholders, shall be charged with overseeing and making decisions on behalf of the Company Parties with respect to any negotiations regarding the “freeze” of the Company Parties’ pension/OPEB plans.

Business Plan
The Restructuring contemplates the development and implementation of a business plan for Reorganized Frontier that is consistent with this Term Sheet and otherwise acceptable to the Company Parties and reasonably acceptable to the Required Consenting Noteholders.

The Debtors shall solicit a Disclosure Statement containing go-forward financial projections for: (a) the Debtors’ “base case” business plan; (b) the Debtors’ “reinvestment” sensitivity case; and (c) an alternative “reinvestment” sensitivity case that will be delivered to the Consenting Noteholders by the RSA Effective Date.  The contents of the Disclosure Statement shall provide appropriate disclosures regarding the preparatory work for each business plan and scenario and otherwise be reasonably acceptable to the Required Consenting Noteholders; provided, that the Debtors shall bear no obligation to attest to the Debtors’ management team’s view of reasonableness for either sensitivity case if sufficient preparatory work has not been conducted as of the date on which the Disclosure Statement is filed.

The analyses contained in the Debtors’ “reinvestment” sensitivity case shall be premised on the following:

•      Material de-leveraging of the balance sheet;

•     Modernization of network, systems and operations, and improved quality of service for consumer, commercial and wholesale customers;

•      Reinvestment of capital into fiber expansion and FTTx upgrades with IRR profiles that are viewed as acceptable to Company Parties; and

•      Opportunistic participation in next generation of government subsidies for rural broadband (“RDOF” program).

The Debtors will use commercially reasonable efforts to provide a detailed report within 120 days of the RSA Effective Date on the following:

•      Specific initiatives for modernization and improved quality of service; and

•      A plan for participation in the upcoming RDOF auction including the following:

o     technology plan;

o     building strategy to maximize success at the accretive returns; and

o     assessment of potential sensitivities around different return requirement thresholds.

The Debtors will use commercially reasonable efforts to provide by January 31, 2021 the following:

•     New budgetary plan, which shall be developed in consideration of the foregoing materials, including, but not limited to, as appropriate, information derived from results of upcoming RDOF auction and concepts of investment underlying Virtual Separation (as defined below); and

•      Capital spending into fiber expansion and FTTx upgrades within the network.

The Debtors will use commercially reasonable best efforts to provide a detailed report by no later than the Plan Effective Date detailing analysis and development of the following:

•     a virtual separation under the same ownership structure of select state operations where the reorganized Debtors will conduct fiber deployments (“InvestCo”) from those state operations where the reorganized Debtors will perform broadband upgrades and operational improvements (“ImproveCo”), with such allocation of state operations to be reasonably acceptable to the Company Parties and the Required Consenting Noteholders (the “Virtual Separation”), such that the Reorganized Frontier Board (as defined below) may, at its determination, adopt and implement the Virtual Separation at any time on or after the Plan Effective Date; and

•      an internal revenue and cost sharing model based around the Virtual Separation.[11]

The Debtors will use commercially reasonable efforts to deliver by no later than the applicable date specified below, on a one-time basis, based on available analytics, each of the following:

•      no later than 3 business days after the RSA Effective Date, the Debtors’ “base case” business plan; and

•    no later than 10 business days after the RSA Effective Date, (a) the Debtors’ “reinvestment” sensitivity case and (b) an alternative “reinvestment” sensitivity case for the reorganized Debtors in a form consistent with the analysis underlying the Virtual Separation, and otherwise reasonably acceptable to the Required Consenting Noteholders; provided, however, the Company Parties shall not be bound by how the ImproveCo and InvestCo clusters are defined in these cases, as all parties recognize that the composition of these clusters may change from time to time as part of the Virtual Separation evaluation process.

Notwithstanding anything to the contrary herein, any materials that constitute material, non-public information shall only be delivered to the Consenting Noteholders’ advisors and the Company Parties will not have an obligation to disclose any such materials to any Consenting Noteholders unless the Company Parties and such Consenting Noteholders have entered into a mutually acceptable confidentiality agreement with respect to such information.

[11]
Within 14 days after the RSA Effective Date, the advisors to the Company Parties will provide to the advisors to the Consenting Noteholders (on a professionals’ eyes only basis) a detailed timeline with respect to the Virtual Separation and will provide updates to the advisors to the Consenting Noteholders (on a professionals’ eyes only basis) not less frequently than monthly as to progress with respect to the Company Parties’ efforts in connection therewith.

Pre-Effective Date Implementation
Upon the RSA Effective Date, the finance committee of Frontier’s Board (the “Finance Committee”) will oversee certain initiatives and decisions during the period from the RSA Effective Date until the Plan Effective Date, including the following:

•      Management evaluation and selection process for the reorganized Debtors with respect to certain key management positions.

•    Evaluation and oversight of any material asset sale proposals and implementation of any asset sales, if any (including selection of the M&A financial advisor with respect thereto, if applicable).

•      Material strategic decisions relating to the restructuring.

•    The Debtors’ use of commercially reasonable best efforts to analyze and develop a detailed report regarding Virtual Separation by no later than the Plan Effective Date in accordance with this Term Sheet.

Upon the RSA Effective Date, and until the earlier of (a) the Plan Effective Date and (b) the date on which the RSA is terminated in accordance with its terms, the Consenting Noteholders shall be entitled to designate two observers to Frontier’s Board (and the Finance Committee) that are reasonably acceptable to Frontier’s Board (who shall be “independent” within the meaning of the rules of any stock exchange on which the shares of Frontier are listed (or if not so listed, would qualify under the rules of the New York Stock Exchange)): one observer to be appointed by the Consenting Noteholders represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC and one observer to be appointed by the Consenting Noteholders represented by Milbank LLP and Houlihan Lokey Capital, Inc.

Such board observer rights shall permit the observers’ active and regular participation in Board (and Finance Committee) discussions and deliberations; provided, that, any such participation shall be subject to agreements reasonably acceptable to the Company Parties and the Required Consenting Noteholders that preserve confidentiality and privilege of such discussions and deliberations.  Each observer shall be paid a reasonable and customary fee and reimbursed for all reasonable out-of-pocket expenses.

The Company Parties shall consult with the Consenting Noteholders with respect to certain Specified Material Actions.[12]  The Company Parties shall not take action with respect to the Specified Material Actions absent reasonable consent from the Required Consenting Noteholders.

Promptly following the RSA Effective Date, the Finance Committee, together with one designee to be appointed by the Consenting Noteholders represented by Akin Gump Strauss Hauer & Feld LLP and Ducera Partners LLC and one designee to be appointed by the Consenting Noteholders represented by Milbank LLP and Houlihan Lokey Capital, Inc. (such designees, the “Management Selection Designees”) shall commence and oversee a management selection process for the reorganized Debtors with respect to certain key management positions.  The identity and compensation of any person that is proposed to be retained for, appointed to or hired for a key management position (effective either before or upon the Plan Effective Date), including any person occupying a management role on or after the RSA Effective Date, but before the Plan Effective Date who is proposed to retain such position or be appointed to a different senior management position shall be reasonably acceptable to the Management Selection Designees and reasonably acceptable to the Required Consenting Noteholders.

[12]	“Specified Material Actions” to be mutually agreed by Frontier and the Required Consenting Noteholders prior to the RSA Effective Date.

New Board of Directors
The board of directors of Reorganized Frontier (the “Reorganized Frontier Board”) shall consist of directors, the number and identities of which shall be determined by the Required Consenting Noteholders.

Key Employee Incentive / Retention Plans
During the Chapter 11 Cases, the Debtors shall implement a key employee incentive plan and key employee retention plan for certain employees, in amounts, allocations, and subject to customary terms, conditions, documentation and metrics, in each case, that are reasonably acceptable to the Required Consenting Noteholders.

Management Incentive Plan
On the Plan Effective Date, the reorganized Debtors will reserve a pool of 6% (on a fully diluted basis) of the New Common Stock (the “Management Incentive Plan Pool”) for a post-emergence management incentive plan for management employees of the reorganized Debtors, which will contain terms and conditions (including, without limitation, with respect to participants, form, allocation, structure, duration and timing and extent of issuance and vesting), in each case, as determined at the discretion of the Reorganized Frontier Board after the Plan Effective Date; provided, that up to 50% of the Management Incentive Plan Pool may be allocated prior to the Plan Effective Date as emergence grants (“Emergence Awards”) to individuals selected to serve in key senior management positions after the Plan Effective Date (as and when such individuals are selected as contemplated by and subject to the consent rights specified in this Term Sheet); provided, further, that the Emergence Awards will have terms and conditions (including, without limitation, with respect to form, allocation, structure, duration, timing and extent of issuance and vesting) that are acceptable to the Debtors and the Required Consenting Noteholders.  For the avoidance of doubt, the Debtors and the Required Consenting Noteholders shall work jointly in good faith to effectuate the intent of the foregoing.

Asset Sales
The Debtors shall use commercially reasonable efforts to evaluate potential sales of assets during the Chapter 11 Cases (in certain specified markets and other markets as may be identified) and, as appropriate, prepare for and commence a marketing process for and, if applicable and approved by the Required Consenting Noteholders, consummate such potential sales of assets.

The Finance Committee shall oversee any such asset sale process.

Any material asset sales to be subject to monitoring by and reasonable consent of the Required Consenting Noteholders, including with respect to any such sale process.

PNW Sale
The Debtors will promptly file a motion after the Petition Date to assume the Purchase Agreement, dated as of May 28, 2019, among Frontier, Frontier Communications ILEC Holdings LLC, and Northwest Fiber, LLC, as amended, amended and restated, or otherwise modified from time to time, and close the sale (the “PNW Sale”) as soon as reasonably practicable.  Any extension or material amendment of the Purchase Agreement shall be on terms reasonably acceptable to the Required Consenting Noteholders.

Noteholder Reporting
The Debtors shall make certain additional reporting (including key performance indicators to be agreed) available to Noteholders during the course of the Chapter 11 Cases pursuant to mutually agreed upon procedures.

Structure/Tax
The Debtors and the Consenting Noteholders will cooperate in good faith to structure the Restructuring as a “Bruno’s transaction” pursuant to which Frontier sells substantially all the assets and/or stock of the Debtors in a taxable transaction to an indirect subsidiary of Reorganized Frontier; provided, however, that if the Debtors and the Required Consenting Noteholders determine that an alternative structure would be more value maximizing than such a “Bruno’s transaction,” then the Debtors and the Required Consenting Noteholders will cooperate in good faith to implement such alternative structure in the Restructuring.  The Debtors shall use commercially reasonable efforts to analyze additional asset-level information and, as appropriate, evaluate potential alternative value-maximizing structures, including REIT structures.

Regulatory
The Debtors will use commercially reasonable efforts to, (i) as soon as reasonably practicable, commence any required regulatory approval processes, (ii) evaluate the path to approval by jurisdiction including a cost/benefit analysis of any conditions of approval, (iii) secure approval from the FCC, PUCs, and other applicable regulatory bodies, and (iv) provide progress reports to the Required Consenting Noteholders’ advisors with respect to regulatory approval processes.

Reorganized Frontier New Common Stock
As determined by the Required Consenting Noteholders and the Debtors prior to the Plan Effective Date, upon emergence from the Chapter 11 Cases, the New Common Stock may be listed on a recognized U.S. stock exchange.  In the event the Required Consenting Noteholders and the Debtors determine that the New Common Stock should be listed on a recognized U.S. stock exchange, Reorganized Frontier shall use commercially reasonable efforts to have the New Common Stock listed on a recognized U.S. stock exchange as promptly as reasonably practicable on or after the Plan Effective Date, and prior to any such listing to use commercially reasonable efforts to qualify its shares for trading in the pink sheets.

MISCELLANEOUS PROVISIONS
Conditions Precedent to Consummation of the Restructuring
The occurrence of the Plan Effective Date shall be subject to the following conditions precedent:

•     The Bankruptcy Court shall have entered the order confirming the Plan (the “Confirmation Order”), and such Confirmation Order shall be a Final Order and in full force and effect;

•      Reorganized Frontier’s New Common Stock shall have been issued;

•     The Plan Supplement, including any amendments, modifications, or supplements to the documents, schedules, or exhibits included therein shall have been filed with the Bankruptcy Court;

•    Any and all requisite regulatory approvals, and any other authorizations, consents, rulings, or documents required to implement and effectuate the Plan shall have been obtained;

•      Payment of all professional fees and other amounts contemplated to be paid under the RSA and the Plan;

•     The Debtors shall have used commercially reasonable best efforts to analyze and develop a detailed report regarding Virtual Separation; and

•     Such other conditions as mutually agreed by the Company Parties and the Required Consenting Noteholders.

Releases and Exculpation	The releases to be included in the Plan will be consistent with those set forth in Annex 1 to this Term Sheet.[13]

Fiduciary Out
Notwithstanding anything to the contrary herein, nothing in this Term Sheet or any of the Definitive Documents shall require the Company Parties, nor any of the Company Parties’ directors, managers, or officers, to take or refrain from taking any action to the extent such person or persons determines based on advice of counsel that taking such action, or refraining from taking such action, as applicable, would be inconsistent with applicable law or its fiduciary obligations under applicable law; provided, that the Company Parties shall be required to notify the Consenting Noteholders promptly in the event of any such determination, in which case the Consenting Noteholders will have a termination right.

The Definitive Documents shall provide that such agreements or undertakings, as applicable, shall be terminable by the Company Parties and the Consenting Noteholders where any Company Parties’ board of directors or similar governing body, determines in good faith and upon the advice of counsel that continued performance would be inconsistent with its fiduciary duties under applicable law.

Corporate Governance Documents
In connection with the Plan Effective Date, and consistent with section 1123(a)(6) of the Bankruptcy Code, Reorganized Frontier shall adopt customary corporate governance documents, including amended and restated certificates of incorporation, bylaws, and shareholders’ agreements in form and substance reasonably acceptable to the Company Parties and the Required Consenting Noteholders.  Such governance documents shall contain indemnification provisions no less favorable than those contained in the existing governance documents of the Company Parties.

Director, Officer, Manager, and Employee Insurance	On the Plan Effective Date, the applicable Debtors shall be deemed to have assumed all unexpired directors’, managers’, and officers’ liability insurance policies.

Exemption from SEC Registration
The issuance of all securities in connection with the Plan will be exempt to the extent permitted under section 1145 of the Bankruptcy Code and otherwise pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.

Indemnification of Prepetition Directors, Officers, Managers, et al.
Under the Restructuring, all indemnification provisions currently in place (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company Parties, as applicable, shall be assumed and survive the effectiveness of the Restructuring.

[13]	Defined terms used but not otherwise defined in Annex 1 to this Term Sheet shall have the meaning ascribed to such terms in the RSA.

Plan Supplement
The following documents shall be filed by the Debtors no later than 7 days before the Confirmation hearing or such later date as may be approved by the Bankruptcy Court on notice to parties in interest, and additional documents prior to the Plan Effective Date as amendments, including the following, as applicable:

(a) the form of certificate or articles of incorporation, bylaws, or such other applicable formation documents (if any) of Reorganized Frontier or any other reorganized Debtor, as applicable; (b) to the extent known, the identity and members of the Reorganized Frontier Board; (c) the Rejected Executory Contracts and Unexpired Lease List (if applicable); (d) the Schedule of Retained Causes of Action; (e) the Exit Facility Documents; (f) the Restructuring Transactions Memorandum; (g) as applicable, and consistent with the consent rights in this Term Sheet, documentation relating to the Emergence Awards, and (h) any additional documents necessary to effectuate the Plan.

Restructuring Fees and Expenses
The Company Parties shall pay all accrued and future fees and expenses of the Noteholder Committees in connection with the Restructuring, including the reasonable and documented fees and disbursements of (a) Akin Gump Strauss Hauer & Feld LLP, (b) Milbank LLP, (c) Ducera Partners LLC, (d) Houlihan Lokey Capital, Inc., (e) Altman Vilandrie & Company, and (f) October Three, in their capacities as counsel, financial advisors, and consultants, as applicable, and any other professionals retained by the Noteholder Committees in connection with the Restructuring, as set forth in the RSA; provided, that, the Company Parties shall not be obligated to pay any fees and expenses incurred by the Consenting Noteholders incurred after the Plan Effective Date.  For the avoidance of doubt, all accrued fees and expenses for the Noteholder Committees shall be paid upon the RSA Effective Date.  The Company Parties shall use commercially reasonable best efforts to obtain court approval for such payment promptly after commencement of the Chapter 11 Cases.[14]

[14]
Notwithstanding anything to the contrary, all “Transaction Fees” (as defined in the applicable engagement letters) to be deemed fully earned upon execution of the RSA and to be paid in full by no later than consummation of the Plan (and if a portion of such fee is payable on an earlier date pursuant to the applicable engagement letter, on such earlier date to the extent then payable, in each case, with any support condition to be deemed satisfied upon execution of the RSA).  Upon the occurrence of the RSA Effective Date, the Company Parties will provide agreed advance payment retainers to the advisors to the Noteholder Committees.

Annex 1

Proposed Plan Releases and Exculpation Provisions

Definitions
The following terms shall have the following definitions for purposes of this Annex 1:

•      “Affiliate” shall have the meaning set forth in section 101(2) of the Bankruptcy Code.

•     “Avoidance Actions” means any and all actual or potential avoidance, recovery, subordination, or other Causes of Action or remedies that may be brought by or on behalf of the Debtors or their estates or other parties in interest under the Bankruptcy Code or applicable non bankruptcy law, including Causes of Action or remedies under sections 502, 510, 542, 544, 545, 547–553, and 724(a) of the Bankruptcy Code or under other similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws.

•      “Causes of Action” any action, Claim, damage, judgment, cause of action, controversy, demand, right, action, suit, obligation, liability, debt, account, defense, offset, power, privilege, license, Lien, indemnity, guaranty or franchise of any kind or character whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, contingent or non-contingent, liquidated or unliquidated, secured or unsecured, assertable directly or derivatively, matured or unmatured, suspected or unsuspected, in contract or in tort, at law or in equity, or pursuant to any other theory of law or otherwise.  For the avoidance of doubt, “Causes of Action” include:  (a) any right of setoff, counterclaim, or recoupment and any claim arising from any contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, violation of local, state, federal, or foreign law, or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any right to object to or otherwise contest Claims or Equity Interests; (d) any claim pursuant to sections 362 or chapter 5 of the Bankruptcy Code; (e) any claim or defense, including fraud, mistake, duress, usury, and any other defenses set forth in section 558 of the Bankruptcy Code; and (e) any Avoidance Action.

•      “Entity” shall have the meaning set forth in section 101(15) of the Bankruptcy Code.

•      “Lien” shall have the meaning set forth in section 101(37) of the Bankruptcy Code.

•     “Related Party” means, with respect to any Entity, in each case in its capacity as such with respect to such Entity, such Entity’s current and former directors, managers, officers, investment committee members, special committee members, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds, predecessors, participants, successors, assigns, subsidiaries, affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other professionals and advisors.

•      “Released Parties” means, collectively, each Released Company Party and each Released Noteholder Party.

•      “Releasing Parties” means, collectively, each Company Releasing Party and each Noteholder Releasing Party.

Company Releasing Parties	Each of the Company Parties and each of the Company Parties on behalf of their respective current and former Affiliates and Related Parties.
Consenting Noteholder Releasing Parties
Each Consenting Noteholder, on its own behalf and on behalf of each of its Affiliates and Related Parties, in each case, solely in their respective capacities as such with respect to such Noteholder and solely to the extent such Noteholder has the authority to bind such Affiliate or Related Party in such capacity.

Released Company Parties
Collectively, and in each case in its capacity as such:  (a) each Company Party; (b) each reorganized Debtor; (c) each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clauses (a) through this clause (d).

Released Noteholder Parties
Collectively, and in each case in its capacity as such: (a) each Consenting Noteholder; (b) each Trustee; (c) each current and former Affiliate of each Entity in clause (a) through the following clause (d); and (d) each Related Party of each Entity in clauses (a) through this clause (d).

Debtor Release
Except as expressly set forth in this Agreement, effective on the Plan Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Company Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, directly or derivatively, by, through, for, or because of, the foregoing Entities, from any and all Causes of Action, whether known or unknown, including any derivative claims, asserted or assertable on behalf of any of the Company Releasing Parties, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort or otherwise, that the Company Releasing Parties would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim against, or Interest in, a Company Releasing Party, based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership or operation thereof), their capital structure, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Company Party and any Released Party, the Chapter 11 Cases and related adversary proceedings, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the DIP Facility, the Exit Facility, the assertion or enforcement of rights and remedies against the Company Parties’ out-of-court restructuring efforts, intercompany transactions between or among a Company Party and another Company Party, the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Company Parties taking place on or before the Plan Effective Date.

Third-Party Release
Except as expressly set forth in this Agreement, effective on the Plan Effective Date, in exchange for good and valuable consideration, the adequacy of which is hereby confirmed, each Released Party is hereby conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged by each and all of the Consenting Noteholder Releasing Parties, in each case on behalf of themselves and their respective successors, assigns, and representatives, and any and all other Entities who may purport to assert any Cause of Action, from any and all Causes of Action, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, contract, tort, or otherwise, including any derivative claims asserted or assertable on behalf of any of the Company Parties, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively or on behalf of the Holder of any Claim against, or Interest in, a Debtor or other Entity), based on or relating to, or in any manner arising from, in whole or in part, the Company Parties (including the management, ownership or operation thereof), their capital structure, the purchase, sale, or rescission of any security of the Company Parties, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Company and any Released Party, the Credit Facilities, the First Lien Notes, the Second Lien Notes, the IDRB, the Senior Notes, the DIP Facility, the Exit Facility, the assertion or enforcement of rights and remedies against the Company Parties’ out-of-court restructuring efforts, intercompany transactions between or among a Company Party and another Company Party, the formulation, preparation, dissemination, negotiation, or filing of this Agreement, the Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with this Agreement or the Definitive Documents, the pursuit of consummation of the Plan, the administration and implementation of the Restructuring Transaction, or upon any other act or omission, transaction, agreement, event, or other occurrence related to the Company Parties taking place on or before the Plan Effective Date.

Exculpated Party
Collectively, and in each case in its capacity as such:  (a) each of the Debtors; (b) each of the reorganized Debtors; (c) the holders of Senior Notes; (d) each current and former Affiliate of each Entity in clause (a) through the following clause (e); and (e) each Related Party of each Entity in clause (a) through this clause (e).

Exculpation
Effective as of the Plan Effective Date, to the fullest extent permissible under applicable law and without affecting or limiting either the Debtor Release or the Third‑Party Release, and except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is released and exculpated from any Cause of Action for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, the formulation, preparation, dissemination, negotiation, filing, or consummation of the Restructuring Support Agreement, the Disclosure Statement, the Plan, any Definitive Documents, or any Restructuring Transaction, contract, instrument, release, or other agreement or document created or entered into in connection with the Disclosure Statement or the Plan, the filing of the Chapter 11 Cases, the pursuit of Confirmation, the pursuit of consummation of the Plan, the administration and implementation of the Plan, including the issuance of Securities pursuant to the Plan, or the distribution of property under the Plan or any other related agreement (including, for the avoidance of doubt, providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion), except for Causes of Action related to any act or omission that is determined in a Final Order of a court of competent jurisdiction to have constituted actual fraud, willful misconduct, or gross negligence, but in all respects such Entities shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.  The Exculpated Parties have, and upon consummation of the Plan shall be deemed to have, participated in good faith and in compliance with the applicable laws with regard to the solicitation of votes and distribution of consideration pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan.

Annex 2

Series of Senior Notes	Series Accrued Amount ($)[15]	Series Ratable Share (%)
2020 April Notes	5,515,998.56	1.47
2020 September Notes	2,194,528.87	0.59
2021 July Notes	1,536,172.61	0.41
2021 September Notes	6,214,268.09	1.66
2022 April Notes	16,498,148.66	4.40
2022 September Notes	103,940,094.57	27.72
2023 Notes	9,135,260.60	2.44
2024 Notes	21,565,437.17	5.75
2025 January Notes	8,036,955.27	2.14
2025 September Notes	179,198,176.94	47.79
2025 November Notes	3,254,226.83	0.87
2026 Notes	8,918.58	0.002
2027 Notes	4,108,332.02	1.10
2031 Notes	6,416,686.24	1.71
2034 Notes	19,885.23	0.005
2035 Notes	1,732,462.73	0.46
2046 Notes	5,624,447.02	1.50
TOTAL	375,000,000.00	100.00

[15]	Amount of interest accrued but unpaid on each series of Senior Notes as of March 15, 2020, subject to an aggregate cap of $375,000,000.00.

EXHIBIT C

Form of Joinder

The undersigned (“Joinder Party”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the “Agreement”)1 by and among Frontier Communications Corporation (“Frontier”), the other Company Parties bound thereto and the Consenting Noteholders and agrees to be bound by the terms and conditions thereof to the extent the other Consenting Noteholders are thereby bound, and shall be deemed a “Consenting Noteholder” under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein applicable to a Consenting Noteholder as of the date hereof and any further date specified in the Agreement.

Date Executed:

[CONSENTING NOTEHOLDER]

[INSERT ENTITY NAME]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
2020 April Notes
2020 September Notes
2021 July Notes
2021 September Notes
2022 April Notes
2022 September Notes
2023 Notes
2024 Notes
2025 January Notes
2025 September Notes
2025 November Notes
2026 Notes
2027 Notes
2031 Notes
2034 Notes
2035 Notes
2046 Notes

[1]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT D

Provision for Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Restructuring Support Agreement, dated as of __________ (the “Agreement”),1 by and among Frontier Communications Corporation (“Frontier”), the other Company Parties bound thereto and the Consenting Noteholders, including the transferor to the Transferee of any Senior Notes Claims or Incremental Payments (collectively, the “Transferred Claims,” and each such transferor, a “Transferor”), and agrees to be bound by the terms and conditions thereof to the extent the Transferor was thereby bound, and shall be deemed a “Consenting Noteholder” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein applicable to a Consenting Noteholder as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer discussed herein.

Date Executed:

[CONSENTING NOTEHOLDER]

[INSERT ENTITY NAME]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:
2020 April Notes
2020 September Notes
2021 July Notes
2021 September Notes
2022 April Notes
2022 September Notes
2023 Notes
2024 Notes
2025 January Notes
2025 September Notes
2025 November Notes
2026 Notes
2027 Notes
2031 Notes
2034 Notes
2035 Notes
2046 Notes

[1]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Exhibit C

Corporate Organization Chart

Exhibit D

Liquidation Analysis

Liquidation Analysis

1)	Introduction

Often referred to as the “best interest of creditors” test, section 1129(a)(7) of the Bankruptcy Code requires that the Bankruptcy Court find, as a condition to confirmation of the Plan, that each holder of an impaired Claim or Equity Interest must either (a) accept the Plan or (b) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such non-accepting holder would receive or retain if the Debtors’ assets were to be liquidated under chapter 7 of the Bankruptcy Code on the Effective Date (the “Liquidation Analysis”). In determining whether the Best Interests Test has been met, the dollar amount that would be generated from a hypothetical liquidation of the Debtors’ assets in a chapter 7 proceeding must be determined.

This Liquidation Analysis was prepared by the Debtors with assistance from their financial advisors, and represents the Debtors’ best estimate of the cash proceeds, net of liquidation related costs, which would be available for distribution to the Holders of Claims and Interests if the Debtors were to be liquidated via a chapter 7 liquidation.

THE INFORMATION SET FORTH IN THIS LIQUIDATION ANALYSIS IS PRELIMINARY AND IS SUBJECT TO MODIFICATION AND SUPPLEMENTATION BY THE DEBTORS AT ANY TIME UP TO THE CONFIRMATION HEARING. THERE CAN BE NO ASSURANCE THAT THE VALUES REFLECTED IN THE LIQUIDATION ANALYSIS WOULD BE REALIZED IF THE DEBTORS WERE, IN FACT, TO UNDERGO SUCH A LIQUIDATION UNDER CHAPTER 7, AND ACTUAL RESULTS COULD VARY MATERIALLY FROM THOSE ESTIMATED HERE.

THE FINANCIAL INFORMATION CONTAINED HEREIN WAS NOT EXAMINED BY ANY INDEPENENT ACCOUNTANTS AND NO INDEPENDENTAPPRAISALS WERE CONDUCTED IN PREPARING THE LIQUIDAITON ANALYSIS.

THE PRESENTATION OF CLAIMS REPRESENT ESTIMATES WHICH ARE PRELIMINARY AND SUBJECT TO MATERIAL CHANGE.

2)	General Assumptions

Underlying this Liquidation Analysis are numerous estimates and assumptions that are subject to significant economic, regulatory, operational and competitive uncertainties.  Many of these uncertainties are beyond the control of the Debtors, its Management and its Advisors.  This Liquidation Analysis does not include estimates for the tax consequences that may be triggered upon the liquidation of the Debtors in a manner described herein.

Given Frontier’s status as an i) essential provider of telecommunications services and ii) a telecommunication carrier of last resort in multiple jurisdictions, it is highly unlikely that regulatory agencies would allow Frontier and its carriers to cease operations and liquidate assets in a piecemeal fashion.  Further, it is the Debtors’ (and their Advisors’) view that a variety of strategic and financial buyers would be interested in purchasing operations, especially at distressed valuations.  As such, we assume the liquidation will be carried out as a distressed going-concern sale whereby operations will be sold-off in accordance with Section 363 of the Bankruptcy code.  Subsequently the case will convert to Chapter 7 whereby a trustee will oversee the wind-down of any remaining operations, sell off any remaining assets and make distributions in accordance with section 726 of the Bankruptcy Code.  Herein, we refer to this as the “Wind-Down” process.

There are significant risks associated with the Wind-Down process.  A variety of adverse operational outcomes could arise from an escalation of any one of these risks.  Ultimately these risks could negatively impact operations, threatening the Debtors’ ability to remain a going-concern, and thus reduce value realized by the estate and its creditors.  Given these uncertainties, we consider the results of this hypothetical liquidation analysis to be optimistic.  Potential risk factors include (but are not limited to):

◾	Customer Attrition – consumer, commercial and wholesale customers may plan for alternatives if they feel there is risk to their service being interrupted
◾	Employee Attrition – employees have differing perceptions of risk surrounding the Wind-Down process. Retention of key employees is critical to the process
◾	Trade Risks – the Wind-Down process would likely strain certain vendor relationships. This would likely lead to additional term contraction as well as potential suspension of goods and/or services
◾	Union Negotiation Risks – the Wind-Down process adds uncertainty to union negotiations. Ultimately this could lead to a strike and interruption of service
◾
Reduced or Delayed Business Reinvestment – network maintenance and upgrades are crucial to maintaining Frontier’s services and thus preserving value as a “going-concern”.  Constrained liquidity, coupled with trade disruption, could significantly impact Frontier’s level of reinvestment during the Wind-Down period

◾	Disruption of Service – potential labor union strikes, and suspension of key vendor relationships could lead to a disruption of service during the Wind-Down period
◾
Regulatory Hurdles – ultimately sales of operations are subject to regulatory approval. There is no assurance that local utility commissions will grant approval of the sales.  Further, potential anti-trust concerns could limit the universe of potential strategic buyers

3)	Overview of Wind-Down Process

The Wind-Down process can be broadly segmented into three phases. The exact timeline set forth should be viewed as illustrative and in practice would vary significantly from the milestones detailed below:

RSA Period:

◾	We assume this phase lasts from commencement of the bankruptcy proceeding (4/14/20) until hypothetical RSA expiry (7/11/20)
◾
During this phase we assume: i) operations are maintained status quo, ii) approval under various First Day motions is granted, allowing Frontier to make certain prepetition operating disbursements, iii) interest payments are made in accordance with the RSA to certain lenders, and iv) other payments including professional fees and employee retention payments are made

◾	Additionally, during this period, the sale of Frontier’s Northwest Operations closed, and the initial closing date proceeds were received
◾
We assume at some point during this phase, for unknown reasons, Frontier fails to reach requisite approval thresholds to confirm the Plan set forth in the RSA and/or decides it best to pursue an alternate plan involving the expedited marketing of assets

Marketing Period:

◾	We assume this phase lasts from hypothetical RSA expiry until final asset sale closing (10/31/20)

◾
During this phase, with the assistance of an investment banker, Frontier begins marketing its entities (or clusters of entities) to various financial and strategic buyers.  These sales are made free and clear of any liens in accordance with section 363 of the Bankruptcy code

◾
During this phase we assume: i) Frontier maintains operations, however given the pending liquidation we assume significant increases in customer churn and further EBITDA decline, ii) Frontier continues to receive relief under various First Day motions as such relief is crucial in preserving the business as a “going-concern”, iii) interest payments are made in accordance with the RSA to certain lenders

Chapter 7 Liquidation Period:

◾	Beginning on the hypothetical Liquidation Date (11/1/20), we assume this period last three months following the final asset sale closing
◾
Prior to the commencement of this phase, we assume Frontier has divested the entirety of its operations, thus the trustee will oversee the wind-down of the remaining affairs of the estate including, i) distribution of proceeds to creditors and ii) sales of any remaining assets (we assume these to be de minimis)

◾	Additionally, during this phase, we assume minimal retention of accountants and counsel to assist with settling the remaining affairs of the estate

4)	Results of the Best Interest Test

Liquidation proceeds are distributed to creditors pursuant to the distribution priorities established under the bankruptcy code.  For the purposes of the Liquidation Analysis, it is assumed the claims will be satisfied in the following order:

1.	Ch. 7 Administrative Claims – Chapter 7 Trustee Fees; Chapter 7 Professional Fees (deducted from gross liquidation proceeds)
2.	Letters of Credit (Fully-Cash Collateralized) – includes prepetition Revolver andBilateral L/Cs
3.	DIP Facility Claims – n/a
4.	Administrative & Priority Claims – includes 503(b)(9) and PBGC Administrative Claim, as well as Other Priority Claims
5.	Local Secured Claims – Subsidiary Secured Notes
6.
Local Unsecured Claims – includes the following subsidiary unsecured claims: Subsidiary Unsecured Notes, PBGC Unsecured Claim, OPEB Unsecured Claim, Lease Rejection Damages and Trade Claims. Because these claims are asserted at the subsidiary level, they are structurally senior to the unsecured claims asserted at Frontier Communications Corp. (“HoldCo”)

7.	First Lien Claims – includes Revolving Credit Facility, 1L Term Loan, 1L Notes
8.	Second Lien Claims – includes 2L Notes
9.
General Unsecured Claims – includes any 1L / 2L Deficiency Claims, the SeniorNotes, OPEB Deficiency Claim, HoldCo Lease Rejection Damages, HoldCo Trade Claims (including any subsidiary deficiency claims) and any Parent Litigation Claims

In constructing this Liquidation Analysis, the Debtors analyzed recoveries separately at each legal entity.  The consolidated waterfall shown in this analysis is based on an aggregation of recoveries, across all entities.

Based on the estimated recoveries set forth in the following Liquidation Analysis, it is Management’s (and their Advisors’) opinion that the current Plan of Reorganization satisfies the best interests test.  Under the Plan, each creditor class1 will receive equal or greater value than they would if the Debtors were to liquidate.

Results of Best Interest Test by Plan Class

		Recovery (%)		Pass/ Fail
Class	Plan	Low	High	Low	High

Administrative, Priority & Secured Claims	100%	100%	100%	Pass	Pass

Subsidiary Secured Notes Claims	100%	100%	100%	Pass	Pass

Subsidiary Unsecured Notes Claims	100%	100%	100%	Pass	Pass

Revolving Credit Facility Claims	100%	87%	100%	Pass	Pass

1L Term Loan Claims	100%	87%	100%	Pass	Pass

1L Notes Claims	100%	87%	100%	Pass	Pass

2L Notes Claims	100%	10%	75%	Pass	Pass

Senior Notes Claims	43% - 45%	10%	14%	Pass	Pass

Other General Unsecured Claims (Trade Claims)	100%	47%	49%	Pass	Pass

Parent Litigation Claims	100%	10%	14%	Pass	Pass

Intercompany Claims / Interests	n/a	n/a	n/a	Pass	Pass

Equity Interests / 510(b) Claims	–	–	–	Pass	Pass

1 The Wind-Down is likely to trigger certain claims that otherwise would not exist under a Plan. Examples of these kinds of claims include pension termination claims, OPEB termination claims, lease rejection claims and other administrative and priority claims.

5)	Low Scenario Results

Net Proceeds Available for Distribution

($ mm)
	Note	Consolidated		HoldCo	Pledged Subsidiaries		Non- Pledged Subsidiaries

Est. Adjusted EBITDA	A1	3,068.0		–	2,552.4		515.7
Discount Factor for Business Conditions	A2	20%		n/a	20%		20%

Est. Transaction EBITDA		$2,454.4		–	$2,041.9		$412.5

Transaction Multiple	A3	2.5	x	n/a	2.5	x	2.5	x

Proceeds from Going Concern Sale		$6,136.0		–	$5,104.7		$1,031.3

Adjustments:
(+) Excess Cash	A4	–		834.0	1,123.0		–
(+) Equity Upflow from Pledged Subsidiaries	A5	–		–	–		–
(+) Equity Upflow from Non-Pledged Subsidiaries	A5	–		759.1	`		–
(-) Wind-Down Professional Fees	A6	–		(2.6)	(51.0)		(10.3)
(-) Trustee Fees	A7	–		(8.3)	(62.3)		(10.3)

Net Proceeds Available for Distribution		–		$1,582.2	$6,114.4		$1,010.7

Recovery Waterfall

($ mm)

	Note	Claim Amount	Recovery (%)	Recovery ($)	HoldCo	Pledged Subsidiaries	Non- Pledged Subsidiaries

Net Proceeds Available for Distribution					$1,582.2	$6,114.4	$1,010.7

Less: L/C Claims (Fully Cash Collateralized)
Revolver L/C Commitments	B1	53.7	100%	53.7	53.7	–	–
Bilateral L/C Commitments	B1	50.0	100%	50.0	50.0	–	–

Proceeds Available for DIP Claims					$1,478.5	$6,114.4	$1,010.7

Less: DIP Facility Claims	B2	–	n/a	–	–	–	–

Proceeds Available for Administrative Claims					$1,478.5	$6,114.4	$1,010.7

Less: Administrative Claims
503(b)(9) Claims	B3	17.8	100%	17.8	1.7	13.9	2.2
PBGC Administrative Claim	B4	156.2	100%	156.2	156.2	–	–

Proceeds Available for Priority Claims					$1,320.5	$6,100.5	$1,008.5

Less: Priority Claims	B5	–	n/a	–	–	–	–

Proceeds Available for Local Secured Claims					$1,320.5	$6,100.5	$1,008.5

Less: Local Secured Claims
Subsidiary Secured Notes	B6	123.9	100%	123.9	14.4	100.0	9.5

Proceeds Available for Local Unsecured Claims					$1,306.1	$6,000.5	$999.0

Less: Local Unsecured Claims
Subsidiary Unsecured Notes	B7	764.4	100%	764.4	–	764.4	–
PBGC Unsecured Claim	B8	999.7	100%	999.7	–	834.9	164.9
OPEB Unsecured Claim	B9	942.2	99%	928.7	–	857.5	71.2
Lease Rejection Damages	B10	8.7	96%	8.3	–	6.3	2.0
Trade Claims	B11	31.5	51%	16.1	–	14.3	1.8

Proceeds Available for First Lien Claims					$1,306.1	$3,523.2	$759.1

Less: First Lien Claims
Revolving Credit Facility	B12	749.0	85%	637.6	–	637.6	–
1L Term Loan	B13	1,740.0	85%	1,481.1	–	1,481.1	–
1L Notes	B14	1,650.0	85%	1,404.5	–	1,404.5	–

Proceeds Available for Second Lien Claims					$1,306.1	–	$759.1

Less: Second Lien Claims
2L Notes	B15	1,600.0	–	–	–	–	–

Proceeds Available for General Unsecured Claims					$1,306.1	–	$759.1

Less: General Unsecured Claims
1L Deficiency Claim	B12/13/14	615.8	10%	58.7	58.7	–	–
2L Deficiency Claim	B15	1,600.0	10%	152.5	152.5	–	–
Senior Notes	B16	11,445.4	10%	1,090.7	1,090.7	–	–
OPEB Deficiency Claim	B9	13.5	10%	1.3	1.3	–	–
Lease Rejection Damages	B10	8.7	10%	0.8	0.8	–	–
Trade Claims	B11	7.6	10%	0.7	0.7	–	–
Trade Deficiency Claims	B11	15.4	10%	1.5	1.5	–	–
Parent Litigation Claim	B17	–	n/a	–	–	–	–

Equity Upflow					–	–	$759.1

6)	High Scenario Results

Net Proceeds Available for Distribution

($ mm)
	Note	Consolidated		HoldCo	Pledged Subsidiaries		Non- Pledged Subsidiaries

Est. Adjusted EBITDA	A1	3,068.0		–	2,552.4		515.7
Discount Factor for Business Conditions	A2	10%		n/a	10%		10%

Est. Transaction EBITDA		$2,761.2		–	$2,297.1		$464.1

Transaction Multiple	A3	3.0	x	n/a	3.0	x	3.0	x

Proceeds from Going Concern Sale		$8,283.6		–	$6,891.3		$1,392.3

Adjustments:
(+) Excess Cash	A4	–		834.0	1,123.0		–
(+) Equity Upflow from Pledged Subsidiaries	A5	–		–	–		–
(+) Equity Upflow from Non-Pledged Subsidiaries	A5	–		1,107.1	–		–
(-) Wind-Down Professional Fees	A6	–		(2.6)	(68.9)		(13.9)
(-) Trustee Fees	A7	–		(8.3)	(80.1)		(13.9)

Net Proceeds Available for Distribution		–		$1,930.2	$7,865.3		$1,364.4

Recovery Waterfall

($ mm)

	Note	Claim Amount	Recovery (%)	Recovery ($)	HoldCo	Pledged Subsidiaries	Non- Pledged Subsidiaries

Net Proceeds Available for Distribution					$1,930.2	$7,865.3	$1,364.4

Less: L/C Claims (Fully Cash Collateralized)
Revolver L/C Commitments	B1	53.7	100%	53.7	53.7	–	–
Bilateral L/C Commitments	B1	50.0	100%	50.0	50.0	–	–

Proceeds Available for DIP Claims					$1,826.4	$7,865.3	$1,364.4

Less: DIP Facility Claims	B2	–	n/a	–	–	–	–

Proceeds Available for Administrative Claims					$1,826.4	$7,865.3	$1,364.4

Less: Administrative Claims
503(b)(9) Claims	B3	17.8	100%	17.8	1.7	13.9	2.2
PBGC Administrative Claim	B4	156.2	100%	156.2	156.2	–	–

Proceeds Available for Priority Claims					$1,668.5	$7,851.4	$1,362.2

Less: Priority Claims	B5	–	n/a	–	–	–	–

Proceeds Available for Local Secured Claims					$1,668.5	$7,851.4	$1,362.2

Less: Local Secured Claims
Subsidiary Secured Notes	B6	123.9	100%	123.9	14.4	100.0	9.5

Proceeds Available for Local Unsecured Claims					$1,654.1	$7,751.4	$1,352.7

Less: Local Unsecured Claims
Subsidiary Unsecured Notes	B7	764.4	100%	764.4	–	764.4	–
PBGC Unsecured Claim	B8	999.7	100%	999.7	–	834.9	164.9
OPEB Unsecured Claim	B9	942.2	99%	934.0	–	857.5	76.5
Lease Rejection Damages	B10	8.7	100%	8.7	–	6.3	2.4
Trade Claims	B11	31.5	51%	16.1	–	14.3	1.8

Proceeds Available for First Lien Claims					$1,654.1	$5,274.1	$1,107.1

Less: First Lien Claims
Revolving Credit Facility	B12	749.0	100%	749.0	–	749.0	–
1L Term Loan	B13	1,740.0	100%	1,740.0	–	1,740.0	–
1L Notes	B14	1,650.0	100%	1,650.0	–	1,650.0	–

Proceeds Available for Second Lien Claims					$1,654.1	$1,135.1	$1,107.1

Less: Second Lien Claims
2L Notes	B15	1,600.0	71%	1,135.1	–	1,135.1	–

Proceeds Available for General Unsecured Claims					$1,654.1	–	$1,107.1

Less: General Unsecured Claims
1L Deficiency Claim	B12/13/14	–	n/a	–	–	–	–
2L Deficiency Claim	B15	464.9	14%	64.4	64.4	–	–
Senior Notes	B16	11,445.4	14%	1,584.3	1,584.3	–	–
OPEB Deficiency Claim	B9	8.2	14%	1.1	1.1	–	–
Lease Rejection Damages	B10	8.3	14%	1.2	1.2	–	–
Trade Claims	B11	7.6	14%	1.0	1.0	–	–
Trade Deficiency Claims	B11	15.4	14%	2.1	2.1	–	–
Parent Litigation Claim	B17	–	n/a	–	–	–	–

Equity Upflow					–	–	$1,107.1

7)	Net Proceeds Available for Distribution Notes

Note	Item	Assumption

A1	Est. Adjusted EBITDA	FY19 Adjusted EBITDA[2]. Includes the following add-backs: goodwill impairment, pension / OPEB service costs, stock-based comp, storm-related reimbursements, restructuring & other charges

A2	Discount Factor for Business Conditions
We have applied an illustrative discount to haircut EBITDA for the risks inherent in the expedited sale process and potential operational degradation that could result from these risks.  These risks include customer attrition, employee attrition, trade risks, union negotiation risks, reduced or delayed business reinvestment, disruption of service, regulatory hurdles, etc.

Reflected as a 20% discount in the “low” case and 10% discount in the “high” case

A3	Transaction Multiple
The enterprise valuation under the plan implies a multiple of 3.2x to 4.0x EV/EBITDA on an LTM basis.  It is assumed a prospective buyer will discount current multiples by approximately 25% on account of the expedited and distressed nature of the sale process.  Applying this discount arrives at a range of 2.5x to 3.0x EV/EBITDA.  In the context of a distressed sale, valuations achieved could likely fluctuate considerably especially amongst regions

A4	Excess Cash
HoldCo cash balance as of 10/31/20[3] (-) minimum operating liquidity of $150mm (+) restricted cash (bi-lateral L/C) (+) pro rata share of Northwest Ops proceeds (5%) including return of amounts escrowed

Note: Frontier operates a centralized cash management system.  As Holdco itself has no operations, the cash held there is generated by each of the operating subsidiaries.  We conservatively assume this cash remains at HoldCo

Frontier Comm. ILEC Holdings LLC (a Pledged Entity) cash balance reflects pro rata share of Northwest Ops proceeds (95%) including return of amounts escrowed

A5	Equity Upflow From Subsidiaries	Positive equity value[4] at a subsidiary “flows up” to its corresponding parent (to the extent enterprise value exceeds local liabilities at a subsidiary)

A6	Wind-Down Professional Fees	Includes investment banker success fee of 1% on sale proceeds, includes three months of accounting and legal support totaling $850k per month

A7	Trustee Fees
Based on section 326 of Bankruptcy Code, trustee fees are calculated at 1.0% of all gross liquidation proceeds in excess of $1mm (for convenience the same rate was calculated on amounts under $1mm). Under the Bankruptcy Code, however, such trustee fees could be as high as 3.0% of all gross liquidation proceeds

[2]	Proforma for the sale of Frontier’s Northwest Operations.
[3]	Estimate per Frontier’s most recent liquidity projection.
[4]	Equity Value = Enterprise Value (+) excess cash (+) equity upflow from subs. (-) local liabilities.

8)	Recovery Waterfall Notes

Note	Item	Assumption

B1	L/C Claims	Includes bi-lateral L/C commitments (cash collateralized via restricted cash account) and revolver L/C commitments (cash collateralized via external cash account). Projected balance as of 10/31/20[5]

B2	DIP Facility Claims	Assumes cash flow and cash on hand is sufficient to fund the wind-down process

B3	503(b)(9) claims	Estimated amounts owed to creditors for goods delivered within the 20 days prior to the bankruptcy filing and adjustments required to resolve objections to cure notices sent to creditors

B4	PBGC Admin. Claim
Consistent with the relief provided under the CARES Act, Frontier has pursued a temporary waiver to delay minimum pension contributions until 1/1/21.  We assume these delayed contributions will be granted administrative expense status upon liquidation

B5	Priority Claims
Throughout the RSA and Marketing period, we assume we are granted continued court approval to make payments with respect to prepetition balances under the following motions: Critical Vendors, Employee Wages, Customer Programs, Taxes, Utilities, Content Providers, Insurance.  As such, conservatively, we do not assume any priority claims as of the Liquidation Date

B6	Subsidiary Secured Notes
For the following claims, includes balances outstanding as of the Filing Date (+) accrued interest through the Liquidation Date

–          8.500% Subsidiary Debenture due 2031 (Frontier Southwest Incorporated)
–          6.2% IDRB (Maricopa 1995 Series) due 2030 (Frontier Comm. Corporation)
–          6.206% Rural Utilities Service Loan Contract due 2028 (Citizens Utilities Rural)
–          6.052% Rural Utilities Service Loan Contract due 2028 (Citizens Utilities Rural)

B7	Subsidiary Unsecured Notes
For the following claims, includes balances outstanding as of the Filing Date (+) accrued interest through the Liquidation Date

–          6.750% Subsidiary Debenture due 2027 (Frontier California)
–          6.730% Subsidiary Debentures due 2028 (Frontier North)
–          8.400% Subsidiary Debentures due 2029 (Frontier West Virginia)
–          6.860% Subsidiary Debentures due 2028 (Frontier Florida)

[5]	Estimate per Frontier’s most recent liquidity projection.

Note	Item	Assumption

B8	PBGC Unsecured Claim
Valuation of unfunded pension liability as of 12/31/19.  Valuation is dependent on numerous actuarial assumptions, the most significant of which are the discount rate and the expected long-term rate of return on assets.  As such, the actual claim asserted by the PBGC could vary significantly

This claim represents a joint and several liability whereby all members of the pension sponsor’s “controlled group” are jointly responsible for any claim asserted by the PBGC.  Conservatively, we model this as a local liability whereby the claim is incurred pro-rata amongst each of the operating subsidiaries (based on a % of LTM EBITDA).  In practice, this claim could be asserted directly against HoldCo before any deficiency is asserted at the operating subsidiary level

B9	OPEB Unsecured Claim
Valuation of unfunded OPEB liability as of 12/31/19[6].  Valuation is dependent on numerous actuarial assumptions, the most significant of which are the discount rate and the expected long-term rate of return on assets.  As such, the actual claim asserted could vary significantly

OPEB liability claim amounts have been segmented by collective bargaining agreement and/or employment plan.  These claims are asserted at the subsidiary level based on the respective legal entity counterparty under each agreement/plan

Claims are first asserted at a legal entity level with any deficiency asserted at HoldCo

B10	Lease Rejection Damages
Assumes hypothetical rejection of select above market leases.  Damages are calculated according to Section 502(b)(6) of the bankruptcy code

Damages incurred at the subsidiary level are structurally senior to the other general unsecured claims at HoldCo

B11	Trade Claims
Estimate of prepetition amounts due and payable to vendors excluding payments we anticipate making under various first day motions as well as a preliminary estimate for contract cure costs

Claims are first asserted at a legal entity level with any deficiency asserted at HoldCo

B12	Revolving Credit Facility
Estimated amount outstanding as of the Filing Date (+) estimated accrued interest through the Liquidation Date. Any recovery shortfall creates a deficiency claim (asserted at HoldCo) which is pari passu with all other general unsecured claims at HoldCo

[6]	Proforma for the sale of Frontier’s Northwest Operations.

Note	Item	Assumption

B13	1L Term Loan
Estimated amount outstanding as of the Filing Date (+) accrued interest through the Liquidation Date. Any recovery shortfall creates a deficiency claim (asserted at HoldCo) which is pari passu with all other general unsecured claims at HoldCo

B14	1L Notes
Estimated amount outstanding as of the Filing Date (+) accrued interest through the Liquidation Date. Any recovery shortfall creates a deficiency claim (asserted at HoldCo) which is pari passu with all other general unsecured claims at HoldCo

B15	2L Notes
Estimated amount outstanding as of the Filing Date (+) accrued interest through the Liquidation Date. Any recovery shortfall creates a deficiency claim (asserted at HoldCo) which is pari passu with all other general unsecured claims at HoldCo

B16	Senior Notes	Includes the following claims (issued by Frontier Communications Corp.). Amount outstanding as of the Filing Date (+) accrued interest through the Filing Date:

–    8.500% Senior Notes due 2020
–    8.875% Senior Notes due 2020
–    9.250% Senior Notes due 2021
–    6.250% Senior Notes due 2021
–    8.750% Senior Notes due 2022
–    10.50% Senior Notes due 2022
–    7.125% Senior Notes due 2023
–    7.625% Senior Notes due 2024

–    11.000% Senior Notes due 2025
–    7.000% Debentures due 2025
–    6.800% Debentures due 2026
–    7.875% Senior Notes due 2027
–    9.000% Senior Notes due 2022
–    7.680% Debentures due 2022
–    7.450% Debentures due 2022
–    7.050% Debentures due 2022

B17	Parent Litigation Claim(s)	No adverse litigation judgements are contemplated in this analysis

Exhibit E

Financial Projections

Financial Projections

As a condition to Confirmation, the Bankruptcy Code requires, among other things, the Bankruptcy Court to find that Confirmation is not likely to be followed by either a liquidation or the need to further reorganize the Debtors (and together with their non-Debtor affiliates, the “Company”). In accordance with this condition and in order to assist each holder of a Claim in determining whether to vote to accept or reject the Plan, the Company’s management team (“Management”), with the assistance of their advisors, developed financial projections (the “Financial Projections”) to support the feasibility of the Plan.

The Financial Projections were prepared by Management and are based on a number of assumptions made by Management, within the bounds of their knowledge of their business and operations, with respect to the future performance of the Company’s operations. Although management has prepared the Financial Projections in good faith and believes the assumptions to be reasonable, there can be no assurance that such assumptions will be realized.

The Financial Projections were not prepared with a view toward compliance with published guidelines of the United States Securities and Exchange Commission or guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. An independent auditor has not examined, compiled, or performed any procedures with respect to the prospective financial information contained in this Exhibit and, accordingly, it does not express an opinion or any other form of assurance on such information or its achievability. The Debtors’ independent auditor assumes no responsibility for, and denies any association with, the prospective financial information.

Safe Harbor Under the Private Securities Litigation Reform Act of 1995

The Financial Projections contain certain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in the Financial Projections include the intent, belief, or current expectations of the Debtors and management with respect to the timing of, completion of, and scope of the current restructuring, Plan, Debtors’ business plan, and market conditions, and the Debtors’ future liquidity, as well as the assumptions upon which such statements are based. While the Debtors believe that the expectations are based upon reasonable assumptions within the bounds of their knowledge of their business and operations, parties-in-interest are cautioned that any such forward-looking statements are not guarantees of future performance, involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Accounting Policies

The Financial Projections have been prepared using accounting policies that are consistent with those applied in the Debtors’ historical financial statements.

Under Accounting Standards Codification “ASC” 852, “Reorganizations” (“ASC 852”), the Debtors note that the Projections reflect the operational emergence from Chapter 11 but not the impact of fresh start accounting that will likely be required upon the occurrence of the Effective Date. Fresh start accounting requires all assets, liabilities, and equity instruments to be valued at “fair value.” The Financial Projections account for the reorganization and related transactions pursuant to the Plan. While the Debtors expect that they will be required to implement fresh start accounting upon emergence, they have not yet completed the work required to quantify the effect upon the Projections, which effect could be material.

Summary of Significant Assumptions

The Debtors, with the assistance of various professionals, including their financial advisors, prepared the Financial Projections for 2020 to 2024. The Financial Projections are based on numerous assumptions with respect to the future performance of the Reorganized Debtors’ operations. Although these Financial Projections have been prepared in good faith and are believed to be reasonable, the Debtors can provide no assurance that such assumptions will be realized. As described in detail in Article IX of the Disclosure Statement, a variety of risk factors could affect the Reorganized Debtors’ financial results and should be considered. The Financial Projections should be reviewed in conjunction with a review of these assumptions, including the qualifications and footnotes set forth herein.

General Assumptions

The Financial Projections are based upon the Debtors’ operating budget for the period from January 1, 2020 to December 31, 2024 in conjunction with current relevant industry outlooks. The Financial Projections were prepared using a “bottoms-up” approach, incorporating multiple sources of detailed information, including customer and product type, geographic region, and regulatory opportunities. The financial results of the Pacific Northwest operations (which were sold onMay 1, 2020) are included in the Financial Projections through April 30, 2020. The operating assumptions assume the Plan will be confirmed and consummated by January 1, 2021, however for purposes of financial modeling generally (excluding the income tax modeling), the emergence payments and accounting adjustments are applied as of December 31, 2020.

The Financial Projections reflect numerous assumptions, all made by Management, with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond the Debtors’ control. In preparing the Financial Projections, the Debtors considered their product portfolio, consumer behavior and competition, content and acquisition costs and regulatory opportunities. The severity and duration of any lasting economic impacts from the COVID-19 pandemic are unknown, and there are a wide range of potential outcomes. Given the unprecedented and evolving nature of the pandemic and the swift-moving response from multiple levels of government, the impact of these changes and other potential changes are uncertain at the time and may have a material impact on the Projections.

The Financial Projections also assume that (i) the Restructuring Transactions are structured as a Taxable Transaction in which a Reorganized Debtor is treated as purchasing assets or stock of certain Debtors for U.S. federal income tax purposes and (ii) the Debtors and Reorganized Debtors make tax elections to treat certain of the stock purchases as purchases of the relevant Debtors’ assets for U.S. federal income tax purposes. If the Restructuring Transactions are not structured in this manner, or the Debtors and the Reorganized Debtors are unable to make these tax elections, the tax liability of the Reorganized Debtors would likely be substantially higher than is set forth in the Financial Projections.

Risk Factors

The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the Debtors’ management team’s control. Many factors could cause actual results, performance, or achievements to differ materially from any future results, performance, or achievements expressed or implied by these forward-looking statements. Accordingly, the Financial Projections should be reviewed in conjunction with a review of the risk factors set forth in Article IX of the Disclosure Statement and the assumptions described herein.

Principal Assumptions for the Financial Projections

I.	Base Case – Projected Statement of Operations

A.        Total Revenue.   The Debtors’ Total Revenue is generated primarily through either a monthly recurring fee, a fee based on usage, or a one-time hardware sale. Customers include residential, commercial (including small, medium and enterprise customers) and wholesale customers.

The Debtors categorize their products, services and other revenues into five categories: data and internet services, voice services, video services, other and subsidy. Data and internet services includes broadband and data services and network access revenues, which represents data transmission services to high volume commercial customers and other carriers. Voice services include traditional local and long-distance wireline services, Voice over Internet Protocol (VoIP) services, as well as voice messages services. Video services includes revenues generated from services provided directly to consumer customers through the FiOS video and Vantage video brands, and through Dish satellite TV services. Other customer revenue includes switched access revenue and sales or leases of customer premise equipment (CPE). Subsidy revenue include regulatory revenue generated from cost subsidies from state and federal authorities, including the Connect America Fund Phase II.

Total Revenue, estimated to be $7.110 billion in 2020, is expected to decrease 10.3% in 2021, 9.4% in 2022, 2.8% in 2023 and 1.5% in 2024, reaching $5.535 billion in 2024.

B.        Adjusted Expenses.   Adjusted Expenses include operating expenses such as network access expense, network related expenses and selling, general and administrative (SG&A) expenses. Network access expenses include access charges and other third-party costs directly attributable to connecting customer locations to the Debtors’ network, and video content costs. Network related expenses include expenses associated with the delivery of services to customers and the operation and maintenance of the Debtors’ network, such as facility rent, utilities, maintenance and other costs, as well as salaries, wages and related benefits associated with personnel who are responsible for the delivery of services, and the operation and maintenance of the Debtors’ network. SG&A expenses include the salaries, wages and related benefits and costs of corporate and sales personnel, travel, insurance, non-network related rent, advertising and other administrative expenses.

Adjusted Expenses, estimated to be $4.380 billion in 2020, are expected to decrease 10.1% in 2021, 5.4% in 2022, 4.1% in 2023, and 2.1% in 2024, reaching $3.495 billion in 2024.

C.          Adjusted EBITDA.   Adjusted EBITDA, estimated to be $2.729 billion in 2020, is expected to decrease 10.7% in 2021, 15.7% in 2022, 0.4% in 2023, and 0.4% in 2024, reaching $2.040 billion in 2024.

D.         Interest Expense.   Interest expense is based on the pro forma capital structure as contemplated by the Plan. Interest expense projected in 2020 is based on the Company’s existing capital structure through the Petition Date. After the Petition Date, the Debtor’s parent company unsecured notes contractual interest expense is no longer expensed and accrued as of the Petition Date. The Company’s existing secured and subsidiary debt is assumed to be reinstated at the existing interest rates. Takeback debt totaling $750 million is projected based on a 10% interest rates for illustrative purposes, but the final rate has not yet been determined. LIBOR is projected based on the current forward curve.

E.         EBITDA Adjustments (excl. Pension).   EBITDA Adjustments include projected expenses related to Transformation Expenses, Stock Based Compensation, and Restructuring Costs and Severance (which consist of estimated fees for professional advisors and other costs directly attributable to the Chapter 11 Cases).

F.          Pension / OPEB Expense.   Pension and OPEB projections are based on the Company’s third-party pension consultants’ actuarial estimates and management's accounting estimates. Additionally, pension contributions in 2020 reflect deferrals permitted by the CARES Act that are paid in 2021.

G.        Income Tax Expense.   Income Tax Expense is calculated as a percentage of Earnings Before Taxes (EBT) using an estimated effective tax rate of 24.6%. The projected amount of cash taxes paid is based on an analysis performed by the Company’s tax advisors, which is represented by the difference between Income Tax Expense on the Income Statement and Deferred Taxes on the Statement of Cash Flows.

II.	Base Case – Projected Statement of Cash Flows

A.         Changes in working capital.   Changes in working capital reflect the ordinary course changes in accounts receivable, accounts payables, other current assets and other current liabilities, among other items. Changes in working capital are driven primarily by historical trends and non-cash accruals. Additionally, working capital incorporates an estimate for collateral deposits and vendor trade contraction in 2020.

B.         Pension / OPEB.   Pension and OPEB projections are based on the Company’s third-party pension consultants’ actuarial estimates and management's accounting estimates. Additionally, pension contributions in 2020 reflect deferrals permitted by the CARES Act that are paid in 2021.

C.         Additions to PP&E.   Capital expenditures, estimated to be $1.323 billion in 2020, are expected to decrease 25.4% in 2021 and 0.4% in 2022, then increase 0.03% in 2023 and 1.2% in 2024, reaching $995 million in 2024. Capital expenditures includes customer upgrades, customer additions, network expansion and upgrades, network and other maintenance, and technology spend.

D.          Proceeds from Sale of Assets.   Proceeds from Sale of Assets represents sales of assets as part of the Debtors’ ordinary course of business.

E.          Divestiture Proceeds.   Divestiture Proceeds includes the estimated net proceeds from the sale of the Northwest Operations.

F.          Capital Lease Obligation Payments.   Capital leases includes payments related to financial leases for real property and auto leases.

G.        Plan Distributions and Other.   Plan Distributions and Other includes the estimated payment required at emergence on December 31, 2020 as contemplated by the Plan. The Plan Distribution is calculated as the amount of surplus cash in excess of minimum cash of $150 million and deferred payments related to the CARES Act for pension payments and employer tax payments of $215 million, and assuming an Exit Revolver commitment of $850 million.

III.	Base Case – Projected Balance Sheet Statement

The Debtors’ Projected Consolidated Balance Sheet is set forth after giving effect to the proposed restructuring as contemplated by the Plan. The Projected Balance Sheet is adjusted for the Plan and projected income and cash flows over the Projections. The Balance Sheet has not been prepared in accordance with GAAP and does not consider the impact of fresh-start accounting. When implemented, the effect of fresh-start accounting will result in changes in asset and liability balances.

The Balance Sheet contains certain pro forma adjustments as a result of the Plan Consummation. The opening balance sheet also includes the debt and other obligations that will continue to remain outstanding and will be paid in the ordinary course of operations. The projected cash balances include the effects of anticipated changes in working capital related items. On the Effective Date, actual cash may vary from cash reflected on the Balance Sheet because of variances in the projections and potential changes in cash needs to consummate the Plan.

Base Case
Income Statement
Dollars in Millions

		Fiscal Year Ended
		2020E	2021E	2022E	2023E	2024E
1	Income Statement

2	Total Revenue	$7,110	$6,374	$5,778	$5,618	$5,535
3	Adjusted Expenses	4,380	3,937	3,723	3,571	3,495
4	Adjusted EBITDA	$2,729	$2,437	$2,055	$2,048	$2,040
5	Adjusted EBITDA margin	38.4%	38.2%	35.6%	36.4%	36.9%

6	Depreciation & Amortization	1,595	1,480	1,351	1,240	1,143
7	EBIT (Non-GAAP)	$1,135	$957	$703	$807	$897

8	Interest Expense	$809	$504	$503	$500	$500
9	EBITDA Adjustments (excl. Pension)	360	25	25	25	25
10	Other Expense	33	-	-	-	-
11	Pension / OPEB Expense	27	82	81	77	69
12	Non-Operating Expenses (Non-GAAP)	$1,228	$611	$609	$602	$594

13	EBT	$(93)	$346	$94	$206	$303

14	Income Tax Expense	(23)	85	23	51	74

15	Net Income from continuing operations	$(70)	$261	$71	$155	$228

Base Case
Statement of Cash Flows
Dollars in Millions

		Fiscal Year Ended
		2020E	2021E	2022E	2023E	2024E
1	Statement of Cash Flows

2	Net Income from continuing operations	$(70)	$261	$71	$155	$228

3	Cash Flow from Operating Activities:
4	Depreciation and Amortization	$1,595	$1,480	$1,351	$1,240	$1,143
5	Deferred Taxes	(27)	82	20	48	72
6	Stock Based Compensation	3	0	0	-	-
7	Changes in Working Capital	(127)	(80)	(48)	(17)	(9)
8	Pension / OPEB	(27)	(320)	(173)	(173)	(197)
9	Net Cash Interest Impact	153	99	31	27	27
10	Net Cash Flow from Operating Activities	$1,500	$1,522	$1,253	$1,280	$1,263

11	Cash Flow from Investing Activities:
12	Additions to PP&E	$(1,323)	$(987)	$(983)	$(983)	$(995)
13	Proceeds from Sale of Assets	-	-	-	-	-
14	Divestiture Proceeds	1,187	-	-	-	-
15	Net Cash Flow from Investing Activities	$(136)	$(987)	$(983)	$(983)	$(995)

16	Cash Flow from Financing Activities:
17	Long Term Debt (Repayments)	$(18)	$(18)	$(18)	$(18)	$(18)
18	Long Term Debt (Issuances) and Revolver Activity	(749)	-	-	-	-
19	Capital Lease Obligation Payments	(38)	(38)	(38)	(38)	(39)
20	Plan Distributions and Other	(954)	-	-	-	-
21	Net Cash Flow from Financing Activities	$(1,759)	$(56)	$(56)	$(57)	$(57)

22	Cash at Beginning of Period	$760	$365	$844	$1,058	$1,298
23	Increase (Decrease) in Cash	(395)	480	214	240	211
24	Cash at End of Period (Excl. Restricted Cash)	$365	$844	$1,058	$1,298	$1,509

Base Case
Balance Sheet
Dollars in Millions

		Fiscal Year Ended
		2020E	2021E	2022E	2023E	2024E
1	Balance Sheet

2	ASSETS
3	Cash and Equivalents	$365	$844	$1,058	$1,298	$1,509
4	Accounts Receivable	569	520	481	472	466
5	Other Current Assets	235	222	212	209	208
6	Total Current Assets	$1,169	$1,586	$1,751	$1,978	$2,183

7	PP&E	$13,084	$12,844	$12,646	$12,484	$12,362
8	Intangibles (Incl. Goodwill)	694	441	271	176	150
9	Other Assets	502	530	538	538	538
10	Total Assets	$15,450	$15,401	$15,206	$15,176	$15,233

11	LIABILITIES
12	Accounts Payable and Other Accruals	$803	$795	$745	$736	$736
13	Other Current Liabilities	294	274	255	247	243
14	Current Portion of Long Term Debt	18	18	18	18	18
15	Total Current Liabilities	$1,115	$1,088	$1,018	$1,001	$998

16	Deferred Income Taxes	$491	$573	$593	$641	$712
17	Other Liabilities	2,238	1,878	1,665	1,453	1,217
18	Long-Term Debt	6,351	6,346	6,342	6,339	6,336
19	Total Liabilities	$10,195	$9,885	$9,618	$9,434	$9,262

20	Shareholder Equity	$5,255	$5,516	$5,587	$5,742	$5,971

21	Total Liabilities and Shareholders Equity	$15,450	$15,401	$15,206	$15,176	$15,233

IV.	Reinvestment Sensitivities

In addition to the Base Case Financial Projections, the Company has also prepared two additional reinvestment sensitivities (“Reinvestment Sensitivities”) in conjunction with the noteholders to illustrate the impact of growing the business by tactically deploying capital on attractive investment opportunities. The Reinvestment Sensitivities focus on growing the business in four key areas to provide longer term value:

(i)	Brownfield Overbuild
•	Upgrading select copper areas to provide fiber based services
•	Includes residential, small-to-medium business and non-wireless ethernet segments

(ii)	Tower / Small Cell
•	Tower and small cell site growth projections are based on mobile carrier traffic and backhaul demands
•	Applying pricing and fiber adoption rates based on industry benchmarks
•	Tower and small cell spend is projected and the Debtors’ have estimated their fair share based on competition
•	Assumes success-based investment for new sites

(iii)	Rural Digital Opportunity Fund (“RDOF”)
•	Participation in next generation of government subsidies for rural broadband
•	RDOF is a competitive reverse auction process
•	Frontier is well positioned to be competitive and win given existing incumbent infrastructure in most RDOF markets

(iv)	Future Densification / Edge Out
•	Selectively deploy new fiber to fill surrounding network gaps or overbuild copper in areas with highly attractive investment return profiles
•	Support increased fiber availability and improved quality of service for consumer, commercial and wholesale customers
•	Opportunistically expanding fiber network to adjacent areas to address new customers

The two Reinvestment Sensitivities have varying priorities that the Debtors’ may choose to pursue either in part or in whole:

(i)	Reinvestment Case (“Reinvestment Case”)
•	Prioritizes brownfield, fiber-to-the-tower (“FTTT”) and small cell builds, and RDOF
•	Limited investment in future densification

(ii)	Alternative Reinvestment Case (“Alternative Reinvestment Case”)
•	Prioritizes brownfield, fiber-to-the-tower (“FTTT”) and small cell, and includes densification builds to select geographic areas based on additional brownfield and RDOF opportunities

Reinvestment Case

The Reinvestment Case differs from the Base Case in the following key aspects:

A.          Total Revenue.   Total Revenue, estimated to be $7.110 billion in 2020, is expected to decrease 10.3% in 2021, 7.2% in 2022, and 1.1% in 2023 before increasing 0.7% in 2024, reaching $5.889 billion in 2024.

B.          Adjusted Expenses.   Adjusted Expenses, estimated to be $4.380 billion in 2020, are expected to decrease 10.1% in 2021, 4.9% in 2022, 2.5% in 2023 and 1.1% in 2024, reaching $3.611 billion in 2024.

C.          Adjusted EBITDA.   Adjusted EBITDA, estimated to be $2.729 billion in 2020, is expected to decrease 10.7% in 2021 and 11.0% in 2022, before increasing 1.3% in 2023 and 3.6% in 2024, reaching $2.278 billion in 2024.

D.          Additions to PP&E.   Capital expenditures, estimated to be $1.323 billion in 2020, are expected to decrease 9.8% in 2021, then increase 43.6% in 2022 before decreasing 19.9% in 2023 and increasing 3.8% in 2024, reaching $1.424 billion in 2024.

Reinvestment Case
Income Statement
Dollars in Millions

		Fiscal Year Ended
		2020E	2021E	2022E	2023E	2024E
1	Income Statement

2	Total Revenue	$7,110	$6,376	$5,914	$5,849	$5,889
3	Adjusted Expenses	4,380	3,937	3,744	3,650	3,611
4	Adjusted EBITDA	$2,729	$2,439	$2,169	$2,199	$2,278
5	Adjusted EBITDA margin	38.4%	38.2%	36.7%	37.6%	38.7%

6	Depreciation & Amortization	1,595	1,494	1,438	1,404	1,365
7	EBIT (Non-GAAP)	$1,135	$945	$731	$794	$913

8	Interest Expense	$809	$504	$503	$500	$500
9	EBITDA Adjustments (excl. Pension)	360	25	25	25	25
10	Other Expense	33	-	-	-	-
11	Pension / OPEB Expense	27	82	81	77	69
12	Non-Operating Expenses (Non-GAAP)	$1,228	$611	$609	$602	$594

13	EBT	$(93)	$334	$122	$193	$319

14	Income Tax Expense	(23)	82	30	47	78

15	Net Income from continuing operations	$(70)	$252	$92	$145	$240

Reinvestment Case
Statement of Cash Flows
Dollars in Millions

		Fiscal Year Ended
		2020E	2020E	2020E	2020E	2020E
1	Statement of Cash Flows

2	Net Income from continuing operations	$(70)	$252	$92	$145	$240

3	Cash Flow from Operating Activities:
4	Depreciation and Amortization	$1,595	$1,494	$1,438	$1,404	$1,365
5	Deferred Taxes	(27)	79	27	44	75
6	Stock Based Compensation	3	0	0	-	-
7	Changes in Working Capital	(127)	(80)	(53)	(15)	(11)
8	Pension / OPEB	(27)	(320)	(173)	(173)	(197)
9	Net Cash Interest Impact	153	99	31	27	27
10	Net Cash Flow from Operating Activities	$1,500	$1,523	$1,363	$1,433	$1,499

11	Cash Flow from Investing Activities:
12	Additions to PP&E	$(1,323)	$(1,193)	$(1,714)	$(1,372)	$(1,424)
13	Proceeds from Sale of Assets	-	-	-	-	-
14	Divestiture Proceeds	1,187	-	-	-	-
15	Net Cash Flow from Investing Activities	$(136)	$(1,193)	$(1,714)	$(1,372)	$(1,424)

16	Cash Flow from Financing Activities:
17	Long Term Debt (Repayments)	$(18)	$(18)	$(18)	$(18)	$(18)
18	Long Term Debt (Issuances) and Revolver Activity	(749)	-	-	-	-
19	Capital Lease Obligation Payments	(38)	(38)	(38)	(38)	(39)
20	Plan Distributions and Other	(954)	-	-	-	-
21	Net Cash Flow from Financing Activities	$(1,759)	$(56)	$(56)	$(57)	$(57)

22	Cash at Beginning of Period	$760	$365	$638	$230	$235
23	Increase (Decrease) in Cash	(395)	274	(408)	4	18
24	Cash at End of Period (Excl. Restricted Cash)	$365	$638	$230	$235	$253

Reinvestment Case
Balance Sheet
Dollars in Millions

		Fiscal Year Ended
		2020E	2020E	2020E	2020E	2020E
1	Balance Sheet

2	ASSETS
3	Cash and Equivalents	$365	$638	$230	$235	$253
4	Accounts Receivable	569	520	493	491	496
5	Other Current Assets	235	222	214	213	215
6	Total Current Assets	$1,169	$1,381	$937	$939	$963

7	PP&E	$13,084	$13,037	$13,483	$13,547	$13,631
8	Intangibles (Incl. Goodwill)	694	441	271	176	150
9	Other Assets	502	530	538	538	538
10	Total Assets	$15,450	$15,389	$15,229	$15,199	$15,282

11	LIABILITIES
12	Accounts Payable and Other Accruals	$803	$796	$751	$751	$760
13	Other Current Liabilities	294	274	256	252	250
14	Current Portion of Long Term Debt	18	18	18	18	18
15	Total Current Liabilities	$1,115	$1,088	$1,026	$1,021	$1,028

16	Deferred Income Taxes	$491	$570	$597	$641	$716
17	Other Liabilities	2,238	1,878	1,665	1,454	1,218
18	Long-Term Debt	6,351	6,346	6,342	6,339	6,336
19	Total Liabilities	$10,195	$9,882	$9,630	$9,455	$9,298

20	Shareholder Equity	$5,255	$5,507	$5,599	$5,744	$5,984

21	Total Liabilities and Shareholders Equity	$15,450	$15,389	$15,229	$15,199	$15,282

Alternative Reinvestment Case

The Alternative Reinvestment Case differs from the Base Case in the following key aspects:

E.          Total Revenue.   Total Revenue, estimated to be $7.110 billion in 2020, is expected to decrease 10.3% in 2021, 8.5% in 2022 and 1.1% in 2023 before increasing 0.8% in 2024, reaching $5.816 billion in 2024.

F.          Adjusted Expenses.   Adjusted Expenses, estimated to be $4.380 billion in 2020, are expected to decrease 10.1% in 2021, 5.0% in 2022, 2.5% in 2023 and 0.9% in 2024, reaching $3.615 billion in 2024.

G.          Adjusted EBITDA.   Adjusted EBITDA, estimated to be $2.729 billion in 2020, is expected to decrease 10.7% in 2021 and 14.1% in 2022, before increasing 1.3% in 2023 and 3.8% in 2024, reaching $2.201 billion in 2024.

H.          Additions to PP&E.   Capital expenditures, estimated to be $1.323 billion in 2020, are expected to decrease 10.2% in 2021, then increase 37.3% in 2022 before decreasing 20.0% in 2023 and increasing 3.2% in 2024, reaching $1.347 billion in 2024.

Alternative Reinvestment Case
Income Statement
Dollars in Millions

		Fiscal Year Ended
		2020E	2021E	2022E	2023E	2024E
1	Income Statement

2	Total Revenue	$7,110	$6,376	$5,836	$5,770	$5,816
3	Adjusted Expenses	4,380	3,937	3,742	3,649	3,615
4	Adjusted EBITDA	$2,729	$2,439	$2,094	$2,121	$2,201
5	Adjusted EBITDA margin	38.4%	38.2%	35.9%	36.8%	37.8%

6	Depreciation & Amortization	1,595	1,496	1,430	1,387	1,338
7	EBIT (Non-GAAP)	$1,135	$943	$664	$734	$863

8	Interest Expense	$809	$504	$503	$500	$500
9	EBITDA Adjustments (excl. Pension)	360	25	25	25	25
10	Other Expense	33	-	-	-	-
11	Pension / OPEB Expense	27	82	81	77	69
12	Non-Operating Expenses (Non-GAAP)	$1,228	$611	$609	$602	$594

13	EBT	$(93)	$332	$54	$132	$269

14	Income Tax Expense	(23)	82	13	32	66

15	Net Income from continuing operations	$(70)	$250	$41	$100	$203

Alternative Reinvestment Case
Statement of Cash Flows
Dollars in Millions

		Fiscal Year Ended
		2020E	2020E	2020E	2020E	2020E
1	Statement of Cash Flows

2	Net Income from continuing operations	$(70)	$250	$41	$100	$203

3	Cash Flow from Operating Activities:
4	Depreciation and Amortization	$1,595	$1,496	$1,430	$1,387	$1,338
5	Deferred Taxes	(27)	78	10	29	63
6	Stock Based Compensation	3	0	0	-	-
7	Changes in Working Capital	(127)	(80)	(48)	(14)	(11)
8	Pension / OPEB	(27)	(320)	(173)	(173)	(197)
9	Net Cash Interest Impact	153	99	31	27	27
10	Net Cash Flow from Operating Activities	$1,500	$1,523	$1,292	$1,356	$1,422

11	Cash Flow from Investing Activities:
12	Additions to PP&E	$(1,323)	$(1,189)	$(1,633)	$(1,305)	$(1,347)
13	Proceeds from Sale of Assets	-	-	-	-	-
14	Divestiture Proceeds	1,187	-	-	-	-
15	Net Cash Flow from Investing Activities	$(136)	$(1,189)	$(1,633)	$(1,305)	$(1,347)

16	Cash Flow from Financing Activities:
17	Long Term Debt (Repayments)	$(18)	$(18)	$(18)	$(18)	$(18)
18	Long Term Debt (Issuances) and Revolver Activity	(749)	-	-	-	-
19	Capital Lease Obligation Payments	(38)	(38)	(38)	(38)	(39)
20	Plan Distributions and Other	(954)	-	-	-	-
21	Net Cash Flow from Financing Activities	$(1,759)	$(56)	$(56)	$(57)	$(57)

22	Cash at Beginning of Period	$760	$365	$643	$246	$240
23	Increase (Decrease) in Cash	(395)	279	(397)	(6)	17
24	Cash at End of Period (Excl. Restricted Cash)	$365	$643	$246	$240	$257

Alternative Reinvestment Case
Balance Sheet
Dollars in Millions

		Fiscal Year Ended
		2020E	2020E	2020E	2020E	2020E
1	Balance Sheet

2	ASSETS
3	Cash and Equivalents	$365	$643	$246	$240	$257
4	Accounts Receivable	569	520	486	484	490
5	Other Current Assets	235	222	213	212	214
6	Total Current Assets	$1,169	$1,385	$945	$936	$961

7	PP&E	$13,084	$13,030	$13,403	$13,417	$13,452
8	Intangibles (Incl. Goodwill)	694	441	271	176	150
9	Other Assets	502	530	538	538	538
10	Total Assets	$15,450	$15,387	$15,157	$15,067	$15,101

11	LIABILITIES
12	Accounts Payable and Other Accruals	$803	$795	$749	$749	$758
13	Other Current Liabilities	294	274	256	252	250
14	Current Portion of Long Term Debt	18	18	18	18	18
15	Total Current Liabilities	$1,115	$1,088	$1,023	$1,019	$1,027

16	Deferred Income Taxes	$491	$569	$580	$609	$672
17	Other Liabilities	2,238	1,878	1,665	1,454	1,218
18	Long-Term Debt	6,351	6,346	6,342	6,339	6,336
19	Total Liabilities	$10,195	$9,881	$9,610	$9,421	$9,252

20	Shareholder Equity	$5,255	$5,505	$5,546	$5,646	$5,849

21	Total Liabilities and Shareholders Equity	$15,450	$15,387	$15,157	$15,067	$15,101

Exhibit F

Valuation Analysis

Valuation Analysis1

In order to provide information to parties in interest regarding the possible range of values of their distributions under the Plan, the Debtors have been advised by Evercore Group L.L.C. (“Evercore”) with respect to the estimated consolidated value of the Reorganized Debtors on a going-concern basis (this “Valuation Analysis”), including Enterprise Value and Equity Value (each as defined herein).

THE ESTIMATES OF THE ENTERPRISE VALUE AND EQUITY VALUE CONTAINED IN THIS EXHIBIT DO NOT REFLECT VALUES THAT COULD BE ATTAINABLE IN PUBLIC OR PRIVATE MARKETS. THE IMPUTED ESTIMATE OF THE RANGE OF EQUITY VALUE OF THE REORGANIZED DEBTORS ASCRIBED IN THE ANALYSIS DOES NOT PURPORT TO BE AN ESTIMATE OF THE POST REORGANIZATION MARKET TRADING VALUE. ANY SUCH TRADING VALUE MAY BE MATERIALLY DIFFERENT FROM THE IMPUTED ESTIMATE OF EQUITY VALUE RANGE FOR THE REORGANIZED DEBTORS ASSOCIATED WITH EVERCORE’S VALUATION ANALYSIS. THE VALUATION INFORMATION CONTAINED IN THIS SECTION IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

A.	Overview

Evercore has estimated the consolidated value of the Reorganized Debtors as of an assumed Effective Date of January 1, 2021 (the “Assumed Effective Date”). Evercore has undertaken this valuation analysis to determine the value available for distribution to holders of Allowed Claims in Frontier Communications Corporation pursuant to the Plan and to analyze the relative recoveries to such holders thereunder.

The estimated total value available for distribution to holders of Allowed Claims in Frontier Communications Corporation consists of the estimated value of the Reorganized Debtors’ operations on a going concern basis (the “Enterprise Value”). The valuation analysis assumes that the Plan becomes effective on January 1, 2021 and is based on the Base Case projections provided by the Debtors’ management (“Projections”) for the calendar years 2021 through 2024 (the “Projection Period”), which do not contemplate any redeployment of capital into the Rural Digital Opportunity Fund or other investment opportunities potentially available within the Debtors’ portfolio of assets. The Projections are attached to this Disclosure Statement as Exhibit E2.

Based on these Projections, and solely for purposes of the Plan, Evercore estimates that the Enterprise Value of the Reorganized Debtors falls within a range from approximately $10.00 billion to $12.50 billion, with a midpoint Enterprise Value of $11.25 billion.

Based on an estimated $6.56 billion of net debt at emergence3 as contemplated by the Plan, and estimated $1.37 billion of tax affected pension and other post-retirement benefit obligations at emergence, Evercore’s mid-point estimate of Enterprise Value implies a value for the New Common Stock of the Reorganized Debtors (the “Equity Value”) of approximately $3.32 billion, with a range from $2.07 billion to $4.57 billion.

1 Capitalized terms used but not defined in this Exhibit F shall have the meaning given to such terms in the Disclosure Statement or, if not defined therein, in the Joint Chapter 11 Plan of Frontier Communications Corporation, et al. (the “Plan”).

2 No valuation analysis was performed on the Reinvestment Sensitivities in Exhibit E of the Disclosure Statement which were prepared to illustrate the potential impact of growing the business by tactically deploying capital on certain investment opportunities. The availability of these potential opportunities and the ability of the Debtors to achieve any returns on such opportunities are subject to numerous uncertainties and contingencies. The Debtors have not made a determination as to how they will allocate additional capital and are therefore unable to value these illustrative reinvestment cases.

3 Includes $750mm takeback debt, $160mm capital leases and assumes repayment of pre-petition RCF.

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THE ESTIMATED ENTERPRISE VALUE AND EQUITY VALUE DESCRIBED HEREIN ARE PRESENTED AS OF THE ASSUMED EFFECTIVE DATE OF JANUARY 1, 2021 AND REFLECT WORK PERFORMED BY EVERCORE ON THE BASIS OF INFORMATION AVAILABLE TO EVERCORE AS OF THE DATE OF THIS DISCLOSURE STATEMENT. ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT EVERCORE’S CONCLUSIONS, NEITHER EVERCORE, NOR THE DEBTORS, HAS ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM THE ESTIMATES PROVIDED IN THIS VALUATION ANALYSIS.

Evercore assumed that the Projections prepared by the Debtors’ management were reasonably prepared in good faith and reflect the Debtors’ most accurate currently available estimates and judgments as to the future operating and financial performance of the Reorganized Debtors. Evercore’s estimated range of Enterprise Value and Equity Value assumes the Reorganized Debtors will achieve their Projections in all material respects. If the Reorganized Debtors’ businesses perform at levels below those set forth in the Projections, such performance may have a materially negative impact on Enterprise Value and/or Equity Value. Conversely, if the Debtors’ businesses perform at levels above those set forth in the Projections, such performance may have a materially positive impact on Enterprise Value and/or Equity Value.

In estimating the hypothetical range of the Enterprise Value and Equity Value of the Reorganized Debtors, Evercore: (a) reviewed certain historical financial information of the Debtors for recent years; (b) reviewed certain internal financial and operating data of the Debtors, which data were prepared and provided to Evercore by the management of the Debtors and which relate to the Reorganized Debtors’ businesses and their prospects; (c) considered Evercore’s discussions with the Debtor’s management team with respect to the Debtors’ operations and future prospects; (d) reviewed certain publicly-available financial data for, and considered the market value of, public companies that Evercore deemed generally comparable to the operating business of the Reorganized Debtors; (e) considered certain economic and industry information relevant to the operating business; (f) conducted such other studies, analyses, inquiries and investigations as it deemed appropriate; and (g) considered relevant precedent transactions in the telecommunications industry. Although Evercore reviewed the Reorganized Debtors’ businesses, operating assets and liabilities and business plan, it assumed and relied on the accuracy and completeness of all financial and other information furnished to it by the Reorganized Debtors, as well as publicly-available information.

In addition, Evercore did not independently verify the Projections in connection with preparing estimates of Enterprise Value or Equity Value; no independent valuations or appraisals of the Debtors were sought or obtained in connection with this Valuation Analysis. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the analysis of implied relative recoveries to holders of Allowed Claims thereunder.

Evercore’s estimated range of Enterprise Value and Equity Value does not constitute a recommendation to any holder of Allowed Claims as to how such person should vote or otherwise act with respect to the Plan. Evercore has not been asked to, and does not, express any view as to what the trading value of the Reorganized Debtors’ securities would be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated range of Enterprise Value and Equity Value set forth herein does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

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EVERCORE’S ESTIMATES REFLECT THE APPLICATION OF STANDARD VALUATION TECHNIQUES AND DO NOT PURPORT TO REFLECT OR CONSTITUTE APPRAISALS, LIQUIDATION VALUES OR ESTIMATES OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN, WHICH MAY BE SIGNIFICANTLY DIFFERENT THAN THE AMOUNTS SET FORTH HEREIN. THE VALUE OF AN OPERATING BUSINESS IS SUBJECT TO NUMEROUS UNCERTAINTIES AND CONTINGENCIES WHICH ARE DIFFICULT TO PREDICT AND WILL FLUCTUATE WITH CHANGES IN FACTORS AFFECTING THE FINANCIAL CONDITION AND PROSPECTS OF SUCH A BUSINESS. AS A RESULT, THE ESTIMATED RANGE OF ENTERPRISE VALUE AND EQUITY VALUE SET FORTH HEREIN IS NOT NECESSARILY INDICATIVE OF ACTUAL OUTCOMES, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN THOSE SET FORTH HEREIN. NEITHER THE REORGANIZED DEBTORS, NOR ANY OTHER PERSON OR ENTITY (INCLUDING EVERCORE) ASSUMES RESPONSIBILITY FOR ANY DIFFERENCES BETWEEN THE ESTIMATES SET FORTH HEREIN AND SUCH ACTUAL OUTCOMES. ACTUAL MARKET PRICES OF SUCH SECURITIES AT ISSUANCE WILL DEPEND UPON NUMEROUS FACTORS, INCLUDING THE OPERATING PERFORMANCE OF THE REORGANIZED DEBTORS, PREVAILING INTEREST RATES, CONDITIONS IN THE FINANCIAL MARKETS, THE ANTICIPATED HOLDING PERIOD OF SECURITIES RECEIVED BY PREPETITION CREDITORS (SOME OF WHOM MAY PREFER TO LIQUIDATE THEIR INVESTMENT RATHER THAN HOLD IT ON A LONG-TERM BASIS), DEVELOPMENTS IN THE REORGANIZED DEBTORS’ INDUSTRY AND ECONOMIC CONDITIONS GENERALLY AND OTHER FACTORS WHICH GENERALLY INFLUENCE THE PRICES OF SECURITIES. THIS VALUATION COULD BE MATERIALLY AFFECTED BY THE RISK FACTORS DISCUSSED IN ARTICLE IX OF THE DISCLOSURE STATEMENT.

B.	Valuation Methodology

The following is a brief summary of certain financial analyses performed by Evercore to arrive at its range of estimated Enterprise Value and Equity Value. Evercore’s valuation analysis must be considered as a whole. Reliance on only one of the methodologies used, or portions of the analysis performed, could create a misleading or incomplete conclusion as to Enterprise Value.

(i)	Discounted Cash Flow Analysis

The discounted cash flow (“DCF”) analysis is a forward-looking enterprise valuation methodology that estimates the value of an asset or business by calculating the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business’ weighted average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated blended rate of return that would be required by debt and equity investors to invest in the business based on its target capital structure. The Enterprise Value was determined by calculating the present value of the Reorganized Debtors’ unlevered after-tax free cash flows based on the Projections plus an estimate for the value of the Reorganized Debtors beyond the Projection Period known as the terminal value. The terminal value was derived using the perpetuity growth method applied to the projection period’s terminal normalized cash flow, discounted back to the Assumed Effective Date by the Discount Rate.

To estimate the Discount Rate, Evercore used the cost of equity and the after-tax cost of debt for the Reorganized Debtors, assuming a targeted long-term debt-to-total capitalization ratio. Evercore calculated the cost of equity based on the “Capital Asset Pricing Model,” which assumes that the required equity return is a function of the risk-free cost of capital and the correlation of a publicly-traded stock’s performance to the return on the broader market. To estimate the cost of debt, Evercore evaluated the Reorganized Debtors’ weighted average cost of debt at emergence. Although formulaic methods are used to derive the key estimates for the DCF methodology, their application and interpretation still involve complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of the Reorganized Debtors, which in turn affect its cost of capital.

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In applying the above methodology, Evercore utilized the Projections for the period beginning January 1, 2021, and ending December 31, 2024, to derive unlevered after-tax free cash flows. Free cash flow includes sources and uses of cash not reflected in the income statement, such as capital expenditures, cash taxes, changes in working capital, and other cash flows. These cash flows, along with the terminal value, are discounted back to the Assumed Effective Date using a range of Discount Rates calculated in a manner described above to arrive at a range of Enterprise Values.

(ii)	Comparable Company Analysis

The comparable company valuation analysis estimates the value of a company based on a relative comparison with other publicly traded companies with similar operating and financial characteristics. Under this methodology, the enterprise value for each selected public company was determined by examining the trading prices for the equity securities of such company in the public markets and adding the aggregate amount of outstanding net debt for such company (at book value), non-controlling interests, and finance leases. Those enterprise values are commonly expressed as multiples of various measures of operating statistics, most commonly EBITDA. Evercore examined enterprise values for each selected public company by including the tax-effected pension and other post-retirement benefit underfunding of each company in enterprise value and then expressing those enterprise values as multiples of “EBITDAP,” which is EBITDA adjusted for pension and other post-retirement benefit obligations expenses. In addition, each of the selected public company’s operational performance, operating margins, profitability, leverage and business trends were examined. Based on these analyses, financial multiples and ratios are calculated to apply to the Reorganized Debtors’ actual and projected operational performance. Evercore focused primarily on EBITDAP multiples of the selected comparable companies to value the Reorganized Debtors.

A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the Reorganized Debtors. Common criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar lines of businesses, business risks, growth prospects, maturity of businesses, location, market presence and size and scale of operations. The selection of appropriate comparable companies is often difficult, a matter of judgment, and subject to limitations due to sample size and the availability of meaningful market-based information.

Evercore selected the following companies with publicly traded securities (the “Peer Group”) on the basis of general comparability to the Reorganized Debtors in one or more of the factors described above: CenturyLink Inc., Consolidated Communications Holdings Inc., and Windstream Holdings, Inc.

Evercore calculated market multiples for the Peer Group based on 2020 estimated EBITDAP by dividing the appropriate enterprise value of each comparable company as of May 28, 2020 by the consensus 2020 projections as estimated by equity research analysts. In determining the applicable multiple ranges, Evercore considered a variety of factors, including both qualitative attributes and quantitative measures such as historical and projected revenue, EBITDAP and capital expenditure amounts, historical enterprise value/EBITDAP trading multiples, EBITDA margins, financial distress impacting trading values, size, growth and similarity in business lines. Evercore then applied the range of multiples described above to the Reorganized Debtors’ 2021 EBITDAP to determine a range of Enterprise Values.

(iii)	Precedent Transactions Analysis

The precedent transactions analysis estimates value by examining public merger and acquisition transactions. The valuations paid in such acquisitions or implied in such mergers are analyzed as ratios of various financial results. These transaction multiples are calculated based on the purchase price (including any debt assumed) paid to acquire companies that are comparable to the Reorganized Debtors. Since precedent transaction analysis reflects aspects of value other than the intrinsic value of a company, there are limitations as to its applicability in determining the Enterprise Value. Nonetheless, Evercore reviewed relevant M&A transactions involving telecommunications companies. Many of the transactions analyzed occurred in different fundamental and other market conditions from those prevailing in the marketplace and therefore may not be the best indication of value in the current market. Evercore focused mainly on EBITDA multiples in comparing the valuations of the selected companies involved in the relevant precedent transactions.

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THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY EVERCORE. THE PREPARATION OF THIS VALUATION ESTIMATE INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ESTIMATE IS NOT READILY SUITABLE TO SUMMARY DESCRIPTION. IN PERFORMING THESE ANALYSES, EVERCORE AND THE REORGANIZED DEBTORS MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS.

THE ANALYSES PERFORMED BY EVERCORE ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

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